                                                                    Exhibit 10.9

                                                              EXECUTION ORIGINAL

           INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE
                         TELECOMMUNICATIONS ACT OF 1996

                            Dated as of May 5, 1997/1/

                                 by and between

                    AMERITECH INFORMATION INDUSTRY SERVICES,

                     a division of Ameritech Services, Inc.

               on behalf of and as an agent for Ameritech Illinois

                                       and

                     21st CENTURY TELECOM OF ILLINOIS, INC.

--------------
1/         See Footnote 12 on signature page.
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                                TABLE OF CONTENTS
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RECITALS..............................................................................................1

ARTICLE IDEFINITIONS AND CONSTRUCTION.................................................................1
           1.1       Structure........................................................................1
           1.2       Defined Terms....................................................................2
           1.3       Interpretation...................................................................2
           1.4       Joint Work Product...............................................................2

ARTICLE IIGENERAL SERVICE-RELATED PROVISIONS..........................................................3
           2.1       Interconnection Activation Date..................................................3
           2.2       Bona Fide Request................................................................3
           2.3       Technical References.............................................................3

ARTICLE IIIINTERCONNECTION PURSUANT TO SECTION 251(c)(2)..............................................3
           3.1       Scope............................................................................3
           3.2       Interconnection Points and Methods...............................................4
           3.3       Fiber-Meet.......................................................................5
           3.4       Interconnection in Additional LATAs..............................................6
           3.5       Additional Interconnection in Existing LATAs.....................................6
           3.6       Nondiscriminatory Interconnection................................................7
           3.7       Network Management...............................................................7
           3.8       Standards of Performance.........................................................7
           3.9       9-1-1 Service....................................................................9

ARTICLE IVTRANSMISSION AND ROUTING OF TRAFFIC PURSUANT TO SECTION 251(c)(2)..........................13
           4.1       Scope of Traffic................................................................13
           4.2       Limitations.....................................................................13
           4.3       Trunk Group Architecture and Traffic Routing....................................13
           4.4       Signaling.......................................................................14
           4.5       Grades of Service...............................................................15
           4.6       Measurement and Billing.........................................................15
           4.7       Reciprocal Compensation Arrangements -- Section 251(b)(5).......................15

ARTICLE VTRANSMISSION AND ROUTING OF EXCHANGEACCESS TRAFFIC PURSUANT TO 251(c)(2)....................16
           5.1       Scope of Traffic................................................................16
           5.2       Trunk Group Architecture and Traffic Routing....................................17
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           5.3       Logical Trunk Groups............................................................17
           5.4       End Office Access...............................................................17

ARTICLE VIMEET-POINT BILLING ARRANGEMENTS............................................................17
           6.1       Meet-Point Billing Services.....................................................17
           6.2       Data Format and Data Transfer...................................................18
           6.3       Errors or Loss of Access Usage Data.............................................19
           6.4       Payment.........................................................................19

ARTICLE VIIBLV/BLVI TRAFFIC..........................................................................19
           7.1       Busy Line Verification..........................................................19
           7.2       Busy Line Verification Interrupt................................................20
           7.3       BLV/BLVI Traffic................................................................20
           7.4       BLV/BLVI Compensation...........................................................20

ARTICLE VIII TRANSIT SERVICE.........................................................................20
           8.1       Transit Service.................................................................20
           8.2       Transit Service Defined.........................................................20
           8.3       Compensation for Transit Service................................................21
           8.4       Duration of Obligation..........................................................21
           8.5       Signaling.......................................................................22
           8.6       Nondiscrimination...............................................................22

ARTICLE IXUNBUNDLED ACCESS -- SECTION 251(c)(3)......................................................22
           9.1       Access to Network Elements......................................................22
           9.2       Network Elements................................................................23
           9.3       Combination of Network Elements.................................................24
           9.4       Nondiscriminatory Access to and Provision of Network Elements...................25
           9.5       Provisioning of Network Elements................................................26
           9.6       Availability of Additional or Different Quality Network Elements................26
           9.7       Pricing of Unbundled Network Elements...........................................26
           9.8       Billing.........................................................................28
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           9.9       Maintenance of Unbundled Network Elements.......................................28
           9.10      Standards of Performance........................................................28

ARTICLE XRESALE AT WHOLESALE RATES -- SECTION 251(c)(4)RESALE AT RETAIL RATES -- SECTION 251(b)(1)...29
           10.1      Telecommunications Services Available for Resale at Wholesale Rates.............29
           10.2      Telecommunications Services Available for Resale at Retail Rates................30
           10.3      Limitations on Availability of Resale Services..................................30
           10.4      Additional Charges for Resale Services..........................................32
           10.5      Restrictions on Resale Services.................................................32
           10.6      New Resale Services; Changes in Provision of Resale Services....................33
           10.7      Operations Support Systems Functions............................................33
           10.8      Nondiscriminatory Provision of Resale Services..................................33
           10.9      Standards of Performance........................................................33
           10.10     Branding........................................................................35
           10.11     Primary Local Exchange and Interexchange Carrier Selections.....................36
           10.12     Functionality Required To Support Resale Service................................38
           10.13     Service Functions...............................................................38
           10.14     Responsibilities of 21st Century................................................41
           10.15     Responsibilities of Ameritech...................................................42
           10.16     Exchange of Billing Information.................................................42
           10.17     Use of Service..................................................................43

ARTICLE XINOTICE OF CHANGES -- SECTION 251(c)(5).....................................................44

ARTICLE XIICOLLOCATION -- SECTION 251(c)(6)..........................................................44
           12.1      Physical Collocation............................................................44
           12.2      Virtual Collocation in Physical Collocation Space...............................45
           12.3      Virtual Collocation in Virtual Collocation Space................................45
           12.4      Nondiscriminatory Collocation...................................................45
           12.5      Eligible Equipment..............................................................45
           12.6      Transmission Facility Options...................................................46
           12.7      Interconnection with other Collocated Carriers..................................46
           12.8      Interconnection Points and Cables...............................................47
           12.9      Allocation of Collocation Space.................................................47
           12.10     Security Arrangements...........................................................48
           12.11     Subcontractor and Vendor Approval...............................................48
           12.12     Delivery of Collocated Space....................................................48
           12.13     Pricing.........................................................................52
           12.14     Billing.........................................................................52
           12.15     Common Requirements.............................................................52
           12.16     Additional Requirements.........................................................52
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           12.17     Protection of Service and Property..............................................52

ARTICLE XIIINUMBER PORTABILITY -- SECTION 251(b)(2)..................................................53
           13.1      Provision of Local Number Portability...........................................53
           13.2      Interim Number Portability (INP)................................................53
           13.3      Remote Call Forwarding ("RCF")..................................................53
           13.4      Direct Inward Dialing ("DID")...................................................53
           13.5      NXX Migration...................................................................54
           13.6      Other INP Methods...............................................................54
           13.7      Other Interim Portability Provisions............................................54
           13.8      Compensation on Traffic to INP'ed Numbers.......................................56
           13.9      Pricing For Interim Number Portability..........................................56
           13.10     Permanent Number Portability....................................................56
           13.11     Requirements for INP and NP.....................................................58

ARTICLE XIVDIALING PARITY -- SECTIONS 251(b)(3) and 271(e)(2)NUMBER ADMINISTRATION -- SECTION 251(e).59
           14.1      Dialing Parity..................................................................59
           14.2  Number Administration...............................................................59

ARTICLE XVDIRECTORY LISTINGS -- SECTION 251(b)(3)....................................................59
           15.1      White Pages Directory Listings..................................................59
           15.2      Listing and Listing Updates.....................................................60
           15.3      White Pages Directories Delivery................................................61
           15.4      Nondiscriminatory Formats.......................................................61

ARTICLE XVIACCESS TO POLES, DUCTS, CONDUITS ANDRIGHTS-OF-WAY -- SECTIONS 251(b)(4) AND 224...........61
           16.1      Structure Availability..........................................................61
           16.2      Franchises, Permits and Consents................................................62
           16.3      Access and Modifications........................................................62
           16.4      Installation and Maintenance Responsibility.....................................63
           16.5      Emergency Repairs...............................................................64
           16.6      Installation and Maintenance Standards..........................................64
           16.7      Implementation Team.............................................................64
           16.8      Access Requests.................................................................64
           16.9      Unused Space....................................................................64
           16.10     Maintenance Ducts...............................................................65
           16.11     Applicability...................................................................65
           16.12     Other Arrangements..............................................................65
           16.13     Cost of Certain Modifications...................................................65
           16.14     Maps and Records................................................................65
           16.15     21st Century Access.............................................................65
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           16.16     Occupancy Permit................................................................65
           16.17     Inspections.....................................................................66
           16.18     Damage to Attachments...........................................................66
           16.19     Charges.........................................................................66
           16.20     Nondiscrimination...............................................................66
           16.21     Interconnection.................................................................67
           16.22     Cost Imputation.................................................................67
           16.23     Structure Leasing Coordinator...................................................67
           16.24     State Regulation................................................................67
           16.25     Abandonments, Sales or Dispositions.............................................67

ARTICLE XVIIREFERRAL ANNOUNCEMENT....................................................................67

ARTICLE XVIIIIMPLEMENTATION TEAM AND IMPLEMENTATION PLAN.............................................68
           18.1      Implementation Team.............................................................68
           18.2      Implementation Plan.............................................................68
           18.3      Action of Implementation Team...................................................70
           18.4      Further Coordination and Performance............................................70
           18.5      Dispute Resolution..............................................................70

ARTICLE XIXGENERAL RESPONSIBILITIES OF THE PARTIES...................................................70
           19.1      Compliance with Implementation Schedule.........................................70
           19.2      Compliance with Applicable Law..................................................71
           19.3      Necessary Approvals.............................................................71
           19.4      Environmental Hazards...........................................................71
           19.5      Forecasting Requirements........................................................71
           19.6      Certain Network Facilities......................................................71
           19.7      Traffic Management and Network Harm.............................................72
           19.8      Insurance.......................................................................72
           19.9      Labor Relations.................................................................72
           19.10     Good Faith Performance..........................................................73
           19.11     Responsibility to Customers.....................................................73
           19.12     Unnecessary Facilities..........................................................73
           19.13     Cooperation.....................................................................73
           19.14     NXX Code Administration.........................................................73
           19.15     LERG Listings...................................................................73
           19.16     LERG Use........................................................................73
           19.17     Switch Programming..............................................................73
           19.18     Transport Facilities............................................................73
           19.19     Time is of the Essence..........................................................73

ARTICLE XXPROPRIETARY INFORMATION....................................................................74
           20.1      Definition of Proprietary Information...........................................74
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           20.2      Disclosure and Use..............................................................75
           20.3      Government Disclosure...........................................................77
           20.4      Ownership.......................................................................77
           20.5      Equitable Relief................................................................78

ARTICLE XXITERM AND TERMINATION......................................................................78
           21.1      Term............................................................................78
           21.2      Renegotiation of Certain Terms..................................................78
           21.3      Default.........................................................................79
           21.4      Transitional Support............................................................79
           21.5      Payment Upon Expiration or Termination..........................................79

ARTICLE XXII [NOT USED]..............................................................................79

ARTICLE XXIIICANCELLATION CHARGES....................................................................79

ARTICLE XXIVSEVERABILITY.............................................................................80
           24.1      Severability....................................................................80
           24.2      Non-Contravention of Laws.......................................................80

ARTICLE XXVINDEMNIFICATION...........................................................................80
           25.1      General Indemnity Rights........................................................80
           25.2      ................................................................................81
           25.3      Indemnification Procedures......................................................81

ARTICLE XXVILIMITATION OF LIABILITY..................................................................82
           26.1      Limited Responsibility..........................................................82
           26.2      Apportionment of Fault..........................................................82
           26.6      Remedies........................................................................83

ARTICLE XXVIIBILLING.................................................................................84
           27.1      Billing.........................................................................84
           27.2      Recording.......................................................................84
           27.3      Payment of Charges..............................................................84
           27.4      Late Payment Charges............................................................85
           27.5      Adjustments.....................................................................85
           27.6      Interest on Unpaid or Overbilled Amounts........................................85
           27.7      Single Point of Contact.........................................................85

ARTICLE XXVIIIDISPUTED AMOUNTS, AUDIT RIGHTSAND DISPUTE RESOLUTION...................................85
           28.1      Disputed Amounts................................................................85
           28.2      Audit Rights....................................................................87
           28.3      Dispute Escalation and Resolution...............................................88
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           28.4      Equitable Relief................................................................88

ARTICLE XXIXREGULATORY APPROVAL......................................................................89
           29.1      Commission Approval.............................................................89
           29.2      Tariffs.........................................................................89
           29.3      Amendment or Other Changes to the Act; Reservation of Rights....................89
           29.4      Regulatory Changes..............................................................90
           29.5      Interim Rates...................................................................90

ARTICLE XXXMISCELLANEOUS.............................................................................90
           30.1      Authorization...................................................................90
           30.2      Designation of Affiliate........................................................91
           30.3      Subcontracting..................................................................91
           30.4      Independent Contractor..........................................................91
           30.5      Force Majeure...................................................................91
           30.6      Governing Law...................................................................92
           30.7      Taxes...........................................................................92
           30.8      Non-Assignment..................................................................93
           30.9      Non-Waiver......................................................................93
           30.10     Notices.........................................................................93
           30.11     Publicity and Use of Trademarks or Service Marks................................94
           30.12     Nonexclusive Dealings...........................................................94
           30.13     No Third Party Beneficiaries; Disclaimer of Agency..............................94
           30.14     No License......................................................................95
           30.15     Survival........................................................................95
           30.16     Scope of Agreement..............................................................95
           30.17     Counterparts....................................................................95
           30.18     Reservation of Rights...........................................................95
           30.19     Entire Agreement................................................................96
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                             SCHEDULES AND EXHIBITS

SCHEDULE 1.2         DEFINITIONS

SCHEDULE 2.1         IMPLEMENTATION SCHEDULE ILLINOIS
SCHEDULE 2.2         BONA FIDE REQUEST
SCHEDULE 2.3         TECHNICAL REFERENCE SCHEDULE
SCHEDULE 3.8         AMERITECH INTERCONNECTION PERFORMANCE

                                     BENCHMARKS

SCHEDULE 6.0         MEET-POINT BILLING RATE STRUCTURE
SCHEDULE 9.2.1       LOCAL LOOPS
SCHEDULE 9.2.2       UNBUNDLED ACCESS TO NETWORK INTERFACE DEVICES
SCHEDULE 9.2.3       SWITCHING CAPABILITY
SCHEDULE 9.2.4       INTEROFFICE TRANSMISSION FACILITIES
SCHEDULE 9.2.5       SIGNALING NETWORKS AND CALL-RELATED DATABASES
SCHEDULE 9.2.6       OPERATIONS SUPPORT SYSTEMS FUNCTIONS
SCHEDULE 9.2.7       OPERATOR SERVICES AND DIRECTORY SERVICES
SCHEDULE 9.3.4       COMBINATIONS
SCHEDULE 9.3.5       COMBINATIONS AVAILABLE THROUGH BONA FIDE REQUEST
SCHEDULE 9.5         PROVISIONING OF NETWORK ELEMENTS
SCHEDULE 9.10        NETWORK ELEMENT PERFORMANCE BENCHMARKS
SCHEDULE 10.1        WHOLESALE RESALE SERVICES
SCHEDULE 10.3.1      GRANDFATHERED SERVICES AND SUNSETTED SERVICES
SCHEDULE 10.9        RESALE PERFORMANCE BENCHMARKS
SCHEDULE 10.9.6      CREDIT ALLOWANCES
SCHEDULE 10.11.1     FORM OF REPRESENTATION OF AUTHORIZATION
SCHEDULE 10.12.5     LAW ENFORCEMENT INTERFACES
SCHEDULE 10.13       RESALE MAINTENANCE PROCEDURES
SCHEDULE 10.13.2     SERVICE ORDERING AND PROVISIONING PROCEDURES
                                    AND INTERFACE FUNCTIONALITY

SCHEDULE 12.9.1      PHYSICAL COLLOCATION SPACE RESERVATION
SCHEDULE 12.9.3      COLLOCATION CAPACITY PLANNING
SCHEDULE 12.12       DELIVERY OF COLLOCATED SPACE

SCHEDULE 12.15       COMMON REQUIREMENTS
SCHEDULE 12.16       ADDITIONAL REQUIREMENTS APPLICABLE TO

                                    PHYSICAL COLLOCATION

PRICING SCHEDULE -- ILLINOIS

EXHIBIT A  FIBER MEET

              INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252

                      OF THE TELECOMMUNICATIONS ACT OF 1996

           This Interconnection Agreement, under Sections 251 and 252 of the Telecommunications Act of 1996 ("Agreement"), is effective as of the 5th day of May 19972/ (the "Effective Date"), by and between Ameritech Information Industry Services, a division of Ameritech Services, Inc., a Delaware corporation with offices at 350 North Orleans, Third Floor, Chicago, Illinois 60654, on behalf of and as agent for Ameritech Illinois ("Ameritech"), and 21st Century Telecom of Illinois, Inc., an Illinois corporation, with offices at World Trade Center, 350 North Orleans, Suite 600, Chicago, Illinois 60654 ("21st Century").

                                    RECITALS

           A. Ameritech is an Incumbent Local Exchange Carrier, as defined by the Act, authorized to provide certain Telecommunications Services within Illinois.

           B. Ameritech is engaged in the business of providing, among other things, local Telephone Exchange Service within Illinois.

           C. 21st Century has been granted authority to provide certain local Telephone Exchange Services within Illinois and is a Local Exchange Carrier as defined by the Act.

           D. The Parties desire to provide for compliance with their respective obligations under Sections 251(a), (b), (c) and (e) of the Act, including Interconnection of their facilities and equipment, so that their respective residential and business Customers may communicate with each other over, between and through such networks and facilities.

           NOW, THEREFORE, in consideration of the promises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, 21st Century and Ameritech hereby agree as follows:

                                    ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

           I.1 Structure. This Agreement includes certain Exhibits and Schedules that immediately follow this Agreement, all of which are hereby incorporated in this Agreement by this reference and constitute a part of this Agreement.

           I.2 Defined Terms. Capitalized terms used in this Agreement shall have the respective meanings specified in Schedule 1.2 or as defined elsewhere in this Agreement. Other terms used but not defined herein will have the meanings ascribed to them in the Act.


---------------
2/         See Footnote 12 on signature page.

           I.3          Interpretation

                        (A) The definitions in Schedule 1.2 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "shall" and "will" are used interchangeably through]out this
                                      Agreement, and the use of either
                                      connotes a mandatory requirement. The
                                      use of one or the other shall not mean
                                      a different degree or right or
                                      obligation for either Party.

                        (B) References herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless the context shall otherwise require.

                        (C) The headings of the Articles, Sections, Exhibits and Schedules are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                        (D) Unless the context shall otherwise require, any reference to any agreement, other instrument (including Ameritech, 21st Century or other third-party offerings, guides or practices), statute, regulation, rule or tariff is to such agreement, instrument, statute, regulation, rule or tariff, as amended and supplemented from time to time (and, in the case of a statute, regulation, rule or tariff, to any successor provision).

                        (E) In the event of a conflict between the provisions of this Agreement and the Act, the provisions of the Act shall govern.

           I.4 Joint Work Product. This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms, and, in the event of any ambiguities, no inferences shall be drawn against either Party.

                                   ARTICLE II

                       GENERAL SERVICE-RELATED PROVISIONS

           II.1 Interconnection Activation Date. Subject to the terms and conditions of this Agreement, Interconnection of the Parties' facilities and equipment pursuant to Articles III and IV for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic, and Interconnection of the Parties' facilities and equipment to provide 21st Century access to Ameritech's unbundled Network Elements pursuant to Article IX, shall be established on or before the corresponding "Interconnection Activation Date" shown for each LATA and Interconnection Point set forth on Schedule 2.1. Any estimated or new Interconnection Activation Dates sought by 21st Century shall be subject to the principles set forth in Section 3.4.4. Schedule 2.1 may be revised and supplemented from time to time upon the mutual agreement of the Parties to reflect additional Interconnection Points, consistent with the terms and conditions of this Agreement, by attaching one or more supplementary schedules to such Schedule.

           II.2 Bona Fide Request. Any request by a Party for certain services, including features, capabilities, functionality, Network Elements or Combinations that are not otherwise provided by the terms of this Agreement at the time of such request, shall be made pursuant to the Bona Fide Request process set forth on Schedule 2.2.

           II.3 Technical References. Technical References that describe the practices, procedures and specifications for certain services (and the applicable interfaces relating thereto) are listed on Schedule 2.3 (the "Technical Reference Schedule") to assist the Parties in meeting their respective responsibilities hereunder.

                                   ARTICLE III

                  INTERCONNECTION PURSUANT TO SECTION 251(c)(2)

           III.1 Scope. Article III describes the physical architecture for Interconnection of the Parties' facilities and equipment for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic (including intraLATA and interLATA traffic) between the respective business and residential Customers of the Parties pursuant to Section 251(c)(2) of the Act. Interconnection may not be used solely for the purpose of originating a Party's own interexchange traffic. Each Party shall make available to the other Party the same Interconnection methods on the same rates, terms and conditions. Articles IV and V prescribe the specific logical trunk groups (and traffic routing parameters) that will be configured over the physical Interconnections described in this Article III related to the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic, respectively. Other trunk groups, as described in this Agreement, may be configured using this architecture.

           III.2        Interconnection Points and Methods

                        III.2.1 In each LATA identified on Schedule 2.1, 21st Century and Ameritech shall Interconnect their networks at the correspondingly identified Interconnection Points on Schedule 2.1 for the transmission and routing within that LATA of Telephone Exchange Service traffic and Exchange Access traffic pursuant to Section 251(c)(2) of the Act.

                        III.2.2 Interconnection in each LATA shall be accomplished at any technically feasible point of Interconnection (an "Interconnection Point") by any technically feasible means, including (i) a Fiber-Meet as provided in Section 3.3; (ii) Collocation at any technically feasible Premise as provided in Article XII; or (iii) any other Interconnection method to which the Parties may agree in advance of the applicable Interconnection Activation Date for a given LATA and that is consistent with the Act. For Interconnection methods other than a Fiber-Meet, 21st Century will have the right to designate the Interconnection Point(s) in any LATA. For Interconnection by Fiber-Meet, the Parties shall mutually agree on the Interconnection Point. There will be at least one Interconnection Point per LATA; however, 21st Century may designate additional Interconnection Points in such LATA, subject to the terms and conditions of this Article III.

                        III.2.3 If 21st Century elects an Interconnection method that requires Ameritech to Interconnect with 21st Century's facilities via Collocation, 21st Century agrees to provide to Ameritech Collocation for purposes of that Interconnection on a nondiscriminatory basis and on rates, terms and conditions that are no less favorable than either (i) Ameritech provides to 21st Century hereunder or (ii) 21st Century provides to other similarly situated Telecommunications Carriers, unless 21st Century can demonstrate and the Commission agrees that (x) 21st Century's cost to provide Collocation to Ameritech are greater than Ameritech's costs to provide Collocation to 21st Century or (y) 21st Century must make special arrangements to provide such Collocation to Ameritech in its Central Offices.

                        III.2.4 Within ten (10) Business Days of a Party's request of any Interconnection Point, the other Party shall provide any information in its possession or of which it is aware regarding the environmental conditions of the Interconnection Point, including the existence and condition of asbestos, lead paint, hazardous substance contamination or radon. The Parties acknowledge that a Party's obligation under this Section
3.2.4 shall only require such Party to review any existing internal records of such Party. Nothing in this Section 3.2.4 shall require a Party to investigate and/or monitor, contain, clean, remove, restore or perform any remedial work of any kind or nature with respect to any environmental condition in or on such Interconnection Point, other than as required by Applicable Law.

           III.3        Fiber-Meet

                        III.3.1       If the Parties Interconnect their
networks pursuant to a Fiber-Meet, the Parties shall jointly engineer and operate a single Synchronous Optical Network ("SONET") transmission system. Unless otherwise mutually agreed, this SONET transmission system shall be configured as illustrated in Exhibit A and engineered, installed, and maintained as described in this Article III and in the Implementation Plan.

                        III.3.2 Ameritech shall, wholly at its own expense, procure, install and maintain the Optical Line Terminating Multiplexor ("OLTM") equipment in the Ameritech Interconnection Wire Center ("AIWC") identified for each LATA set forth on Schedule 2.1, in capacity sufficient to provision and maintain all logical trunk groups prescribed by Articles IV and V.

                        III.3.3 21st Century shall, wholly at its own expense, procure, install and maintain the OLTM equipment in the 21st Century Interconnection Switching Center ("TISC") identified for that LATA in Schedule 2.1, in capacity sufficient to provision and maintain all logical trunk groups prescribed by Articles IV and V.

                        III.3.4 Ameritech shall designate a manhole or other suitable entry-way immediately outside the AIWC as a Fiber-Meet entry point and shall make all necessary preparations to receive, and to allow and enable 21st Century to deliver, fiber optic facilities into that manhole with sufficient spare length to reach the OLTM equipment in the AIWC. 21st Century shall deliver and maintain such strands wholly at its own expense. Upon verbal request by 21st Century to Ameritech, Ameritech will allow 21st Century access to the Fiber-Meet entry point for maintenance purposes as promptly as possible after Ameritech's receipt of such request.

                        III.3.5       21st Century shall designate a manhole
or other suitable entry-way immediately outside the TISC as a Fiber-Meet entry point and shall make all necessary preparations to receive, and to allow and enable Ameritech to deliver, fiber optic facilities into that manhole with sufficient spare length to reach the OLTM equipment in the TISC. Ameritech shall deliver and maintain such strands wholly at its own expense. Upon verbal request by Ameritech to 21st Century, 21st Century will allow Ameritech access to the Fiber-Meet entry point for maintenance purposes as promptly as possible after 21st Century's receipt of such request.

                        III.3.6       21st Century shall pull the fiber
optic strands from the 21st Century-designated manhole/entry-way into the TISC and through appropriate internal conduits 21st Century utilizes for fiber optic facilities and shall connect the Ameritech strands to the OLTM equipment 21st Century has installed in the TISC.

                        III.3.7 Ameritech shall pull the fiber optic strands from the Ameritech-designated manhole/entry-way into the AIWC and through appropriate internal conduits Ameritech utilizes for fiber optic facilities and shall connect the 21st Century strands to the OLTM equipment Ameritech has installed in the AIWC.

                        III.3.8 Each Party shall use its best efforts to ensure that fiber received from the other Party will enter that Party's Switching Center or Wire Center through a point separate from that through which such Party's own fiber exited.

                        III.3.9       For Fiber-Meet arrangements, each
Party will be responsible for (i) providing its own transport facilities to the Fiber-Meet in accordance with the Implementation Plan and (ii) the cost to build-out its facilities to such Fiber-Meet.

           III.4        Interconnection in Additional LATAs

                        III.4.1 If 21st Century determines to offer Telephone Exchange Services within Ameritech's service areas in any additional LATA, 21st Century shall provide written notice to Ameritech of its need to establish Interconnection in such LATA pursuant to this Agreement.

                        III.4.2       The notice provided in Section 3.4.1
shall include (i) the Interconnection Point 21st Century has designated (or if such Interconnection is pursuant to a Fiber-Meet, the Interconnection Point 21st Century requests) in the new LATA; (ii) 21st Century's requested Interconnection Activation Date; and (iii) a non-binding forecast of 21st Century's trunking requirements.

                        III.4.3 Unless otherwise agreed by the Parties, the Parties shall designate the Interconnection Point 21st Century has identified on Schedule 2.1 as its initial Routing Point in the LATA as the TISC in that LATA and shall designate the Ameritech Tandem Office Wire Center within the LATA nearest to the TISC (as measured in airline miles utilizing the V&H coordinates method) as the AIWC in that LATA.

                        III.4.4 Unless otherwise agreed by the Parties, the Interconnection Activation Date in each new LATA shall be the earlier of (i) the date mutually agreed by the Parties and (ii) the date that is no more than one hundred fifty (150) days after the date on which 21st Century delivered notice to Ameritech pursuant to Section 3.4.1. Within ten (10) Business Days of Ameritech's receipt of 21st Century's notice specified in Section 3.4.1, Ameritech and 21st Century shall confirm the Interconnection Point and the Interconnection Activation Date for the new LATA by attaching a supplementary schedule to Schedule 2.1.

           III.5 Additional Interconnection in Existing LATAs. If 21st Century wishes to establish additional Interconnection Points in any LATA, then 21st Century will provide notice to Ameritech consistent with the notice provisions of Section 3.4.1 and Section 3.4.2. The Interconnection Activation Date shall be consistent with the provisions of Section 3.4.4. If either Party establishes an additional Tandem Switch in a given LATA, the Parties shall jointly determine the requirements regarding the establishment and maintenance of separate trunk group connections and the sub-tending arrangements relating to Tandem Switches and End Offices that serve the other Party's Customers within the Exchange Areas served by such Tandem Switches.

           III.6 Nondiscriminatory Interconnection. Interconnection shall be equal in quality to that provided by the Parties to themselves or any subsidiary, Affiliate or other person. For purposes of this Section 3.6, "equal in quality" means the same technical criteria and service standards that a Party uses within its own network. If 21st Century requests an Interconnection that is of a different quality than that provided by Ameritech to itself or any subsidiary, Affiliate or other person, such request shall be treated as a Bona Fide Request and established upon rates, terms and conditions consistent with the Act.

           III.7        Network Management.

                        III.7.1 21st Century and Ameritech shall work cooperatively to install and maintain a reliable network. 21st Century and Ameritech shall exchange appropriate information (e.g., maintenance contact numbers, network information, information required to comply with law enforcement and other security agencies of the government, and such other information as the Parties shall mutually agree) to achieve this desired reliability.

                        III.7.2 21st Century and Ameritech shall work cooperatively to apply sound network management principles by invoking network management controls to alleviate or to prevent congestion.

                        3.7.3 Ameritech shall, upon the request of 21st Century, provide the following network information, subject to any necessary privacy or proprietary safeguards:

           (a) Points of Interconnection available on the Ameritech network;

           (b) List of all local exchanges, and for each local exchange, the NXXs that are defined as within Ameritech's "local calling areas;"

           (c)          Switch locations (including Tandems and End Offices);

           (d) Location of Network Interface Devices and types thereof; and

           (e)          Location and type of feeder distribution interfaces.

           III.8        Standards of Performance

                        III.8.1 Each Party shall provide the other Party Interconnection (i) in accordance with Section 3.6 as determined by this Section
3.8 and (ii) as required by the Commission (collectively, the "Interconnection Performance Benchmarks").

                        III.8.2 To determine a Party's compliance with the Interconnection Performance Benchmarks, each Party shall maintain separate records of the specific criteria listed on Schedule 3.8 (each, an "Interconnection Performance Activity") relating to Interconnection that it provides to itself, its subsidiaries and Affiliates (the "Providing Party's Interconnection Records") and to other LECs (the "Other LEC Interconnection Records") and parallel records of the Interconnection that the Providing Party provides to the other Party (the "Other Party's Interconnection Records") and shall use the methods described in Schedule 3.8 to calculate Interconnection Performance Activity and determine compliance with such Interconnection Performance Activity and with such additional criteria to which the Parties may agree upon, including those regarding Ameritech's compliance with different performance levels and intervals requested by 21st Century and provided by Ameritech pursuant to Section 3.6 and a Bona Fide Request.

                        III.8.3 The Providing Party shall provide to the other Party for each calendar month (the "Reporting Period"), by the twenty-second (22nd) day of the following month, in a self-reporting format, the Providing Party's Interconnection Records, the Other LEC Interconnection Records and the Other Party's Interconnection Records so that the Parties can determine the Providing Party's compliance with the Interconnection Performance Benchmarks. If (i) the Providing Party fails to comply with an Interconnection Performance Benchmark with respect to an Interconnection Performance Activity for a Reporting Period, (ii) the sample size of the Interconnection Performance Activity measured for such Reporting Period is statistically valid and (iii) the amount by which the applicable Interconnection Performance Activity deviates from the corresponding Interconnection Performance Benchmark is statistically significant, then the Providing Party shall have committed a "Specified Performance Breach". Notwithstanding anything to the contrary in this Section 3.8, the Parties acknowledge that (x) the Providing Party shall not be required to provide to the other Party those Other LEC Interconnection Records that correspond to and measure levels of quality and performance levels and intervals of Interconnection that are requested by an other LEC pursuant to 47 C.F.R. ss. 51.305(a)(4); (y) the Other LEC Interconnection Records shall be provided to the other Party on an aggregate basis; and (z) such Other LEC Interconnection Records shall be provided to the other Party in a manner that preserves the confidentiality of each other LEC and any of such LEC's proprietary information (including CPNI).

                        III.8.4       In no event shall the Providing Party
be deemed to have committed a Specified Performance Breach if the Providing Party's failure to meet or exceed an Interconnection Performance Activity is caused by a Delaying Event. If a Delaying Event (i) prevents the Providing Party from performing a certain function or action that affects an Interconnection Performance Activity, then such occurrence shall be excluded from the calculation of such Interconnection Performance Activity and the determination of the Providing Party's compliance with the applicable Interconnection Performance Benchmark or (ii) only suspends the Providing Party's ability to timely perform such Interconnection Performance Activity, then the applicable time-frame in which the Providing Party's compliance with the Interconnection Performance Benchmark is measured shall be extended on a like-time basis equal to the duration of such Delaying Event.

                        III.8.5 Upon the occurrence of a Specified Performance Breach by the Providing Party, the other Party may forego the dispute escalation procedures set forth in Section 28.3 and (i) bring an action against the Providing Party in an appropriate Federal district court, (ii) file a complaint with the FCC pursuant to Sections 207 or 208 of the Act, (iii) seek a declaratory ruling from the FCC, (iv) file a complaint in accordance with the rules, guidelines and regulations of the Commission and/or (v) seek other relief under Applicable Law.

                        III.8.6 The other Party shall also be entitled to any Credit Allowances pursuant to the same terms and conditions that the Providing Party offers Credit Allowances to its Customers, including those described on Schedule 10.9.6.

           III.9        9-1-1 Service

                        III.9.1       Ameritech shall provide 9-1-1 Service
(or E9-1-1 or S9-1-1 Service if required by the applicable municipality) to 21st Century's Customers on the same basis that Ameritech provides 9-1-1 Service to its own Customers in the municipality where such 9-1-1 Service is provided pursuant to the terms and conditions set forth in this Section 3.9 in each Rate Center in which (i) 21st Century is authorized to provide local exchange services and (ii) Ameritech is the 9-1-1 service provider.

                        III.9.2       Service and Facilities Provided.

                        (A) Ameritech will provide 21st Century with multiplexing at a designated Ameritech Central Office at the rates set forth at
                                      Item I of the Pricing Schedule.
                                      Ameritech will also provide 21st Century with trunking from the Ameritech Central Office to the designated Ameritech Control Office(s) with sufficient capacity to route 21st Century's originating 9-1-1 calls over Service Lines to the designated primary PSAP or to designated alternate locations. Such trunking will be provided at the rates set forth at Item I of the Pricing Schedule. If 21st Century forwards the ANI information of the calling party to the Control Office, Ameritech will forward that calling number and the associated street address to the PSAP for display. If no ANI is forwarded by 21st Century, Ameritech will display a Central Office identification code for display at the PSAP.

                        (B) 21st Century will provide itself, or lease from a third person, the necessary trunking to route originating 9-1-1 traffic from 21st Century's Switches to the Ameritech Control Office(s). The point of Interconnection for 21st Century's Primary and Diverse Routes, where available, to the mux/co-location and 9-1-1 Control Offices is at the Ameritech Central Office. If Diverse Routes are not available, Ameritech shall, at the request of 21st Century, provide diversity to 21st Century, and 21st Century shall pay local channel mileage charges for Diverse Routes as set forth at Item I of the Pricing Schedule. 21st Century will be responsible for determining the proper quantity of trunks from its switches to the Ameritech Central Office(s). Trunks between the Ameritech Central Office and the Ameritech Control Office shall be delivered by Ameritech within twenty
                                      (20) Business Days following order by
                                      21st Century. Following delivery, 21st
                                      Century and Ameritech will cooperate to
                                      promptly test all transport facilities
                                      between 21st Century's network and the
                                      Ameritech Control Office to assure
                                      proper functioning of the 9-1-1 service.

                        (C) Ameritech will provide to 21st Century in paper, on diskette or mechanized format information (the "9-1-1 A&R Information") that will (i) enable 21st Century to make pre-edits to validate the street addresses of 21st Century Customers and (ii) specify which 9-1-1 Control Office serves as the jurisdictional 9-1-1 answering point for Customers within the Exchange Areas served by 21st Century. The 9-1-1 A&R
                                      Information will be provided by
                                      exchange rate center or community
                                      upon request. A specified charge as
                                      set forth at Item I of the Pricing
                                      Schedule will apply per request.
                                      Until such time as a mechanized
                                      process for provision of this
                                      information is made available by
                                      Ameritech, Ameritech shall provide
                                      to 21st Century in a paper format
                                      any updates to the 9-1-1 A&R
                                      Information on a quarterly basis or
                                      as soon as reasonably practicable
                                      after such updates occur. Ameritech
                                      will provide 21st Century the format
                                      rules and definitions of 9-1-1 A&R
                                      Information at the time it provides
                                      such 9-1-1 A&R Information.

                        (D) Ameritech will coordinate access to the Ameritech ALI database for the initial loading and updating of 21st Century Customer information. Access coordination will include:

                                      (1)         Ameritech-provided format
                                                  requirements and a delivery
                                                  address for 21st Century to
                                                  supply an electronic version
                                                  of Customer telephone numbers,
                                                  addresses and other
                                                  information, both for the
                                                  initial load and, where
                                                  applicable, daily updates.
                                                  Ameritech shall confirm
                                                  receipt of this data as
                                                  described in Section 3.9.2(h);

                                      (2)         Coordination of error
                                                  resolution involving entry
                                                  and update activity;

                                      (3)         Provisioning of specific
                                                  9-1-1 routing information on
                                                  each access line;

                                      (4)         Updating the Ameritech ALI
                                                  database from paper records of
                                                  service order activity
                                                  supplied by 21st Century is
                                                  optional. The charge for this
                                                  service is separate and set
                                                  forth at Item I of the Pricing
                                                  Schedule under the category
                                                  "Optional Manual Update"; and

                                      (5)         Providing 21st Century with
                                                  reference data required to
                                                  ensure that 21st Century's
                                                  Customer will be routed to the
                                                  correct Control Office when
                                                  originating a 9-1-1 call.

                        (E) 21st Century shall pay Ameritech a one-time charge, as set forth at Item I of the Pricing Schedule, per 9-1-1 Control Office trunk group (the "9-1-1 Control Office Software Enhancement Connection Charge"). Although the services offered in this Agreement and the charges set forth at Item I of the Pricing Schedule contemplate that each NXX will reside in a single
                                      Control Office, 21st Century may, at
                                      its sole option, designate that an
                                      NXX shall reside in more than one
                                      9-1-1 Control Office.

                        (F) In the event of an Ameritech or 21st Century 9-1-1 trunk group failure, the Party that owns the trunk group will notify, on a priority basis, the other Party of such failure, which notification shall occur within two (2) hours of the occurrence or sooner if required under Applicable Law. The Parties will exchange a list containing the names and telephone numbers of the support center personnel responsible for maintaining the 9-1-1 Service between the Parties.

                        (G) Ameritech will provide the order number and circuit identification code in advance of the service due date.

                        (H) 21st Century or its third-party agent will provide CNA data to Ameritech for use in entering the data into the 9-1-1 database. The initial CNA data will be provided to Ameritech in a format prescribed by Ameritech. 21st Century is responsible for providing Ameritech updates to the CNA data and error corrections that may occur during the entry of CNA data to the Ameritech 9-1-1 Database System. 21st Century shall reimburse Ameritech for any additional database charges, if any, incurred by Ameritech for errors in CNA data updates caused by 21st Century or its third-party agent. Ameritech will confirm receipt of such data and corrections by the next Business Day by providing 21st Century with a report of the number of items sent, the number of items entered correctly, and the number of errors.

                        (I) 21st Century will monitor the 9-1-1 circuits for the purpose of determining originating network traffic volumes. 21st Century will notify Ameritech if the traffic study information indicates that additional circuits are required to meet the current level of 9-1-1 call volumes.

                        (J) Incoming trunks for 9-1-1 shall be engineered to assure minimum P.01 grade of service, as measured using the "busy day/busy hour" criteria.

                        (K) All 9-1-1 trunks must be capable of transmitting and receiving Baudot code necessary to support the use of Telecommunications Devices for the Deaf (TTY/TDDs).

                        (L) 21st Century shall be responsible for reporting all errors, defects and malfunctions to Ameritech. Ameritech shall provide 21st Century with the point of contact for reporting errors, defects and malfunctions in the service and shall also provide escalation contacts.

                        III.9.3       Compensation.

                        In addition to the amounts specified in Section 3.9.2, 21st Century shall compensate Ameritech as set forth at Item I of the Pricing Schedule.

                        III.9.4 Ameritech is not liable for the accuracy and content of CNA data that 21st Century delivers to Ameritech. 21st Century is responsible for maintaining the accuracy and content of that data as delivered. However, as custodian of the data, Ameritech must exercise reasonable care of the data.

                        III.9.5       Database and Network Requirements.

                        The Implementation Team shall identify that information that 21st Century must provide Ameritech so that Ameritech can provide 21st Century with the 9-1-1 services described herein.

                                   ARTICLE IV

                           TRANSMISSION AND ROUTING OF

                      TRAFFIC PURSUANT TO SECTION 251(c)(2)

           IV.1 Scope of Traffic. Article IV prescribes parameters for trunk groups (the "Local/IntraLATA Trunks") to be effected over the Interconnections specified in Article III for the transmission and routing of Local Traffic and IntraLATA Toll Traffic between the Parties' respective Telephone Exchange Service Customers. Subject to Section 5.1, Exchange Access traffic may also be routed over the Local/Intra LATA trunks pursuant to the terms and conditions of this Article IV.

           IV.2 Limitations. Until the Multijurisdictional Trunk Date (as defined in Article V), no Party shall terminate Exchange Access traffic or originate untranslated 800/888 traffic over Local/IntraLATA Interconnection Trunks.

           IV.3 Trunk Group Architecture and Traffic Routing. The Parties shall engineer and configure Local/IntraLATA Trunks over the physical Interconnection arrangements as follows:

                        IV.3.1 The Parties shall initially configure either a one (1)-way or two (2)-way trunk group as agreed upon by the Parties as a direct transmission path through the Interconnection Points specified in
Schedule 2.1. 21st Century shall specify the level of trunking: DS0, DS1 or, where available, higher, consistent with the forecasting requirements in Section
19.5.2. 21st Century shall compensate Ameritech for the charges associated with a percentage of the forecasted trunks, to be determined by the Implementation Team, whether such capacity is actually used by 21st Century. 21st Century's obligation to compensate Ameritech, however, shall not commence until such time that permanent rates for unbundled Network Elements are determined by the regulatory body(ies) of the appropriate jurisdiction and become effective. The Implementation Team shall determine the procedures for forecasting and reporting 21st Century's trunking requirements and shall determine the minimum volume commitments by 21st Century.

                        IV.3.2 Ameritech shall ensure that each Tandem connection permits the transport of traffic to all End Offices that sub-tend such Tandem to which transport is technically feasible. Each Party shall establish and maintain separate logical trunk groups connected to each Ameritech Tandem that serves, or is sub-tended by End Offices that serve, Customers within the Exchange Areas served by such Tandem Switches. Only those valid NXX codes served by an End Office may be accessed through a direct connection to that End Office.

                        IV.3.3 Tandem Exhaust. If a Tandem through which the Parties are Interconnected is unable to, or is forecasted to be unable to, support additional traffic loads for any Busy Season, the Parties will mutually agree on an End Office trunking plan that will alleviate the Tandem capacity shortage and ensure completion of traffic between 21st Century and Ameritech Customers. For purposes of this Agreement, "Busy Season" means any three (3) consecutive month period.

                        IV.3.4        Traffic  Volume.  The Parties will
install and retain direct End Office trunking sufficient to handle actual or reasonably forecasted traffic volumes, whichever is greater, between an 21st Century switching center and an Ameritech End Office where traffic exceeds or is forecast to exceed five hundred (500) Busy Hour CCS or nine hundred (900) busy hour minutes of use for a six (6)-week period. The Parties will install additional capacity between such points when overflow traffic between the 21st Century switching center and Ameritech access Tandem exceeds or is forecast to exceed five hundred (500) Busy Hour CCS or nine hundred (900) busy hour minutes of use for such six (6)-week period.

                        IV.3.5 Mutual Agreement. As mutually agreed upon by the Parties, the Parties may install additional direct End Office trunking in the absence of the conditions set forth in Sections 4.3.3 and 4.3.4 above.

           IV.4         Signaling

                        IV.4.1 Where available, Common Channel Interoffice Signaling (CCIS) signaling shall be used by the Parties to set up calls between the Parties' Telephone Exchange Service networks. Each Party shall supply Calling Party Number (CPN) within the SS7 signaling message, if available. If CCIS is unavailable, MF (Multi-Frequency) signaling shall be used by the Parties. Each Party is responsible for providing its portion of the signaling links and ports on its STPs necessary to provide CCIS signaling to support the exchange of traffic under this Agreement. Each Party shall charge the other Party equal and reciprocal rates for CCIS signaling, as set forth at
Item V on the Pricing Schedule.

                        IV.4.2        Each Party is  responsible  for
requesting Interconnection to the other Party's CCIS network where SS7 signaling on the trunk group(s) is desired. Each Party shall connect to a pair of access STPs in each LATA where traffic will be exchanged or shall arrange for signaling connectivity through a third-party provider that is connected to the other Party's signaling network. The Parties shall establish Interconnection at the STP.

                        IV.4.3 The Parties will cooperate on the exchange of Transactional Capabilities Application Part (TCAP) messages to facilitate interoperability of CCIS-based features between their respective networks, including all CLASS features and functions, to the extent each Party offers such features and functions to its Customers. All CCIS signaling parameters will be provided, including Calling Party Number (CPN), Originating Line Information (OLI), calling party category and charge number. For terminating Exchange Access, such information shall be passed by a Party to the extent that such information is provided to such Party.

                        IV.4.4 Where available, and upon the request of the other Party, each Party shall cooperate to ensure that its trunk groups are configured utilizing the B8ZS ESF protocol for 64 Kbps clear channel transmission to allow for ISDN interoperability between the Parties' respective networks.

           IV.5 Grades of Service. The Parties shall initially engineer and shall jointly monitor and enhance all trunk groups consistent with the Implementation Plan. A blocking standard of one percent (0.01) during the average busy hour, as defined by industry standards, shall be maintained.

           IV.6 Measurement and Billing. The Parties shall measure Interconnection in accordance with this Section 4.6 and bill in accordance with
Article XXVII and this Section 4.6.

                        IV.6.1 For billing purposes, each Party shall pass Calling Party Number (CPN) information on each call that it originates over the Local/IntraLATA Trunks; provided that all calls exchanged without CPN information shall be billed as either Local Traffic or IntraLATA Toll Traffic based upon a percentage of local usage (PLU) factor calculated based on the amount of actual volume during the preceding three (3) months. The factors will be reevaluated every three (3) months and provided to the other Party within twenty (20) calendar days after the end of each quarter. If a PLU factor is not provided, the one already in effect stays in effect (i.e., no default). If either Party fails to pass at least ninety percent (90%) of calls with CPN that it originates within a monthly period on a specific trunk, then either Party may require that separate trunk groups for Local Traffic and IntraLATA Toll Traffic and, if applicable, Exchange Access Traffic be established for that specific trunk.

           On and after the Multijurisdictional Trunk Date, the Parties shall also exchange percent of interstate usage (PIU) factors to distinguish between types of traffic that are exchanged without CPN.

                        IV.6.2 21st Century and Ameritech agree to exchange such reports and/or data as provided in this Section 4.6 to facilitate the proper billing of traffic. Either Party may request an examination pursuant to Section 28.2 of such usage reports upon thirty (30) days' written notice. Such examination shall be requested within six
(6) months of having received the PLU factor and usage reports from the other Party and shall be performed during normal business hours.

                        IV.6.3 Measurement of Telecommunications traffic billed hereunder shall be (i) in actual conversation time for Local Traffic and (ii) in accordance with applicable tariffs for all other types of Telecommunications traffic. The total conversation seconds will be totaled for the entire monthly bill cycle and then rounded to the next whole minute.

           IV.7 Reciprocal Compensation Arrangements -- Section 251(b)(5). Compensation for the transport and termination of Local Traffic and IntraLATA Toll Traffic shall be pursuant to this Section 4.7. Compensation for the transport and termination of any Exchange Access Traffic shall be pursuant to Article VI.

                        IV.7.1 Reciprocal Compensation applies for transport and termination of Local Traffic billable by Ameritech or 21st Century that a Telephone Exchange Service Customer originates on Ameritech's or 21st Century's network for termination on the other Party's network. The Parties shall compensate each other for such transport and termination of Local Traffic at the rates provided at Item II of the Pricing Schedule; provided that when Ameritech terminates Local Traffic to 21st Century, Ameritech shall only be required to pay 21st Century the rate for End Office Local Termination.

                        IV.7.2        The  Reciprocal  Compensation
arrangements set forth in this Agreement are not applicable to Switched Exchange Access Service. All Switched Exchange Access Service and all IntraLATA Toll Traffic shall continue to be governed by the terms and conditions of the applicable federal and state tariffs.

                        IV.7.3 Each Party shall charge the Other Party its effective applicable federal- and state-tariffed IntraLATA FGD-switched access rates for the transport and termination of all IntraLATA Toll Traffic.

                        IV.7.4 Compensation for transport and termination of all traffic that has been subject to performance of INP by one Party for the other Party pursuant to Article XIII shall be as specified in
Section 13.8.

                                    ARTICLE V
                      TRANSMISSION AND ROUTING OF EXCHANGE
                      ACCESS TRAFFIC PURSUANT TO 251(c)(2)

           V.1 Scope of Traffic. Article V prescribes parameters for certain trunk groups ("Access Toll Connecting Trunks") to be established over the Interconnections specified in Article III for the transmission and routing of Exchange Access traffic and non-translated 800 traffic between 21st Century Telephone Exchange Service Customers and Interexchange Carriers. Until such time as the Parties mutually agree that it is "technically feasible" to route Exchange Access traffic over the Local/IntraLATA Trunks (the "Multijurisdictional Trunk Date"), Exchange Access traffic shall be routed pursuant to this Article V. For purposes of this Section 5.1, "technically feasible" shall include the ability to route Exchange Access traffic between a Local Exchange Carrier and an Interexchange Carrier over the Local/IntraLATA Trunks with (i) the necessary signaling to ensure proper termination of such traffic and (ii) the measurement and recording by both Parties in their Switching Centers or Wire Centers of call detail information sufficient to meet the billing and auditability requirements of Interexchange Carriers. On or after the Multijurisdictional Trunk Date, at 21st Century's option, Exchange Access traffic shall be routed over the Local/IntraLATA Trunks pursuant to Article IV. Notwithstanding anything to the contrary contained herein, compensation for routing of Exchange Access traffic shall be pursuant to Article VI.

           V.2          Trunk Group Architecture and Traffic Routing

                        5.2.1 The Parties shall jointly establish Access Toll Connecting Trunks by which they will jointly provide Tandem-transported Switched Exchange Access Services to Interexchange Carriers to enable such Interexchange Carriers to originate and terminate traffic from and to 21st Century's Customers.

                        5.2.2 Access Toll Connecting Trunks shall be used solely for the transmission and routing of Exchange Access and non-translated Toll Free traffic (e.g., 800/888) to allow 21st Century's Customers to connect to or be connected to the interexchange trunks of any Interexchange Carrier that is connected to an Ameritech access Tandem.

                        5.2.3 The Access Toll Connecting Trunks shall be two-way trunks connecting an End Office Switch that 21st Century utilizes to provide Telephone Exchange Service and Switched Exchange Access Service in a given LATA to an access Tandem Switch Ameritech utilizes to provide Exchange Access in such LATA.

           V.3          Logical Trunk Groups. In each LATA identified on
Schedule 2.1, each 21st Century Switching Center Switch in that LATA shall subtend each Ameritech access Tandem in that LATA via logical trunk groups, as provided in Section 4.3.2.

           V.4 End Office Access. Only those valid NXX codes served by an End Office may be accessed through a direct connection to that End Office.

                                   ARTICLE VI
                         MEET-POINT BILLING ARRANGEMENTS

           VI.1         Meet-Point Billing Services

                        VI.1.1 Pursuant to the procedures described in Multiple Exchange Carrier Access Billing ("MECAB") document SR-BDS-000983, issue 5, June 1994, the Parties shall provide to each other the Switched Access Detail Usage Data and the Switched Access Summary Usage Data to bill for jointly provided switched access service, such as switched access Feature Groups B and
D. The Parties agree to provide this data to each other at no charge. If the procedures in the MECAB document are amended or modified, the Parties shall implement such amended or modified procedures within a reasonable period of time. The billing procedures set forth in this Article VI shall remain in effect until such time as both Parties mutually agree in writing to a billing arrangement to supersede Meet-Point Billing.

                        VI.1.2 21st Century shall designate access Tandems or any other reasonable facilities or points of Interconnection for the purpose of originating or terminating IXC traffic. For each such access Tandem designated, the Parties shall mutually agree upon a billing percentage as set forth in Schedule 6.0 and shall further agree, within thirty (30) days of the Effective Date,3/ upon billing percentages for additional routes, which billing percentages shall be set forth in Schedule 6.0 as amendments hereto. Either Party may make this billing percentage information available to IXCs. The billing percentages shall be calculated according to one of the methodologies specified for such purposes in the MECAB document.

                        VI.1.3 The Parties shall undertake all reasonable measures to ensure that the billing percentage and associated information are maintained in their respective federal and state access tariffs, as required, until such time as such information can be included in the National Exchange Association ("NECA") FCC Tariff No. 4. 21st Century shall use its best efforts to include in such tariff the billing percentage and associated information as a non-member of NECA.

                        VI.1.4 Each Party shall implement the "Multiple Bill/Single Tariff" option in order to bill the IXC for each Party's own portion of jointly provided Telecommunications Service.

           VI.2         Data Format and Data Transfer

                        VI.2.1 Necessary billing information will be exchanged on magnetic tape or via electronic data transfer (when available) using the EMR format. The Parties shall agree to a fixed billing period in the Implementation Plan.

---------------
3/ Because the terms of this Agreement are the result of 21st Century's adoption under Section 252(i) of the Act of the MCI Agreement (as defined in Footnote 11), the Parties agree that the term "Effective Date", for purposes of this Section 6.1.2, shall mean April 20, 1998.

                        VI.2.2 21st Century shall provide to Ameritech, on a monthly basis, the Switched Access Summary Usage Data (category 1150XX records) on magnetic tape or, when available, via electronic data transfer using the EMR format.

                        VI.2.3 Ameritech shall provide to 21st Century, on a daily basis, the Switched Access Detail Usage Data (category 1101XX records) on magnetic tape no later than fourteen (14) Business Days from the usage recording date. Where available, Ameritech shall instead provide the information via daily electronic data transfer (e.g., EDI) via dedicated dial-up, using EMR format. Ameritech and 21st Century shall use best efforts to utilize electronic data transfer.

                        VI.2.4 Each Party shall coordinate and exchange the billing account reference ("BAR") and billing account cross reference ("BACR") numbers for the Meet-Point Billing service. Each Party shall notify the other Party if the level of billing or other BAR/BACR elements change, resulting in a new BAR/BACR number.

                        VI.2.5 When Ameritech records on behalf of 21st Century and Access Detail Usage Data is not submitted to 21st Century by Ameritech in a timely fashion or if such Access Detail Usage Data is not in proper format as previously defined and if as a result 21st Century is delayed in billing IXC, then late payment charges will be payable by Ameritech to 21st Century. Late payment charges will be calculated on the total amount of late access usage at the rate of 0.000493% per day (annual percentage rate of eighteen percent (18%)) compounded daily for the number of days late.

                        VI.2.6 If Summary Access Usage Data is not submitted to Ameritech in a timely fashion or if it is not in proper format as previously defined and if as a result Ameritech is delayed in billing IXC, then late payment charges will be payable by 21st Century to Ameritech. Late payment charges will be calculated on the total amount of late access usage charges at the rate of 0.000493% per day (annual percentage rate of eighteen percent (18%)) compounded daily for the number of days late. Excluded from this provision will be any detailed usage records not provided by the SBC in a timely fashion.

           VI.3         Errors or Loss of Access Usage Data

                        VI.3.1 Errors may be discovered by 21st Century, the IXC or Ameritech. Each Party agrees to use reasonable efforts to provide the other Party with notification of any discovered errors within two
(2) Business Days of such discovery.

                        VI.3.2 In the event of a loss of data, both Parties shall cooperate to reconstruct the lost data. If such reconstruction is not possible, the Parties shall use a reasonable estimate of the lost data, based on twelve (12) months of prior usage data; provided that if twelve (12) months of prior usage data is not available, the Parties shall base the estimate on as much prior usage data that is available; provided, however, that if reconstruction is required prior to the availability of at least three (3) months of prior usage data, the Parties shall defer such reconstruction until three (3) months of prior usage data is available.

           VI.4 Payment. The Parties shall not charge one another for the services rendered pursuant to this Article VI.

                                   ARTICLE VII

                                BLV/BLVI TRAFFIC

           VII.1 Busy Line Verification. Busy Line Verification ("BLV") is performed when one Party's Customer requests assistance from the operator bureau to determine if the called line is in use; provided, however, the operator bureau will not complete the call for the Customer initiating the BLV inquiry. Only one BLV attempt will be made per Customer operator bureau call.

           VII.2 Busy Line Verification Interrupt. Busy Line Verification Interrupt ("BLVI") is performed when one Party's operator bureau interrupts a telephone call in progress after BLV has occurred. The operator bureau will interrupt the busy line and inform the called party that there is a call waiting. The operator bureau will only interrupt the call and will not complete the telephone call of the Customer initiating the BLVI request. The operator bureau will make only one BLVI attempt per Customer operator telephone call, and the applicable charge applies whether or not the called party releases the line.

           VII.3 BLV/BLVI Traffic. Each Party's operator bureau shall accept BLV and BLVI inquiries from the operator bureau of the other Party in order to allow transparent provision of BLV/BLVI Traffic between the Parties' networks. Each Party shall route BLV/BLVI Traffic inquiries over separate direct trunks (and not the Local/IntraLATA Trunks) established between the Parties' respective operator bureaus. Unless otherwise mutually agreed, the Parties shall configure BLV/BLVI trunks over the Interconnection architecture defined in
Article III, consistent with the Plan.

           VII.4 BLV/BLVI Compensation. Each Party shall compensate the other Party for BLV/BLVI Traffic as set forth at Item IV of the Pricing Schedule.

                                  ARTICLE VIII
                                 TRANSIT SERVICE

           VIII.1 Although Ameritech is not required to provide Transit Service by the Act, Ameritech shall provide 21st Century Transit Service as provided in this Article VIII.

           VIII.2 Transit Service Defined. "Transit Service" means the delivery of certain traffic between 21st Century and a third-party LEC or CMRS provider by Ameritech over the Local/IntraLATA Trunks. Transit Service shall be provided only at Ameritech's Tandem Switches and not at any Ameritech End Office. The following traffic types will be delivered: (i) Local Traffic and IntraLATA Toll Traffic originated from 21st Century to such third-party LEC or CMRS provider and (ii) IntraLATA Toll Traffic originated from such third-party LEC or CMRS provider and terminated to 21st Century where Ameritech carries such traffic pursuant to the Commission's primary toll carrier ("PTC") plan or other similar plan.

           VIII.3 Compensation for Transit Service. The Parties shall compensate each other for Transit Service as follows:

           8.3.1 For Local Traffic and IntraLATA Toll Traffic originating from 21st Century that is delivered over the Transit Service ("Transit Traffic"):

                        (a)           21st Century shall:

                                      (1)         Pay to  Ameritech  a Transit
                                                  Service  charge as set forth
                                                  at Item II of the Pricing
                                                  Schedule; and

                                      (2)         Reimburse Ameritech for any
                                                  charges, including switched
                                                  access charges, that a
                                                  third-party LEC or CMRS
                                                  provider with which Ameritech
                                                  does not have a Transit
                                                  Service agreement similar to
                                                  that set forth in this Article
                                                  VIII imposes or levies on
                                                  Ameritech for delivery or
                                                  termination of any such
                                                  Transit Traffic.

                        (b) Ameritech shall remit to 21st Century any access charges Ameritech receives from such third-party LEC or CMRS provider in connection with the delivery of such Transit Traffic.

           8.3.2 For Local Traffic and IntraLATA Toll Traffic that is to be terminated to 21st Century from a third-party LEC or CMRS provider (i) that is not subject to PTC arrangements (regardless of whether Ameritech is the PTC) and (ii) Ameritech has a transiting arrangement with such third-party LEC or CMRS provider that authorizes Ameritech to deliver such traffic to 21st Century ("Other Party Transit Agreement"), then Ameritech shall deliver such Local Traffic and IntraLATA Toll Traffic to 21st Century in accordance with the terms and conditions of such Other Party Transit Agreement, and such third-party LEC or CMRS provider (and not 21st Century) shall be responsible to pay Ameritech the applicable Transit Service charge.

           8.3.3 For IntraLATA Toll Traffic that is subject to a PTC arrangement and where Ameritech is the PTC, Ameritech shall deliver such IntraLATA Toll Traffic to or from 21st Century in accordance with the terms and conditions of such PTC arrangement.

           VIII.4 Duration of Obligation. While the Parties agree that it is the responsibility of each third-party LEC or CMRS provider to enter into arrangements to deliver Local Traffic and IntraLATA Toll Traffic to 21st Century, they acknowledge that such arrangements are not currently in place and an interim arrangement is necessary to ensure traffic completion.

Accordingly, until the earlier of (i) the date on which either Party has entered into an arrangement with such third-party LEC or CMRS provider to deliver Local Traffic and IntraLATA Toll Traffic to 21st Century and (ii) the termination of this Agreement, Ameritech will provide 21st Century with Transit Service.

           VIII.5 Signaling. Ameritech expects that all networks involved in transit traffic will deliver each call to each involved network with CCIS and the appropriate Transactional Capabilities Application Part ("TCAP") message to facilitate full interoperability and billing functions, and to the extent such CCIS and TCAP messages are delivered by the originating third-party LEC or CMRS provider, Ameritech will deliver such information to the terminating third-party LEC or CMRS provider. In all cases, 21st Century is responsible to follow the Exchange Message Record ("EMR") standard and exchange records with both Ameritech and the terminating LEC or CMRS provider to facilitate the billing process to the originating network.

           VIII.6 Nondiscrimination. For purposes of this Article VIII, Ameritech agrees that it shall make available to 21st Century, at 21st Century's sole option, any transiting arrangement Ameritech offers to another LEC at the same rates, terms and conditions provided to such other LEC.

                                   ARTICLE IX

                      UNBUNDLED ACCESS -- SECTION 251(c)(3)

           IX.1         Access to Network Elements

                        IX.1.1 Ameritech shall provide 21st Century access to Ameritech's Network Elements on an unbundled basis at any technically feasible point in accordance with the terms and conditions of this Article IX and the requirements of the Act, the FCC or the Commission. Ameritech shall provide 21st Century access to each unbundled Network Element, along with all of such unbundled Network Element's features, functions and capabilities in accordance with the terms and conditions of Article II and as required by the Act, the FCC or the Commission, in a manner that shall allow 21st Century to provide any Telecommunications Service that can be offered by means of that Network Element; provided that the use of such Network Element is consistent with the Act.

                        IX.1.2        Notwithstanding  anything to the
contrary in this Article IX, Ameritech shall not be required to provide Network Elements beyond those identified in 47 C.F.R. ss. 51.319 to 21st Century if:

                        (a)           The Commission concludes that:

                                      (1) such Network Element is proprietary or contains proprietary information that will be revealed if such Network Element is provided to 21st Century on an unbundled basis; and

                                      (2) 21st Century could offer the same
                                      proposed Telecommunications Service
                                      through the use of other, non-proprietary
                                      Network Elements within Ameritech's
                                      network; or

                        (b) The Commission concludes that the failure of Ameritech to provide access to such Network Element would not decrease the quality of, and would not increase the financial or administrative cost of, the Telecommunications Service 21st Century seeks to offer, compared with providing that service over other unbundled Network Elements in Ameritech's network.

                        IX.1.3 Ameritech shall be required to make available Network Elements only where such Network Elements, including facilities and software necessary to provide such Network Elements, are available. If Ameritech makes available Network Elements that require special construction, 21st Century shall pay to Ameritech any applicable special construction charges, as determined in accordance with the Act. The Parties shall mutually agree on the nature and manner of any required special construction, the applicable charges thereto and the negotiated interval(s) that will apply to the provisioning of such Network Element(s) in lieu of the standard intervals set forth on Schedule 9.10.

                        IX.1.4 Ameritech shall permit 21st Century to connect 21st Century's facilities or facilities provided to 21st Century by third parties with each of Ameritech's unbundled Network Elements at any point on Ameritech's network designated by 21st Century that is technically feasible.

           IX.2 Network Elements. At the request of 21st Century, Ameritech shall provide 21st Century access to the following Network Elements on an unbundled basis:

                        IX.2.1        Local Loops, as more fully described on
                                      Schedule 9.2.1;

                        IX.2.2 The Network Interface Device, as more fully described on Schedule 9.2.2;

                        IX.2.3 Switching Capability, as more fully described on Schedule 9.2.3;

                        IX.2.4 Interoffice Transmission Facilities, as more fully described on Schedule 9.2.4;

                        IX.2.5 Signaling Links and Call-Related Databases, as more fully described on
                                      Schedule 9.2.5;

                        IX.2.6 Operations Support Systems ("OSS") functions, as more fully described on
                                      Schedule 9.2.6; and

                        IX.2.7 Operator Services and Directory Assistance, as more fully described on
                                      Schedule 9.2.7.

                        9.2.8         Dark Fiber, as more fully described on
                                      Schedule 9.2.4.

           IX.3         Combination of Network Elements

                        IX.3.1 Ameritech shall provide Network Elements to 21st Century in a manner that shall allow 21st Century to combine such Network Elements (a "Combination") in order to provide a Telecommunications Service. When purchasing a Combination, 21st Century will have access to all features and capabilities of each individual Network Element that comprises such Combination and the specific technical and interface requirements for each of the Network Elements shall apply, to the extent technically feasible given the specific manner in which 21st Century has requested that the elements be combined.

                        IX.3.2 Except upon the request of 21st Century, Ameritech shall provide Network Elements separately from each other and shall not separate Network Elements it normally provides in combination into separate Network Elements.

                        IX.3.3 Upon 21st Century's request, Ameritech shall perform the functions necessary to combine Ameritech's Network Elements, even if those elements are not ordinarily combined in Ameritech's network; provided that such combination is (i) technically feasible and (ii) would not impair the ability of other Telecommunications Carriers to obtain access to unbundled Network Elements or to Interconnect with Ameritech's network. In addition, upon request that is consistent with the above criteria and subject to
Section 9.1.4, Ameritech shall perform the functions necessary to combine or connect Ameritech's Network Elements with elements or other equipment or facilities possessed, leased or owned by 21st Century in any technically feasible manner to allow 21st Century to provide a Telecommunications Service.

                        IX.3.4 Ameritech shall make available to 21st Century the following Combinations at the rates set forth at Item V of the Pricing Schedule:

                                      9.3.4.1     Unbundled  Element Platform
                                                  with Operator  Services and
                                                  Directory  Assistance.  This
                                                  Combination is described on
                                                  Schedule 9.3.4.

                                      9.3.4.2     Loop Combination. This
                                                  Combination is described on
                                                  Schedule 9.3.4.

                                      9.3.4.3     Switching Combination #1. This
                                                  Combination is described on
                                                  Schedule 9.3.4.

                        IX.3.5 The following Network Elements and Combinations shall be requested by 21st Century in accordance with Section 9.6:

                                      9.3.5.1     Unbundled Loop - Distribution.

                                      9.3.5.2     Unbundled Loop -
                                                  Concentrators/Multiplexers.

                                      9.3.5.3     Unbundled Loop - Feeder.

                                      9.3.5.4     Loop/Network Combination.
                                                  This Combination is described
                                                  on Schedule 9.3.5.

                                      9.3.5.5     Switching Combination #2. This
                                                  Combination is described on
                                                  Schedule 9.3.5.

                                      9.3.5.6     Switching Combination #3. This
                                                  Combination is described on
                                                  Schedule 9.3.5.

                                      9.3.5.7     Switched Data Services. This
                                                  Combination is described on
                                                  Schedule 9.3.5.

                                      9.3.5.8     Unbundled Element Platform
                                                  without Operator Services
                                                  and Directory Assistance.
                                                  This Combination is described
                                                  on Schedule 9.3.5.

                        IX.3.6 Any request by 21st Century for Ameritech to provide any Combination other than as set forth in Section 9.3.4, to combine the unbundled Network Elements of Ameritech with 21st Century or to perform any other function under this Section 9.3 shall be made by 21st Century in accordance with Section 9.6.

           IX.4         Nondiscriminatory Access to and Provision of Network
Elements

                        IX.4.1 Subject to Section 9.4.3, the quality of an unbundled Network Element, as well as the quality of the access to such unbundled Network Element that Ameritech provides to 21st Century, shall be (i) the same for all Telecommunications Carriers requesting access to such Network Element and (ii) at least equal in quality to that which Ameritech provides to itself, its subsidiaries, Affiliates or any other person, unless Ameritech proves to the Commission that it is not technically feasible to provide the Network Element requested by 21st Century or access to such Network Element at a level of quality that is equal to that which Ameritech provides to itself.

                        IX.4.2 Subject to Section 9.4.3, Ameritech shall provide 21st Century access to Network Elements, on terms and conditions no less favorable than the terms and conditions under which Ameritech provides such elements to itself, its subsidiaries, Affiliates and any other person, including the time within which Ameritech provisions such access to Network Elements, except as may be provided by the Commission pursuant to Section 9.1.2.

                        IX.4.3 Upon the request of 21st Century, Ameritech shall provide to 21st Century a Network Element and access to such Network Element that is different in quality to that required under Sections
9.4.1 and 9.4.2, unless Ameritech proves to the Commission that it is not technically feasible to provide the requested Network Element or access to such Network Element at the requested level of quality. Any request by 21st Century for Ameritech to provide any Network Element or access thereto that is different in quality shall be made by 21st Century in accordance with Section 9.6.

           IX.5         Provisioning of Network Elements

                        IX.5.1 Ameritech shall provide 21st Century unbundled Network Elements as set forth on Schedule 9.5.

                        IX.5.2 Ameritech shall provide 21st Century access to the functionalities for Ameritech's pre-ordering, ordering, provisioning, maintenance and repair, and billing functions of the Operations Support Systems functions that relate to the Network Elements that 21st Century purchases hereunder. Access to such functionalities for the Operations Support Systems functions shall be as provided in Schedule 9.2.6 and the Implementation Plan.

                        IX.5.3        Prior to submitting an order for a
Network Element that replaces, in whole or in part, a service offered by Ameritech or any other telecommunications provider for which Ameritech changes a primary local exchange carrier, 21st Century shall comply with the requirements of Section 10.11.1.

           IX.6 Availability of Additional or Different Quality Network Elements. Any request by 21st Century for access to a Network Element or a Combination or a standard of quality thereof that is not otherwise provided by the terms of this Agreement at the time of such request shall be made pursuant to a Bona Fide Request, as described in Schedule 2.2, and shall be subject to the payment by 21st Century of all applicable costs in accordance with Section 252(d)(1) of the Act to provide such Network Element, Combination or access.

           IX.7         Pricing of Unbundled Network Elements

                        IX.7.1 Ameritech shall charge 21st Century the non-recurring (including any applicable connection charges) and monthly recurring rates for unbundled Network Elements (including the monthly recurring rates for these specific Network Elements, service coordination fee and Cross-Connect charges) as specified at Item V of the Pricing Schedule. If 21st Century requests or approves an Ameritech technician to perform services in excess of or not otherwise contemplated by the Line Connection Service, Ameritech may charge 21st Century for any additional and reasonable labor charges to perform such services. For purposes of this Agreement, "Line Connection Service" means any non-recurring activity performed at the Ameritech Central office or the Ameritech side of the network interface required to connect a specific Network Element to any Customer-or enduser-provided element or required to interconnect contiguous Network Elements.

                        IX.7.2 In addition to any other applicable charges under this Article IX, if 21st Century purchases unbundled Local Switching elements, 21st Century shall pay Ameritech:

                        (A) for interstate minutes of use traversing such unbundled Local Switching elements, the carrier common line charge described in 47 C.F.R. ss. 69.105 and a charge equal to seventy-five percent (75%) of the interconnection charge described in 47 C.F.R. ss. 69.124, only until the earliest of the following, and not thereafter:

                                      (1)  June 30, 1997;

                                      (2) The later of the effective date of a final FCC decision in CC Docket No. 94-45, Federal-State Joint Board on Universal Service, or the effective date of a final FCC decision in a proceeding to consider reform of interstate access charges; or

                                      (3) The date on which Ameritech is
                                      authorized to offer in-region InterLATA
                                      service in Illinois, pursuant to Section
                                      271 of the Act; and

                        (B) for intrastate toll minutes of use traversing such unbundled Local Switching elements, intrastate access charges comparable to those listed in Section 9.7.2(a) and any explicit intrastate universal service mechanism based on access charges, only until the earliest of the following, and not thereafter:

                                      (1)  June 30, 1997;

                                      (2) The effective date of the Commission's decision that Ameritech may not assess such charges; or

                                      (3) The date on which Ameritech is
                                      authorized to offer in-region InterLATA
                                      service in Illinois, pursuant to Section
                                      271 of the Act.

                        IX.7.3 If 21st Century orders a Combination identified in Section 9.3.4 and the provision of any such Combination requires Ameritech to modify any of its existing systems, service development processes or its network (beyond that required for Ameritech to provision its own retail services) to provide access to such Combination, 21st Century shall be required to compensate Ameritech for any costs incurred to provide access to such Combination.

                        IX.7.4 Subject to Sections 29.3 and 29.5, the rates and charges set forth or identified in this Agreement are inclusive, and no other charges apply.

           IX.8 Billing. Ameritech shall bill 21st Century for access to unbundled Network Elements pursuant to the requirements of Article XXVII to this Agreement.

           IX.9         Maintenance of Unbundled Network Elements

                        IX.9.1 If (i) 21st Century reports to Ameritech a suspected failure of a Network Element, (ii) 21st Century requests a dispatch,
(iii) Ameritech dispatches a technician and (iv) such trouble was not caused by Ameritech's facilities or equipment, then 21st Century shall pay Ameritech a trip charge and time charges as set forth at Item V of the Pricing Schedule.

                        IX.9.2 Ameritech shall provide 21st Century maintenance of unbundled Network Elements provided by Ameritech hereunder on terms and conditions no less favorable than Ameritech provides for itself, consistent with the Act.

           IX.10        Standards of Performance

                        IX.10.1 Ameritech shall provide to 21st Century access to unbundled Network Elements (i) in accordance with Section 9.4, as determined by this Section 9.10 (including any Combinations, service levels and intervals that may be requested by 21st Century and agreed upon by the Parties pursuant to a Bona Fide Request), and (ii) as required by the Commission (collectively, the "Ameritech Network Element Performance Benchmarks").

                        IX.10.2 To determine Ameritech's compliance with the Ameritech Network Element Performance Benchmarks, Ameritech shall maintain records of (i) specific criteria listed in Schedule 9.10, which criteria are the criteria that Ameritech currently measures to evaluate its provision of unbundled Network Elements, and (ii) such additional criteria the Parties agree upon regarding Ameritech's compliance with different performance levels and intervals of such Network Elements (and Combinations thereof) requested by 21st Century and provided by Ameritech pursuant to Section 9.6 and a Bona Fide Request (each, a "Network Element Performance Activity"). Ameritech shall provide records relating to the access to unbundled Network Elements Ameritech provides to itself, its subsidiaries and Affiliates (the "Ameritech NE Records") and parallel records of the access to unbundled Network Elements Ameritech provides to (x) 21st Century (the "21st Century NE Records") and (y) other LECS in the aggregate (the "Other LEC NE Records").

                        IX.10.3 Ameritech shall provide to 21st Century for each Reporting Period, by the twenty-second (22nd) day of the following month, in a self-reporting format, the Ameritech NE Records, the 21st Century NE Records and the Other LEC NE Records so that the Parties can determine Ameritech's compliance with the Ameritech Network Element Performance Benchmarks. If (i) Ameritech fails to comply with an Ameritech Network Element Performance Benchmark with respect to a Network Element Performance Activity for a Reporting Period, (ii) the sample size of the Network Element Performance Activity measured for such Reporting Period is statistically valid and (iii) the amount by which the applicable Ameritech Network Element Performance Activity deviates from the corresponding Network Element Performance Benchmark is statistically significant, then Ameritech shall have committed a "Specified Performance Breach". Notwithstanding anything to the contrary in this Section 9.10.3, the Parties acknowledge that (i) Ameritech shall not be required to provide to 21st Century those Other LEC NE Records that correspond to and measure a level of quality and performance levels and intervals of unbundled Network Elements that are requested by an other LEC pursuant to 47 C.F.R. ss. 51.311(c) and Section 9.6 and that are superior to that which 21st Century requested Ameritech provide to 21st Century hereunder, (ii) the Other LEC NE Records shall be provided to 21st Century on an aggregate basis and (iii) such Other LEC NE Records shall be provided to 21st Century in a manner that preserves the confidentiality of each other LEC and any of such LEC's proprietary information (including CPNI).

                        IX.10.4 In no event shall Ameritech be deemed to have committed a Specified Performance Breach if Ameritech's failure to meet or exceed a Network Element Performance Activity is caused by a Delaying Event. If a Delaying Event (i) prevents Ameritech from performing a certain function or action that affects a Network Element Performance Activity, then such occurrence shall be excluded from the calculation of such Network Element Performance Activity and the determination of Ameritech's compliance with the applicable Ameritech Network Element Performance Benchmark or (ii) only suspends Ameritech's ability to timely perform such Network Element Performance Activity, then the applicable time-frame in which Ameritech's compliance with the Ameritech Network Element Performance Benchmark is measured shall be extended on a like-time basis equal to the duration of such Delaying Event.

                        IX.10.5 Upon the occurrence of a Specified Performance Breach by Ameritech, 21st Century may forego the dispute escalation procedures set forth in Section 28.3 and (i) bring an action against Ameritech in an appropriate Federal district court, (ii) file a complaint against Ameritech with the FCC pursuant to Sections 207 or 208 of the Act, (iii) seek a declaratory ruling from the FCC, (iv) file a complaint in accordance with the rules, guidelines and regulations of the Commission or (v) seek other relief under Applicable Law.

                        IX.10.6       21st Century shall also be entitled to
any Credit Allowances pursuant to the same terms and conditions that Ameritech offers Credit Allowances to its Customers, including those described on Schedule 10.9.6.

                                    ARTICLE X
                 RESALE AT WHOLESALE RATES -- SECTION 251(c)(4)
                   RESALE AT RETAIL RATES -- SECTION 251(b)(1)

           X.1 Telecommunications Services Available for Resale at Wholesale Rates. Commencing on the date on which the Commission approves this Agreement, at the request of 21st Century, Ameritech will make available to 21st Century for resale at wholesale rates those Telecommunications Services that Ameritech provides at retail to subscribers who are not Telecommunications Carriers, as required in Section 251(c)(4) of the Act. Subject to the terms, conditions and limitations set forth in this Agreement, Ameritech will make available to 21st Century for such resale all Telecommunications Services which it offers to its retail Customers, including the following categories of Telecommunications Services (the "Wholesale Resale Services") as identified on
Schedule 10.1:

                        (I) Local Service - Residence, as described in ILL.C.C. No. 20;

                        (II) Local Service - Business, as described in ILL.C.C. No. 20;

                        (III) Message Toll Service, as described in ILL.C.C. No. 20;

                        (IV)          PBX Trunk, as described in ILL.C.C. No.20;

                        (V)           ISDN Direct Service, as described in
                                      ILL.C.C. No. 20;

                        (VI)          ISDN Prime Services, as described in
                                      ILL.C.C. No. 20;

                        (VII) Ameritech Centrex Service and associated features and functionalities, as described in ILL.C.C. No. 20;

                        (VIII) Dedicated Communications Services, as described in ILL.C.C. No. 20;

                        (IX) Inbound Services, as described in ILL.C.C. No. 20; and

                        (X) Customer Owned Pay Telephone Services, as described in ILL.C.C. No. 20.

           The Wholesale Resale Services shall be made available to 21st Century at the rates set forth at Item VI of the Pricing Schedule, which rates shall be set in accordance with the Act.

           X.2 Telecommunications Services Available for Resale at Retail Rates. Each Party shall make available to the other Party its Telecommunications Services for resale at retail rates ("Retail Resale Services") in accordance with Section 251(b)(1) of the Act and applicable tariffs.

           X.3 Limitations on Availability of Resale Services. The following limitations shall apply to both Wholesale Resale Services and Retail Resale Services (collectively, "Resale Services"):

                        X.3.1 Any Telecommunications Services that Ameritech offers to existing retail subscribers, but not to new subscribers ("Grandfathered Services"), are listed on Schedule 10.3.1. Schedule 10.3.1 may be revised or supplemented from time to time to include those additional services that Ameritech may, to the extent permitted by Applicable Law, classify as Grandfathered Services. Ameritech agrees to make Grandfathered Services available to 21st Century for resale to any Customer of Ameritech that subscribes to a Grandfathered Service from Ameritech at the time of its selection of 21st Century as its primary local exchange carrier; provided, however, that if such Grandfathered Services are provided under a Shared Tenant Service Agreement, such Grandfathered Services shall be available for resale by 21st Century pursuant to the terms and conditions of such Shared Tenant Service Agreement to all tenants, existing or in the future, in the specific facility subject to such Shared Tenant Service Agreement. If a local Telecommunications Service is subsequently classified as a Grandfathered Service by Ameritech, Ameritech agrees to continue to sell such Grandfathered Service (subject to the terms of Section 10.3.2) to 21st Century for resale to 21st Century's Customers that subscribe to such Grandfathered Service at the time it is so classified by Ameritech. Grandfathered Services shall be made available to 21st Century at wholesale rates determined in accordance with the Act. To the extent that Ameritech is unable to provide wholesale systems support and billing within the first ninety (90) days from the date each 21st Century Resale Customer is provided such Grandfathered Service, Ameritech shall retroactively apply such wholesale rate as a credit to 21st Century and will bill such service to 21st Century from its retail billing systems. Such billing will be in the same format and using the same standards and interfaces as other billing to 21st Century of Resale Services. Nothing in this Section 10.3.1 shall prevent 21st Century from taking a position before any regulatory body or court of law in opposition to any classification of a service by Ameritech as a Grandfathered Service.

                        X.3.2 Any Telecommunications Services that Ameritech currently intends to discontinue offering to any retail subscriber ("Sunsetted Services") are set forth on Schedule 10.3.1. Schedule 10.3.1 may be revised or supplemented from time to time to include those additional Telecommunications Services that Ameritech may, to the extent permitted by Applicable Law, classify as Sunsetted Services. Ameritech agrees to make Sunsetted Services available to 21st Century for resale to 21st Century's Customers who are subscribers to the Sunsetted Service either from Ameritech or 21st Century at the time so classified (subject to the provisions of Section
10.3.1 if such Sunsetted Service was previously classified as a Grandfathered Service) until the date such service is discontinued. Nothing in this Section
10.3.2 shall prevent 21st Century from taking a position before any regulatory body or court of law in opposition to any such withdrawal of service by Ameritech.

                        X.3.3 Each Party acknowledges that Resale Services shall be available to 21st Century on the same basis as offered by Ameritech to itself or to any subsidiary, Affiliate or any other person to which Ameritech directly provides the Resale Services, including Ameritech's retail Customers and other resellers of Ameritech's Telecommunications Services (i) only in those service areas in which such Resale Services (or any feature or capability thereof) are offered by Ameritech to itself or to any subsidiary, Affiliate or any other person, including Ameritech's retail Customers, and (ii) to the same extent as Ameritech's retail Telecommunications Services are subject to the availability of facilities. Each Party also acknowledges and agrees that certain Resale Services and the rights and obligations of each Party may be subject to certain rights of third persons pursuant to its agreements with such third persons.

           X.4 Additional Charges for Resale Services. In addition to the rates set forth at Item VI of the Pricing Schedule, 21st Century shall pay Ameritech (i) for any applicable one-time start-up and nonrecurring fees, (e.g., special construction charges), if any, incident to the establishment or provision of the Resale Services requested by 21st Century and (ii) the applicable non-discounted end user common line charge, as set forth in F.C.C. No. 2, Section 4.

           X.5          Restrictions on Resale Services

                        X.5.1 To the extent provided by the Commission, 21st Century may not offer Resale Services that are made available only to residential Customers or to a limited class of residential Customers to classes of Customers that are not eligible to subscribe to such services from Ameritech.

                        X.5.2 In the case of promotional offerings, Ameritech shall apply the wholesale discount to the ordinary rate for a Wholesale Resale Service as set forth at Item VI of the Pricing Schedule, rather than a special promotional rate, only if:

                        (A) Such promotions involve rates that will be in effect for no more than ninety (90) days; and

                        (B) Such promotional offerings are not used to evade the wholesale rate obligation, for example, by making available a sequential series of ninety (90)-day promotional rates.

                        X.5.3 Nothing in this Agreement shall require Ameritech to provide to 21st Century promotional service elements that are not Telecommunications Services (i.e., customer-premises equipment).

                        X.5.4 The Parties agree that applicable access charges, as established pursuant to methodologies approved by the FCC and/or the Commission, shall apply to Resale Services.

                        X.5.5 As provided in the Act, 21st Century may not purchase Resale Services unless such services are resold to a person other than 21st Century. 21st Century may, at its option, purchase from Ameritech, at wholesale rates, all Telecommunications Services available for resale under the Act and resell such Services to its affiliates pursuant to the terms and conditions of this Agreement.

                        X.5.6 Ameritech may impose additional restrictions on 21st Century's sale of Resale Services only as permitted by the Act, Commission and the FCC.

           X.6 New Resale Services; Changes in Provision of Resale Services. Ameritech shall, via tariff filings and as provided in the Implementation Plan, notify 21st Century of any changes in the terms and conditions under which Ameritech offers Resale Services, including the introduction of any new features, functions, services or promotions. If a tariff filing provides less than forty-five (45) days' notice, Ameritech shall provide not less than forty-five (45) days' advance notice of such introduction. In addition, Ameritech shall furnish 21st Century with reasonable quantities of publicly available collateral information regarding the Resale Services.

           X.7 Operations Support Systems Functions. Ameritech shall provide 21st Century, upon 21st Century's request and pursuant to the Implementation Plan, nondiscriminatory access to Ameritech's Operations Support Systems functions for pre-ordering, ordering, provisioning, maintenance and repair, and billing. Written notice of any changes to Ameritech's Operations Support Systems functions shall be as provided in Article XI.

           X.8          Nondiscriminatory Provision of Resale Services

                        X.8.1 Resale Services made available by Ameritech for resale hereunder and Operations Support Systems functions for ordering, provisioning, repair, and maintenance and billing shall be equal in quality to that provided by Ameritech to itself or to any subsidiary, Affiliate or any other person to which Ameritech directly provides the Resale Service, including Ameritech's retail Customers.

                        X.8.2 Ameritech shall provision Resale Services with the same timeliness that such Resale Services are provisioned to Ameritech's subsidiaries, Affiliates or other persons to whom Ameritech directly provides the Resale Service, including Ameritech's retail Customers.

                        X.8.3 Ameritech shall provide to 21st Century equivalent functionality of blocking calls (e.g., 700, 900 and 976) and Billed Number Screening (BNS), including necessary LIDB updates, or equivalent service for blocking completion of bill-to-third party and collect calls to the extent that such functionalities are provided to Ameritech's retail Customers.

           X.9          Standards of Performance

                        X.9.1 Ameritech shall provide Resale Services to 21st Century (i) in accordance with Section 10.8, as determined by this
Section 10.9, and (ii) as required by the Commission (collectively, the "Resale Performance Benchmarks").

                        X.9.2 To determine Ameritech's compliance with the Resale Performance Benchmarks, Ameritech shall maintain records of specific criteria listed in Schedule 10.9 (each, a "Resale Performance Activity") relating to Resale Services it provides to its subsidiaries, Affiliates and Ameritech's retail Customers (the "Ameritech Resale Records") and parallel records of the Resale Services provided to (i) 21st Century (the "21st Century Resale Records") and (ii) on an aggregate basis, resellers of Telecommunications Services other than 21st Century (the "Other Reseller Records"). The Resale Performance Activities will be revised in accordance with Article XVIII and the procedures set forth in the Implementation Plan if Ameritech no longer measures a criterion in assessing its performance in providing such Resale Service to Ameritech's retail Customers or begins measuring additional criteria.

                        X.9.3 Ameritech shall provide to 21st Century for each Reporting Period, by the twenty-second (22nd) day of the following month, in a self-reporting format, the Ameritech Resale Records, the 21st Century Resale Records and the Other Reseller Records so that the Parties can determine Ameritech's compliance with the Resale Performance Benchmarks. If (i) Ameritech fails to comply with a Resale Performance Benchmark with respect to a Resale Performance Activity for a Reporting Period, (ii) the sample size of the Resale Performance Activity measured for such Reporting Period is statistically valid and (iii) the amount by which the applicable Resale Performance Activity deviates from the corresponding Resale Performance Benchmark is statistically significant, then Ameritech shall have committed a "Specified Performance Breach." Notwithstanding anything to the foregoing in this Section 10.9.3, the Parties acknowledge that the Other Reseller Records shall be provided to 21st Century (x) on an aggregate basis and (y) in a manner that preserves the confidentiality of each other reseller and any of such reseller's proprietary information (including CPNI). Information regarding reporting and levels of content shall be set forth in the Implementation Plan.

                        X.9.4 In no event shall Ameritech be deemed to have committed a Specified Performance Breach if Ameritech's failure to meet or exceed a Resale Performance Activity is caused by a Delaying Event. If a Delaying Event (i) prevents Ameritech from performing a certain function or action that affects a Resale Performance Activity, then such occurrence shall be excluded from the calculation of such Resale Performance Activity and the determination of Ameritech's compliance with the applicable Resale Performance Benchmark or (ii) only suspends Ameritech's ability to timely perform such Resale Performance Activity, then the applicable time-frame in which Ameritech's compliance with the Resale Performance Benchmark is measured shall be extended on a like-time basis equal to the duration of such Delaying Event.

                        X.9.5 Upon the occurrence of a Specified Performance Breach by Ameritech, 21st Century may elect one of the following two remedies:

                        (A) Forego the dispute escalation procedures set forth in Section 28.3 and (i) bring an action against

Ameritech in an appropriate Federal district court, (ii) file a complaint against Ameritech with the FCC pursuant to Sections 207 or 208 of the Act, (iii) seek a declaratory ruling from the FCC, (iv) file a complaint in accordance with the rules, guidelines and regulations of the Commission and/or (v) seek other relief under Applicable Law; or

                        (B) Ameritech shall pay to 21st Century as liquidated damages any amounts that 21st Century is entitled to receive under then-existing Commission procedures relating to the failure by Ameritech to comply with the Commission performance standards.

                        X.9.6 21st Century shall also be entitled to any Credit Allowances pursuant to the same terms and conditions that Ameritech offers Credit Allowances to its retail Customers, including those described on
Schedule 10.9.6.

           X.10         Branding

                        X.10.1 If Operator Call Completion or Directory Assistance Service is a feature of an offered Resale Service, then Ameritech shall rebrand or unbrand such features of such offered Resale Service as requested by 21st Century for 21st Century's Customers, unless Ameritech places a restriction on such rebranding or unbranding that is approved by the Commission as reasonable and nondiscriminatory, such as by proving that Ameritech lacks the technical capability to comply with such rebranding or unbranding request.

                        X.10.2 Ameritech shall make available to 21st Century, upon 21st Century's request, the ability to route:

           (I) Local Directory Assistance calls dialed by 21st Century's Customers directly to 21st Century Directory Assistance Services platform, to the extent such routing is technically feasible; and

           (II) Local Operator Services calls (0+, 0-) dialed by 21st Century Customers directly to the 21st Century Local Operator Services platform. Such traffic shall be routed over trunk groups between Ameritech End Offices and the 21st Century Local Operator Services platform, using standard Operator Services dialing protocols of 0+ or 0-, to the extent such routing is technically feasible.

The routing capabilities described above will be implemented according to the Implementation Plan. To the extent technically feasible, all direct routing capabilities described in this Section 10.10.2 shall permit 21st Century Customers to dial the same telephone numbers for Ameritech Directory Assistance and Local Operator Service that similarly situated Ameritech Customers dial for reaching equivalent Ameritech services.

                        X.10.3 Notwithstanding anything to the contrary in this Agreement, the Parties agree that Ameritech shall have no obligation to unbrand or rebrand its service technicians or trucks, any customer premises equipment, other customer-owned facilities or its outside plant.

                        X.10.4 21st Century shall not, without Ameritech's prior written consent, offer any Resale Service to any Customer under any brand name of Ameritech, its subsidiaries or its Affiliates, nor shall 21st Century state or imply that there is any joint business association or any similar arrangement with Ameritech in the provision of Resale Service to 21st Century's Customers, except to the extent 21st Century deems it necessary to advise its Customers that Ameritech's personnel will perform work on behalf of 21st Century under this Agreement or that some facilities used in provisioning service are owned and maintained by Ameritech; provided, however, 21st Century shall make no disparaging statements about such facilities or services.

                        X.10.5 In those instances where 21st Century requires Ameritech personnel to interface directly with 21st Century's Customers, either orally in person or by telephone, or in writing, such personnel shall identify themselves as Ameritech's employees representing 21st Century.

                        X.10.6 Service Call Materials. Any "no access" cards and time and materials invoices furnished during service calls by Ameritech personnel to 21st Century's Customers shall be available to 21st Century for review and shall be provided to 21st Century Customers in an unbranded form.

                        X.10.7 In no event shall Ameritech personnel acting on behalf of 21st Century pursuant to this Agreement provide information to any existing 21st Century Customer about Ameritech products or services or disparage 21st Century and/or 21st Century service or products.

                        X.10.8 21st Century shall pay Ameritech's costs, if any, pursuant to the pricing standard in Section 252(d)(1) of the Act and in such amounts or levels as determined by the Commission for providing any requested branding under this Section 10.10.

           X.11         Primary Local Exchange and Interexchange Carrier
Selections

                        X.11.1 The Parties shall apply all of the principles set forth in 47 C.F.R.ss. 64.1100 to the process for Customer selection of a primary local exchange carrier. Ameritech shall not require a disconnect order from an 21st Century Customer or another LEC in order to process an 21st Century order for Resale Service for an 21st Century Customer. Ameritech shall advise 21st Century whenever an 21st Century Customer has selected another primary local exchange carrier by giving notice via an electronic interface within twenty-four
(24) hours of the change being provisioned by Ameritech. Until the FCC or the Commission adopts final rules and procedures regarding selection of a primary local exchange carrier, 21st Century shall deliver to Ameritech a representation of authorization in the form set forth on Schedule 10.11.1 that applies to all orders submitted by 21st Century under this Agreement that require a primary local exchange carrier change. Such representation of authorization shall be delivered to Ameritech prior to the first order submitted by 21st Century prior to submitting its first order hereunder. 21st Century shall retain on file all applicable Documentation of Authorization (as defined in Schedule 10.11.1), including letters of agency or any other method permitted by Applicable Law relating to the Customer's selection of 21st Century as its primary local exchange carrier, which documentation shall be provided to Ameritech at its request, when such documentation is at issue.

                        X.11.2 Carrier Selection Disputes. If any disputes should occur concerning the selection of primary local exchange carriers by the Customers of a Party, the following dispute escalation procedures shall be followed:

                        (A) If a Customer denies authorizing a change in his or her primary local exchange carrier selection to a different LEC ("Unauthorized
                                      Switching"), Ameritech shall switch that
                                      Customer back to 21st Century in
                                      accordance with Applicable Law,
                                      including the terms of ILL. C.C. No. 20,
                                      Part 22 (the "Resale Tariff"). However,
                                      in the case of unauthorized changes of
                                      21st Century Customers to Ameritech,
                                      Ameritech shall also have the duties of
                                      the "Carrier", as enumerated in such
                                      Resale Tariff, but will pay the $50
                                      compensation, as described in the Resale
                                      Tariff, to 21st Century.

                        (B) If Ameritech reports or otherwise provides information on unauthorized primary local exchange carrier changes to the FCC, the Commission or any other governmental entity, Ameritech agrees to report on 21st Century unauthorized primary local exchange carrier changes separately from unauthorized PIC changes.

                        (C) The Parties agree that in the event that either (i) the Resale Tariff is withdrawn by Ameritech or materially revised or (ii) there is no other Applicable Law relating to Local Exchange Carrier selection disputes, they will promptly meet and negotiate in good faith a revised procedure for resolving carrier selection disputes. If the Parties are unable to agree upon such revised procedure within thirty (30) days of a Party's request to commence the negotiations, the dispute resolution procedures set forth in Section
                                      28.3 will be implemented.

                        X.11.3 When Ameritech receives an order for Resale Service from 21st Century for 21st Century's Customer and Ameritech currently provides resale local exchange Telecommunications Services to another carrier ("Carrier of Record") for the same Customer,

Ameritech shall notify such Carrier of Record of such order coincident with processing the order. It shall then be the responsibility of the Carrier of Record and 21st Century to resolve any issues related to that Customer. 21st Century agrees to indemnify and hold Ameritech harmless against any and all Losses that may result from Ameritech acting under this Section 10.11.3.

                        X.11.4 When notified by 21st Century or through the Customer Access Record Exchange system (CARE) that a Customer has changed its primary interexchange carrier ("PIC") selection only from one IXC to another IXC, Ameritech shall only provision the PIC change. Ameritech will modify its process to conform with industry-accepted standards and the requirements of the FCC or the Commission. Ameritech shall bill 21st Century, not the 21st Century Customer, for the PIC change charge.

           X.12         Functionality Required To Support Resale Service

                        X.12.1        Directory  Listing  Requirements.
Ameritech shall make available to 21st Century for 21st Century Customers directory listings in accordance with the provisions of Article XV.

                        X.12.2 LEC-Assigned Telephone Calling Card Numbers. Effective as of the date of a Customer's subscription to 21st Century's service, Ameritech will block the LEC-assigned telephone line calling card number Line Identification Database ("LIDB"), unless otherwise agreed to in the Implementation Plan.

                        X.12.3 Telephone Assistance Programs. Upon conversion to 21st Century's Resale Service of an existing Telecommunications Assistance Program Customer, no exchange of qualification documentation is necessary. Ameritech will continue to administer the Telecommunications Assistance Program for the Customer on behalf of 21st Century. If 21st Century's Customer is newly qualified for a Telecommunications Assistance Program, 21st Century must send Ameritech the necessary qualification documentation.

                        X.12.4 Special Services. If Ameritech makes a notation on the Customer Service Records (CSR) of Customers who qualify for certain services available to physically challenged individuals (e.g., special discounts) ("Special Services"), Ameritech shall provide such data to 21st Century on the CSR made available to Ameritech for its Customers. For usage by an 21st Century Customer of a Telephone Relay Service, Ameritech will provide 21st Century with all billing information furnished to Ameritech by the provider of the Telephone Relay Service.

                        X.12.5 Law Enforcement Interfaces. Interfaces with law enforcement agencies and other security matters shall be conducted as specified in Schedule 10.12.5.

                        X.12.6 Ameritech shall cooperate with 21st Century to provide services and equipment necessary to serve TTY/TDD customers at rates, terms and conditions set forth in a separate agreement to be negotiated between the Parties.

           X.13         Service Functions

                        X.13.1        Point of Contact for Resale Purchase
Customer.

                        (A) Primary Point of Contact. Except as otherwise provided in this Agreement, 21st Century shall be the primary point of contact for all 21st Century Customers.

                        (B) Service Referrals. Ameritech shall refer all questions from any 21st Century resale Customer regarding any 21st Century service or product directly to 21st Century in accordance with the procedures set forth in the
                                      Implementation Plan. Ameritech shall use its best efforts to ensure that all Ameritech representatives who receive such inquiries regarding 21st Century services do not in any way disparage or discriminate against 21st Century or its products or services and do not provide information about Ameritech products or services during such Customer contact.

                        (C)           Customer Contact Employee Training.
                                      Ameritech shall provide training for all its employees who may communicate, either by telephone or face to face, with 21st Century Customers to assure that the requirements of this Agreement are met. Furthermore, the same quality standards that Ameritech requires of its employees when contacting an Ameritech Customer (e.g., honesty, respect and courtesy) shall apply when its employees are in contact with 21st Century Customers.

                        X.13.2 Operations Support Systems Functions -- Provisioning.

                        (A) Electronic Interface for Pre-Ordering, Ordering and Provisioning. Ameritech will provide an electronic interface for the transfer and receipt of data necessary to perform the pre-ordering, ordering and provisioning functions (e.g., order entry, telephone number selection and due date selection) associated with Resale Services. Initially, the interface for ordering will be separate from the interface used for pre-ordering and provisioning. By the end of the first quarter of 1997, the interface for ordering will migrate to the pre-ordering and provisioning interface. The interface will be administered through a gateway that will serve as a single point of contact for the transmission of such data. This gateway will provide for equivalent functionality for pre-ordering, ordering and provisioning (as such terms are described in this Section 10.13.2) as Ameritech uses in its provision of retail services for the above functions. The interface will be consistent with the Alliance for Telecommunications Industry Solutions (ATIS),
                                      Telecommunications Industry Forum
                                      (TCIF), Electronic Data Interchange
                                      (EDI) Customer Service Guideline, issue
                                      5, and provide the functionality
                                      described in Schedule 10.13.2 and

                                      Ameritech's Service Order Interface
                                      Document, version 2.00. The electronic
                                      interface to be provided by Ameritech
                                      will provide system- to-system
                                      communications on a real-time basis
                                      (response in seconds), with built-in
                                      error recovery and built-in operations,
                                      administration and maintenance
                                      functionality, at a ninety-five percent
                                      (95%) network reliability level.
                                      However, as an industry standard
                                      interface is developed by the
                                      appropriate industry forum, and
                                      generally accepted for implementation by the industry, Ameritech shall implement such interface.

                        (B) Service Ordering and Provisioning. Service Orders will be placed by 21st Century and provisioned by Ameritech in accordance with the procedures described in this
                                      Section 10.13 and the Implementation Plan.
                                      Any Service Order activity resulting in
                                      primary local exchange carrier changes
                                      will comply with the requirements of 47
                                      C.F.R. ss. 64.1100 and Section 10.9.1.

                        (C) Provisioning Support. Ameritech shall provide provisioning support to 21st Century on the same basis Ameritech provides to its retail Customers. Provisioning support may be expanded as mutually agreed by the Parties.

                        (D) Status Reports. After receipt and acceptance of a Service Order, Ameritech shall provide 21st Century with service status notices on an exception basis.

                        (E) Engineering Support. When requested by 21st Century, Ameritech shall provide timely engineering support.

                        (F) Requests for Service Changes. Where Ameritech provides installation,
                                      Ameritech's representatives shall inform an 21st Century Customer to contact 21st Century if such Customer requests a service change at the time of installation.

                        (G) Non-Interruption of Service. Except as specifically provided in this Agreement or pursuant to an order of a court or commission of competent jurisdiction, Ameritech may not initiate any disconnect, suspension or termination of an 21st Century Customer's Resale Service, unless directed to do so by 21st Century by transmission of a Service Order or Ameritech's receipt of proper authorization to change such Customer's primary local exchange carrier to a carrier other than 21st Century.

                        X.13.3 Operations Support Systems Functions -- Maintenance.

                        (A) Electronic Interface for Maintenance and Repair. Ameritech will provide an electronic interface for the transfer and receipt of data necessary to perform the maintenance and repair functions (e.g., trouble receipt and trouble status). This interface will be administered through a gateway that will serve as a single point of contact for the transmission of such data. This gateway will provide for equivalent functionality for maintenance and repair (as such terms are described in this Section 10.13.3) as Ameritech uses for maintenance and repair of its retail services. The interface will be consistent with the Alliance for Telecommunications Industry Solutions
                                      (ATIS), T1-Telecommunications (T1) -
                                      Operations, Administration, Maintenance
                                      and Provisioning (OAM&P), standard
                                      T1.227-95 and T1.228-95, and the
                                      Ameritech Electronic Bonding Interface
                                      (EBI) document. However, as an industry
                                      standard interface is developed by the
                                      appropriate industry forum, and
                                      generally accepted for implementation by the industry, Ameritech shall implement such interface. Procedures for implementing any changes to the interface will be included in the Implementation Plan.

                        (B) Maintenance. Maintenance will be provided by Ameritech as set forth in the Implementation Plan and in accordance with the requirements set forth in Sections
                                      10.7 and 10.8 and Schedule 10.13.

           X.14         Responsibilities of 21st Century

                        X.14.1 21st Century shall be responsible for providing to its Customers and to Ameritech a telephone number or numbers that 21st Century's Customers can use to contact 21st Century in the event of service or repair requests. If 21st Century's Customers contact Ameritech with regard to such requests, Ameritech shall inform such Customers that they should call 21st Century and will provide 21st Century's contact number to such Customers. At 21st Century's request, Ameritech shall provide a "warm" transfer to 21st Century of calls Ameritech receives from 21st Century Customers for service or repair requests at the rates set forth at Item VI of the Pricing Schedule.

                        X.14.2 21st Century shall provide Ameritech with accurate and complete information regarding 21st Century's Customers in a method reasonably prescribed by Ameritech to allow Ameritech to keep its Emergency Telephone Number Service database updated, if Ameritech maintains such a database.

                        X.14.3 Prior to the Effective Date,4/ 21st Century shall have received and communicated to Ameritech its Carrier Identification Code and its Access Carrier Name Abbreviation or Interexchange Access Customer Code.

           X.15 Responsibilities of Ameritech. Ameritech shall provide access to the following services where Ameritech is the underlying 9-1-1 service provider:

           (I) Universal Emergency Number service, a telephone exchange communication service that includes lines and equipment necessary for answering, transferring and dispatching public emergency telephone calls originated by persons within the telephone Central Office areas arranged for 9-1-1 calling.

           (II) Basic 9-1-1 service (where available), which provides for routing all 9-1-1 calls originated by Customers having telephone numbers beginning with a given Central Office prefix code or codes to a single PSAP equipped to receive those calls.

           (III) Enhanced 9-1-1 ("E9-1-1") service, which provides additional features to Basic 9-1-1 service, such as selective routing of 9-1-1 calls to a specific PSAP that is selected from the various PSAPs serving Customers within that Central Office area.

           (IV) 9-1-1 call routing to the appropriate PSAP. Ameritech shall provide and validate 21st Century Customer information to the PSAP. Ameritech shall use its service order process to update and maintain, on the same schedule that it uses for its retail Customers, the 21st Century Customer service information in the ALI/DMS (Automatic Location Identification/Data Management System) used to support 9-1-1 services.

Both 21st Century and its Customers purchasing Resale Service under this Agreement are not charged for calls to the 9-1-1 number, except as provided in any applicable tariff or pursuant to Applicable Law.

           X.16         Exchange of Billing Information

                        X.16.1 Ameritech shall provide 21st Century a specific Daily Usage File ("DUF") for Resale Services provided hereunder ("Customer Usage Data"). Such Customer Usage Data shall be recorded by Ameritech in accordance with the Ameritech Electronic Billing System (AEBS) and EMR. The DUF shall include specific daily usage, including both Local Traffic and IntraLATA Toll Traffic, in EMR format, for each individual Resale Service and shall include sufficient detail to enable 21st Century to bill its Customers for Resale Services provided

---------------
4/ Because the terms of this Agreement are the result of 21st Century's adoption under Section 252(i) of the Act of the MCI Agreement, the Parties agree that the term "Effective Date", for purposes of this
           Section 10.14.3, shall mean April 20, 1998.

by Ameritech. Ameritech will provide to 21st Century detailed specifications that will enable 21st Century to develop an interface for the exchange of Customer Usage Data. Procedures and processes for implementing the interface will be included in the Implementation Plan. Except as provided in Section 10.16.4, no other detailed billing shall be provided by Ameritech to 21st Century.

                        X.16.2 Interexchange call detail forwarded to Ameritech for billing, which would otherwise be processed by Ameritech, will be returned to the IXC and will not be passed through to 21st Century. This call detail will be returned to the IXC with a transaction code indicating that the returned call originated from a resold account. Billing for 900 and 976 calls or other Information Services Traffic will be passed through when Ameritech records the message. If 21st Century does not wish to be responsible for 900 and 976 calls, it must order blocking for resold lines. When the IXC records the 900 and 976 calls, the call detail will be returned to the IXC. Upon 21st Century's request, Ameritech will recourse charges on 900 and 976 calls to the Information Service provider in accordance with existing agreements with such providers. If the provider will not accept recourse, Ameritech will notify 21st Century, and 21st Century, at its option and expense, may pursue any rights that Ameritech may have under such agreements to contest such charge. If 21st Century elects not to contest such charges or such Information Service provider does not accept the recourse, 21st Century will promptly pay Ameritech for such charges, and the dispute shall be solely between 21st Century and the Information Service provider.

                        X.16.3 21st Century shall be responsible for providing all billing information to its Customers who purchase Resale Services from 21st Century.

                        X.16.4 Ameritech shall bill 21st Century for Resale Services provided by Ameritech to 21st Century pursuant to the provisions of Article XXVII. Ameritech shall recognize 21st Century as the Customer of Record for all Resale Services and will send all notices, bills and other pertinent information directly to 21st Century. The bill will include sufficient data to enable 21st Century to (i) bill all charges to its Customers that are not included as Customer Usage Data and (ii) reconcile the billed charges with the Customer Usage Data.

           X.17         Use of Service

                        X.17.1 21st Century, and not Ameritech, shall be responsible to ensure that its and its Customers' use of the Resale Services complies at all times with Applicable Law. Ameritech may refuse to furnish or may disconnect Resale Services of 21st Century or, as appropriate, to an 21st Century Customer when:

                        (A) An order is issued by a court, the Commission or any other duly authorized agency, finding that probable cause exists to believe that the use made or to be made of a Resale Service is prohibited by Applicable Law, or

                        (B) Ameritech is notified in writing by a law enforcement agency acting within its jurisdiction that any facility furnished by Ameritech is being used or will be used for the purpose of transmitting or receiving gambling information in interstate or foreign commerce in violation of law.

                        X.17.2 Termination of Resale Service shall take place after reasonable notice is provided to 21st Century or as ordered by a court.

                        X.17.3 If communications facilities have been physically disconnected by law enforcement officials at the premises where located, and if there is not presented to Ameritech the written finding of a judge, then upon written request of 21st Century and agreement to pay restoral of Resale Service charges and other applicable charges, Ameritech shall promptly restore such Resale Service.

                        X.17.4        To the extent provided under the
Telephone Consumer Protection Act (47 U.S.C.ss. 227) and regulations thereunder, Resale Service shall not be used for the purpose of solicitation by recorded message when such solicitation occurs as a result of unrequested calls initiated by the solicitor by means of automatic dialing devices. Such devices, with storage capability of numbers to be called or a random or sequential number generator that produces numbers to be called and having the capability, working alone or in conjunction with other equipment, of disseminating a prerecorded message to the number called and that are calling party- or called party-controlled, are expressly prohibited.

                        X.17.5 The Resale Services shall not be used in any manner that interferes with other persons in the use of their Telecommunications Service, prevents other persons from using their Telecommunications Services, or otherwise impairs the quality of service to other carriers or Ameritech's Customers.

                        X.17.6 If 21st Century's use of Resale Services interferes unreasonably with the Resale Services of other carriers or their customers or of 21st Century's or Ameritech's Customers, 21st Century shall be required to take Resale Services in sufficient quantity or of a different class or grade to correct such interference.

                                   ARTICLE XI
                     NOTICE OF CHANGES -- SECTION 251(c)(5)

           If a Party makes (i) a change in its network that will materially affect the interoperability of its network with the other Party or (ii) changes Operations Support Systems functions that affect the operations of the other Party, the Party making the change shall provide reasonable advance written notice of such change to the other Party within such time period as determined by the FCC or the Commission and their respective rules and regulations.

                                   ARTICLE XII

                        COLLOCATION -- SECTION 251(c)(6)

           XII.1 Physical Collocation. Ameritech shall provide to 21st Century Physical Collocation on its Premises for equipment necessary for Interconnection (pursuant to Article III) or for access to unbundled Network Elements (pursuant to Article IX), except that Ameritech will provide for Virtual Collocation of such equipment if Ameritech demonstrates to the Commission that Physical Collocation is not practical for technical reasons or because of space limitations, as provided in Section 251(c)(6) of the Act. Ameritech shall provide 21st Century Collocation only for the purpose of Interconnection or access to Ameritech's Network Elements.

           XII.2 Virtual Collocation in Physical Collocation Space. Where 21st Century is Virtually Collocated on the Effective Date5/ in a space that was initially prepared for Physical Collocation, 21st Century may elect to (i) retain its Virtual Collocation on that Premises and expand that Virtual Collocation according to Ameritech's applicable tariffs or (ii) revert to Physical Collocation, in which case 21st Century shall coordinate with Ameritech for rearrangement of its transmission equipment and facilities, for which Ameritech shall impose no conversion charge. All applicable Physical Collocation recurring charges shall apply.

           XII.3 Virtual Collocation in Virtual Collocation Space. Where 21st Century is Virtually Collocated in a space that was initially prepared for Virtual Collocation, 21st Century may elect to (i) retain its Virtual Collocation in that space and expand that Virtual Collocation according to the terms of this Agreement and applicable tariffs or (ii) unless it is not practical for technical reasons or because of space limitations, as demonstrated by Ameritech to the Commission, convert its Virtual Collocation to Physical Collocation at such Premises, in which case 21st Century shall coordinate the construction and rearrangement with Ameritech of its transmission equipment and facilities, for which 21st Century shall pay Ameritech at the rates set forth at
Item VII of the Pricing Schedule. In addition, all applicable Physical Collocation recurring charges shall apply.

           XII.4 Nondiscriminatory Collocation. Collocation shall be made available to 21st Century by Ameritech on a basis that is at parity to the priorities that Ameritech provides to itself, its subsidiaries, Affiliates or other persons. The quality of design, performance, features, functions, maintenance and other characteristics of Collocation made available to 21st Century under this Agreement shall be at parity to that which Ameritech provides in its network to itself, its subsidiaries, its Affiliates or other persons.

           XII.5        Eligible Equipment

---------------
5/ Because the terms of this Agreement are the result of 21st Century's adoption under Section 252(i) of the Act of the MCI Agreement, the Parties agree that the term "Effective Date", for purposes of this
           Section 12.2, shall mean April 20, 1998.

                        XII.5.1 21st Century may Collocate equipment necessary for Interconnection, or access to Ameritech's Network Elements, including the following types of equipment:

                        (A)           OLTM equipment;

                        (B)           Multiplexers;

                        (C)           Digital Cross-Connect Panels;

                        (D)           Optical Cross-Connect Panels;

                        (E) Digital Loop Carrier, including Next Generation Digital Loop Carrier (in all cases utilizing transmission capabilities only);

                        (F)           Data voice equipment;

                        (G) Equipment used to facilitate hubbing architectures (e.g., SONET terminating equipment used for hubbing); and

                        (H) any other transmission equipment collocated as of August 1, 1996 necessary to terminate basic transmission facilities pursuant to 47 C.F.R. ss.ss. 64.1401 and 64.1402.

                        XII.5.2 21st Century shall not Collocate switching equipment or equipment used to provide enhanced services.

                        XII.5.3 Subject to the terms and conditions set forth in this Article XII, Ameritech shall not restrict the types of equipment or vendors of equipment to be installed.

                        XII.5.4 21st Century may use Collocated equipment to transport Interconnection or Network Element traffic through one (1) or more Ameritech Central Offices destined for termination at another Ameritech Central Office; provided that the type and use of such Collocated equipment conforms to the other restrictions in this Article XII.

           XII.6 Transmission Facility Options. For both Physical Collocation and Virtual Collocation, 21st Century may either purchase unbundled transmission facilities (and any necessary Cross-Connection) from Ameritech or provide its own or third-party leased transmission facilities and terminate those transmission facilities in its equipment located in its Collocation space at Ameritech's Premises.

           XII.7 Interconnection with other Collocated Carriers. Upon written request to Ameritech, 21st Century shall be permitted to Interconnect its network with that of another collocating Telecommunications Carrier at Ameritech's Premises by connecting its Collocated equipment to the Collocated equipment of the other Telecommunications Carrier via a Cross-Connection or other connecting transmission facilities ("Co-Carrier Cross-Connect") so long as
(i) 21st Century's and the other collocating Telecommunications Carrier's collocated equipment are to be used for Interconnection with Ameritech or for access to Ameritech's Network Elements (except that the Parties acknowledge that 21st Century may Collocate equipment necessary to connect to such other collocating Telecommunications Carrier (i.e., a multiplexer) that may not be directly connected to Ameritech for access to Ameritech's Network Elements but will connect at some point to Ameritech's network), (ii) 21st Century provides the connection between the equipment in the collocated spaces via a Cross-Connection or other connecting transmission facility that, at a minimum, complies in all respects with Ameritech's technical and engineering requirements and (iii) the connecting transmission facilities of 21st Century and the other collocating Telecommunications Carrier are contained wholly within space provided solely for Physical Collocation within Ameritech's Premises. In the event that such Co-Carrier Cross-Connect is used to connect with the Virtual Collocation equipment of 21st Century or another Telecommunications Carrier, Ameritech shall provide the Cross-Connect at the rates set forth in Item VII of the Pricing Schedule.

           XII.8 Interconnection Points and Cables. Ameritech shall:onnection Points and Cables

                        XII.8.1 provide 21st Century an Interconnection point or points physically accessible by both Ameritech and 21st Century, at which the fiber optic cable (or other necessary facility as per 21st Century's Bona Fide Request) carrying 21st Century's circuits can enter Ameritech's Premises; provided that Ameritech shall designate Interconnection Points as close as reasonably possible to Ameritech's Premises;

                        XII.8.2 provide at least two (2) such Interconnection points at Ameritech's Premises at which there are at least two (2) entry points for 21st Century's cable facilities, and at which space is available for new facilities in at least two (2) of those entry points;

                        XII.8.3 permit 21st Century Interconnection of copper or coaxial cable if such Interconnection is first approved by the Commission; and

                        XII.8.4 permit 21st Century Physical Collocation of microwave transmission facilities, except where such

Collocation is not practical for technical reasons or because of space limitations, in which case Ameritech shall provide Virtual Collocation of such facilities as required where technically feasible.

           XII.9        Allocation of Collocation Space

                        XII.9.1       21st Century may reserve Collocation
space for its future use in Ameritech's Premises in accordance with the provisions of Schedule 12.9.1. Ameritech shall notify 21st Century in writing if another Telecommunications Carrier requests Collocation space that is reserved by 21st Century. 21st Century shall, within five (5) Business Days of receipt of such notice, provide Ameritech either (i) written notice that 21st Century relinquishes such space or (ii) enforce its reservation of space in accordance with the provisions of Schedule 12.9.1. Failure of 21st Century to respond to Ameritech within the foregoing five (5) Business Day period shall be deemed an election by 21st Century to relinquish such space.

                        XII.9.2 Ameritech shall not be required to lease or construct additional space in a Premises to provide 21st Century Physical Collocation when existing space in such Premises has been exhausted.

                        XII.9.3       21st Century will provide  Ameritech
with a non-binding two (2)-year rolling forecast of its estimated requirements for Collocation that will be reviewed jointly on a yearly basis by the Parties, in accordance with the planning processes described in Schedule 12.9.3. Ameritech will attempt to deliver Collocation pursuant to 21st Century's forecasts to the extent that Collocation space is then available.

           XII.10 Security Arrangements. 21st Century shall comply with reasonable security arrangements as designated by Ameritech to separate 21st Century's Collocation space from Ameritech's facilities. 21st Century shall be responsible for all direct costs relating to the construction of a collocation cage for 21st Century's Physical Collocation space.

           XII.11 Subcontractor and Vendor Approval. Ameritech shall permit 21st Century to subcontract the construction and build-out of Physical Collocation arrangements with contractors approved by Ameritech. Approval of such subcontractors by Ameritech shall be based on the same criteria it uses in approving contractors for its own purposes. In addition, Ameritech shall allow 21st Century to have an Ameritech-approved vendor install updates to Collocated equipment, including software updates.

           XII.12       Delivery of Collocated Space

                        XII.12.1 Ameritech shall provide 21st Century with a single point of contact for all inquiries regarding Collocation. 21st Century shall request space for Collocation by delivering a written request to Ameritech. Each request for Collocation shall include (i) the Premises in which Collocation is requested, (ii) the amount of space requested, (iii) the interoffice transmission facilities 21st Century will require for such space,
(iv) the equipment to be housed in such space, (v) 21st Century's anticipated power requirements for the space, (vi) any extraordinary additions or modifications (i.e., security devices, node enclosures, HVAC, etc.) to the space or to the Premises to accommodate 21st Century's Collocated equipment, (vii) the specific level of diversity for fiber (or other facility as per 21st Century's Bona Fide Request) and power cabling to and from the Collocated space and (viii) the date on which 21st Century intends to initiate service from such space. Ameritech shall notify 21st Century in writing within ten (10) Business Days of receiving 21st Century's request for Collocation as to whether the requested space is available. If the requested amount of space is not available for Physical Collocation, Ameritech shall specify in its notice to 21st Century if an amount of space other than as requested by 21st Century is available, when the requested (and, if applicable, such other) space for Physical Collocation will be made available to 21st Century and shall offer to 21st Century Virtual Collocation Space in accordance with Section 12.12.3.

                        XII.12.2      Physical Collocation.

                        (A) If space for Physical Collocation is immediately available at the time of 21st Century's request, Ameritech shall include in its notice to 21st Century (i) the space to be provided and (ii) whether Ameritech can deliver the space to 21st Century by the date set forth in Section 12.12.2(c).

                        (B) If 21st Century's requested Physical Collocation space is available, Ameritech and 21st Century shall have an initial walkthrough of such space within ten (10) Business Days after Ameritech's receipt of 21st Century's Initial COBO Payment.

                        (C) Ameritech shall deliver to 21st Century the requested space on or before the later of (i) one hundred twenty (120) days from Ameritech's receipt of 21st Century's request for Collocation, (ii) ninety (90) days from the receipt of 21st Century's Initial COBO Payment (as provided on
                                      Schedule 12.12) and (iii) such other
                                      reasonable date that the Parties may agree upon if it is not feasible for Ameritech to deliver to 21st Century such space within the foregoing intervals (such date of delivery referred to as the "Delivery Date").

                        (D) Physical Collocation space ordered by 21st Century will be made available to 21st Century by Ameritech as more fully described in Section 1 of Schedule 12.12.

                        (E) If Ameritech does not provide 21st Century with its Collocated space by the Delivery Date and such delay is caused directly by Ameritech's actions or its failure to act (and not by an 21st Century Delaying Event), 21st Century shall receive a credit of 1/120th of its COBO payment for each day after the applicable Delivery Date that such Collocated space is not made available.

                        (F) Ameritech may begin billing 21st Century for recurring charges for the Collocated space on the Occupancy Date. For purposes of this Article XII, "Occupancy Date" shall mean the date on which (i) the Parties have completed the acceptance walkthrough of 21st Century's Physical Collocation Space and (ii) no bona fide exceptions for such space have been noted or remain outstanding. 21st Century shall vacate the Collocated space if either (i) 21st Century fails to install within ninety (90) days of the Occupancy Date the equipment necessary for Interconnection and/or access to unbundled Network Elements to be housed in such space or (ii) 21st Century fails to Interconnect to the Ameritech network within one hundred and fifty (150) days of the Occupancy Date. If 21st Century is required to vacate the space pursuant to this Section 12.12.2(f), 21st Century shall vacate such space within
                                      ninety (90) Business Days of the
                                      earliest to occur of the foregoing
                                      events. If, after vacating a space,
                                      21st Century still requires
                                      Collocation in that Premises, 21st
                                      Century shall be required to submit
                                      a new request for Collocation
                                      pursuant to the provisions of
                                      Section 12.12.1.

                        (G) Physical Collocation will be subject to the additional rules and regulations set forth in Section 2.0 of Schedule 12.12.

                        (H) Ameritech shall provide positive confirmation to 21st Century when construction of 21st Century Collocated space is fifty percent (50%) completed. This confirmation shall also include confirmation of the scheduled completion date and Delivery Date. The Implementation Plan will include a process for determining when construction is fifty percent (50%) complete.

                        (I) After completion of construction but prior to occupancy, 21st Century and Ameritech will complete an acceptance walkthrough of all Collocated space requested from Ameritech. Exceptions that are noted during this acceptance walkthrough shall be corrected by Ameritech as soon as possible but not later than thirty (30) days after the walkthrough. Ameritech shall conduct a root-cause analysis of all exceptions identified. The correction of these exceptions from 21st Century's original request for Collocation shall be at Ameritech's expense and shall be subject to an additional walkthrough and acceptance by 21st Century.

                        (J) The Implementation Team shall establish, pursuant to Section 18.2(a), contacts (names and telephone numbers) for each Party for the following areas relating to
                                      Collocation:

                                                  1. Engineering; 2. Physical
                                                  and Logical Security; 3.
                                                  Provisioning; 4. Billing; 5.
                                                  Operations; 6. Site and
                                                  Building Managers; and 7.
                                                  Environmental and Safety.

                        (K) The Implementation Team shall also establish an escalation process for each Party's employees (names, telephone numbers and escalation order) for any disputes that may arise pursuant to the Parties' Collocation of equipment hereunder.

                        XII.12.3      Virtual Collocation.

                        (A) If 21st Century requests Virtual Collocation, or if requested Physical Collocation space is not available at a Premises and 21st Century elects Virtual Collocation, and such Virtual Collocation is available at the time of 21st Century's request, Ameritech shall include in its notice to 21st Century described in
                                      Section 12.12.1, (i) the space to be
                                      provided and (ii) whether Ameritech can
                                      deliver the space to 21st Century by the date set forth in Section 12.12.3(c).

                        (B) Ameritech and 21st Century will have an initial walkthrough of the Collocated space to be provided to 21st Century for Virtual Collocation on the date that is the earlier of (i) ten (10) Business Days after Ameritech's verification of the Virtual Collocation space to be provided to 21st Century and (ii) fourteen (14) calendar days after Ameritech's receipt of 21st Century's request for Virtual Collocation.

                        (C) Ameritech shall deliver to 21st Century the requested space on or before the later of (i) twelve (12) weeks from Ameritech's receipt of 21st Century's request for Virtual Collocation and (ii) such other reasonable date that the Parties may agree upon if it is not feasible for Ameritech to deliver to 21st Century such space within twelve (12) weeks (such date of delivery referred to as the "Delivery Date") and Ameritech notified 21st Century of this fact within ten (10) Business Days from Ameritech's receipt of 21st Century's request.

                        (D) Virtual Collocation space ordered by 21st Century will be made available to 21st Century by Ameritech, as more fully described in Section 3 of Schedule 12.12.

                        (E) Ameritech shall provide positive confirmation to 21st Century when construction of 21st Century Collocated space is fifty percent (50%) completed. This confirmation shall also include confirmation of the scheduled completion date and the Delivery Date. The Implementation Plan will include a process for determining when construction is fifty percent (50%) complete.

                        (F) After completion of construction and on or before but prior to the Delivery Date, 21st Century and Ameritech will complete an acceptance walkthrough of all Collocated space requested from Ameritech. Exceptions that are noted during this acceptance walkthrough shall be corrected by Ameritech as soon as possible but not later than thirty (30) days after the walkthrough. Ameritech shall conduct a root-cause analysis of all exceptions identified. The correction of these exceptions from 21st Century's original request for

                                      Collocation shall be at Ameritech's
                                      expense and shall be subject to an
                                      additional walkthrough and acceptance by
                                      21st Century.

           XII.13 Pricing. The prices charged to 21st Century for Collocation are set forth at Item VII of the Pricing Schedule.

           XII.14 Ameritech shall bill 21st Century for Collocation pursuant to the requirements of Article XXVII to this Agreement.

           XII.15       Common Requirements. The requirements set forth on
Schedule 12.15 shall be applicable to both Physical and Virtual Collocation.

           XII.16 Additional Requirements. The additional requirements set forth on Schedule 12.16 shall be applicable to Physical Collocation.

           XII.17 Protection of Service and Property. Both Parties shall exercise reasonable care to prevent harm or damage to the other Party, its employees, agents or Customers, or their property. Both Parties, their employees and agents agree to take reasonable and prudent steps to ensure the adequate protection of the other Party's property and services, including:

                        XII.17.1 Ameritech and 21st Century shall restrict access to 21st Century equipment, support equipment, systems, tools and data, or spaces that contain or house 21st Century equipment enclosures to 21st Century employees and other authorized non-21st Century personnel to the extent necessary to perform their specific job functions.

                        XII.17.2 21st Century shall comply at all times with reasonable security and safety procedures and existing requirements that are established by Ameritech and communicated to 21st Century.

                        XII.17.3      Ameritech shall allow 21st Century (i)
for 21st Century's Physical Collocation spaces, seven (7)-day, twenty-four
(24)-hour access to inspect or observe spaces that house or contain 21st Century equipment or equipment enclosures and Ameritech shall furnish 21st Century with keys, entry codes, lock combinations, and other materials or information that may be needed to gain entry into any secured 21st Century space, subject to
Section 12.17.2 and Article XX, and (ii) for 21st Century's Virtual Collocated space, access during the applicable Premises' normal business hours to inspect or observe 21st Century equipment. 21st Century acknowledges that Ameritech may require 21st Century's representative(s) to be escorted during such inspections/observations of Virtual Collocated space, and 21st Century agrees to pay the cost of Ameritech escorts.

                                  ARTICLE XIII

                     NUMBER PORTABILITY -- SECTION 251(b)(2)

           XIII.1 Provision of Local Number Portability. Each Party shall provide to the other Party, to the extent technically feasible, Local Number Portability in accordance with the requirements of the Act. To the extent technically feasible, Interim Local Number Portability will be provided by each Party with minimum impairment of functionality, quality, reliability and convenience to subscribers of the other Party's services. However, when a Customer switches from one Telecommunications Carrier to another and retains its telephone number, via Permanent Number Portability, each Party shall provide such portability without any impairment of functionality, quality, reliability or convenience.

                        13.1.1 Conventions. For purposes of this Article XIII, Party A means the Carrier from which a telephone number is Ported, and Party B means the carrier to which a telephone number is ported.

           XIII.2 Interim Number Portability (INP) The Parties agree to provide INP on a reciprocal basis between their networks to enable their Customers to utilize telephone numbers associated with a Telephone Exchange Service provided by one Party, in conjunction with a Telephone Exchange Service provided by the other Party, upon the coordinated or simultaneous termination of the first Telephone Exchange Service and activation of the second Telephone Exchange Service. The Parties shall provide reciprocal INP via remote call forwarding ("RCF"), Direct Inward Dialing ("DID"), NXX Migration or other technically feasible methods made pursuant to a Bona Fide Request; provided, in each case that the Customer whose telephone number is subject to INP remains within the same serving Wire Center or Switching Center. Subject to the restrictions set forth in this Article XIII, 21st Century shall specify on a per telephone number basis which method of INP is to be employed, and Ameritech shall provide such method to the extent technically feasible.

           XIII.3 Remote Call Forwarding ("RCF") If a Telephone Exchange Service Customer of Party A elects to become a Telephone Exchange Service Customer of Party B, such Customer may elect to utilize the original telephone number(s) corresponding to the Telephone Exchange Service(s) it previously received from Party A in conjunction with the Telephone Exchange Service(s) it shall now receive from Party B. Provided that Party B has complied with the requirements of Section 10.11.1 and has issued an associated service order to Party A to assign the number to Party B, Party A shall implement an arrangement whereby all calls to the original telephone number(s) shall be forwarded on a multiple-path basis to a new telephone number(s) designated by Party B. Party B shall specify the number of paths, up to ninety-nine (99) paths, required for each telephone number being ported. Party A shall route the forwarded traffic to Party B over the appropriate trunks as if the call were a call that had originated on Party A's network.

           XIII.4 Direct Inward Dialing ("DID"). DID service provides trunk-side access to End Office Switches for direct inward dialing to the other Party's premises equipment from the telecommunications network to lines associated with the other Party's switching equipment and must be provided on all trunks in a group arranged for inward service. In addition, direct facilities are required from the End Office where a ported number resides to the End Office serving the ported Customer. Transport mileage will be calculated as the airline distance between the End Office where the number is ported and the Interconnection Wire Center or Switching Center using the V&H coordinate method. INP-DID must be established with a minimum configuration of two (2) channels and one (1) unassigned telephone number per switch, per arrangement for control purposes. Transport facilities arranged for INP-DID may not be mixed with any other type of trunk group, with no outgoing calls placed over said facilities. INP-DID will be provided only where such facilities are available and where the switching equipment of the ordering Party is properly equipped. Where INP-DID service is required from more than one (1) Wire Center/Switching Center or from separate trunk groups within the same Wire Center/Switching Center, such service provided from each Wire Center/Switching Center or each trunk group within the same Wire Center/Switching Center shall be considered a separate service.

           XIII.5 NXX Migration. Where a Party has activated an entire NXX for a single Customer, or activated a substantial portion of an NXX for a single Customer with the remaining numbers in that NXX either reserved for future use or otherwise unused, if such Customer chooses to receive service from the other Party, the first Party shall cooperate with the second Party to have the entire NXX reassigned (or subsequently re-assigned, in the case of subsequent carrier changes) in the LERG (and associated industry databases, routing tables, etc.) to an End Office operated by the second Party. Such transfer will be accomplished with appropriate coordination between the Parties and subject to standard industry lead times for movements of NXXs from one switch to another. In the interim period, prior to the effective date of the LERG reassignment, the requesting party may request the providing party to implement RCF, DID or another method of INP that is consistent with the terms of this Agreement.

           XIII.6 Other INP Methods. Methods of providing INP, other than RCF, DID or NXX Migration, may be provided, to the extent technically feasible and consistent with applicable FCC or Commission decisions, pursuant to a Bona Fide Request.

           XIII.7       Other Interim Portability Provisions

                        XIII.7.1 Party B shall become the Customer of Record for the original Party A's telephone number(s), subject to the RCF or DID or other applicable arrangements that are provided pursuant to a Bona Fide Request. Party A shall use its reasonable efforts to provide Party B with a consolidated billing statement for all collect and billed-to-third-number calls associated with those numbers, with sub-account detail by retained number. Such billing statement shall be delivered in a mutually agreed format via either paper, Electronic File Transfer, daily magnetic tape or monthly magnetic tape. Party A shall provide to Party B the Exchange Message Record ("EMR") containing detailed records associated with the calls reflected on the billing statement, as generated by the Ameritech Electronic Billing System ("AEBS").

                        XIII.7.2      Unless otherwise mutually agreed to in
the Implementation Plan, Party A may cancel line-based calling cards and shall, as directed by Party B, update its LIDB listings for retained numbers, subject to RCF or DID. Ameritech will include billing number information associated with numbers used for INP arrangements in its LIDB and will store and administer such data in the same manner as Ameritech's data for its Customers. Ameritech shall provide responses to on-line queries to the stored information for the purpose of calling card validation, fraud control and billed numbers screening without charge.

                        XIII.7.3      If a Customer elects to move its
Telephone Exchange Service back to Party A during the continuance of the RCF or DID arrangement, Party A shall notify Party B of the Customer's termination of service with Party B and the Customer's instructions regarding its telephone number(s) within two (2) Business Days of receiving notification from the Customer. Subject to procedures generally performed by Party A for potential new Customers (e.g., credit checks, receipts of deposit), Party A shall reinstate service to the Customer, cancel the RCF or DID or other applicable arrangement currently being provisioned, or redirect the RCF or DID or other applicable arrangement pursuant to the Customer's instructions at that time.

                        XIII.7.4 At the time a Party requests RCF or DID, the other Party shall disclose to the other requesting Party any technical or capacity limitations that would prevent use of a requested INP implementation in a particular switching office.

                        XIII.7.5      Ameritech will provide SS7
functionalities (e.g., TCAP messages for CLASS Features) where such functionalities are available and it is technically feasible to provide such functionalities in conjunction with Interim Number Portability.

                        XIII.7.6 When RCF is used for 21st Century Customers, both the ported numbers and RCF numbers shall be stored in the PSAP database, to the extent that the database is capable of storing both numbers. 21st Century shall have the right to verify the accuracy of its information in the PSAP databases. To the extent technically feasible, and subject to the other terms and conditions of this Article XIII, Ameritech shall make available to 21st Century Customers the same 9-1-1 capabilities as Ameritech makes available to its Customers.

                         XIII.7.7     When RCF is used to port a Customer, the
donor provider must maintain the Line Information Database (LIDB) record for that number to reflect appropriate conditions as reported to it by the porting service provider. If Party B has not blocked outclear call, Party A must provide call records (e.g. third-party call collect or calling card calls) to 21st Century for billing and collection from the Customer. Party A shall send a CARE transaction to notify the appropriate IXC that access is no longer provided by Party A for that number.

                        XIII.7.8 Neither Party shall be required to provide Number Portability for non-geographic services (e.g., 500 and 900 NPAs, 976 NXX number services and coin telephone numbers) under this Agreement.

           XIII.8       Compensation on Traffic to INP'ed Numbers

                        XIII.8.1 The Parties agree that, under INP, transport and terminating compensation on Exchange Access calls to INP'ed numbers should be received by each Customer's chosen LEC through meet-point billing arrangements, as if each call to the Customer had been originally addressed by the caller to a telephone number bearing an NPA-NXX directly assigned to the Customer's chosen LEC. In order to accomplish this objective where INP is employed, the Parties shall utilize the process set forth in this
Section 13.8, whereby transport and terminating compensation on calls subject to INP will be passed from the Party (the "Performing Party") that performs the INP to the other Party (the "Receiving Party") for whose Customer the INP is provided.

                        XIII.8.2 For such Exchange Access Traffic, the Performing Party shall compensate the Receiving Party, consistent with Article VI of this Agreement (i.e., the Receiving Party shall receive the following rate elements of the Performing Party's effective interstate and intrastate access charges): carrier common line (CCL), residual interconnection charge (RIC) or transport interconnection charge (TIC), local switching (LS), one-half the local termination (LTT) rate elements, and one-half of the local transport facility
(LTF) rate elements, based on a five (5)-mile LTF.

                        XIII.8.3 The provision of revenues for Exchange Access from the Performing Party to the Receiving Party shall be governed by the audit provisions of Article XXVIII.

           XIII.9 Pricing for Interim Number Portability. Each Party shall comply with the methodology (including recordkeeping) established by the FCC or the Commission with respect to such Party's recovery in a competitively neutral manner of its costs to provide Interim Number Portability. To the extent permitted by the FCC or the Commission, such costs shall include a Party's costs to deliver calls between the other Party's Customers via Number Portability. Recovery of Interim Number Portability costs will be in a competitively neutral manner, as determined by the Commission. Until such time that the Commission determines a method for the recovery of INP costs, each Party shall provide INP to each other at a zero rate, and record their marginal costs to a deferred account. Such accumulated amounts will be treated in a manner consistent with the Commission's ultimate conclusion in Docket 95-0296.

           XIII.10 Permanent Number Portability. The Parties shall migrate from RCF, DID, NXX Migration or another agreed-upon method to Permanent Number Portability as soon as practically possible but no later than the date provided for by the FCC. The Parties shall provide Permanent Number Portability on a reciprocal basis to each other in accordance with rules and regulations as from time to time prescribed by the FCC and/or the Commission. Number Portability
(NP) shall include the following requirements:

                        XIII.10.1 Customers must be able to change local service providers and retain the same telephone number(s) consistent with FCC rules and regulations.

                        XIII.10.2 The NP network architecture shall not require either Party to rely on the network of the other Party for calls completing to its ported Customers.

                        XIII.10.3 When an office is equipped with NP, all NXXs in the office shall be defined as portable and translations will be changed in all service provider switches to open those NXXs for database queries. If a switch serves multiple Rate Centers, then, at a minimum, all of the NXXs for a Rate Center in that switch shall be made portable when any one of them is turned up.

                        XIII.10.4 Both Parties agree to implement Location Routing Numbers (LRN) as the Permanent Number Portability method, unless the Commission adopts a different Permanent Number Portability method consistent with FCC rules and regulations.

                        XIII.10.5 Processes and Procedures for the implementation of LRN or any other applicable Permanent Number Portability method shall be addressed by the Implementation Team, or any other body established by the Parties or the Commission for the purpose of addressing the implementation of Permanent Number Portability.

                        XIII.10.6 Subject to the terms of the initial reservation of numbers, when a Customer ports to another service provider and has previously secured a reservation of line numbers from the donor provider for possible activation at some future point, these reserved but inactive numbers shall "port" along with the active numbers being ported by the Customer in order to ensure that such Customer will be permitted to expand its service using the same number range it could use if it remained with the donor provider.

                        XIII.10.7 Joint Cooperation. Both 21st Century and Ameritech shall jointly cooperate to implement all requirements for Permanent Number Portability as set forth in the Act and FCC rules and regulations, including:

                        (a)           The provision of all emergency and
                                      operator services.

                        (b) The provision of information necessary to ensure that both carriers are able to rate and bill all types of calls.

                        XIII.10.8 The terminating carrier shall be the default carrier for database queries where a participating carrier is unable to perform its own query due to abnormal conditions.

                        XIII.10.9 Party A will provide Party B INP and NP for Customers moving to a different location, or staying at the same location, within the same Wire Center or Switching Center area.

                        XIII.10.10 SMS Administration. Ameritech will work cooperatively with other local service providers to establish the NP Service Management System (SMS). The SMS shall be administered by a neutral third party, to provide for the efficient porting of numbers between carriers, in accordance with the directions of the FCC or the Commission. Consistent with the FCC rules and regulations, Ameritech and 21st Century shall cooperate to facilitate the selection of a neutral third party and development of SMS, as well as SMS testing for effective procedures, electronic system interfaces, and overall readiness for use consistent with that specified for provisioning in this Agreement.

           XIII.11      Requirements for INP and NP

                        XIII.11.1 White Page Listings. Ameritech shall provide Directory listings in connection with ported Customers subject to the requirements of Article XV.

                        XIII.11.2 Cut-Over Process and Installation Intervals. Party A shall cooperate in the process of porting numbers from Party A to Party B so as to limit service outage for the ported Customer. Party A shall provide INP to Party B at the sooner of (i) the following intervals and
(ii) at parity with intervals that Party A provides INP to any other person:


1-10 Numbers per Service Order    5 days from Party A's Receipt of valid
                                  Service Order

11-20 Numbers per Service Order   10 days from Party A's Receipt of valid
                                  Service Order

21+ Numbers per Service Order     to be Negotiated


                        XIII.11.3 Testing. The Parties shall cooperate in conducting testing to ensure interconnectivity between systems. Each Party shall inform the other Party of any system updates that may affect the other Party's network and shall, at mutually agreeable times, perform tests to validate the operation of the network. Additional testing requirements may apply as specified by this Agreement.

                        XIII.11.4 Engineering and Maintenance. Ameritech and 21st Century will cooperate to ensure that performance of trunking and signaling capacity is engineered and managed at levels which are at least at parity with that provided by Ameritech to its subscribers and to ensure effective maintenance testing through activities such as routine testing practices, network trouble isolation processes and review of operational elements for translations, routing and network fault isolation. Additional specific engineering and maintenance requirements shall apply as specified in this Agreement.

                        XIII.11.5 Recording and Billing. Billing of Number Portability arrangements shall be governed by Article XXVII, unless any provision in Article XXVII is deemed inconsistent with the Act or a decision of a regulatory body of appropriate jurisdiction, in which case such decision shall apply. Subject to Section 13.7.5, calls originated from RCF ported numbers in 21st Century End Offices and sent to the 21st Century interLATA toll network must signal the 21st Century number in the Calling Party Number (CPN) parameter and ported number in the Charge Number (CN) parameter in the SS7 Initial Address Message.

                        XIII.11.6 Operator Services and Directory Assistance. Operation Services and Directory Assistance provisions for Number Portability arrangements shall be governed by Schedule 9.7.2.

                                   ARTICLE XIV

               DIALING PARITY -- SECTIONS 251(b)(3) and 271(e)(2)

                     NUMBER ADMINISTRATION -- SECTION 251(e)

           XIV.1 Dialing Parity. The Parties shall provide Dialing Parity to each other as required under Section 251(b)(3) of the Act, except as may be limited by Section 271(e)(2)(B) of the Act.

           XIV.2 Number Administration. Until Number Administration functions are assumed by a neutral third party, in accordance with FCC rules and regulations, Ameritech will provide nondiscriminatory access to and provisioning of telephone numbers for assignment by 21st Century in accordance with the current Central Office Code (NXX) Assignment Guidelines and the current NPA Code Relief Planning Guidelines, and will comply with numbering administration guidelines, plans, or rules which may be established in the future.

                                   ARTICLE XV

                     DIRECTORY LISTINGS -- SECTION 251(b)(3)

           XV.1 White Pages Directory Listings. Ameritech shall cause the Publisher to include Primary Listings of 21st Century's Customers ("21st Century Directory Customers") in its White Pages Directories under the following terms and conditions:

                        XV.1.1 Publisher will publish the Primary Listing of 21st Century Directory Customers located within the geographic scope of Publisher's directories at no charge.

                        XV.1.2 Listings of 21st Century Directory Customers shall be interfiled with listings of Customers of Ameritech and other LECs serving the same geographic area where such listings are included within a directory.

                        XV.1.3        Publisher shall provide 21st Century
with a copy of such listings prior to publication in such form and format as may be mutually agreed to by the Parties. Both Parties shall use their best efforts to ensure the accurate listing of such information.

                        XV.1.4 Ameritech or its Publisher must receive all Primary Listings of 21st Century Directory Customers prior to the service order close date for the directory in which those listings are to appear. Ameritech or its Publisher will provide 21st Century with appropriate service order close dates within thirty (30) days of this information becoming available.

                        XV.1.5 Publisher may include, at no charge, Primary Listings of 21st Century Directory Customers and provided to Ameritech or its Publisher in other directories published by Publisher or its Affiliate.

                        XV.1.6 Nothing in this Agreement shall restrict Ameritech's Publisher's authority as publisher of the directories from altering the geographic scope, directory life, headings, content or format of the directories. Publisher will provide information on such alterations at the same time such information is provided to Ameritech.

           XV.2 Listing and Listing Updates. 21st Century will provide 21st Century Directory Customer Primary Listings and Listing Updates to Ameritech or its Publisher on a non-exclusive basis as follows:

                        XV.2.1 21st Century shall provide its 21st Century Directory Customer Primary Listings to Ameritech or its Publisher in a mutually agreeable form and format. 21st Century acknowledges that Ameritech or its Publisher may impose a charge for changes to 21st Century Directory Customer Primary Listings previously provided by 21st Century to Ameritech or its Publisher; however, in no event shall such charge be greater than the amount Ameritech charges its Customers and such charge shall be calculated in the same manner as Publisher charges Ameritech for such changes.

                        XV.2.2        Within one (1) Business Day of
installation, disconnection or other change in service (including change of non-listed or non-published status) affecting the directory assistance database or the directory listing of an 21st Century Directory Customer, 21st Century shall provide Listing Updates to Ameritech or its Publisher in a form and format acceptable to Publisher. Listing Updates on 21st Century Directory Customers are to be provided to Ameritech and Listing Updates for facilities-based Customers of 21st Century shall be provided to Publisher.

                        XV.2.3 21st Century will cooperate with Publisher to develop a cost-effective, mutually satisfactory, mechanized or electronic process for the provision of 21st Century's Listing Updates to Publisher, which process shall be available for joint testing within six (6) months of the Effective Date.6/

                        XV.2.4 Publisher or Ameritech may sell or license the use of Customer Listings, or Listing Updates to third persons without the prior written consent of 21st Century; provided, however, that neither Publisher nor Ameritech will:

           (A) disclose non-listed name and address information to any third person, except as may be necessary to undertake delivery of directories or to perform other services contemplated under this Agreement;

---------------
6/ Because the terms of this Agreement are the result of 21st Century's adoption under Section 252(i) of the Act of the MCI Agreement, the Parties agree that the term "Effective Date", for purposes of this
           Section 15.2.3, shall mean April 20, 1998.

           (B) disclose to any third person the identity of a Customer's or resale Customer's LEC;

           (C) sell or license such Customer listing information sorted by carrier; or

           (D) disclose listing information for individual cases where 21st Century has notified Ameritech.

           XV.3 White Pages Directories Delivery. Publisher shall provide initial and secondary delivery of appropriate White Page Directories for resale Customers of 21st Century on the same basis as Publisher delivers White Pages Directories to Ameritech's retail Customers. Publisher and 21st Century may enter into a separate directory services agreement which, among the services provided, would include the delivery of White Page Directories to facilities-based Customers of 21st Century.

           XV.4 Nondiscriminatory Formats. Ameritech shall cause Publisher to make available to 21st Century Customers the same White Pages formats that Publisher provides Ameritech's retail Customers.

                                   ARTICLE XVI

                      ACCESS TO POLES, DUCTS, CONDUITS AND

                   RIGHTS-OF-WAY -- SECTIONS 251(b)(4) AND 224

           XVI.1        Structure Availability

                        XVI.1.1 Ameritech shall make available, to the extent it may lawfully do so, access to poles, ducts, conduits and Rights-of-way (individually and collectively, "Structure") owned or controlled by Ameritech for the placement of 21st Century's wires, cables and related facilities (individually and collectively, "Attachments"). "Rights-of-way" means (i) a legal interest of Ameritech in property of others, such as an easement or license, suitable for use for communications distribution facilities or (ii) Ameritech's own or leased property if such property is used for communications distribution facilities; provided, however until such time as may be ordered otherwise by the FCC or Commission, it does not generally include controlled environment vaults, remote equipment buildings, huts or enclosures, cross-connect cabinets, panels and boxes, equipment closets or enclosures in buildings, or any like or similar equipment enclosures or locations, or the ducts or conduit connecting any of the foregoing to manholes or conduit runs between manholes. The availability of Ameritech Structure for 21st Century's Attachments is subject to and dependent upon all rights, privileges, franchises or authorities granted by governmental entities with jurisdiction, existing and future agreements with other persons not inconsistent with Section 16.20, all interests in property granted by persons or entities public or private, and Applicable Law, and all terms, conditions and limitations of any or all of the foregoing, by which Ameritech owns and controls Structure or interests therein.

                        XVI.1.2 Ameritech will not make Structure available: (1) where, after taking all reasonable steps to accommodate such request, there is insufficient Capacity to accommodate the requested Attachment, and (2) an Attachment cannot be accommodated based upon nondiscriminatorily applied considerations of safety, reliability or engineering principles. For purposes of this Article XVI, "Capacity" means space available on or in Structure for a requesting party's Attachment without the requirement of modifications to the Structure. Before denying a request for access based upon insufficient Capacity, Ameritech will, in good faith, explore potential accommodations with 21st Century. If Ameritech denies a request by 21st Century for access to its Structure for insufficient Capacity, safety, reliability or engineering reasons, Ameritech will provide 21st Century a detailed, written reason for such denial (i) as soon as practicable but in any event within forty-five (45) days of the date of such request if Ameritech has actual or constructive knowledge of the reasons for such denial or (ii) promptly upon Ameritech's receipt of such reasons for denial if such reasons are not known until after the expiration of such forty-five (45)-day period.

           XVI.2 Franchises, Permits and Consents. 21st Century shall be solely responsible to secure any necessary franchises, permits or consents from federal, state, county or municipal authorities and from the owners of private property, to construct and operate its Attachments at the location of the Ameritech Structure it uses. 21st Century shall submit to Ameritech satisfactory evidence of 21st Century's lawful authority to occupy such Rights-of-way and construct its Attachments therein.

           XVI.3 Access and Modifications. Where necessary to accommodate a request for access of 21st Century, Ameritech will modify its Structure in order to accommodate the Attachments of 21st Century as set forth in this
Section 16.3, unless (i) Ameritech has denied access as described in Section 16.1.2, and/or (ii) because Ameritech may not lawfully make the Structure available. Ameritech may permit 21st Century to conduct Field Survey Work and Make-Ready Work itself or through its own contractors in circumstances where Ameritech is unable to complete such work in a reasonable time frame.

                        XVI.3.1 Before commencing the work necessary to provide such additional Capacity, Ameritech will notify all other parties having Attachments on or in the Structure of the proposed modification to the Structure. The modification to accommodate 21st Century may, at Ameritech's option, include modifications required to accommodate other attaching parties, including Ameritech, that desire to modify their Attachments.

                        XVI.3.2 If 21st Century requests access to an Ameritech Right-of-way where Ameritech has no existing Structure, Ameritech shall not be required to construct new poles, conduits or ducts, or to bury cable for 21st Century but will be required to make the Right-of-way available to 21st Century to construct its own poles, conduits or ducts or to bury its own cable; provided, however, if Ameritech desires to extend its own Attachments, Ameritech will construct Structure to accommodate 21st Century's Attachments.

                        XVI.3.3 The costs of modifying a Structure to accommodate 21st Century's request, the requests of another attaching party or the needs of Ameritech shall be borne by 21st Century, the other requesting party or Ameritech, respectively, except that if other parties obtain access to the Structure as a result of the modification, such parties shall share in the cost of modification proportionately with the party initiating the modification. An attaching party, including Ameritech, with a pre-existing Attachment to the Structure to be modified to accommodate 21st Century shall be deemed to directly benefit from the modification if, after receiving notification of the modification, it adds to or modifies its Attachment. If a party, including Ameritech, uses the modification to bring its Structure or Attachments into compliance with applicable safety or other requirements specified in Section 16.6, it shall be considered as sharing in the modification and shall share the costs of the modification attributable to its upgrade. Notwithstanding the foregoing, an attaching party or Ameritech with a pre-existing Attachment to the Structure shall not be required to bear any of the costs of rearranging or replacing its Attachment if such rearrangement or replacement is necessitated solely as a result of an additional Attachment or the modification of an existing Attachment sought by another attaching party. If an attaching party, including Ameritech, makes an Attachment to the facility after the completion of the modification, such party shall share proportionately in the cost of the modification if such modification rendered the added attachment possible.

                        XVI.3.4 All modifications to Ameritech's Structure will be owned by Ameritech. 21st Century and other parties, including Ameritech, who contributed to the cost of a modification, may recover their proportionate share of the depreciated value of such modifications from parties subsequently seeking Attachment to the modified structure. Any necessary procedures with respect to a Party's recovery of its proportionate share of the value of any modifications shall be as prescribed by the Implementation Team.

           XVI.4 Installation and Maintenance Responsibility. 21st Century shall, at its own expense, install and maintain its Attachments in a safe condition and in thorough repair so as not to conflict with the use of the Structure by Ameritech or by other attaching parties. Work performed by 21st Century on, in or about Ameritech's Structures shall be performed by competent workmen skilled in the trade with qualifications and training at least equivalent to that of the workers and contractors of Ameritech. Ameritech will specify the location on the Structure where 21st Century's Attachment shall be placed, which location shall be designated in a nondiscriminatory manner. 21st Century shall construct each Attachment in conformance with the permit issued by Ameritech for such Attachment. Other than routine maintenance and service wire Attachments, 21st Century shall not modify, supplement or rearrange any Attachment without first obtaining any permit required by the applicable party. 21st Century shall provide Ameritech with notice before entering any Structure for construction or maintenance purposes.

           XVI.5 Emergency Repairs. In the event of an emergency, Ameritech shall begin repair of its facilities containing 21st Century's Attachments as soon as reasonably possible after notification by 21st Century.

           XVI.6 Installation and Maintenance Standards. 21st Century's Attachments shall be installed and maintained in accordance with the rules, requirements and specifications of the National Electrical Code, National Electrical Safety Code, Bellcore Construction Practices, the Commission, the Occupational Safety & Health Act and the valid and lawful rules, requirements and specifications of any other governing authority having jurisdiction over the subject matter.

           XVI.7 Implementation Team. The Implementation Team to be formed pursuant to Article XVIII shall develop cooperative procedures for implementing the terms of this Article XVI and to set out such procedures in the Implementation Plan. The Parties, through the

Implementation Team, shall develop mutually agreeable intervals for completion of process steps in providing 21st Century access to Ameritech's Structure and appropriate penalties for failure to timely complete process steps for which fixed intervals have been assigned. Ameritech will provide 21st Century with access to information regarding the provision of access to Ameritech's Structure which will be sufficient for 21st Century to verify that Ameritech is providing 21st Century with access to its Structure that is comparable to that provided by Ameritech to itself, its subsidiaries, Affiliates and other persons requesting access to Ameritech's Structure.

           XVI.8 Access Requests. Any request by 21st Century for access to Ameritech's Structure shall be in writing and submitted to Ameritech's Structure Leasing Coordinator. Ameritech may not unreasonably limit the number and scope of requests from 21st Century being processed at any one time and may prescribe a reasonable non-discriminatory process for orderly administration of such requests. 21st Century's Attachment to Ameritech's Structure shall be pursuant to a permit issued by Ameritech for each request for access.

           XVI.9        Unused Space. Excepting maintenance ducts as provided in
Section 16.10 and ducts required to be reserved for use by municipalities, all useable but unused space on Structure owned or controlled by Ameritech shall be available for the Attachments of 21st Century, Ameritech or other providers of Telecommunications Services or cable television systems. 21st Century may not reserve space on Ameritech Structure for its future needs. Ameritech shall not reserve space on Ameritech Structure for the future need of Ameritech nor permit any other person to reserve such space. Notwithstanding the foregoing, 21st Century may provide Ameritech with a two (2)-year rolling forecast of its growth requirements for Structure that will be reviewed jointly on an annual basis.

           XVI.10       Maintenance Ducts

                        XVI.10.1 One duct and one inner-duct in each conduit section shall be kept vacant as maintenance ducts.

Maintenance ducts shall be made available to 21st Century for maintenance purposes if it has a corresponding Attachment.

                        XVI.10.2 Where a spare innerduct does not exist, upon the mutual agreement of the Parties, Ameritech shall allow 21st Century to install an innerduct in Ameritech conduit.

           XVI.11 Applicability. The provisions of this Agreement shall apply to all Ameritech Structure now occupied by 21st Century.

           XVI.12 Other Arrangements. 21st Century's use of Ameritech Structure is subject to any valid, lawful and nondiscriminatory arrangements Ameritech may now or hereafter have with others pertaining to the Structure.

           XVI.13 Cost of Certain Modifications. If at the request of a governmental entity, third person, court or Commission or property owner, Ameritech moves, replaces or changes the location, alignment or grade of its conduits or poles, each Party shall bear its own expenses of relocating its own equipment and facilities.

           XVI.14 Maps and Records. Ameritech will provide 21st Century, at 21st Century's request and expense, with access to and copies of maps, records and additional information relating to its Structure within the time frames agreed upon by the Implementation Team; provided that Ameritech may redact any proprietary information (of Ameritech or third parties) contained or reflected in any such maps, records or additional information before providing such information to 21st Century. Upon request, Ameritech will meet with 21st Century to clarify matters relating to maps, records or additional information. Ameritech does not warrant the accuracy or completeness of information on any maps or records.

           XVI.15 21st Century Access. 21st Century shall provide Ameritech with notice before entering any Ameritech Structure.

           XVI.16 Occupancy Permit. 21st Century occupancy of Structure shall be pursuant to a permit issued by Ameritech for each requested Attachment. Any such permit shall terminate (a) if 21st Century's franchise, consent or other authorization from federal, state, county or municipal entities or private property owners is terminated, (b) if 21st Century has not placed and put into service its Attachments within one hundred eighty (180) days from the date Ameritech has notified 21st Century that such Structure is available for 21st Century's Attachments, and such delay is not caused by an Ameritech Delaying Event, (c) if 21st Century ceases to use such Attachment for any period of one hundred eighty (180) consecutive days, (d) if 21st Century fails to comply with a material term or condition of this Article XVI and does not correct such noncompliance within sixty (60) days after receipt of notice thereof from Ameritech or (e) if Ameritech ceases to have the right or authority to maintain its Structure, or any part thereof, to which 21st Century has Attachments. If Ameritech ceases to have the right or authority to maintain its Structure, or any part thereof, to which 21st Century has Attachments, Ameritech shall (i) provide 21st Century notice within ten (10) Business Days after Ameritech has knowledge of such fact and (ii) not require 21st Century to remove its Attachments from such Structure prior to Ameritech's removal of its own attachments. Ameritech will provide 21st Century with at least sixty (60) days' written notice prior to (x) terminating a permit or service to an 21st Century Attachment or removal thereof for a material breach of the provisions of this
Article XVI, (y) any increase in the rates for Attachments to Ameritech's Structure permitted by the terms of this Agreement, or (z) any modification to Ameritech's Structure to which 21st Century has an Attachment, other than a modification associated with routine maintenance or as a result of an emergency. If 21st Century surrenders its permit for any reason (including forfeiture under the terms of this Agreement), but fails to remove its Attachments from the Structure within one hundred eighty (180) days after the event requiring 21st Century to so surrender such permit, Ameritech shall remove 21st Century's Attachments at 21st Century's expense.

           XVI.17 Inspections. Ameritech may make periodic inspections of any part of the Attachments of 21st Century located on Ameritech Structures. When reasonably practicable to do so, Ameritech shall provide prior written notice to 21st Century of such inspections.

           XVI.18 Damage to Attachments. Both 21st Century and Ameritech will exercise precautions to avoid damaging the Attachments of the other or to any Ameritech Structure to which 21st Century obtains access hereunder. Subject to the limitations in
Article XXVI, the Party damaging the Attachments of the other shall be responsible to the other therefor.

           XVI.19 Charges. Ameritech's charges for Structure provided hereunder shall be determined in compliance with the regulations to be established by the FCC pursuant to Section 224 of the Act. Prior to the establishment of such rates, Ameritech's charges for Structure will be those of the lowest existing contract available to an attaching party in the State of Illinois, including any Affiliate of Ameritech. The charges as of the Effective Date are set forth at Item VIII of the Pricing Schedule and Ameritech reserves the right to periodically adjust such charges consistent with the foregoing. A reasonable deposit shall be required for map preparation, make-ready surveys and Make-Ready Work.

           XVI.20 Nondiscrimination. Except as otherwise permitted by Applicable Law, access to Ameritech owned or controlled Structure shall be provided to 21st Century on a basis that is nondiscriminatory to that which Ameritech provides to itself, its Affiliates, Customers, or any other person.

           XVI.21       Interconnection

                        XVI.21.1 Upon request by 21st Century, Ameritech will permit the interconnection of ducts or conduits owned by 21st Century in Ameritech manholes.

                        XVI.21.2 Except where required herein, requests by 21st Century for interconnection of 21st Century's Attachments in or on Ameritech Structure with the Attachments of other attaching parties in or on Ameritech Structure will be considered on a case-by-case basis and permitted or denied based on the applicable standards set forth in this Article XVI for reasons of insufficient Capacity, safety, reliability and engineering. Ameritech will provide a written response to 21st Century's request within forty-five (45) days of Ameritech's receipt of such request.

                        XVI.21.3 21st Century shall be responsible for the costs of any Make-Ready-Work required to accommodate any interconnection pursuant to this Section 16.21.

           XVI.22 Cost Imputation. Ameritech will impute costs consistent with the rules under Section 224(g) of the Act.

           XVI.23 Structure Leasing Coordinator. Requests for access to Ameritech Structure shall be made through Ameritech's Structure Leasing Coordinator, who shall be 21st Century's single point of contact for all matters relating to 21st Century's access to Ameritech's Structure. The Structure Leasing Coordinator shall be responsible for processing requests for access to Ameritech's Structure, administration of the process of delivery of access to Ameritech's Structure and for all other matters relating to access to Ameritech's Structure.

           XVI.24       State Regulation. The terms and conditions in this
Article XVI shall be modified through negotiation between the Parties to comply with the regulations of the state in which Ameritech owns or controls Structure to which 21st Century seeks access if such state meets the requirements of Section 224(c) of the Act for regulating rates, terms and conditions for pole attachments and so certifies to the FCC under Section 224(c) of the Act and the applicable FCC rules pertaining hereto. Until the terms and conditions of this Article XVI are renegotiated, the rules, regulations and orders of such state so certifying shall supersede any provision herein inconsistent therewith.

           XVI.25 Abandonments, Sales or Dispositions. Ameritech shall notify 21st Century of the proposed abandonment, sale, or other intended disposition of any Structure.

                                  ARTICLE XVII
                              REFERRAL ANNOUNCEMENT

           When a Customer changes its service provider from Ameritech to 21st Century, or from 21st Century to Ameritech, and does not retain its original telephone number, the Party formerly providing service to such Customer shall provide a referral announcement ("Referral Announcement") on the abandoned telephone number which provides details on the Customer's new number. Referral Announcements shall be provided reciprocally, free of charge to both the other Party and the Customer, for a period of four (4) months after the date the Customer changes its telephone number in the case of business Customers and sixty (60) days after the date the Customer changes its telephone number in the case of residential Customers. However, if either Party provides Referral Announcements for a period different (either shorter or longer) than the above respective periods when its Customers change their telephone numbers, such Party shall provide the same level of service to Customers of the other Party.

                                  ARTICLE XVIII
                   IMPLEMENTATION TEAM AND IMPLEMENTATION PLAN

           XVIII.1      Implementation Team. This Agreement sets forth the
overall standards of performance for the services, processes, and systems capabilities that the Parties will provide to each other, and the intervals at which those services, processes and capabilities will be provided. The Parties understand that the arrangements and provision of services described in this Agreement shall require technical and operational coordination between the Parties. Accordingly, the Parties agree to form a team (the "Implementation Team") which shall develop and identify those processes, guidelines, specifications, standards and additional terms and conditions necessary to support and satisfy the standards set forth in this Agreement and implement each Party's obligations hereunder. Within five (5) days after the Effective Date,7/ each Party shall designate, in writing, not more than four (4) persons to be permanent members of the Implementation Team; provided that either Party may include in meetings or activities such technical specialists or other individuals as may be reasonably required to address a specific task, matter or subject. Each Party may replace its representatives on the Implementation Team by delivering written notice thereof to the other Party. Each Party represents and warrants that its representatives on the Implementation Team shall have authority to make decisions on behalf of such Party and bind such Party.

           XVIII.2      Implementation Plan. Within ninety (90) days after the
date on which the Commission (or the FCC if the Commission fails to act) approves this Agreement under Section 252 of the Act, the agreements reached by the Implementation Team shall be documented in an operations manual (the "Implementation Plan"). The Implementation Plan shall address the following matters, and may include any other matters agreed upon by the Implementation
Team:

                    (1) the respective duties and responsibilities of the Parties with respect to the administration and maintenance of the Interconnections (including signaling) specified in Article III and the trunk groups specified in Article IV and, including standards and procedures for notification and discoveries of trunk disconnects;

                    (2)       disaster recovery and escalation provisions;

                    (3) Access to Operations Support Systems functions provided hereunder, including interfaces and gateways;

                    (4) Escalation procedures for ordering, provisioning, billing, and maintenance;

---------------
7/ Because the terms of this Agreement are the result of 21st Century's adoption under Section 252(i) of the Act of the MCI Agreement, the Parties agree that the term "Effective Date", for purposes of this
           Section 18.1, shall mean April 20, 1998.

                    (5) Single points of contact for ordering, provisioning, billing, and maintenance;

                    (6) Service ordering and provisioning procedures, including provision of the trunks and facilities;

                    (7)       Provisioning and maintenance support;

                    (8) Conditioning and provisioning of Collocation space and maintenance of Virtually Collocated equipment;

                    (9) Procedures and processes for Directories and Directory Listings;

                    (10) Service referral procedures, including procedures for handling misdirected inquiries and calls and procedures for handling out-of-service or irate Customers;

                    (11)      Training;

                    (12) Billing processes and procedures, including measurements and ratings;

                    (13) Network planning components, including system architecture, planning SONET equipment configuration, fiber hand-off, test and acceptance of SONET ring, trunking, signaling, and augment process;

                    (14) Joint systems readiness and operational readiness plans;

                    (15) Appropriate testing of services, equipment, facilities and Network Elements;

                    (16)      Monitoring of inter-company operational processes;

                    (17) Procedures for coordination of local PIC changes and processing;

                    (18) Information regarding reporting and levels of content for performance benchmark records;

                    (19)      Physical and network security concerns; and

                    (20) Such other matters specifically referenced in this Agreement that are to be agreed upon by the Implementation Team and/or contained in the Implementation Plan.

           XVIII.3      Action of Implementation Team. The Implementation Plan
may be amended from time to time by the Implementation Team as the team deems appropriate. Unanimous written consent of the permanent members of the Implementation Team shall be required for any action of the Implementation Team. If the Implementation Team is unable to act, the existing provisions of the Implementation Plan shall remain in full force and effect.

           XVIII.4      Further Coordination and Performance. Except as
otherwise agreed upon by the Parties, on a mutually agreed-upon day and time once a month during the Term, the Implementation Team shall discuss the performance of the Parties under this Agreement. At each such monthly meeting the Parties will discuss: (i) the administration and maintenance of the Interconnections and trunk groups provisioned under this Agreement; (ii) the Parties' provisioning of the services provided under this Agreement; (iii) the Parties' compliance with the Performance Benchmarks set forth in this Agreement and any areas in which such performance may be improved; (iv) any problems that were encountered during the preceding month or anticipated in the upcoming month; (v) the reason underlying any such problem and the effect, if any, that such problem had, has or may have on the performance of the Parties and (vi) the specific steps taken or proposed to be taken to remedy such problem. In addition to the foregoing, the Parties through their representatives on the Implementation Team or such other appropriate representatives will meet to discuss any matters that relate to the performance of this Agreement, as may be requested from time to time by either of the Parties.

           XVIII.5      Dispute Resolution. If the Implementation Team is unable
to agree upon any of the matters to be included in the Implementation Plan, then either Party may invoke the procedures set forth in Section 28.3.

                                   ARTICLE XIX
                     GENERAL RESPONSIBILITIES OF THE PARTIES

           XIX.1 Compliance with Implementation Schedule. Each of Ameritech and 21st Century shall use its best efforts to comply with the Implementation Schedule.

           XIX.2 Compliance with Applicable Law. Each Party shall comply at its own expense with all applicable federal, state, and local statutes, laws, rules, regulations, codes, effective orders (not subject to an effective stay), decisions, injunctions, judgments, awards and decrees ("Applicable Laws") that relate to its obligations under this Agreement.

           XIX.3 Necessary Approvals. Each Party shall be responsible for obtaining and keeping in effect all approvals from, and rights granted by, governmental authorities, building and property owners, other carriers, and any other persons that may be required in connection with the performance of its obligations under this Agreement. Each Party shall reasonably cooperate with the other Party in obtaining and maintaining any required approvals and rights for which such Party is responsible.

           XIX.4 Environmental Hazards. Each Party will be solely responsible at its own expense for the proper handling, storage, transport, treatment, disposal and use of all Hazardous Substances by such Party and its contractors and agents. "Hazardous Substances" includes those substances (i) included within the definition of hazardous substance, hazardous waste, hazardous material, toxic substance, solid waste or pollutant or contaminant under any Applicable Law and (ii) listed by any governmental agency as a hazardous substance.

           XIX.5        Forecasting Requirements

                        XIX.5.1 The Parties shall exchange technical descriptions and forecasts of their Interconnection and traffic requirements in sufficient detail necessary to establish the Interconnections required to assure traffic completion to and from all Customers in their respective designated service areas.

                        XIX.5.2 Thirty (30) days after the Effective Date/8/ and each month during the term of this Agreement, - each Party shall provide the other Party with a rolling, six (6)-calendar-month forecast (which forecast shall be non-binding, except as provided in Section 4.3.1) of its traffic and volume requirements for the Interconnection and Network Elements provided under this Agreement, in the form and in such detail as agreed by the Parties. Notwithstanding Section 20.1.1, the Parties agree that each forecast provided under this Section 19.5.2 shall be deemed "Proprietary Information" under Article XX.

           XIX.6 Certain Network Facilities. Each Party is individually responsible to provide facilities within its network which are necessary for routing, transporting, measuring, and billing traffic from the other Party's network and for delivering such traffic to the other Party's network using industry standard format and to terminate the traffic it receives in that standard format to the proper address on its network. Such facility shall be designed based upon the description and forecasts provided under Sections 19.5.1 and 19.5.2. The Parties are each solely responsible for participation in and compliance with national network plans, including The National Network Security Plan and The Emergency Preparedness Plan.

           XIX.7        Traffic Management and Network Harm

                        XIX.7.1 Each Party may use protective network traffic management controls such as 7-digit and 10-digit code gaps on traffic toward the other Party's network, when required to protect the public-switched network from congestion due to facility failures, switch congestion or failure or focused overload. Each Party shall immediately notify the other Party of any protective control action planned or executed.

                        XIX.7.2 Where the capability exists, originating or terminating traffic reroutes may be implemented by either Party to temporarily relieve network congestion due to facility failures or abnormal calling patterns. Reroutes shall not be used to circumvent normal trunk servicing. Expansive controls shall be used only when mutually agreed to by the Parties.

---------------
8/ Because the terms of this Agreement are the result of 21st Century's adoption under Section 252(i) of the Act of the MCI Agreement, the Parties agree that the term "Effective Date", for purposes of this
           Section 19.5.2, shall mean April 20, 1998.

                        XIX.7.3 The Parties shall cooperate and share pre-planning information regarding cross-network call-ins expected to generate large or focused temporary increases in call volumes, to prevent or mitigate the impact of these events on the public-switched network.

                        XIX.7.4 Neither Party shall use any product or service provided under this Agreement or any other service related thereto or used in combination therewith in any manner that interferes with any person in the use of such person's Telecommunications Service, prevents any person from using its Telecommunications Service, impairs the quality of Telecommunications Service to other carriers or to either Party's Customers, causes electrical hazards to either Party's personnel, damage to either Party's equipment or malfunction of either Party's billing equipment.

           XIX.8 Insurance. At all times during the term of this Agreement, each Party shall keep and maintain in force at such Party's expense all insurance required by Applicable Law, general liability insurance in the amount of at least $10,000,000 and worker's compensation insurance in accord with statutory limits. Upon request from the other Party, each Party shall provide to the other Party evidence of such insurance (which may be provided through a program of self-insurance).

           XIX.9 Labor Relations. Each Party shall be responsible for labor relations with its own employees. Each Party agrees to notify the other Party as soon as practicable whenever such Party has knowledge that a labor dispute concerning its employees is delaying or threatens to delay such Party's timely performance of its obligations under this Agreement and shall minimize impairment of service to the other Party (by using its management personnel to perform work or by other means) in the event of a labor dispute to the extent permitted by Applicable Law.

           XIX.10 Good Faith Performance. Each Party shall act in good faith in its performance under this Agreement and, in each case in which a Party's consent or agreement is required or requested hereunder, such Party shall not unreasonably withhold or delay such consent or agreement, as the case may be.

           XIX.11 Responsibility to Customers. Each Party is solely responsible for the services it provides to its Customers and to other Telecommunications Carriers.

           XIX.12 Unnecessary Facilities. No Party shall construct facilities which require another Party to build unnecessary facilities.

           XIX.13 Cooperation. Consistent with Section 18.1, the Parties shall work cooperatively to minimize fraud associated with third-number billed calls, calling card calls, and any other services related to this Agreement.

           XIX.14 NXX Code Administration. Each Party is responsible for administering NXX codes assigned to it.

           XIX.15 LERG Listings. Each Party is responsible for obtaining Local Exchange Routing Guide ("LERG") listings of CLLI codes assigned to its switches.

           XIX.16 Lerg Use. Each Party shall use the LERG published by Bellcore or its successor for obtaining routing information and shall provide all required information to Bellcore for maintaining the LERG in a timely manner.

           XIX.17 Switch Programming. Each Party shall program and update its own Switches and network systems to recognize and route traffic to and from the other Party's assigned NXX codes. Except as mutually agreed or as otherwise expressly defined in this Agreement, neither Party shall impose any fees or charges on the other Party for such activities.

           XIX.18 Transport Facilities. Each Party is responsible for obtaining transport facilities sufficient to handle traffic between its network and the other Party's network. Each Party may provide the facilities itself, order them through a third party, or order them from the other Party.

           XIX.19 Time is of the Essence. The Parties agree that each of their respective obligations set forth herein, including the performance standards, intervals, and technical requirements contained herein, are material obligations hereof and that time is of the essence.

                                   ARTICLE XX
                             PROPRIETARY INFORMATION

           XX.1         Definition of Proprietary Information

                        XX.1.1        "Proprietary Information" means:

                        (A) all proprietary or confidential information of a Party (a "Disclosing Party") including specifications, drawings, sketches, business information, forecasts, records
                                      (including each Party's records
                                      regarding Performance Benchmarks),
                                      Customer Proprietary Network
                                      Information, Customer Usage Data, audit
                                      information, models, samples, data,
                                      system interfaces, computer programs and other software and documentation, including any and all information subject to any intellectual property rights of such Party, that is furnished or made available or otherwise disclosed to the other Party or any of such other Party's Affiliates (individually and collectively, a "Receiving Party") pursuant to this Agreement and, if written, is marked "Confidential" or "Proprietary" or by other similar notice or if oral or visual, is identified as "Confidential" or "Proprietary" at the time of disclosure; and

                        (B) any portion of any notes, analyses, data, compilations, studies, interpretations, programs, or other documents or works prepared by or on behalf of any Receiving Party to the extent the same contain, reflect, are derived from, or are based upon, any of the information described in subsection (a) above, unless such information contained or reflected in such notes, analyses, etc. is so commingled with the Receiving Party's information that disclosure could not possibly disclose the underlying proprietary or confidential information (such portions of such notes, analyses, etc. referred to herein as
                                      "Derivative Information").

                        XX.1.2 The Disclosing Party will use its reasonable efforts to follow its customary practices regarding the marking of tangible Proprietary Information as "confidential," "proprietary," or other similar designation, but the failure to mark or otherwise designate any information described in this Section 20.1.2 as confidential or proprietary shall not affect its status as Proprietary Information. The Parties agree that the designation in writing by the Disclosing Party that information is confidential or proprietary shall create a presumption that such information is confidential or proprietary to the extent such designation is reasonable.

                        XX.1.3        Notwithstanding the requirements of this
Article XX, all information relating to the Customers of a Party, including information that would constitute Customer Proprietary Network Information
(CPNI) of a Party pursuant to the Act and FCC rules and regulations, and Customer Usage Data, whether disclosed by one Party to the other Party or otherwise acquired by a Party in the course of the performance of this Agreement, shall be deemed "Proprietary Information" of that Party. A Party may only use CPNI consistent with the Act and the appropriate authorization from the Customer.

           XX.2         Disclosure and Use

                        XX.2.1 Each Receiving Party agrees that, from and after the Effective Date:

                        (A) all such Proprietary Information communicated, whether before, on or after the Effective Date,9/ to it or any of its contractors, consultants or agents ("Representatives") in connection with this Agreement shall be held in confidence to the same extent as such Receiving Party holds its own confidential information; provided, that such Receiving Party or Representative shall not use less than a reasonable standard of care in maintaining the confidentiality of such information;

                        (B) it will not, and it will not permit any of its employees, Affiliates or
                                      Representatives to disclose such
                                      Proprietary Information to any third
                                      person;

---------------
9/ Because the terms of this Agreement are the result of 21st Century's adoption under Section 252(i) of the Act of the MCI Agreement, the Parties agree that the term "Effective Date", for purposes of this
           Section 20.2.1(a), shall mean April 20, 1998.

                        (C) it will disclose Proprietary Information only to those of its employees, Affiliates and Representatives who have a need for it in connection with the use or provision of services required to fulfill this Agreement;

                        (D) it will, and will cause each of its employees, Affiliates and Representatives to use such Proprietary Information to effectuate the terms and conditions of this Agreement and for no other purpose; and

                        (E) it will, and will cause each of its employees, Affiliates and Representatives to, use such Proprietary Information to create only that Derivative Information necessary for such Receiving Party's compliance with Applicable Law or its performance under the terms of this Agreement.

                        XX.2.2        A Receiving Party may disclose
Proprietary Information of a Disclosing Party to its Representatives who need to know such information to perform the Receiving Party's obligations under this Agreement; provided that, before disclosing any Proprietary Information to any Representative, such Party shall notify such Representative of such person's obligation to comply with this Agreement. Any Receiving Party so disclosing Proprietary Information to its Representatives shall be responsible for any breach of this Agreement by any of its Representatives and such Receiving Party agrees, at its sole expense, to use its reasonable efforts (including court proceedings) to restrain its Representatives from any prohibited or unauthorized disclosure or use of the Proprietary Information. Each Receiving Party making such disclosure shall notify the Disclosing Party as soon as possible if it has knowledge of a breach of this Agreement in any material respect. A Disclosing Party shall not disclose Proprietary Information directly to a Representative of the Receiving Party without the prior written authorization of the Receiving Party. A Disclosing Party may, however, disclose Proprietary Information directly to an Affiliate of the Receiving Party without the prior written authorization of the Receiving Party.

                        XX.2.3 Proprietary Information shall not be reproduced by any Receiving Party in any form except to the extent (i) necessary to comply with the provisions of Section 20.3 and (ii) reasonably necessary to perform its obligations under this Agreement. All such reproductions shall bear the same copyright and proprietary rights notices as are contained in or on the original.

                        XX.2.4 This Section 20.2 shall not apply to any Proprietary Information which the Receiving Party can establish to have:

                        (A) been disclosed by the Receiving Party with the Disclosing Party's prior written consent;

                        (B) become generally available to the public other than as a result of disclosure by a Receiving Party;

                        (C) been independently developed by a Receiving Party by an individual who has not had knowledge of or direct or indirect access to such Proprietary Information;

                        (D) been rightfully obtained by the Receiving Party from a third person without knowledge that such third person is obligated to protect its confidentiality; provided that such Receiving Party has used all commercially reasonable efforts to determine whether such third person has any such obligation; or

                        (E) been obligated to be produced or disclosed by Applicable Law; provided that such production or disclosure shall have been made in accordance with this Article XX.

                        XX.2.5 Except as expressly provided, nothing in this Article XX shall be construed as limiting the rights of either Party with respect to its customer information under any Applicable Law, including Section 222 of the Act.

           XX.3         Government Disclosure

                        XX.3.1 If a Receiving Party desires to disclose or provide to the Commission, the FCC or any other governmental authority any Proprietary Information of the Disclosing Party, such Receiving Party shall, prior to and as a condition of such disclosure, (i) provide the Disclosing Party with written notice and the form of such proposed disclosure as soon as possible but in any event early enough to allow the Disclosing Party to protect its interests in the Proprietary Information to be disclosed and (ii) attempt to obtain in accordance with the applicable procedures of the intended recipient of such Proprietary Information an order, appropriate protective relief or other reliable assurance that confidential treatment shall be accorded to such Proprietary Information.

                        XX.3.2 If a Receiving Party is required by any governmental authority or by Applicable Law to disclose any Proprietary Information, then such Receiving Party shall provide the Disclosing Party with written notice of such requirement as soon as possible and prior to such disclosure. Upon receipt of written notice of the requirement to disclose Proprietary Information, the Disclosing Party, at its expense, may then either seek appropriate protective relief in advance of such requirement to prevent all or part of such disclosure or waive the Receiving Party's compliance with this
Section 20.3 with respect to all or part of such requirement.

                        XX.3.3 The Receiving Party shall use all commercially reasonable efforts to cooperate with the Disclosing Party in attempting to obtain any protective relief which such Disclosing Party chooses to seek pursuant to this Section 20.3. In the absence of such relief, if the Receiving Party is legally compelled to disclose any Proprietary Information, then the Receiving Party shall exercise all commercially reasonable efforts to preserve the confidentiality of the Proprietary Information, including cooperating with the Disclosing Party to obtain an appropriate order or other reliable assurance that confidential treatment will be accorded the Proprietary Information.

           XX.4         Ownership

                        XX.4.1 All Proprietary Information shall remain the property of the Disclosing Party, and all documents or other tangible media delivered to the Receiving Party that embody such Proprietary Information shall be, at the option of the Disclosing Party, either promptly returned to the Disclosing Party or destroyed, except as otherwise may be required from time to time by Applicable Law (in which case the use and disclosure of such Proprietary Information will continue to be subject to this Agreement), upon the earlier of
(i) the date on which the Receiving Party's need for it has expired and (ii) the expiration or termination of this Agreement (including any applicable Transition Period).

                        XX.4.2 At the request of the Disclosing Party, any Derivative Information shall be, at the option of the Receiving Party, either promptly returned to the Disclosing Party or destroyed, except as otherwise may be required from time to time by Applicable Law (in which case the use and disclosure of such Proprietary Information will continue to be subject to this Agreement), upon the earlier of (i) the date on which the Receiving Party's need for it has expired and (ii) the expiration or termination of this Agreement (including any applicable Transition Period).

                        XX.4.3 The Receiving Party may at any time either return to the Disclosing Party or destroy Proprietary Information.

                        XX.4.4 If destroyed, all copies shall be destroyed and, upon the written request of the Disclosing Party, the Receiving Party shall provide to the Disclosing Party written certification of such destruction. The destruction or return of Proprietary Information shall not relieve any Receiving Party of its obligation to treat such Proprietary Information in the manner required by this Agreement.

           XX.5 Equitable Relief. Each Party agrees that any breach by either Party or any of its Representatives of any provisions of this Article XX will cause immediate and irreparable injury to the other Party and that, in the event of such breach, the injured Party shall be entitled to seek equitable relief, including injunctive relief and specific performance to enforce such provisions. Such remedies shall not be exclusive, but shall be in addition to all other remedies available at law or in equity. Each Party shall have the right to disclose Confidential Information to any mediator, arbitrator, state or federal regulatory body, the Department of Justice or any court in the conduct of any mediation, arbitration, approval or appeal of this Agreement.

                                   ARTICLE XXI
                              TERM AND TERMINATION

           XXI.1        Term. The initial term of this Agreement shall be three
(3) years (the "Initial Term") which shall commence on the Effective Date. Upon expiration of the Initial Term, this Agreement shall automatically be renewed for additional one (1) year periods (each, a "Renewal Term") unless a Party delivers to the other Party written notice of termination of this Agreement at least ten (10) months prior to the expiration of the Initial Term or a Renewal Term.

           XXI.2 Renegotiation of Certain Terms. Notwithstanding the foregoing, upon delivery of written notice at least ten (10) months prior to the expiration of the Initial Term or any Renewal Term, either Party may require negotiations of the rates, prices and charges, terms, and conditions of the services to be provided under this Agreement effective upon such expiration. If the Parties are unable to satisfactorily negotiate such new rates, prices, charges and terms within thirty (30) days of such written notice, either Party may petition the Commission or take such other action as may be necessary to establish appropriate terms. If the Parties are unable to mutually agree on such new rates, prices, charges, terms and conditions or the Commission does not issue its order, the Parties agree that the rates, terms and conditions ultimately ordered by such Commission or negotiated by the Parties shall be effective retroactive to such expiration date.

           XXI.3 Default. When a Party believes that the other Party is in violation of a material term or condition of this Agreement ("Defaulting Party"), it shall provide written notice to such Defaulting Party of such violation prior to commencing the dispute resolution procedures set forth in
Section 28.3 and it shall be resolved in accordance with the procedures established in Section 28.3.

           XXI.4        Transitional Support

                        XXI.4.1 In the event of the termination or expiration of this Agreement for any reason, each Party agrees to maintain the level and quality of services still being provided by it as of the date of termination or expiration of this Agreement ("Transition Date"), and to cooperate reasonably in an orderly and efficient transition to a successor provider.

                        XXI.4.2 Each Party agrees (i) to furnish services during a period for up to one (1) year (or such longer period as may be agreed by the Parties) after the Transition Date ("Transition Period") on terms and conditions and at charges that are the same as those in effect upon the Transition Date, and (ii) to enter into an agreement with the other Party for a transition plan that specifies the nature, extent, and schedule of the services to be provided during such Transition Period. During the Transition Period, Ameritech and 21st Century will cooperate in good faith to effect an orderly transition of service under this Agreement. Ameritech and 21st Century agree to exercise their respective reasonable efforts to avoid or minimize service disruptions or degradation in services during such transition.

           XXi.5 Payment Upon Expiration or Termination. In the case of the expiration or termination of this Agreement for any reason, each of the Parties shall be entitled to payment for all services performed and expenses required to be paid in accordance with this Agreement prior to such expiration or termination.

                                  ARTICLE XXII
                                   [NOT USED]

                                  ARTICLE XXIII
                              CANCELLATION CHARGES

           Except as set forth in this Agreement, cancellation charges shall not be imposed upon, or payable by, either Party.

                                  ARTICLE XXIV

                                  SEVERABILITY

           XXIV.1 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, each Party agrees that such provision shall be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. If necessary to effect the intent of the Parties, the Parties shall negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language that reflects such intent as closely as possible.

           XXIV.2 Non-Contravention of Laws. Nothing in this Agreement shall be construed as requiring or permitting either Party to contravene any mandatory requirement of Applicable Law.

                                   ARTICLE XXV
                                 INDEMNIFICATION

           XXV.1 General Indemnity Rights. Each Party (the "Indemnifying Party") shall defend and indemnify the other Party, its officers, directors, employees and permitted assignees (collectively, the "Indemnified Party") and hold such Indemnified Party harmless against

                        (A)           any Loss to a third person arising out of:
                                      the negligent acts or omissions, or
                                      willful misconduct ("Fault") by such
                                      Indemnifying Party or the Fault of its
                                      employees, agents and subcontractors;
                                      provided, however, that (1) with respect to employees or agents of the Indemnifying Party, such Fault occurs while performing within the scope of their employment, (2) with respect to subcontractors of the Indemnifying Party, such Fault occurs in the course of performing duties of the subcontractor under its subcontract with the Indemnifying Party, and (3) with respect to the Fault of employees or agents of such subcontractor, such
                                      Fault occurs while performing within
                                      the scope of their employment by the
                                      subcontractor with respect to such
                                      duties of the subcontractor under
                                      the subcontract;

                        (B)           any Loss arising from such
                                      Indemnifying Party's use of services
                                      offered under this Agreement,
                                      involving pending or threatened
                                      claims, actions, proceedings or
                                      suits ("Claims"), claims for libel,
                                      slander, invasion of privacy, or
                                      infringement of Intellectual
                                      Property rights arising from the
                                      Indemnifying Party's own
                                      communications or the communications
                                      of such Indemnifying Party's
                                      Customers;

                        (C) any Loss arising from Claims for actual or alleged infringement of any Intellectual Property right of a third person to the extent that such Loss arises from an Indemnified Party's or an Indemnified Party's Customer's use of a service provided under this Agreement; provided, however, that an Indemnifying Party's obligation to defend and indemnify the Indemnified Party shall not apply in the case of (i) (A) any use by an Indemnified Party of a service (or element thereof) in combination with elements, services or systems supplied by the Indemnified Party or persons other than the Indemnifying Party or (B) where an Indemnified Party or its Customer modifies or directs the Indemnifying Party to modify such service and (ii) no infringement would have occurred without such combined use or modification;

                        (D) any and all penalties imposed upon the Indemnifying Party's failure to comply with the Communications Assistance to Law Enforcement Act of 1994 ("CALEA") and, at the sole cost and expense of the Indemnifying Party, any amounts necessary to modify or replace any equipment, facilities or services provided to the Indemnified Party under this Agreement to ensure that such equipment, facilities and services fully comply with CALEA; and

                        (E) any Loss arising from such Indemnifying Party's Failure to comply with Applicable Law.

           XXV.2 Limitation on Liquidated Damages. Notwithstanding anything to the contrary contained herein, in no event shall an Indemnifying Party have an obligation to indemnify, defend, hold the Indemnified Party harmless or reimburse the Indemnified Party or its Customers for any Loss arising out of a Claim for liquidated damages asserted against such Indemnified Party.

           XXV.3 Indemnification Procedures. Whenever a Claim shall arise for indemnification under this Article XXV, the relevant Indemnified Party, as appropriate, shall promptly notify the Indemnifying Party and request the Indemnifying Party to defend the same. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that the Indemnifying Party might have, except to the extent that such failure prejudices the Indemnifying Party's ability to defend such Claim. The Indemnifying Party shall have the right to defend against such liability or assertion in which event the Indemnifying Party shall give written notice to the Indemnified Party of acceptance of the defense of such Claim and the identity of counsel selected by the Indemnifying Party. Until such time as the Indemnifying Party provides such written notice of acceptance of the defense of such Claim, the Indemnified Party shall defend such Claim, at the expense of the Indemnifying Party, subject to any right of the Indemnifying Party, to seek reimbursement for the costs of such defense in the event that it is determined that the Indemnifying Party had no obligation to indemnify the Indemnified Party for such Claim. The Indemnifying Party shall have exclusive right to control and conduct the defense and settlement of any such Claims subject to consultation with the Indemnified Party. The Indemnifying Party shall not be liable for any settlement by the Indemnified Party unless such Indemnifying Party has approved such settlement in advance and agrees to be bound by the agreement incorporating such settlement. At any time, an Indemnified Party shall have the right to refuse a compromise or settlement and, at such refusing Party's cost, to take over such defense; provided that in such event the Indemnifying Party shall not be responsible for, nor shall it be obligated to indemnify the relevant Indemnified Party against, any cost or liability in excess of such refused compromise or settlement. With respect to any defense accepted by the Indemnifying Party, the relevant Indemnified Party shall be entitled to participate with the Indemnifying Party in such defense if the Claim requests equitable relief or other relief that could affect the rights of the Indemnified Party and also shall be entitled to employ separate counsel for such defense at such Indemnified Party's expense. If the Indemnifying Party does not accept the defense of any indemnified Claim as provided above, the relevant Indemnified Party shall have the right to employ counsel for such defense at the expense of the Indemnifying Party. Each Party agrees to cooperate and to cause its employees and agents to cooperate with the other Party in the defense of any such Claim and the relevant records of each Party shall be available to the other Party with respect to any such defense, subject to the restrictions and limitations set forth in Article XX.

                                  ARTICLE XXVI
                             LIMITATION OF LIABILITY

           XXVI.1 Limited Responsibility. Each Party shall be responsible only for service(s) and facility(ies) which are provided by that Party, its Affiliates, authorized agents, subcontractors, or others retained by such parties, and neither Party shall bear any responsibility for the services and facilities provided by the other Party, the other Party's Affiliates, agents, subcontractors, or other persons retained by such parties. No Party shall be liable for any act or omission of another Telecommunications Carrier (other than an Affiliate) providing a portion of a service , unless such Telecommunications Carrier is an authorized agent, subcontractor or other person retained by the Party providing such service.

           XXVI.2 Apportionment of Fault. In the case of any Loss arising from the negligence or willful misconduct of both Parties, each Party shall bear, and its obligation shall be limited to, that portion of the resulting expense caused by its negligence or misconduct or the negligence or misconduct of such Party's Affiliates, agents, contractors or other persons acting in concert with it.

           26.3 Limitation of Damages. Except for indemnity obligations under Article XXV, Ameritech's liability to 21st Century for any Loss resulting from any and all causes shall be as follows:

           a) Except for Ameritech's willful misconduct, with respect to any Claim for any Loss associated with the installation, provision, termination, maintenance, repair, or restoration of an individual Network Element or Combination provided for a specific 21st Century Customer, Ameritech's liability shall be limited to the greater of: (i) the total amount that is or would have been charged to 21st Century for the service or function not performed or improperly performed and (ii) the amount Ameritech would have been liable to its Customer if the Resale Service was provided directly to its Customer; and

           b) For all other Claims, including any Claims resulting from the failure of Ameritech to meet its parity obligations under this Agreement, 21st Century shall be entitled to recover its proven damages, subject to the limitations of Section 26.5.

           26.4 Limitations in Tariffs. Each Party shall, to the maximum extent permitted by Applicable Law, provide in its tariffs and contracts with its Customers that relate to any Telecommunications Service or Network Element provided or contemplated under this Agreement, that in no case shall such Party or any of its agents, contractors or other persons retained by such parties be liable to any Customer for any Consequential Damages (as defined in Section 26.5 below). If a Party breaches its obligations under this Section 26.4, the breaching Party shall be liable to the nonbreaching party for any and all losses resulting from such breach, including the indemnification of and/or reimbursement of Losses arising from Claims by and from such breaching Party's Customers, to the extent such Losses would have been limited had the tariff or contract provisions referenced above in this Section been included.

           26.5 Consequential Damages. In no event shall either Party have any liability whatsoever to the other Party for any indirect, special, consequential, incidental or punitive damages, including loss of anticipated profits or revenue or other economic loss in connection with or arising from anything said, omitted or done hereunder (collectively, "Consequential Damages"), even if the other Party has been advised of the possibility of such damages; provided that the foregoing shall not limit (i) a Party's obligation under Section 25.1 to indemnify, defend and hold the other Party harmless against any amounts payable to a third person, including any losses, costs, fines, penalties, criminal or civil judgements or settlements, expenses (including attorneys' fees) and Consequential Damages of such third person or
(ii) a Party's liability to the other for willful or intentional misconduct.

           26.6 Remedies. Except as provided in Section 10.9.5, no remedy set forth in this Agreement is intended to be exclusive and each and every remedy shall be cumulative and in addition to any other rights or remedies now or hereafter existing under applicable law or otherwise.

                                  ARTICLE XXVII
                                     BILLING

           XXVII.1      Billing

                        XXVII.1.1     Each Party will bill all applicable
charges, at the rates set forth herein, in the Pricing Schedule and as set forth in applicable tariffs or contracts referenced herein, for the services provided by that Party to the other Party in accordance with this Article XXVII and the Implementation Plan.

                        XXVII.1.2     The Parties agree that in order to ensure
the proper performance and integrity of the entire billing process, each Party will be responsible and accountable for transmitting to the other Party an accurate and current bill. Each Party agrees to implement control mechanisms and procedures to render a bill that accurately reflects the services ordered and used by the other Party.

           XXVII.2      Recording. To the extent technically feasible, the
Parties shall record all available call detail information associated with calls originated or terminated to the other Party, in accordance with the Implementation Plan and as specifically required herein.

           XXVII.3      Payment of Charges. Subject to the terms of this
Agreement, 21st Century and Ameritech shall pay each other all undisputed amounts on or before the date ("Bill Due Date") which is the earlier of (i) thirty (30) calendar days after such Party's receipt of a bill, if such bill is received by such Party within five (5) calendar days of the date of such bill and (ii) thirty-five (35) calendar days after such Party's receipt of a bill, if such bill is received more than five (5) calendar days after the date of such bill. For purposes of this Article XXVII, a bill shall be deemed "received" by a Party on the date evidenced by the billing Party's EDI confirmation. If the Bill Due Date is on a day other than a Business Day, payment will be made on the next Business Day. Payments shall be made in U.S. Dollars (i) via electronic funds transfer ("EFT") to the other Party's bank account or (ii) in order to accommodate 21st Century's existing payment arrangements with Ameritech and established credit rating, by check. To the extent that either Party (the "Paying Party") pays via EFT, within thirty (30) days of the Effective Date,10/ the other Party shall provide the Paying Party the name and address of its bank, its account and routing number and to whom payments should be made payable. If such banking information changes, the other Party shall provide the Paying Party at least sixty (60) days' written notice of the change and such notice shall include the new banking information. If a Party receives multiple invoices which are payable on the same date, such Party may remit one payment for the sum of all amounts payable to the other Party. Each Party shall provide the other Party with a contact person for the handling of payment questions or problems.

---------------
10/ Because the terms of this Agreement are the result of 21st Century's adoption under Section 252(i) of the Act of the MCI Agreement, the Parties agree that the term "Effective Date", for purposes of this
           Section 27.3, shall mean April 20, 1998.

           XXVII.4      Late Payment Charge. If either Party fails to remit
payment for any charges for services by the Bill Due Date, or if a payment or any portion of a payment is received by either Party after the Bill Due Date, then a late payment charge shall be assessed. The portion of the payment not received by the Bill Due Date shall accrue interest as provided in Section 27.6. In no event, however, shall interest be assessed on any previously assessed late payment charges.

           XXVII.5      Adjustments

                        XXVII.5.1     As provided in this Agreement, a Party
shall promptly reimburse or credit the other Party for any charges that should not have been billed to the other Party as provided in this Agreement along with accrued interest as provided in Section 27.6. Such reimbursements shall be set forth in the appropriate section of the invoice.

                        XXVII.5.2     As provided in this Agreement, a Party
shall bill the other Party for any charges that should have been billed to the other Party as provided in this Agreement, but have not been billed to the other Party ("Underbilled Charges"); provided, however that, except as provided in
Article XXVIII, the Billing Party shall not bill for Underbilled Charges which were incurred more than six (6) months prior to the date that the Billing Party transmits a bill for any Underbilled Charges.

           XXVII.6      Interest on Unpaid or Overbilled Amounts. Except as
otherwise provided in Sections 6.2.5 and 6.2.6, any undisputed amounts not paid when due or any amounts paid that were the subject of a billing error, as the case may be, shall accrue interest from the date such amounts were due or received, as the case may be, at the lesser of (i) one and one-half percent (1 1/2%) per month or (ii) the highest rate of interest that may be charged under Applicable Law, compounded daily for the number of days from the Bill Due Date or date such overpayment was received until the date that payment is actually received or the credit is issued, as the case may be.

           XXVII.7      Single Point of Contact. Ameritech shall provide to 21st
Century a single point of contact for handling any billing questions or problems that may arise during the implementation and performance of the terms and conditions of this Agreement.

                                 ARTICLE XXVIII
                         DISPUTED AMOUNTS, AUDIT RIGHTS
                             AND DISPUTE RESOLUTION

           XXVIII.1     Disputed Amounts

                        XXVIII.1.1    If any  portion of an amount due to a
Party (the "Billing Party") under this Agreement is subject to a bona fide dispute between the Parties, the Party billed (the "Non-Paying Party") shall, prior to the Bill Due Date, give written notice to the Billing Party of the amounts it disputes ("Disputed Amounts") and include in such written notice the specific details and reasons for disputing each item; provided, however, a failure to provide such notice by that date shall not preclude a Party from subsequently challenging billed charges. The Non-Paying Party shall pay when due all undisputed amounts to the Billing Party. Notwithstanding the foregoing, except as provided in Section 28.2, a Party shall be entitled to dispute only those charges for which the Bill Due Date was within the immediately preceding eighteen (18) months of the date on which the other Party received notice of such Disputed Amounts.

                        XXVIII.1.2    If the Non-Paying Party disputes a
charge and does not pay such Disputed Amounts by the Bill Due Date, such Disputed Amounts shall be subject to late payment charges as set forth in
Section 27.4. If the Non-Paying Party disputes charges and the dispute is resolved in favor of such Non-Paying Party, the Billing Party shall credit the invoice of the Non-Paying Party for the amount of the Disputed Amounts along with any applicable late payment charges no later than the second Bill Due Date after the resolution of the Dispute. Accordingly, if a Non-Paying Party disputes charges and the dispute is resolved in favor of the Billing Party, the Non-Paying Party shall pay the Billing Party the amount of the Disputed Amounts and any associated late payment charges no later than the second Bill Due Date after the resolution of the Dispute. In no event, however, shall any late payment charges be assessed on any previously assessed late payment charges.

                        XXVIII.1.3    If the Parties are unable to resolve the
issues related to the Disputed Amounts in the normal course of business within sixty (60) days after delivery to the Billing Party of notice of the Disputed Amounts, each of the Parties shall appoint a designated representative who has authority to settle the Dispute and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the Dispute and negotiate in good faith in an effort to resolve such Dispute. The specific format for such discussions will be left to the discretion of the designated representatives; however all reasonable requests for relevant information made by one Party to the other Party shall be honored.

                        XXVIII.1.4    If the Parties are unable to resolve
issues related to the Disputed Amounts within forty-five (45) days after the Parties' appointment of designated representatives pursuant to Section 28.3, then either Party may file a complaint with the Commission to resolve such issues or proceed with any other remedy pursuant to law or equity. The Commission or the FCC may direct payment of any or all Disputed Amounts (including any accrued interest) thereon or additional amounts awarded, plus applicable late fees, to be paid to either Party.

                        XXVIII.1.5    The Parties agree that all negotiations
pursuant to this Section 28.1 shall remain confidential in accordance with
Article XX and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

           XXVIII.2     Audit Rights

                        XXVIII.2.1  Subject to the restrictions set forth in
Article XX, a Party ("Auditing Party") may audit the other Party's ("Audited Party") books, records, data and other documents, as provided herein, two (2) times each Contract Year for the purpose of evaluating the accuracy of Audited Party's billing and invoicing. The scope of the audit shall be limited to the period which is the shorter of (i) the period subsequent to the last day of the period covered by the audit which was last performed (or if no audit has been performed, the Effective Date11/) and (ii) the twenty-four (24)-month period immediately preceding the date the Audited Party received notice of such requested audit. Except as otherwise agreed upon by the Parties, such audit shall begin no fewer than thirty (30) days after Audited Party receives a written notice requesting an audit and shall be completed no later than forty-five (45) calendar days after the start of such audit. Such audit shall be conducted by one or more auditors as mutually agreed upon by the Parties. The Parties shall select such auditor(s) by the thirtieth day following Audited Party's receipt of a written audit notice. The Auditing Party shall cause the auditor(s) to execute a nondisclosure agreement in a form agreed upon by the Parties. Notwithstanding the foregoing, an Auditing Party may audit as provided herein more than two (2) times during any Contract Year if the previous audit found previously uncorrected net variances or errors in invoices in Audited Party's favor with an aggregate value of at least one and one-half percent (1 1/2%) of the amounts payable by Auditing Party for audited services provided during the period covered by the audit.

                        XXVIII.2.2    Each Party shall bear its own expenses
in connection with the conduct of the audit. Each audit shall be conducted on the premises of Audited Party during normal business hours. Audited Party shall cooperate fully in any such audit, providing the auditor reasonable access to any and all appropriate Audited Party employees and books, records and other documents reasonably necessary to assess the accuracy of Audited Party's billing and invoicing. No Party shall have access to the data of the other Party, but shall rely upon summary results provided by the auditor. Audited Party may redact from the books, records and other documents provided to the auditor any confidential Audited Party information that reveals the identity of other Customers of Audited Party. Each Party shall maintain reports, records and data relevant to the billing of any services that are the subject matter of this Agreement for a period of


---------------
11/ Because the terms of this Agreement are the result of 21st Century's adoption under Section 252(i) of the Act of the MCI Agreement, the Parties agree that the term "Effective Date", for purposes of this
           Section 28.2.1, shall mean April 20, 1998.

not less than twenty-four (24) months after creation thereof, unless a longer period is required by Applicable Law.

                        XXVIII.2.3    If any audit confirms any undercharge or
overcharge, then Audited Party shall (i) for any overpayment promptly correct any billing error, including making refund of any overpayment by Auditing Party in the form of a credit on the invoice for the first full billing cycle after the Parties have agreed upon the accuracy of the audit results and (ii) for any undercharge caused by the actions of or failure to act by Audited Party, immediately compensate Auditing Party for such undercharge, in each case with interest at the lesser of (x) one and one-half (1 1/2%) percent per month and
(y) the highest rate of interest that may be charged under Applicable Law, compounded daily, for the number of days from the date on which such undercharge or overcharge originated until the date on which such credit is issued or payment is made and available, as the case may be. Notwithstanding the foregoing, 21st Century shall not be liable for any Underbilled Charges for which Customer Usage Data was not furnished by Ameritech to 21st Century within six (6) months of the date such usage was incurred.

                        XXVIII.2.4    Any Disputes concerning audit results
shall be referred to the Parties' designated representative(s) who have authority to settle the Dispute. If these individuals cannot resolve the Dispute within thirty (30) days of the referral, either Party may request in writing that one additional audit shall be conducted by an auditor acceptable to both Parties, subject to the requirements set out in Section 28.2.1. Such additional audit shall be at the requesting Party's expense. If the second audit fails to resolve the Dispute, the matter shall be resolved in accordance with the procedures set forth in Section 28.3.

           XXVIII.3     Dispute Escalation and Resolution. Except as otherwise
provided herein, any dispute, controversy or claim (individually and collectively, a "Dispute") arising under this Agreement shall be resolved in accordance with the procedures set forth in this Section 28.3. In the event of a Dispute between the Parties relating to this Agreement and upon the written request of either Party, each of the Parties shall appoint a designated representative who has authority to settle the Dispute and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the Dispute and negotiate in good faith in an effort to resolve such Dispute. The specific format for such discussions will be left to the discretion of the designated representatives; however, all reasonable requests for relevant information made by one Party to the other Party shall be honored. If the Parties are unable to resolve issues related to a Dispute within thirty (30) days after the Parties' appointment of designated representatives as set forth above, the Parties shall attempt in good faith to address any default or resolve any Dispute according to the rules, guidelines or regulations of the Commission; provided, however, a Party may pursue all available remedies in the event there is no satisfactory resolution pursuant to this Section 28.3. Notwithstanding the foregoing, in no event shall the Parties permit the pending of a Dispute to disrupt service to any 21st Century Customer or Ameritech Customer.

           XXVIII.4     Equitable Relief. Notwithstanding the foregoing, this
Article XXVIII shall not be construed to prevent either Party from seeking and obtaining temporary equitable remedies, including temporary restraining orders, if, in its judgment, such action is necessary to avoid irreparable harm. Despite any such action, the Parties will continue to participate in good faith in the dispute resolution procedures described in this Article XXVIII.

                                  ARTICLE XXIX
                               REGULATORY APPROVAL

           XXIX.1. Commission Approval. The Parties understand and agree that this Agreement will be filed with the Commission for approval by such Commission (or the FCC if the Commission fails to act) pursuant to Section 252 of the Act. If the Commission, the FCC or any court rejects any portion of this Agreement, the Parties agree to meet and negotiate in good faith to arrive at a mutually acceptable modification of the rejected portion and related provisions; provided that such rejected portion shall not affect the validity of the remainder of this Agreement. The Parties acknowledge that nothing in this Agreement shall limit a Party's ability, independent of such Party's agreement to support and participate in the approval of this Agreement, to assert public policy issues relating to the Act.

           XXIX.1 Tariffs. If either Party is required by any governmental authority to file a tariff or make another similar filing to implement any provision of this Agreement (other than a tariff filed by a Party that generally relates to one or more services provided under this Agreement but not specifically to 21st Century or Ameritech) (an "Ameritech/21st Century Interconnect Tariff"), such Party shall (i) consult with the other Party reasonably in advance of such filing about the form and substance of such Ameritech/21st Century Interconnect Tariff, (ii) provide to such other Party its proposed Ameritech/21st Century Interconnect Tariff and obtain such other Party's agreement on the form and substance of such Ameritech/21st Century Interconnect Tariff prior to such filing, and (iii) take all steps reasonably necessary to ensure that such Ameritech/21st Century Interconnect Tariff or other filing imposes obligations upon such Party that are as close as possible to those provided in this Agreement and preserves for such other Party the full benefit of the rights otherwise provided in this Agreement. If, subsequent to the effective date of any such Ameritech/21st Century Interconnect Tariff, a Party is no longer required to file tariffs with the Commission or the FCC, either generally or for specific services, the Parties agree to modify this Agreement to reflect herein the relevant and consistent terms and conditions of such Ameritech/21st Century Interconnect Tariffs as of the date on which the requirement to file such Ameritech/21st Century Interconnect Tariffs was lifted. Nothing in this Section 29.2 shall be construed to grant a Party any right to review any tariff filing of the other Party other than the Ameritech/21st Century Interconnection Tariff, other than as provided under Applicable Law.

           XXIX.3 Amendment or Other Changes to the Act; Reservation of Rights. The Parties acknowledge that the respective rights and obligations of each Party as set forth in this Agreement are based on the text of the Act and the rules and regulations promulgated thereunder by the FCC and the Commission as of the Effective Date. In the event of any amendment to the Act, or any final and nonappealable legislative, regulatory, judicial order, rule or regulation or other legal action that revises or reverses the Act, the FCC's First Report and Order in CC Docket Nos. 96-98 and 95-185 or any applicable Commission order or arbitration award purporting to apply the provisions of the Act (individually and collectively, an "Amendment to the Act"), either Party may by providing written notice to the other Party require that the affected provisions be renegotiated in good faith and this Agreement be amended accordingly to reflect the pricing, terms and conditions of each such Amendment to the Act relating to any of the provisions in this Agreement. If any such amendment to this Agreement affects any rates or charges of the services provided hereunder, each Party reserves its rights and remedies with respect to the collection of such rates or charges; including the right to seek a surcharge before the applicable regulatory authority.

           XXIX.4 Regulatory Changes. If any final and nonappealable legislative, regulatory, judicial or other legal action (other than an Amendment to the Act, which is provided for in Section 29.3) materially affects the ability of a Party to perform any material obligation under this Agreement, a Party may, on thirty (30) days' written notice to the other Party (delivered not later than thirty (30) days following the date on which such action has become legally binding and has otherwise become final and nonappealable), require that the affected provision(s) be renegotiated, and the Parties shall renegotiate in good faith such mutually acceptable new provision(s) as may be required; provided that such affected provisions shall not affect the validity of the remainder of this Agreement.

           XXIX.5 Interim Rates. If the rates, charges and prices set forth in this Agreement are "interim rates" established by the Commission or the FCC, the Parties agree to substitute such interim rates with the rates, charges or prices later established by the Commission or the FCC pursuant to the pricing standards of Section 252 of the Act and such rates, charges and prices shall be effective as determined by the Commission or the FCC.

                                   ARTICLE XXX
                                  MISCELLANEOUS

           XXX.1        Authorization

                        XXX.1.1 Ameritech Services, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Ameritech Information Industry Services, a division of Ameritech Services, Inc., has full power and authority to execute and deliver this Agreement and to perform the obligations hereunder on behalf of and as agent for Ameritech Illinois.

                        XXX.1.2 21st Century is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. 21st Century represents and warrants to Ameritech that it has been certified as a LEC by the Commission and is authorized to provide in the State of Illinois the services it has contracted to provide herein.

           XXX.2        Designation of Affiliate

                        XXX.2.1 Each Party may without the consent of the other Party fulfill its obligations under this Agreement by itself or may cause its Affiliates to take some or all of such actions to fulfill such obligations. Upon such designation, the Affiliate shall become a co-obligor hereunder with respect to the delegated matter, but such designation shall not relieve the designating Party of its obligations as primary obligor hereunder. Any Party which elects to perform its obligations through an Affiliate shall cause its Affiliate to take all action necessary for the performance hereunder of such Party's obligations. Each Party represents and warrants that if an obligation under this Agreement is to be performed by an Affiliate, such Party has the authority to cause such Affiliate to perform such obligation and such Affiliate will have the resources required to accomplish the delegated performance.

                        XXX.2.2 All of the benefits to be provided hereunder for Ameritech or 21st Century, as the case may be, will be provided to its Affiliates if and to the extent that Ameritech or 21st Century desires to conduct its respective business operations contemplated hereunder through Affiliates; provided that any such Affiliate is eligible to request, or obligated to provide, services in accordance with Section 251 and 252 of the Act.

           XXX.3 Subcontracting. Either Party may subcontract the performance of its obligation under this Agreement without the prior written consent of the other Party; provided, however, that the Party subcontracting such obligation shall remain fully responsible for the performance of such obligation and be solely responsible for payments due its subcontractors.

           XXX.4 Independent Contractor. Each Party shall perform services hereunder as an independent contractor and nothing herein shall be construed as creating any other relationship between the Parties. Each Party and each Party's contractor shall be solely responsible for the withholding or payment of all applicable federal, state and local income taxes, social security taxes and other payroll taxes with respect to their employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers' compensation acts. Each Party has sole authority and responsibility to hire, fire and otherwise control its employees.

           XXX.5 Force Majure. No Party shall be responsible for delays or failures in performance of any part of this Agreement (other than an obligation to make money payments) resulting from acts or occurrences beyond the reasonable control of such Party, including acts of nature, acts of civil or military authority, any law, order, regulation, ordinance of any government or legal body, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions (individually or collectively, a "Force Majeure Event") or delays caused by the other Party or any other circumstances beyond the Party's reasonable control. If a Force Majeure Event shall occur, the Party affected shall give prompt notice to the other Party of such Force Majeure Event specifying the nature, date of inception and expected duration of such Force Majeure Event, whereupon such obligation or performance shall be suspended to the extent such Party is affected by such Force Majeure Event during the continuance thereof and/or be excused from such performance (and the other Party shall likewise be excused from performance of its obligations to the extent such Party's obligations relate to the performance so interfered with). The affected Party shall use its reasonable efforts to avoid or remove the cause of nonperformance and the Parties shall give like notice and proceed to perform with dispatch once the causes are removed or cease. Notwithstanding the preceding, no delay or other failure to perform shall be excused pursuant to this Section 30.5: (i) by the acts or omission of a Party's subcontractors, materialmen, suppliers or other third persons providing products or services to such Party unless such acts or omissions are themselves the product of a Force Majeure Event, and unless such delay or failure and the consequences thereof are beyond the control and without the fault or negligence of the Party claiming excusable delay or other failure to perform, or (ii) if such Party fails to implement any steps taken to mitigate the effects of a Force Majeure Event (e.g., disaster recovery plans) in a nondiscriminatory manner during the period performance is impaired.

           XXX.6 Governing Law. This Agreement shall be governed by and construed in accordance with the Act, except insofar as state law may control any aspect of this Agreement, in which case the domestic laws of the State of Illinois shall govern, without reference to its conflict of law provisions.

           XXX.7        Taxes

                        XXX.7.1 Each Party purchasing services hereunder shall pay or otherwise be responsible for all federal, state, or local sales, use, excise, gross receipts, transaction or similar taxes, fees or surcharges levied against or upon such purchasing Party (or the providing Party when such providing Party is permitted to pass along to the purchasing Party such taxes, fees or surcharges), except for any tax on either Party's corporate existence, status or income. Whenever possible, these amounts shall be billed as a separate item on the invoice. To the extent a sale is claimed to be for resale, the purchasing Party shall furnish the providing Party a proper resale tax exemption certificate as authorized or required by statute or regulation by the jurisdiction providing said resale tax exemption. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party for any charges invoiced prior to the date such exemption certificate is furnished. To the extent that a Party includes gross receipts taxes in any of the charges or rates of services provided hereunder, no additional gross receipts taxes shall be levied against or upon the purchasing Party.

                        XXX.7.2 The Party obligated to pay any such taxes may contest the same in good faith, at its own expense, and shall be entitled to the benefit of any refund or recovery; provided that such contesting Party shall not permit any lien to exist on any asset of the other Party by reason of such contest. The Party obligated to collect and remit shall cooperate in any such contest by the other Party. As a condition of contesting any taxes due hereunder, the contesting Party agrees to be liable and indemnify and reimburse the other Party for any additional amounts that may be due by reason of such contest, including any interest and penalties.

           XXX.8 Non-Assignment. Neither Party may assign or transfer (whether by operation of law or otherwise) this Agreement (or any rights or obligations hereunder) to a third person without the prior written consent of the other Party; provided that each Party may assign or transfer this Agreement to an Affiliate in accordance with Section 30.2 by providing prior written notice to the other Party of such assignment or transfer; provided, further, that such assignment is not inconsistent with Applicable Law or the terms and conditions of this Agreement. No assignment or delegation hereof should relieve the assignor of its obligation under this Agreement. Any attempted assignment or transfer that is not permitted is void ab initio. Without limiting the generality of the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties' respective successors and assigns and the assigning Party will remain liable for the performance of any assignee.

           XXX.9 Non-Waiver. No waiver of any provision of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and properly executed by or on behalf of the Party against whom such waiver or consent is claimed. Failure of either Party to insist on performance of any term or condition of this Agreement or to exercise any right or privilege hereunder shall not be construed as a continuing or future waiver of such term, condition, right or privilege.

           XXX.10 Notices. Notices given by one Party to the other Party under this Agreement shall be in writing (unless specifically provided otherwise herein) and unless otherwise specifically required by this Agreement to be delivered to another representative or point of contact, shall be (a) delivered personally, (b) delivered by express delivery service, (c) mailed, certified mail or first class U.S. mail postage prepaid, return receipt requested or (d) delivered by telecopy, with a confirmation copy sent by a method described in
(a), (b) or (c) of this Section 30.10, to the following addresses of the
Parties:

                        To 21st Century:

                        21st Century
                        World Trade Center
                        350 North Orleans, Suite 600
                        Chicago, Illinois   60654
                        Attn: Eric D. Kurtz, Vice President Business Development
                                 and Operations
                        Facsimile: (312) 470-2111

                        with a copy to:

                        Rowland & Moore
                        Attorneys for 21st Century
                        55 East Monroe Street, Suite 3230
                        Chicago, IL 60603
                        Attn: Thomas H. Rowland
                        Facsimile: (312) 803-0953

                        To Ameritech:

                        Ameritech Information Industry Services
                        350 North Orleans, Floor 5
                        Chicago, IL  60654
                        Attn.:  Vice President - Network Providers
                        Facsimile:  (312) 335-2927

                        with a copy to:

                        Ameritech Information Industry Services
                        350 North Orleans, Floor 5
                        Chicago, IL  60654
                        Attn.:  Vice President and General Counsel
                        Facsimile:  (312) 595-1504

or to such other address as either Party shall designate by proper notice. Notices will be deemed given as of the earlier of (i) the date of actual receipt, (ii) the next Business Day when notice is sent via express mail or personal delivery, (iii) three (3) days after mailing in the case of first class or certified U.S. mail or (iv) on the date set forth on the confirmation in the case of telecopy.

           XXX.11 Publicity and Use of Trademarks or Service Marks. Neither Party nor its subcontractors or agents shall use the other Party's trademarks, service marks, logos or other proprietary trade dress in any advertising, press releases, publicity matters or other materials without such Party's prior written consent, except as permitted by Applicable Law. In no event shall either Party mischaracterize the contents of this Agreement in any public statement or in any representation to a governmental entity or member thereof.

           XXX.12 Nonexclusive Dealings. This Agreement does not prevent either Party from providing or purchasing services to or from any other person nor, except as provided in Section 252(i) of the Act, does it obligate either Party to provide or purchase any services.

           XXX.13 No Third Party Beneficiaries; Disclaimer of Agency. This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein express or implied shall create or be construed to create any third-party beneficiary rights hereunder. Nothing in this Agreement shall constitute one Party as the legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party, unless otherwise expressly permitted by such other Party. No Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party's business.

           XXX.14 No License. No license under patents, copyrights, trademarks, trade secrets or any Intellectual Property right (other than the limited license to use same consistent with the terms, conditions and restrictions of this Agreement) is granted by either Party or shall be implied or arise by estoppel with respect to any transactions contemplated under this Agreement.

           XXX.15 Survival. The Parties' obligations under this Agreement, which by their nature are intended to continue beyond the termination or expiration of this Agreement, shall survive the termination or expiration of this Agreement, including Articles XX, XXI, XXIII, XXV and XXVI and Sections 3.9.4, 6.5, 10.11.3, 12.7, 16.16, 16.18, 28.1, 28.2, 28.3, 30.7, 30.11 and
30.14.

           XXX.16 Scope of Agreement. This Agreement is intended to describe and enable specific Interconnection and access to unbundled Network Elements and compensation arrangements between the Parties. This Agreement does not obligate either Party to provide arrangements not specifically provided herein.

           XXX.17 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original; but such counterparts shall together constitute one and the same instrument.

           30.18 Reservation of Rights. The Parties acknowledge that certain terms of this Agreement were established by order of the Commission. The terms of this Agreement may be altered or abrogated by a successful challenge instituted under Applicable Law before or after the Agreement has been approved pursuant to Section 252(e)(1) or has been deemed approved by operation of law pursuant to Section 252(e)(4). By signing this Agreement, a Party does not waive its right to pursue such a challenge.

           30.19 Entire Agreement. The terms contained in this Agreement and any Schedules, Exhibits, tariff provisions referenced herein and other documents or instruments referred to herein, which are incorporated into this Agreement by this reference, constitute the entire agreement between the Parties with respect to the subject matter hereof, superseding all prior understandings, proposals and other communications, oral or written. Neither Party shall be bound by any terms additional to or different from those in this Agreement that may appear subsequently in the other Party's form documents, purchase orders, quotations, acknowledgments, invoices or other communications. This Agreement may only be modified by a writing signed by an officer of each Party.

           IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of this 20th day of April, 1998./12/

---------------
12/ This Agreement is the result of 21st Century's adoption in its entirety of the terms of that certain arbitrated Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 dated May 5, 1997 by and between Ameritech Illinois and MCImetro Access Transmission Services, Inc. ("MCI Agreement") that was approved by the Commission as an effective Agreement in the state of Illinois in Docket No. 97AA002 (the "MCI Arbitration"). This Agreement does not represent a voluntary or negotiated agreement under Section 252 of the Act but instead merely represents Ameritech's compliance with 21st Century's statutory rights under
           Section 252(i) of the Act. Filing and performance by Ameritech of this Agreement does not in any way constitute a waiver by Ameritech of its position of the illegality or unreasonableness of any rates, terms or conditions set forth in this Agreement, nor does it constitute a waiver by Ameritech of all rights and remedies it may have to seek review of this Agreement or the MCI Agreement, or to petition the Commission, other administrative body, or court for reconsideration or reversal of any determination made by the Commission pursuant to the MCI Arbitration, or seek review in any way of any provisions included in this Agreement as a result of 21st Century's election under Section 252(i) of the Act.

21st CENTURY TELECOM OF ILLINOIS,             AMERITECH INFORMATION INDUSTRY
   INC.                                       SERVICES, A DIVISION OF AMERITECH

                                              SERVICES, INC., ON BEHALF OF
                                              AMERITECH ILLINOIS

By:                                           By:
Printed:                                      Printed:
Title:                                        Title:


                                  SCHEDULE 1.2

                                   DEFINITIONS

           "9-1-1" means the services described in Section 3.9.

           "9-1-1 Control Office Software Enhancement Connection Charge" is as defined in Section 3.9.2(e) of this Agreement.

---------------
           Neither Ameritech nor 21st Century's execution of this Agreement and compliance with the terms and conditions of this Agreement shall be construed as or is intended to be a concession or admission by either Party that any contractual provision required by the Commission in the MCI Arbitration or any provision in this Agreement or the MCI Agreement complies with the rights and duties imposed by the Act, a decision by the FCC or the Commission, a decisions of the courts, or other Applicable Law, and both Ameritech and 21st Century specifically reserve their respective full rights to assert and pursue claims arising from or related to this Agreement. Ameritech further contends that certain provisions of the Agreement may be void or unenforceable as a result of the July 18, 1997 and October 14, 1997 decisions of the United States Court of Appeals for the Eighth Circuit. Should 21st Century attempt to apply such conflicting provisions, Ameritech reserves its right, notwithstanding anything to the contrary in this Agreement, to seek appropriate legal and/or equitable relief. The MCI Agreement that 21st Century adopts here is considered to be the original agreement between Ameritech and MCI plus any modifications or amendments to that agreement as of the date this Agreement is executed by Ameritech and 21st Century. 21st Century is not bound by any future modifications or amendments to the MCI Agreement made after April 20, 1998. Notwithstanding the foregoing, to the extent any provisions in the MCI Agreement are modified as a result of any order or finding by the FCC, the Commission or a court of competent jurisdiction (other than an order subject to Section 29.3), either Party shall have the right to modify the corresponding provisions of this Agreement, consistent with such order or finding.

           "Access Toll Connecting Trunks" is as defined in Section 5.1.

           "Act" means the Communications Act of 1934 (47 U.S.C. ss. 151 et seq.), as amended by the Telecommunications Act of 1996, and as from time to time interpreted in the duly authorized rules, regulations and applicable orders of the FCC or the Commission having authority to interpret the Act within its state of jurisdiction.

           "ADSL" or "Asymmetrical Digital Subscriber Line" means a transmission technology which transmits an asymmetrical digital signal using one of a variety of line codes.

           "Advanced Intelligent Network" or "AIN" is a network functionality that permits specific conditions to be programmed into a switch which, when met, directs the switch to suspend call processing and to receive special instructions for further call handling in order to enable carriers to offer advanced features and services.

           "Affiliate" is As Defined in the Act.

           "AMA" means the Automated Message Accounting structure inherent in switch technology that initially records telecommunication message information. AMA format is contained in the Automated Message Accounting document, published by Bellcore as GR-1100-CORE which defines the industry standard for message recording.

           "Applicable Laws" is as defined in Section 19.2.

           "As Defined in the Act" means as specifically defined by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Commission.

           "As Described in the Act" means as described in or required by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Commission.

           "Automatic Location Identification" or "ALI" means a feature by which the service address associated with the calling party's listed telephone number identified by ANI, as defined herein, is forwarded to the PSAP for display. Additional telephones with the same number as the calling party's, including secondary locations and off-premise extensions, will be identified with the service address of the calling party's listed number.

           "Automatic Number Identification" or "ANI" means a Feature Group D signaling parameter which refers to the number transmitted through a network identifying the billing number of the calling party. With respect to 9-1-1 and E9-1-1, "ANI" means a feature by which the calling party's telephone number is automatically forwarded to the E9-1-1 Control Office and to the PSAP display and transfer office.


                                Sch. 1.2 - 103

           "Automatic Route Selection" or "ARS" means a service feature associated with a specific grouping of lines that provides for automatic selection of the least expensive or most appropriate transmission facility for each call based on criteria programmed into the system.

           "Bellcore" means Bell Communications Research, Inc.

           "Bill Date" means the date that a bill is issued by a Party.

           "BLV/BLVI Traffic" means an operator service call in which the caller inquires as to the busy status of or requests an interruption of a call on another Customer's Telephone Exchange Service line.

           "Business Day" means a day on which banking institutions are required to be open for business in Chicago, Illinois.

           "Bona Fide Request" means the process described on Schedule 2.2.

           "Calling Party Number" or "CPN" is a Common Channel Interoffice Signaling ("CCIS") parameter which refers to the number transmitted through a network identifying the calling party.

           "Capacity" is as defined in Section 16.1.2

           "Carrier of Record" is as defined in Section 10.11.3.

           "CCS" means one hundred (100) call seconds.

           "Central Office Switch" means a switch used to provide
Telecommunications Services, including:

                     (a) "End Office Switches," which are used to terminate Customer station Loops for the purpose of Interconnection to each other and to trunks; and

                     (b) "Tandem Office Switches" or "Tandems," which are used to connect and switch trunk circuits between and among other Central Office Switches.

           A Central Office Switch may also be employed as a combination End Office/Tandem Office Switch.

           "Centrex" means a Telecommunications Service associated with a specific grouping of lines that uses Central Office switching equipment for call routing to handle direct dialing of calls and to provide many private branch exchange-like features.

                                Sch. 1.2 - 104

           "CLASS Features" means certain CCIS-based features available to Customers, including: Automatic Call Back; Caller Identification and related blocking features; Distinctive Ringing/Call Waiting; Selective Call Forward; and Selective Call Rejection.

           "Commercial Mobile Radio Service" or "CMRS" is As Defined in the Act.

           "COBO" is as defined in Section 12.12.2(b).

           "Collocation" is As Described in the Act.

           "Combination" is as defined in Section 9.3.

           "Commission" or "ICC" means the Illinois Commerce Commission.

           "Common Channel Interoffice Signaling" or "CCIS" means the signaling system, developed for use between switching systems with stored-program control, in which all of the signaling information for one or more groups of trunks is transmitted over a dedicated high-speed data link rather than on a per-trunk basis and, unless otherwise agreed by the Parties, the CCIS used by the Parties shall be SS7.

           "Consequential Damages" is as defined in Section 26.5.

           "Contract Month" means a calendar month (or portion thereof) during the term of this Agreement. Contract Month 1 shall commence on the first day of the first calendar month following the Effective Date and end on the last day of that calendar month.

           "Contract Year" means a twelve (12)-month period during the term of this Agreement commencing on the Effective Date and each anniversary thereof.

           "Control Office" means the Central Office providing Tandem Switching Capability for E9-1-1 calls. The Control Office controls switching of ANI information to the PSAP and also provides the Selective Routing, feature, standard speed calling features, call transfer capability and certain maintenance functions for each PSAP.

           "Cross Connection" means a connection provided pursuant to Collocation at the Digital Signal Cross Connect, Main Distribution Frame or other suitable frame or panel between (i) the collocated Party's equipment and
(ii) the equipment of a third-party collocated Telecommunications Carrier or the equipment or facilities of the other Party which provides such Collocation.

           "Customer" means a third-party residence or business that subscribes to Telecommunications Services provided by either of the Parties.


                                Sch. 1.2 - 105

           "Customer Listing(s)" means a list containing the names, the telephone numbers, addresses and zip codes of Customers within a defined geographical area, except to the extent such Customers have requested not to be listed in a directory.

           "Customer Name and Address Information" or "CNA" means the name, service address and telephone numbers of a Party's Customers for a particular Exchange Area. CNA includes nonpublished listings, coin telephone information and published listings.

           "Customer Proprietary Network Information" is As Defined in the Act.

           "Customer Usage Data" is as defined in Section 10.16.1.

           "Dark Fiber" means fiber facilities that have no electronics (i.e., no transmission equipment at either end).

           "Data Management System" or "DMS" means a system of manual procedures and computer processes used to create, store and update the data required to provide the Selective Routing ("SR") and ALI features.

           "Delaying Event" means (a) any failure of a Party to perform any of its obligations set forth in this Agreement, caused in whole or in part by (i) the failure of the other Party to perform any of its obligations set forth in this Agreement (including the Implementation Schedule and the Implementation
Plan), or (ii) any delay, act or failure to act by the other Party or its Customer, agent or subcontractor or (b) any Force Majeure Event.

           "Delivery Date" is as defined in Sections 12.12.2(b) and 12.12.3(c).

           "Derivative Information" is as defined in Section 20.1.1(b).

           "Dialing Parity" is As Defined in the Act.

           "Digital Signal Level" means one of several transmission rates in the time-division multiplex hierarchy.

           "Digital Signal Level 0" or "DS0" means the 64 Kbps zero-level signal in the time-division multiplex hierarchy.

           "Digital Signal Level 1" or "DS1" means the 1.544 Mbps first-level signal in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS1 is the initial level of multiplexing.

           "Digital Signal Level 3" or "DS3" means the 44.736 Mbps third-level in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS3 is defined as the third level of multiplexing.


                                Sch. 1.2 - 106

           "Disclosing Party" is as defined in Section 20.1.1.

           "Dispute" is as defined in Section 28.3.1.

           "Disputed Amounts" is as defined in Section 28.1.1.

           "Documentation of Authorization" is as defined in Schedule 10.11.1.

           "Emergency Services" mean police, fire, ambulance, rescue and medical services.

           "E9-1-1" or "Enhanced 9-1-1 (E9-1-1) Service" provides completion of 9-1-1 calls via dedicated trunking facilities and includes Automatic Number Identification (ANI), Automatic Location Identification (ALI) and/or Selective Routing (SR).

           "equal in quality" is as defined in Section 3.6.

           "Exchange Access" is As Defined in the Act.

           "Exchange Area" means an area, defined by the Commission, for which a distinct local rate schedule is in effect.

           "Exchange Message Record" or "EMR" means the standard used for exchange of Telecommunications message information among Telecommunications providers for billable, non-billable, sample, settlement and study data. EMR format is contained in Bellcore Practice BR-010-200-010 CRIS Exchange Message Record.

           "FCC" means the Federal Communications Commission.

           "Fiber-Meet" means an Interconnection architecture method whereby the Parties physically Interconnect their networks via an optical fiber interface (as opposed to an electrical interface) at a mutually agreed-upon location, at which one Party's responsibility or service begins and the other Party's responsibility ends.

           "Force Majeure Event" is as defined in Section 30.5.

           "Forecast Provider" is as defined in Section 19.5.3.

           "Grandfathered Services" is as defined in Section 10.3.1.

           "21st Century Directory Customer" is as defined in Section 15.1.

           "Hazardous Substances" is as defined in Section 19.4.


                                Sch. 1.2 - 107

           "HDSL" or "High-Bit Rate Digital Subscriber Line" means a transmission technology which transmits up to a DS1-level signal, using any one of the following line codes: 2 Binary / 1 Quartenary ("2B1Q"), Carrierless AM/PM, Discrete Multitone ("DMT"), or 3 Binary / 1 Octel ("3B1O").

           "Implementation Plan" is as defined in Section 18.2.

           "Implementation Team" is as defined in Section 18.1.

           "Incumbent Local Exchange Carrier" or "ILEC" is As Defined in the
Act.

           "Information Service Traffic" means Local Traffic or IntraLATA Toll Traffic which originates on a Telephone Exchange Service line and which is addressed to an information service provided over a Party's information services platform (e.g., 976).

           "Initial Billing Company" or "IBC" means the Local Exchange Carrier which provides the Feature Group B or D services in an End Office. For purposes of this Agreement, 21st Century is the IBC.

           "Initial Term" is as defined in Section 21.1.

           "Integrated Digital Loop Carrier" means a subscriber loop carrier system that is twenty-four (24) local Loop transmission paths combined into a
1.544 Mbps digital signal which integrates within the switch at a DS1 level.

           "Integrated Services Digital Network" or "ISDN" means a switched network service that provides end-to-end digital connectivity for the simultaneous transmission of voice and data. Basic Rate Interface-ISDN (BRI-ISDN) provides for a digital transmission of two 64 Kbps bearer channels and one 16 Kbps data channel (2B+D).

           "Intellectual Property" means copyrights, patents, trademarks, trade-secrets, mask works and all other intellectual property rights.

           "Interconnection" is As Defined in the Act.

           "Interconnection Activation Date" is as defined in Section 2.1.

           "Interconnection Point" is as defined in Section 3.2.2.

           "Interexchange Carrier" or "IXC" means a carrier that provides interLATA or intraLATA Telephone Toll Services.

           "Interim Telecommunications Number Portability" or "INP" is as described in the Act.


                                Sch. 1.2 - 108

     "InterLATA" is As Defined in the Act.

     "IntraLATA Toll Traffic" means all intraLATA calls other than Local Traffic calls.

     "Line Information Data Base(s)" or "LIDB" means one or all, as the context may require, of the Line Information Data Bases owned individually by ILECs and other entities which provide, among other things, calling card validation functionality for telephone line number cards issued by Ameritech. A LIDB also contains validation data for collect and third number-billed calls, which include billed number screening.

     "Listing Update(s)" means information with respect to Customers necessary for Publisher to publish directories under this Agreement in a form and format acceptable to Publisher. For Customers whose telephone service has changed since the last furnished Listing Update because of new installation, disconnection, change in address, change in name, change in non-listed or non-published status, or other change which may affect the listing of the Customer in a directory, Listing Updates shall also include information necessary in order for Publisher to undertake initial delivery and subsequent delivery of directories, including mailing addresses, delivery addresses and quantities of directories requested by a Customer. In the case of Customers who have transferred service from another LEC to 21/st/ Century without change of address, Listing Updates shall also include the Customer's former listed telephone number and former LEC, if available. Similarly, in the case of Customers who have transferred service from 21/st/ Century to another LEC, Listing Updates shall also include the Customer's referral telephone number and new LEC, if available.

     "Local Access and Transport Area" or "LATA" is As Defined in the Act.

     "Local Exchange Carrier" or "LEC" is As Defined in the Act.

     "Local Loop Transmission" or "Loop" means the transmission path which extends from the Network Interface Device or demarcation point at a Customer's premises to the Main Distribution Frame or other designated frame or panel in a Party's Wire Center or Switching Center which serves the Customer. Loops are defined by the electrical interface rather than the type of facility used.

     "Local Number Portability" or "LNP" means the ability of users of Telecommunications Services to retain, at the same location, existing telephone numbers without impairment of quality, reliability, or convenience when switching from one Telecommunications Carrier to another.

     "Local Traffic" means a call the distance of which is fifteen (15) miles or less as calculated by using the V&H coordinates of the originating NXX and the V&H coordinates of the terminating NXX or as otherwise determined by the FCC or Commission for purposes of

                                Sch. 1.2 - 109

Reciprocal Compensation; provided, that in no event shall a Local Traffic call
                         --------
be greater than fifteen (15) miles as so calculated.

     "Loss" or "Losses" means any and all losses, costs (including court costs), claims, damages (including fines, penalties, and criminal or civil judgments and settlements), injuries, liabilities and expenses (including attorneys' fees).

     "Main Distribution Frame" means the distribution frame of the Party providing the Loop used to interconnect cable pairs and line and trunk equipment terminals on a switching system.

     "Make-Ready Work" means all work, including rearrangement or transfer of existing facilities or other changes required to accommodate 21/st/ Century's Attachments.

     "MECAB" refers to the Multiple Exchange Carrier Access Billing (MECAB) document prepared by the Billing Committee of the Ordering and Billing Forum
(OBF), which functions under the auspices of the Carrier Liaison Committee (CLC) of the Alliance for Telecommunications Industry Solutions (ATIS). The MECAB document published by Bellcore as Special Report SR-BDS-000983 contains the recommended guidelines for the billing of an access service provided by two or more LECs, or by one LEC in two or more states within a single LATA.

     "Meet-Point Billing" means the process whereby each Party bills the appropriate tariffed rate for its portion of a jointly provided Switched Exchange Access Service.

     "Multiple Bill/Single Tariff" means that each Party will prepare and render its own meet point bill in accordance with its own tariff for its portion of the switched access service.

     "Network Element" is As Defined in the Act.

     "North American Numbering Plan" or "NANP" means the numbering plan used in the United States that also serves Canada, Bermuda, Puerto Rico and certain Caribbean Islands. The NANP format is a 10-digit number that consists of a 3-digit NPA code (commonly referred to as the area code), followed by a 3-digit NXX code and 4-digit line number.

     "Number Portability" is As Defined in the Act.

     "NXX" means the three-digit code which appears as the first three digits of a seven-digit telephone number.

     "OBF" means the Ordering and Billing Forum (OBF), which functions under the auspices of the Carrier Liaison Committee (CLC) of the Alliance for Telecommunications Industry Solutions (ATIS).

                                Sch. 1.2 - 110

     "Occupancy Date" is as defined in Section 12.12.2(f).
                                       ------------------

     "Optical Line Terminating Multiplexor" or "OLTM" is as defined in Section
                                                                       -------
3.3.
---

     "Party" means either Ameritech or 21/st/ Century, and "Parties" means Ameritech and 21/st/ Century.

     "Physical Collocation" is As Defined in the Act.

     "PIC" means primary Interexchange Carrier.

     "Premises" is As Defined in the Act.

     "Primary Listing" means the single directory listing provided to Customers by Publisher under the terms of this Agreement. Each telephone configuration that allows a terminating call to hunt for an available time among a series of lines shall be considered a single Customer entitled to a single primary listing.

     "Proprietary Information" is as defined in Section 20.1.1.
                                                --------------

     "Public Safety Answering Point" or "PSAP" means an answering location for 9-1-1 calls originating in a given area. A PSAP may be designated as Primary or Secondary, which refers to the order in which calls are directed for answering. Primary PSAPs respond first; Secondary PSAPs receive calls on a transfer basis only, and generally serve as a centralized answering location for a particular type of emergency call. PSAPs are staffed by employees of Service Agencies such as police, fire or emergency medical agencies or by employees of a common bureau serving a group of such entities.

     "Publisher" means Ameritech's White Pages Directories publisher.

     "Rate Center" means the specific geographic point which has been designated by a given LEC as being associated with a particular NPA-NXX code which has been assigned to the LEC for its provision of Telephone Exchange Service. The Rate Center is the finite geographic point identified by a specific V&H coordinate, which is used by that LEC to measure, for billing purposes, distance sensitive transmission services associated with the specific Rate Center; provided that a
                                                                --------
Rate Center cannot exceed the boundaries of an Exchange Area as defined by the Commission.

     "Receiving Party" is as defined in Section 20.1.1.
                                        --------------

     "Reciprocal Compensation" is As Described in the Act.

     "Referral Announcement" is as defined in Article XVII.
                                              ------------


                                Sch. 1.2 - 111

     "Renewal Term" is as defined in Section 21.1.
                                     ------------

     "Resale Listing(s)" means a list containing the names, the telephone numbers, addresses and zip codes of Customers of 21/st/ Century within the defined geographic area, except to the extent such Customers of 21/st/ Century have requested not to be listed in a directory.

     "Resale Services" is as defined in Section 10.3.
                                        ------------

     "Resale Tariff" is as defined in Section 10.11.2.
                                      ---------------

     "Routing Point" means a location which an LEC has designated on its own network as the homing (routing) point for inbound traffic to one or more of its NPA-NXX codes. The Routing Point is also used to calculate mileage measurements for the distance-sensitive transport element charges of Switched Exchange Access Services. Pursuant to Bellcore Practice BR 795-100-100 (the "RP Practice"), the Routing Point (referred to as the "Rating Point" in such RP Practice) may be an End Office Switch location, or a "LEC Consortium Point of Interconnection." Pursuant to such RP Practice, each "LEC Consortium Point of Interconnection" shall be designated by a common language location identifier (CLLI) code with
(x)KD in positions 9, 10 and 11, where (x) may be any alphanumeric A-Z or 0-9. The Routing Point must be located within the LATA in which the corresponding NPA-NXX is located. However, Routing Points associated with each NPA-NXX need not be the same as the corresponding Rate Center, nor must there be a unique and separate Routing Point corresponding to each unique and separate Rate Center;

provided only that the Routing Point associated with a given NPA-NXX must be
--------
located in the same LATA as the Rate Center associated with the NPA-NXX.

     "Selective Routing" or "SR" means an E9-1-1 feature that routes an E9-1-1 call from a Control Office to the designated Primary PSAP based upon the identified number of the calling party.

     "Service Agency" means the public agency, the State or any local government unit or special purpose district which has the authority to provide police, fire fighting, medical or other emergency services, which has requested the local telephone company to provide an E9-1-1 Telecommunications Service for the purpose of voice-reporting emergencies by the public.

     "Service Control Point" or "SCP" is As Defined in the Act.

     "Service Line" means a telecommunications link from the Central Office terminating at the PSAP.

     "Shared Tenant Service Agreement" means the provision of centralized Telecommunications Services to tenants within the same building or a complex of buildings.

                                Sch. 1.2 - 112

     "Signaling End Point" or "SEP" means a signaling point, other than an STP, which serves as a source or a repository for CCIS messages.

     "Signal Transfer Point" or "STP" is As Defined in the Act.

     "Subsequent Billing Company" or "SBC" means the Local Exchange Carrier which provides a segment of transport or switching services in connection with Feature Group B or D switched access service. For purposes of this Agreement, Ameritech is initially the SBC.

     "Sunsetted Services" is as defined in Section 10.3.2.
                                           --------------

     "Switched Access Detail Usage Data" means a category 1101XX record as defined in the EMR Bellcore Practice BR 010-200-010.

     "Switched Access Summary Usage Data" means a category 1150XX record as defined in the EMR Bellcore Practice BR 010-200-010.

     "Switched Exchange Access Service" means the offering of transmission or switching services to Telecommunications Carriers for the purpose of the origination or termination of Telephone Toll Service. Switched Exchange Access Services include: Feature Group A, Feature Group B, Feature Group D, 800/888 access, and 900 access and their successors or similar Switched Exchange Access Services.

     "Switching Center" serves as a Routing Point for Switched Exchange Access and Interconnection Access Service.

     "Synchronous Optical Network" or "SONET" means an optical interface standard that allows inter-networking of transmission products from multiple vendors. The base rate is 51.84 Mbps (OC-1/STS-1) and higher rates are direct multiples of the base rate, up to 13.22 Gpbs.

     "Technical Reference Schedule" is the list of technical references set forth in Schedule 2.3.
         ------------

     "Technically Feasible Point" is As Described in the Act.

     "Telecommunications" is As Defined in the Act.

     "Telecommunications Act" means the Telecommunications Act of 1996 and any rules and regulations promulgated thereunder.

     "Telecommunications Assistance Program" means any means-tested or subsidized Telecommunications Service offering, including Lifeline, that is offered only to a specific category of subscribers.


                                Sch. 1.2 - 113

     "Telecommunications Carrier" is As Defined in the Act.

     "Telecommunications Service" is As Defined in the Act.

     "Telephone Exchange Service" is As Defined in the Act.

     "Telephone Relay Service" means a service provided to speech-and hearing-impaired callers that enables such callers to type a message into a telephone set equipped with a keypad and message screen and to have a live operator read the message to a recipient and then type the message recipient's response to the speech-or hearing-impaired caller.

     "Telephone Toll Service" is As Defined in the Act.

     "Unauthorized Switching" is as defined in Section 10.11.2.
                                               ---------------

     "Virtual Collocation" is As Defined in the Act.

     "White Pages Directories" means directories or the portion of co-bound directories which include a list in alphabetical order by name of the telephone numbers and addresses of telecommunication company customers.

     "Wholesale Resale Services" is as defined in Section 10.1.
                                                  ------------

     "Wire Center" means the Premises of a Party at which all Customer Loops within a defined geographic area are converged. Such Loops may be served by one
(1) or more Central Office Switches within such Premises. The Wire Center serves as a Routing Point for Switched Exchange Access Service.


                                Sch. 1.2 - 114

                                 SCHEDULE 2.1

                            IMPLEMENTATION SCHEDULE
                                 ILLINOIS


1.  Interconnection

       LATA                 Ameritech               21/st/ Century            Interconnection
                         Interconnection            Interconnection           Activation Date
                              Point                      Point

       358                CHCCGILWB12T                CHCGILAC00T         To be determined for
                                                      CHCGILACDSO         all LATAs in
                                                                          accordance with the
                                                                          procedures set forth in
                                                                          Section 3.4.4
                                                                          -------------

                                 SCHEDULE 2.2

                               BONA FIDE REQUEST


1. Ameritech shall promptly consider and analyze the submission of a Bona Fide Request that Ameritech provide: (a) Interconnection, access to an unbundled Network Element (including Combinations thereof) not otherwise provided hereunder at the time of such request; (b) an Interconnection or connection to a Network Element that is different in quality to that which Ameritech provides itself at the time of such request; or (c) a customized service for features, capabilities, functionalities or unbundled Network Elements not otherwise provided hereunder at the time of such request.

2. A Bona Fide Request shall be submitted in writing and shall include a technical description of each requested Interconnection, Network Element, Combination and/or customized feature, capability or functionality.

3. Ameritech shall provide 21/st/ Century a good faith estimate of costs to process 21/st/ Century's Bona Fide Request quote within five (5) business days of receipt of 21/st/ Century's request. 21/st/ Century may cancel a Bona Fide Request at any time, but shall pay Ameritech's reasonable and demonstrable costs of processing and/or implementing the Bona Fide Request up to the date of cancellation, except if (i) any processing charges are of the type which are not generally passed on by Ameritech to its retail or resale Customers and (ii) such costs or cost categories representing such charges are not included in the prices, 21/st/ Century pays for the services provided by Ameritech under this Agreement.


                                 Sch. 2.1 - 1

4. Within five (5) Business Days of its receipt, Ameritech shall acknowledge receipt of the Bona Fide Request.

5. Within thirty (30) days of its receipt of a Bona Fide Request, Ameritech shall provide to 21/st/ Century a preliminary analysis of such Interconnection, Network Element, or requested level of quality thereof that is the subject of the Bona Fide Request or customized feature, capability or functionality. The preliminary analysis shall confirm that Ameritech will either offer access to the Interconnection, Network Element, or requested level of quality or will provide a detailed explanation that access to such Interconnection, Network Element, or requested level of quality is not technically feasible and/or that the request does not qualify as an Interconnection, Network Element, or requested level of quality that is required to be provided under the Act. If the receiving Party determines that the Interconnection, Network Element, or requested level of quality that is the subject of the Bona Fide Request is technically feasible and is otherwise required to be provided under the Act, Ameritech shall provide 21/st/ Century a firm price proposed and availability date for such development ("Bona Fide Request Quote"). For Bona Fide Requests that involve either: (i) combinations of standard offerings or (ii) individual customer arrangements that do not require alterations not otherwise performed for individual customer arrangements, for Ameritech retail Customers, Ameritech shall provide a Bona Fide Request Quote within such thirty (30)-day period. For all other Bona Fide Requests, Ameritech shall provide a Bona Fide Request Quote as soon as feasible, but in any event not more than one hundred twenty (120) days from the date Ameritech received such Bona Fide Request. The Bona Fide Request Quote provided by Ameritech to 21/st/ Century shall include, at 21/st/ Century's option, either (a) the applicable rates (recurring and nonrecurring) of the requested Interconnection, Network Element, Combination or Customized feature, capability or functionality, which rates shall include the reasonable amortized costs of development of such Interconnection, Network Element, Combination or customized feature, capability or functionality or (b) the reasonable costs of development of the Interconnection, Network Element, Combination or customized feature, capability or functionality listed as a separate charge and the applicable rates (recurring or nonrecurring for such Interconnection, Combination or customized feature, capability or functionality.

6. Within thirty (30) days of its receipt of the Bona Fide Request Quote, the requesting Party must either confirm its order for such Interconnection or Network Element pursuant to the Bona Fide Request Quote or, if it believes such quote is inconsistent with the requirements of the Act, exercise its rights under Section 28.3.
      ------------

7. Unless 21/st/ Century agrees otherwise, all prices shall be consistent with the pricing principles of the Act, FCC and/or the Commission.

8. If a Party to a Bona Fide Request believes that the other Party is not requesting, negotiating, or processing the Bona Fide Request in good faith, or disputes a determination, or price or cost quote, such Party may exercise its rights under Section 28.3.
             ------------


                                 Sch. 2.2 - 2

                                 SCHEDULE 2.3

                         TECHNICAL REFERENCE SCHEDULE

Unbundled Network Elements
--------------------------

     Unbundled Loop Transmission
     ---------------------------

     ANSI T1.413-1995 Specifications
     ANSI T1.403-1989, Carrier to Customer Installation, DS1 Metallic Interface
          Specification
     AM TR-TMO-000122
     AM TR-TMO-000123
     Bellcore TR-NWT-000393, Generic Requirements for ISDN Basic Access Digital
          Subscriber Lines
     ANSI T1.102-1993, American National Standard for Telecommunication -
          Digital Hierarchy - Electrical Interfaces
     ANSI T1E1 Committee Technical report Number 28
     Bellcore Technical Requirement TR-NWT-000499, Issue 5, December 1993,
          section 7
     Bellcore TR-TSY-000008 Digital Interface Between the SLC Digital Loop
          Carrier System and Local Digital Switch, Issue 2, August 1987 Bellcore TR-TSY-000673, Operation System Interface for an IDLC System
          (LSSGR) FSD 20-02-2100, Issue 1, September 1989
     Bellcore Integrated Digital Loop Carrier System General Requirements,
          Objectives and Interface, GR 303-CORE, Issue 1, September 1995


     Local Switching
     ---------------

     Bellcore FR-NWT-000064 (Local Switching Systems General Requirements) Bellcore GR-1432-CORE (TCAP)
     Bellcore GR-905-CORE (ISUP)
     Bellcore GR-1429-CORE (Call Management)
     Bellcore GR-1357-CORE (Switched Fractional DS1)
     Bellcore GR-1428-CORE (Toll Free Service)
     Bellcore GR-1597-CORE (Calling Name)
     Bellcore GR-954-CORE (Line Information Database)
     Bellcore GR-2863-CORE (Advanced Intelligent Network)
     GR-1298-CORE, AIN Switching System Generic Requirements

                                 Sch. 2.3 - 3

     GR-1299-CORE, AIN Switch-Service Control Point (SCP)/Adjunct Interface
          Generic Requirements
     TR-NWT-001284, AIN 0.1 Switching System Generic Requirements
     SR-NWT-002247, AIN Release 1 Update
     ANSI standards Q.931, Q.932
     Bellcore TR-NWT-08
     Bellcore TR-NWT-303
     TR-NWT-000393, January 1991, Generic Requirements for ISDN Basic Access
          Digital Subscriber Lines

     Dedicated and Shared Transport
     ------------------------------

     AM TR-NIS-000111
     AM TR-NIS-000133
     ANSI T1.101-1994, American National Standard for Telecommunications
          -Synchronization Interface Standard Performance and Availability ANSI T1.102-1993, American National Standard for Telecommunications -
          Digital Hierarchy - Electrical Interfaces
     ANSI T1.105-1995, American National Standard for Telecommunications -
          Synchronous Optical Network (SONET) - Basic Description including Multiplex Structure, Rates and Formats
     ANSI T1.105.01-1995, American National Standard for Telecommunications -
          Synchronous Optical Network (SONET) - Automatic Protection Switching ANSI T1.105.02-1995, American National Standard for Telecommunications
          -Synchronous Optical Network (SONET) - Payload Mappings
     ANSI T1.105.03-1994, American National Standard for Telecommunications -
          Synchronous Optical Network (SONET) - Jitter at Network Interfaces ANSI T1.105.03a-1995, American National Standard for Telecommunications
          -Synchronous Optical Network (SONET): Jitter at Network
          Interfaces - DS1 Supplement
     ANSI T1.105.04-1995, American National Standard for Telecommunications
          -Synchronous Optical Network (SONET) - Data Communication Channel Protocols and Architectures
     ANSI T1.105.05-1994, American National Standard for Telecommunications -
          Synchronous Optical Network (SONET) - Tandem Connection
     ANSI T1.105.06-199x, American National Standard for Telecommunications -
          Synchronous Optical Network (SONET) - Physical Layer Specifications ANSI T1.106-1988, American National Standard for Telecommunications -
          Digital Hierarchy - Optical Interface Specifications (Single Mode) ANSI T1.107-1988, American National Standard for Telecommunications -
          Digital Hierarchy - Formats Specifications
     ANSI T1.107a-1990, American National Standard for Telecommunications -
          Digital Hierarchy - Supplement to Formats Specifications (DS3 Format Applications)

                                 Sch. 2.3 - 4

ANSI T1.107b-1991, American National Standard for Telecommunications -
     Digital Hierarchy - Supplement to Formats Specifications
ANSI T1.117-1991, American National Standard for Telecommunications - Digital
     Hierarchy - Optical Interface Specifications (SONET) (Single Mode - Short Reach)
ANSI T1.119-1994, American National Standard for Telecommunications -
     Synchronous Optical Network (SONET) - Operations, Administration, Maintenance, and Provisioning (OAM&P) Communications
ANSI T1.119.01-1995, American National Standard for Telecommunications -
     Synchronous Optical Network (SONET) - Operations, Administration, Maintenance, and Provisioning (OAM&P) Communications Protection Switching Fragment
ANSI T1.119.02-199x, American National Standard for Telecommunications -
     Synchronous Optical Network (SONET) - Operations, Administration, Maintenance, and Provisioning (OAM&P) Communications Performance Monitoring Fragment
ANSI T1.231-1993, American National Standard for Telecommunications - Digital
     Hierarchy - Layer 1 In-Service Digital Transmission performance monitoring ANSI T1.404-1994, Network-to-Customer Installation - DS3 Metallic Interface
     Specification
Bellcore FR-440 and TR-NWT-000499, Transport Systems Generic Requirements
     (TSGR):  Common Requirements
Bellcore GR-820-CORE, Generic Transmission Surveillance: DS1 & DS3 Performance Bellcore GR-253-CORE, Synchronous Optical Network Systems (SONET); Common
     Generic Criteria
Bellcore TR-NWT 000507, Transmission, Section 7, Issue 5 (Bellcore, December
     1993). (A module of LSSGR, FR-NWT-000064.)
Bellcore TR-NWT-000776, Network Interface Description for ISDN Customer Access Bellcore TR-INS-000342, High-Capacity Digital Special Access Service-
     Transmission   Parameter Limits and lnterface Combinations, Issue 1,
     February 1991


Signaling Transfer Points (STPs)
--------------------------------

ANSI T1.111.2
ANSI T1.111.3
ANSI T1.111.4
ANSI T1.112
ANSI T1.112.4
ANSI T1.118
ANSI T1.111.6
ANSI T1.112.5
GR-2863-CORE, CCS Network Interface Specification Supporting Advanced
     Intelligent Network (AIN)
GR-2902-CORE, CCS Network Interface Specification (CCSNIS) Supporting Toll-Free
     Service Using Advanced Intelligent Network (AIN)

                                  Sch. 2.3 - 5

Bellcore GR-905-CORE, Common Channel Signaling Network Interface Specification
     (CCSNIS) Supporting Network Interconnection, Message Transfer Part (MTP), and Integrated Services Digital Network User Part (ISDNUP)
Bellcore GR-1432-CORE, CCS Network Interface Specification (CCSNIS) Supporting
     Signaling Connection Control Part (SCCP) and Transaction Capabilities Application Part (TCAP)
ANSI T1.111-1992, American National Standard for Telecommunications - Signaling
     System Number 7 (SS7) - Message Transfer Part (MTP)
ANSI T1.111A-1994, American National Standard for Telecommunications - Signaling
     System Number 7 (SS7) - Message Transfer Part (MTP) Supplement
ANSI T1.112-1992, American National Standard for Telecommunications - Signaling
     System Number 7 (SS7) - Signaling Connection Control Part (SCCP)
ANSI T1.115-1990, American National Standard for Telecommunications - Signaling
     System Number 7 (SS7) - Monitoring and Measurements for Networks
ANSI T1.116-1990, American National Standard for Telecommunications - Signaling
     System Number 7 (SS7) - Operations, Maintenance and Administration Part
     (OMAP)
ANSI T1.118-1992, American National Standard for Telecommunications - Signaling
     System Number 7 (SS7) - Intermediate Signaling Network Identification
     (ISNI)
Bellcore GR-905-CORE, Common Channel Signaling Network Interface Specification
     (CCSNIS) Supporting Network Interconnection, Message Transfer Part (MTP), and Integrated Services Digital Network User Part (ISDNUP)
Bellcore GR-1432-CORE, CCS Network Interface Specification (CCSNIS) Supporting
     Signaling Connection Control Part (SCCP) and Transaction Capabilities Application Part (TCAP)

Service Control Points (SCPs)/Call-Related Databases
----------------------------------------------------

SR-TSV-002275 (BOC Notes on the Ameritech Networks, SR-TSV-002275, Issue 2
     (Bellcore, April 1994))
GR-246-CORE, Bell Communications Research Specification of  Signaling System
     Number 7, ISSUE 1 (Bellcore, December 1995)
GR-1432-CORE, CCS Network Interface Specification (CCSNIS) Supporting Signaling
     Connection Control Part (SCCP) and Transaction Capabilities Application Part (TCAP). (Bellcore, March 1994)
GR-954-CORE, CCS Network Interface Specification (CCSNIS) Supporting Line
     Information Database (LIDB) Service 6, Issue 1, Rev. 1 (Bellcore, October
     1995)
GR-1149-CORE, OSSGR Section 10: System Interfaces, Issue 1 (Bellcore, October
     1995)  (Replaces TR-NWT-001149)
GR-1158-CORE, OSSGR Section 22.3: Line Information Database 6, Issue (Bellcore,
     October 1995)
GR-1428-CORE, CCS Network Interface Specification (CCSNIS) Supporting Toll Free
     Service (Bellcore, May 1995)
BOC Notes on Ameritech Networks, SR-TSV-002275, ISSUE 2 (Bellcore, April 1994) GR-1280-CORE, AIN Service Control Point (SCP) Generic Requirements

Tandem Switching
----------------

Bellcore TR-TSY-000540, Issue 2R2, Tandem Supplement, 6/1/90
GR-905-CORE
GR-1429-CORE
GR-2863-CORE
GR-2902-CORE

                                 Sch. 2.3 - 6

Performance Standards
---------------------

Bellcore FR-64, LATA Switching Systems Generic Requirements (LSSGR)
Bellcore TR-NWT-000499, Issue 5, Rev 1, April 1992, Transport Systems Generic
     Requirements (TSGR): Common Requirements
Bellcore TR-NWT-000418, Issue 2, December 1992, Generic Reliability Assurance
     Requirements For Fiber Optic Transport Systems
Bellcore TR-NWT-000057, Issue 2, January 1993, Functional Criteria for Digital
     Loop Carriers Systems
Bellcore TR-NWT-000507, Issue 5, December 1993, LSSGR - Transmission, Section 7 Bellcore TR-TSY-000511, Issue 2, July 1987, Service Standards, a Module (Section
     11) of LATA Switching Systems Generic Requirements (LSSGR, FR-NWT-000064) Bellcore TR-NWT-000393, January 1991, Generic Requirements for ISDN Basic Access
     Digital Subscriber Lines
Bellcore TR-NWT-000909, December 1991, Generic Requirements and Objectives for
     Fiber In The Loop Systems
GR-303-CORE, Issue 1, September 1995, Integrated Digital Loop Carrier System
     Generic Requirements, Objectives and Interface
Bellcore TR-NWT-000505, Issue 3, May 1991, LSSGR Section 5, Call Processing Bellcore LSSGR TR-TSY-000511
Bellcore TR-NWT-001244, Clocks for the Synchronized Network: Common Generic
     Criteria
ANSI T1.105-1995
ANSI T1.512-1994 Network Performance - Point-to-Point Voice-Grade Special Access Network Voiceband Data Transmission Objectives

Network Interface Device
------------------------

Bellcore Technical Advisory TA-TSY-000120, "Customer Premises or Network Ground
     Wire"
Bellcore Generic Requirement GR-49-CORE, "Generic Requirements for Outdoor
     Telephone Network Interface Devices"
Bellcore Technical Requirement TR-NWT-00239, "Indoor Telephone Network
     Interfaces"
Bellcore Technical Requirement TR-NWT-000937, "Generic Requirements for Outdoor and Indoor Building Entrance"


Interconnection
---------------

Trunking Interconnection
------------------------

GR-317-CORE, Switching System generic requirements for Call Control Using the
     Integrated Services Digital Network User Part (ISDNUP), Bellcore, February, 1994
GR-394-CORE, Switching System generic requirements for Interexchange Carrier
     Interconnection Using the Integrated Services Digital Network User Part (ISDNUP), Bellcore, February, 1994
FR-NWT-000064, LATA Switching Systems Generic Requirements (LSSGR), Bellcore,
     1994 Edition
ANSI T1.111
ANSI T1.112
ANSI T1.113


                                 Sch. 2.3 - 7

Bellcore GR-905-CORE, Common Channel Signaling Network Interface Specification
     (CCSNIS) Supporting Network Interconnection, Message Transfer Part (MTP), and Integrated Services Digital Network User Part (ISDNUP)
Bellcore GR-1428-CORE, CCS Network Interface Specification (CCSNIS) Supporting
     Toll-Free Service
Bellcore GR-1429-CORE, CCS Network Interface Specification (CCSNIS) Supporting
     Call Management Services
Bellcore GR-1432-CORE, CCS Network Interface Specification (CCSNIS) Supporting
     Signaling Connection Control Part (SCCP) and Transaction Capabilities Application Part (TCAP)
ANSI T1.110-1992, American National Standard Telecommunications - Signaling
     System Number 7 (SS7) - General Information;
ANSI T1.111-1992, American National Standard for Telecommunications - Signaling
     System Number 7 (SS7) - Message Transfer Part (MTP)
ANSI T1.111A-1994, American National Standard for Telecommunications - Signaling
     System Number 7 (SS7) - Message Transfer Part (MTP) Supplement
ANSI T1.112-1992, American National Standard for Telecommunications - Signaling
     System Number 7 (SS7) - Signaling Connection Control Part (SCCP)
ANSI T1.113-1995, American National Standard for Telecommunications - Signaling
     System Number 7 (SS7) - Integrated Services Digital Network (ISDN) User
     Part
ANSI T1.114-1992, American National Standard for Telecommunications - Signaling
     System Number 7 (SS7) - Transaction Capabilities Application Part (TCAP) ANSI T1.115-1990, American National Standard for Telecommunications - Signaling
     System Number 7 (SS7) - Monitoring and Measurements for Networks
ANSI T1.116-1990, American National Standard for Telecommunications - Signaling
     System Number 7 (SS7) - Operations, Maintenance and Administration Part
     (OMAP)
ANSI T1.118-1992, American National Standard for Telecommunications - Signaling
     System Number 7 (SS7) - Intermediate Signaling Network Identification
     (ISNI)
Bellcore GR-905-CORE, Common Channel Signaling Network Interface Specification
     (CCSNIS) Supporting Network Interconnection, Message Transfer Part (MTP), and Integrated Services Digital Network User Part (ISDNUP)
Bellcore GR-954-CORE, CCS Network Interface Specification (CCSNIS) Supporting
     Line Information Database (LIDB) Service
Bellcore Special Report SR-TSV-002275, BOC Notes on the LEC Networks-Signaling
     Ameritech Supplement AM-TR-OAT-000069, Common Channel Signaling Network Interface Specifications
Bellcore Standard FR-NWT-000476
ANSI Standard T1.206

Electrical/Optical Interfaces
-----------------------------

     Bellcore Technical Publication TR-INS-000342, High Capacity Digital Special Access Service, Transmission Parameter Limits and Interface Combinations; Ameritech Technical Publication TR-NIS-000111, Ameritech 0C3, 0C12 and 0C48 Service Interface Specifications; and Ameritech Technical Publication AM-TR-NIS-000133, Ameritech 0C3, 0C12 and 0C48 Dedicated Ring Service Interface Specifications.

Collocation
-----------

     Bellcore Network Equipment Building Systems (NEBS) standards TR-EOP-000063
            National Electrical Code (NEC) use latest issue
     TA-NPL-000286, NEBS Generic Engineering Requirements for System Assembly and Cable Distribution, Issue 2 (Bellcore, January 1989)

                                 Sch. 2.3 - 8

TR-EOP-000063, Network Equipment-Building System (NEBS) Generic Equipment
     Requirements, Issue 3, March 1988
TR-NWT-000840, Supplier Support Generic Requirements (SSGR), (A Module of
     LSSGR, FR-NWT-000064), Issue 1 (Bellcore, December 1991)
TR-NWT-001275 Central Office Environment Installations/Removal Generic
     Requirements, Issue 1, January 1993
Institute of Electrical and Electronics Engineers (IEEE) Standard 383, IEEE
     Standard for Type Test of Class 1 E Electrical Cables, Field Splices, and Connections for Nuclear Power Generating Stations
National Electrical Code (NEC) use latest issue
TA-NPL-000286, NEBS Generic Engineering Requirements for System Assembly and
     Cable Distribution, Issue 2 (Bellcore, January 1989)
TR-EOP-000063, Network Equipment-Building System (NEBS) Generic Equipment
     Requirements, Issue 3, March 1988
TR-EOP-000151, Generic Requirements for 24-, 48-, 130- and 140- Volt Central
     Office Power Plant Rectifiers, Issue 1 (Bellcore, May 1985)
TR-EOP-000232, General Requirements for Lead-Acid Storage Batteries, Issue 1
     (Bellcore, June 1985)
TR-NWT-000154, General Requirements for 24-, 48-, 130-, and 140- Volt Central
     Office Power Plant Control and Distribution Equipment, Issue 2 (Bellcore, January 1992)
TR-NWT-000295, Isolated Ground Planes: Definition and Application to Telephone
     Central Offices, Issue 2 (Bellcore, July 1992)
TR-NWT-000840, Supplier Support Generic Requirements (SSGR), (A Module of LSSGR,
     FR-NWT-000064), Issue 1 (Bellcore, December 1991)
TR-NWT-001275, Central Office Environment Installations/Removal Generic
     Requirements, Issue 1, January 1993
Underwriters' Laboratories Standard, UL 94

                                 Sch. 2.3 - 9

                                  SCHEDULE 3.8

                AMERITECH INTERCONNECTION PERFORMANCE BENCHMARKS


1.0  Trunk Provisioning Intervals

     1.1  Number of End Office
          Trunks Per Order                       Interval
          ----------------                       --------

          1-48                                   14 Business Days
          49-96                                  15 Business Days
          97 +                                   Negotiated

     1.2  New Trunk Groups to Tandem(s)          Negotiated
          -----------------------------

2.0  Trunking Grade of Service

     Blocking Standards

     Traffic Type                           Measurement /1/
     ------------                           ----------- ---

Exchange Access Final Trunk Group Traffic
     via Tandems                            1/2 of 1% (0.005)
All Other Final Trunk Group Traffic         1% (0.01)

3.0  Trunk Restoral

Type of Outage                             Interval
--------------                             --------
Service Affecting                          within 1 hour
Non-Service Affecting                      within 24 hours

                                 SCHEDULE 6.0

                       MEET-POINT BILLING RATE STRUCTURE

A. Interstate access - Terminating to or originating from 21/st/ Century Customers served from an 21/st/ Century Switching Center.

      --------------------
/1/   Measurement of Blocking Standards shall be on a monthly basis.
----


                                 Sch. 3.8 - 1

Rate Element                                   Billing Company
CCL                                            21/st/ Century
Local Switching                                21/st/ Century
Interconnection Charge                         21/st/ Century

Local Transport (Tandem)                       50% Ameritech
Termination                                    50% 21/st/ Century

Local Transport (Tandem)                       This will be calculated based
Facility                                       on NECA tariff No. 4 filings
                                               for each Party


Tandem Switching                               Ameritech

Entrance Facility                              Ameritech

B. Intrastate access - Terminating to or originating from 21/st/ Century Customers served from an 21/st/ Century Switching Center.

Rate Element                                   Billing Company

CCL                                            21/st/ Century
Local Switching                                21/st/ Century
Interconnection Charge                         21/st/ Century

Local Transport (Tandem)                       50% Ameritech
Termination                                    50% 21/st/ Century

Local Transport (Tandem)                       This will be calculated based
Facility                                       on NECA tariff No. 4 filings
                                               for each Party


Tandem Switching                               Ameritech

Entrance Facility                              Ameritech


                                SCHEDULE 9.2.1

                                 LOCAL LOOPS


     Subject to Section 1.1 of Schedule 9.5, Ameritech shall allow 21/st/
                -----------    ------------
Century to access the following Loop types (in addition to those Loops available under applicable tariffs) unbundled from local switching and local transport:


                                Sch. 9.2.1 - 2

     "2-Wire Analog Voice Grade Loop" or "Analog 2W," which supports analog transmission of 300-3000 Hz, repeat loop start, loop reverse battery, or ground start seizure and disconnect in one direction (toward the End Office Switch), and repeat ringing in the other direction (toward the Customer) and terminates in a 2-Wire interface at both the central office MDF and the customer premises. Analog 2W includes Loops sufficient for the provision of PBX trunks, pay telephone lines and electronic key system lines. Analog 2W will be provided in accordance with the specifications, interfaces, and parameters described in Technical Reference AM-TR-TMO-000122, Ameritech Unbundled Analog Loops.

     "4-Wire Analog Voice Grade Loop" or "Analog 4W," which supports transmission of voice grade signals using separate transmit and receive paths and terminates in a 4-wire electrical interface at both ends. Analog 4W will be provided in accordance with the specifications, interfaces, and parameters described in Technical Reference AM-TR-TMO-000122, Ameritech Unbundled Analog Loops.

     "2-Wire ISDN 160 Kbps Digital Loop" or "BRI-ISDN," which supports digital transmission of two 64-kbps bearer channels and one 16-kbps data channel (2B+D). BRI-ISDN is a 2B+D Basic Rate Interface-Integrated Services Digital Network (BRI-ISDN) Loop which will meet national ISDN standards and conform to Technical Reference AM-TR-TMO-000123, Ameritech Unbundled Digital Loops (including ISDN).

     "2-Wire ADSL-Compatible Loop" or "ADSL 2W" is a transmission path which facilitates the transmission of up to a 6-Mbps digital signal downstream (toward the Customer) and up to a 640-kpbs digital signal upstream (away from the Customer) while simultaneously carrying an analog voice signal. An ADSL-2W is provided over a 2-Wire, non-loaded twisted copper pair provisioned using revised resistance design guidelines and meeting ANSI Standard T1.413-1995 and AM-TR-TMO-000123. An ADSL-2W terminates in a 2-wire electrical interface at the Customer premises and at the Ameritech Central Office frame. ADSL technology can only be deployed over Loops which extend less than 18 Kft from Ameritech's Central Office. ADSL compatible Loops are available only where existing copper facilities can meet the ANSI T1.413-1995 specifications.

     "2-Wire HDSL-Compatible Loop" or "HDSL 2W" is a transmission path which facilitates the transmission of a 768-kbps digital signal over a 2-Wire, non-loaded twisted copper pair meeting the specifications in ANSI T1E1 Committee Technical Report Number 28. HDSL compatible Loops are available only where existing copper facilities can meet the T1E1 Technical Report Number 28 and AM TR-TMO-000123 specifications.

     "4-Wire HDSL-Compatible Loop" or "HDSL 4W" is a transmission path which facilitates the transmission of a 1.544 Mbps digital signal over two 2-Wire, non-loaded twisted copper pairs meeting the specifications in ANSI T1E1 Committee Technical Report Number 28 and AM-TR-TMO-000123. HDSL compatible Loops are available only where existing copper facilities can meet the T1E1 Technical Report Number 28 specifications.

                                Sch. 9.2.1 - 1

     "4-Wire 64-Kbps Digital Loop" or "4-Wire 64 Digital" is a transmission path which supports transmission of digital signals of up to a maximum binary information rate of 64 Kbps and terminates in a 4-Wire electrical interface at both the Customer premises and on the MDF in Ameritech's Central Office. 4-Wire 64 Digital will be provided in accordance with the specifications, interfaces and parameters described in AM-TR-TMO-000123.

     "4-Wire 1.544-Mbps Digital Loop" or "1.544-Mbps Digital" is a transmission path which supports transmission of digital signals of up to a maximum binary information rate of 1.544 Mbps and terminates in a 4-Wire electrical interface at the Customer premises and on the DSX frame in Ameritech's Central Office. 1.544-Mbps Digital will be provided in accordance with the specifications, interfaces and parameters described in AM-TR-TMO- 00023.


                                Sch. 9.2.1 - 1

                                SCHEDULE 9.2.2

                 UNBUNDLED ACCESS TO NETWORK INTERFACE DEVICES


Ameritech's Network Interface Device ("NID") is a Network Element that utilizes a cross-connect device to connect loop facilities to inside wiring.

Ameritech will permit 21/st/ Century to connect 21/st/ Century's loop to the inside wiring of the Customer's premises through Ameritech's NID, where necessary. 21/st/ Century must establish the connection to Ameritech's NID through an adjoining NID, which serves as the network interface or demarcation for 21/st/ Century's loop.

Maintenance and control of premises (inside wiring) is under the control of the Customer. Any conflicts between service providers for access to the Customer's inside wire must be resolved by the Customer.

                                SCHEDULE 9.2.3

                             SWITCHING CAPABILITY


1.0 Local Switching. The local switching capability of a Network Element is defined as:

     (1) line-side facilities, which include the connection between a Loop termination at the Main Distribution Frame and a switch line card;

     (2) trunk-side facilities, which include the connection between trunk termination at a trunk-side cross-connect panel and a switch trunk card; and

     (3) all features, functions, and capabilities of the switch available from the specific port type (line-side or trunk-side port), which include:

          (a) the basic switching function of connecting lines to lines, lines to trunks, trunks to lines, and trunks to trunks, as well as the same basic capabilities made available to Ameritech's Customers, such as a telephone number, white page listing, dial tone and signalling;

          (b) access to operator services, directory assistance and 9-1-1; and

          (c) all other features that the switch provides, including custom calling, CLASS features and Centrex, as well as any technically feasible customized routing functions available from such switch.

2.0  Tandem Switching.


                                Sch. 9.2.2 - 1

     2.1  The Tandem Switching Capability Network Element is defined as:

          (a) an unbundled Network Element in Ameritech's Class 4 non-TOPS digital Tandem Switches, which includes Interconnection with the trunk at the Tandem Distribution Frame ("TDF") and the Tandem Switch trunk ports;

          (b) the basic switching function of creating a temporary transmission path that connects 21/st/ Century's trunks to the trunks of Ameritech, IXCs, ICOs, CMRS, and other LECs interconnected to the Tandem Switch.

     2.2 Interconnecting trunk types which can be switched include FGB, FGC, FGD and Type II. Signaling support includes Rotary, MF, and SS7 and any signaling conversions between these signaling formats.

     2.3 Variations in Tandem Switching equipment used to provide service in specific locations may cause differences in the operation of certain features.

     2.4 The unbundled Tandem Switching Network Element will provide to 21/st/ Century all available basic Tandem Switching functions and basic capabilities that are centralized in the Tandem Switch (and not in End Office Switches), including the following functions Ameritech makes available to its Customers:

          2.4.1 Routing of calls from an inbound trunk to an outbound trunk based on destination digits.

          2.4.2 Routing of Equal Access or Operator Service calls from an inbound trunk to an outbound trunk based on the CIC forwarded by the inbound trunk.

     2.5 Translations, screening, blocking, and route indexing are provided if technically feasible under the standard switching translations and screening in use in that switch. A request for translations, screening, blocking, route indexing other than what is in use in that switch will be provided where technically feasible as a Bona Fide Request. Ameritech will provide these features if technically feasible and, upon agreement by 21/st/ Century to pay the applicable recurring and non-recurring costs of developing, installing, providing and maintaining the capability. Variations in the Tandem Switching equipment or translation and screening used to provide service in specific locations may cause differences in the operation of the element.

                                 SCHEDULE 9.2.4

                      INTEROFFICE TRANSMISSION FACILITIES


     Interoffice Transmission Facilities are Ameritech transmission facilities dedicated to a particular Customer or carrier, or shared by more than one Customer or carrier, that provide


                                Sch. 9.2.3 - 2

Telecommunications Services between Wire Centers/Switching Centers owned by Ameritech or 21/st/ Century, or between Switches owned by Ameritech or 21/st/ Century.

1.0  Ameritech provides several varieties of unbundled Interoffice Transmission
     Facilities:

     1.1. Unbundled dedicated interoffice transport facility ("Dedicated Transport") is a dedicated facility connecting two Ameritech Central Office buildings via Ameritech transmission equipment. In each Central Office building, 21/st/ Century will Cross-Connect this facility to its own transmission equipment (physically or virtually) Collocated in each Wire Center, or to other unbundled Network Elements provided by Ameritech, to the extent the requested combination is technically feasible and is consistent with other standards established by the FCC for the combination of unbundled Network Elements. All applicable digital Cross-Connect, multiplexing, and Collocation space charges apply at an additional cost.

     1.2. "Unbundled dedicated entrance facility" is a dedicated facility connecting Ameritech's transmission equipment in an Ameritech Central Office with 21/st/ Century's transmission equipment in 21/st/ Century's Switching Center for the purposes of providing Telecommunications Services.

     1.3. Shared transport transmission facilities ("Shared Transport") are a billing arrangement where two (2) or more carriers share the features, functions and capabilities of transmission facilities between the same types of locations, as described for dedicated transport in Sections 1.1
                                                                 ------------
     and 1.2 preceding, and share the costs.
         ---

2.0 Ameritech shall offer Interoffice Transmission Facilities in each of the following ways:

     2.1.  As a dedicated transmission path (e.g., DS1, DS3, OC3, OC12 and
                                             ----
          OC48).

     2.2.  As a shared transmission path as described in Section 1.3 above.
                                                         -----------

     2.3 Dark Fiber. 21/st/ Century may only access Ameritech's Dark Fiber that exists at the time of 21/st/ Century's request.

     2.4 Common Transport, as may be provided by Ameritech pursuant to 21/st/ Century's Bona Fide Request.

3.0 Where Dedicated Transport or Shared Transport is provided, it shall include (as appropriate):

     3.1.  The transmission path at the requested speed or bit rate.

     3.2. The following optional features are available, if requested by 21/st/ Century, at additional cost:

          3.2.1.  Clear Channel Capability per 1.544-Mbps (DS1) bit stream;


                                Sch. 9.2.4 - 3

          3.2.2.  Ameritech-provided Central Office multiplexing.

                  (a)  DS3 to DS1 multiplexing; and

                  (b) DS1 to Voice/Base Rate/128-, 256-, 384-Kpbs Transport; multiplexing

     3.3. If requested by 21/st/ Century, the following are available at an additional cost:

            3.3.1. 1 + 1 Protection for OC3, OC12 and OC48;

            3.3.2. 1 + 1 Protection with Cable Survivability for OC3, OC12 and OC48;

            3.3.3. 1 + 1 Protection with Route Survivability for OC3, OC12 and OC48.


4.0  Technical Requirements.  This Section sets forth technical requirements
     ----------------------
     for all Interoffice Transmission Facilities.

     4.1. When Ameritech provides Interoffice Transmission Facilities as a circuit, the entire designated transmission facility (e.g., DS1, DS3, and
                                                           ----
     OC3) shall be dedicated to 21/st/ Century-designated traffic.

     4.2. Ameritech shall offer Interoffice Transmission Facilities in all then-currently available technologies, including DS1 and DS3 transport systems, SONET Bi-directional Line Switched Rings, SONET Unidirectional Path Switched Rings, and SONET point-to-point transport systems (including linear add-drop systems), at all available transmission bit rates, except subrate services, where available.

     4.3. For DS1 facilities, Interoffice Transmission Facilities shall, at a minimum, meet the performance, availability, jitter, and delay requirements specified for Customer Interface to Central Office "CI to CO" connections in the applicable technical references set forth under Dedicated and Shared Transport in the Technical Reference Schedule.

     4.4. For DS3 facilities, and higher rate facilities, Interoffice Transmission Facilities shall, at a minimum, meet the performance, availability, jitter, and delay requirements specified for Customer Interface to Central Office "CI to CO" connections in the applicable technical references set forth under Dedicated and Shared Transport in the Technical Reference Schedule.

     4.5. When requested by 21/st/ Century, Interoffice Transmission Facilities shall provide physical diversity. Physical diversity means that two circuits are provisioned in such a way that no single failure of facilities or equipment will cause a failure on both circuits.


                                Sch. 9.2.4 - 4

     4.6. When physical diversity is requested by 21/st/ Century, Ameritech shall provide the maximum feasible physical separation between intra-office and inter-office transmission paths (unless otherwise agreed by 21/st/ Century).

     4.7. Any request by 21/st/ Century for diversity shall be subject to additional charges pursuant to this Agreement and applicable tariffs.

     4.8. Ameritech shall offer the following interface transmission rates for Interoffice Transmission Facilities:

          4.8.1.  DS1 (Extended SuperFrame - ESF and D4);

          4.8.2.  DS3 (C-bit Parity and M13 shall be provided);

          4.8.3. SONET standard interface rates in accordance with the applicable ANSI technical references set forth under Dedicated and Shared Transport in the Technical Reference Schedule.

     4.9. Ameritech shall permit, to the extent technically feasible and at applicable rates, 21/st/ Century to obtain the functionality provided by DCS together with and separate from dedicated transport in the same manner that Ameritech offers such capabilities to IXCs that purchase transport services. If 21/st/ Century requests additional functionality, such request shall be made through the Bona Fide Request process.

     4.10. Upon 21/st/ Century's request, Ameritech shall provide 21/st/ Century with electronic provisioning control of an 21/st/ Century specified Dedicated Transport through Ameritech Network Reconfiguration Service
     (ANRS) on the rates, terms and conditions in F.C.C. Tariff No. 2.


                                 SCHEDULE 9.2.5

                 SIGNALING NETWORKS AND CALL-RELATED DATABASES


1.0  Signaling Transfer Points.  A Signaling Transfer Point (STP) is a signaling
     -------------------------
network function that includes all of the capabilities provided by the signaling transfer point switches (STPSs) and their associated signaling links which enable the exchange of SS7 messages among and between switching elements, database elements and signaling transfer point switches.

     1.1.  Technical Requirements.

         1.1.1. STPs shall provide access to all other Network Elements connected to Ameritech SS7 network. These include:

             1.1.1.1.  Ameritech Local Switching or Tandem Switching;


                                Sch. 9.2.4 - 5

             1.1.1.2.  Ameritech Service Control Points/Databases;

             1.1.1.3.  Third-party local or tandem switching systems; and

             1.1.1.4.  Third-party-provided STPSs.

         1.1.2. The connectivity provided by STPs shall fully support the functions of all other Network Elements connected to the Ameritech SS7 network. This explicitly includes the use of the Ameritech SS7 network to convey messages which neither originate nor terminate at a Signaling End Point directly connected to the Ameritech SS7 network (i.e.,
                                                                    ----
         transient messages). When the Ameritech SS7 network is used to convey transient messages, there shall be no alteration of the Integrated Services Digital Network User Part (ISDNUP) or Transaction Capabilities Application Part (TCAP) user data that constitutes the content of the message.

         1.1.3. If an Ameritech Tandem Switch routes calling traffic, based on dialed or translated digits, on SS7 trunks between an 21/st/ Century local switch and third-party local switch, the Ameritech SS7 network shall convey the TCAP messages that are necessary to provide Call Management features (Automatic Callback, Automatic Recall, and Screening List Editing) between the 21/st/ Century local STPSs and the STPSs that provide connectivity with the third-party local switch, even if the third-party local switch is not directly connected to the Ameritech STPSs, based on the routing instruction provided in each message.

         1.1.4. STPs shall provide all functions of the MTP as specified in ANSI T1.111. This includes:

             1.1.4.1. Signaling Data Link functions, as specified in ANSI T1.111.2:

             1.1.4.2.  Signaling Link functions, as specified in ANSI T1.111.3;
                       and

             1.1.4.3. Signaling Network Management functions, as specified in ANSI T1.111.4.

         1.1.5. STPs shall provide all functions of the SCCP necessary for Class 0 (basic connectionless) service, as specified in ANSI T1.112. In particular, this includes Global Title Translation (GTT) and SCCP Management procedures, as specified in T1.112.4. In cases where the destination signaling point is an Ameritech local or tandem switching system or database, or is an 21/st/ Century or third-party local or tandem switching system directly connected to the Ameritech SS7 network, STPs shall perform final GTT of messages to the destination and SCCP Subsystem Management of the destination. In all other cases, STPs shall perform intermediate GTT of messages to a gateway pair of STPSs in an SS7 network connected with the

                                Sch. 9.2.5 - 6

         Ameritech SS7 network, and shall not perform SCCP Subsystem Management of the destination.

         1.1.6. STPs shall also provide the capability to route SCCP messages based on ISNI, as specified in ANSI T1.118, when this capability becomes available on Ameritech STPSs.

         1.1.7. STPs shall provide all functions of the OMAP commonly provided by STPSs. This includes:

             1.1.7.1.  MTP Routing Verification Test (MRVT); and

             1.1.7.2.  SCCP Routing Verification Test (SRVT).

         1.1.8. In cases where the destination signaling point is an Ameritech local or tandem switching system or database, or is an 21/st/ Century or third-party local or tandem switching system directly connected to the Ameritech SS7 network, STPs shall perform MRVT and SRVT to the destination signaling point. In all other cases, STPs shall perform MRVT and SRVT to a gateway pair of STPSs in an SS7 network connected with the Ameritech SS7 network. This requirement shall be superseded by the specifications for Internetwork MRVT and SRVT if and when these become approved ANSI standards and available capabilities of Ameritech STPSs.

         1.1.9. STPs shall be equal to or better than the following performance requirements:

             1.1.9.1.  MTP Performance, as specified in ANSI T1.111.6; and

             1.1.9.2.  SCCP Performance, as specified in ANSI T1.112.5.

   1.2.  Signaling Link Transport.

         1.2.1.  Definition.  Signaling Link Transport is a set of two (2) or
                 ----------
         four (4) dedicated 56-Kbps transmission paths between 21/st/ Century-designated Signaling Points of Interconnection (SPOI) that provides appropriate physical diversity.

         Technical Requirements.

         1.2.2. Signaling Link Transport shall consist of full duplex mode 56-Kbps transmission paths.

         1.2.3. Of the various options available, Signaling Link Transport shall perform in the following two (2) ways:


                                Sch. 9.2.5 - 7

             a) As an "A-link," which is a connection between a switch or SCP and a Signaling Transfer Point Switch (STPS) pair; and

             b) As a "D-link," which is a connection between two (2) STP mated pairs in different company networks (e.g., between two (2) STPS
                                                  ---
             pairs for two Competitive Local Exchange Carriers (CLECs)).

         1.2.4. Signaling Link Transport shall consist of two (2) or more signaling link layers as follows:

             a)  An A-link layer shall consist of two (2) links;

             b)  A D-link layer shall consist of four (4) links.

         1.2.5. A signaling link layer shall satisfy a performance objective such that:

             a) There shall be no more than two (2) minutes down time per year for an A-link layer; and

             b) There shall be negligible (less than two (2) seconds) down time per year for a D-link layer.

         1.2.6. A signaling link layer shall satisfy interoffice and intraoffice diversity of facilities and equipment, such that:

             a) No single failure of facilities or equipment causes the failure of both links in an A-link layer (i.e., the links should be
                                               ----
             provided on a minimum of two (2) separate physical paths end-to-
             end); and

             b) No two (2) concurrent failures of facilities or equipment shall cause the failure of all four (4) links in a D-link layer (i.e.,
                                                                        ----
             the links should be provided on a minimum of three (3) separate physical paths end-to-end).

         1.2.7. Interface Requirements. There shall be a DS1 (1.544 Mbps) interface at the 21/st/ Century-designated SPOI. Each 56 Kbps transmission path shall appear as a DS0 channel within the DS1 interface.

   2.1.  Toll-Free Database Services.

         2.1.1.  Call Routing Service.  The Call Routing Service provides for
                 --------------------
         the identification of the carrier to whom a call is to be routed when a toll-free (1+800-NXX-XXXX or 1+888-NXX-XXXX) call is originated by Customer. This function uses the dialed digits to identify the appropriate carrier and is done by screening the full ten digits of the dialed number. The Call Routing Service may be provided in conjunction with a Customer's InterLATA or IntraLATA Switched Exchange Access Service.

                                Sch. 9.2.5 - 8

         When 800 Call-Routing service is provided, an originating call is suspended at the first switching office equipped with a Service Switching Point (SSP) component of the SSC/SS7 Network. The SSP launches a query over signaling links (A-links) to the Signal Transfer Point (STP), and from there to the SCP. The SCP returns a message containing the identification of the carrier to whom the call should be routed and the call is processed.

         21/st/ Century's SS7 network is used to transport the query from its End Office to the Ameritech SCP. Once 21/st/ Century's identification is provided, 21/st/ Century may use the information to route the toll-free traffic over its network. In these cases, Ameritech Switched Access services are not used to deliver a call to 21/st/ Century. The toll-free carrier ID date may not be stored for 21/st/ Century's future use.

         2.1.2.  Routing Options.  In addition to the toll-free service
                 ---------------
         offerings, new routing options are offered. These options are purchased by toll-free service providers to allow their clients to define complex routing requirements on their toll-free service. Toll-free routing options allow the service provider's Customer to route its toll-free calls to alternate carriers and/or destinations based on time of day, day of week, specific dates or other criteria. These routing options are in addition to the basic toll-free call routing requirements which would include the toll-free number, the intraLATA carrier, the interLATA carrier and the Area of Service (AOS).

         2.1.3.  Carrier Identification.  21/st/ Century may choose the 800
                 ----------------------
         Carrier Identification service to obtain toll-free number screening. With this service, 21/st/ Century will launch a query to the Ameritech database using its own Service Switching Points (SSPs) network. In contrast to the Call Routing Service described in Section 2.1.1 above,
                                                           -------------
         with the 800 Carrier Identification service, no routing is performed.

         2.1.4.  Number Administration.  21/st/ Century, at its option, may
                 ---------------------
         elect to use Ameritech's toll-free Service, which includes toll-free Number Administration Service (NAS). With this service, Ameritech will perform the Responsible Organization service, which involves interacting with the national Service Management System (SMS/800), on behalf of the Customer. Responsible Organization services include activating, deactivating and maintaining 800/888 number records, as well as trouble referral and clearance. If 21/st/ Century does not select NAS, 21/st/ Century will perform the Responsible Organization service.

   2.2.  LIDB Database Service.

         2.2.1. The Line Information Database (LIDB) Query Response Service is a validation database system. It enables 21/st/ Century to offer alternately billed services to its Customers. The database provides an efficient way to validate calling cards and toll billing exception
         (TBE) (i.e., restricts a collect or third-party-
                ----

                                Sch. 9.2.5 - 9
         billed call). Toll fraud protection and reduced call set-up expenses are among the benefits of the service.

         2.2.2. Billing information records include the Customer name, phone number security personal identification numbers and third-party acceptance indications. Prior to call completion, a query is launched to the LIDB to determine the validity of the requested billing method. The call is then completed or denied, based on the LIDB's response.

   2.3.  Local Number Portability.

         2.3.1. Ameritech's provision of LNP will utilize LRN switch software based on requirements developed by the workshop participants and concurred in by the Commission. These requirements are fully compliant with the principles adopted by the FCC in its First Report and Order, CC Docket No. 95-116 (the "Number Portability Order"). The detailed description and technical specifications for the planned LRN implementation can be found in various documents produced by the FCC Local Number Portability workshop.

         2.3.2. Ameritech is fully prepared to provide LNP database access to 21/st/ Century. However, in adopting its Number Portability Order, the FCC referred certain technical issues to the North American Numbering Council (NANC) and issued a further notice addressing the recovery of costs associated with LNP implementation. Until these activities are concluded, Ameritech cannot finalize product descriptions and rates for access to its LNP database. Nonetheless, Ameritech is willing to begin discussions through the Implementation Team with 21/st/ Century to discuss 21/st/ Century's access to Ameritech's LNP databases in lieu of constructing 21/st/ Century's own.

   2.4.  Unbundled AIN Application Process.

         2.4.1. The AIN architecture establishes a network infrastructure in which subscriber services can be defined and implemented independent from End-Office Switches. This is accomplished by a combination of SS7 signaling, interfaces between Network Elements and call-state models through which AIN Network Elements interact.

         2.4.2. Ameritech's Unbundled AIN (Advanced Intelligent Network) Applications Access service will enable 21/st/ Century (whether it purchases unbundled switching capabilities from Ameritech or owns its own SSP (Service Switching Point)) to offer its Customers AIN services without first having to deploy a full AIN infrastructure within its own networks. Ameritech will make available existing AIN retail applications, as well as newly created services that 21/st/ Century creates via the Ameritech AIN Service Creation Environment (SCE) Access service. Unbundled AIN Applications Access provides for the AIN functionality necessary for the day-to-day ongoing call processing associated with a specific AIN

                                Sch. 9.2.5 - 10
         applications execution. This includes the SS7 transport and SCP processing of the query associated with the specific service.

         2.4.3.  Associated with the AIN SCP is a Service Creation Environment
         (SCE) and a Service Management System (SMS). Ameritech offers access to the Ameritech SMS and SCE capabilities via two (2) AIN offerings:
         AIN Service Creation Environment Access Service and AIN Service Management System Access Service.

         2.4.4. Carriers will share the common AIN infrastructure components provided by Ameritech, such as a Service Control Point (SCP), a Signaling Transfer Point (STP), Service Management System (SMS), and, if 21/st/ Century purchases Unbundled Switching from Ameritech, the AIN Service Switching Point (SSP). 21/st/ Century shall be responsible for assuring the compatibility of its AIN SSP software generics with the Ameritech AIN Applications and SCP software releases. Interconnection of the 21/st/ Century SSP with the Ameritech SS7 network is required, and can be accomplished in a number of ways.

         2.4.5. Activation of the desired application at the Ameritech SCP requires subscription by both the ordering carrier 21/st/ Century and the end-user. In general, AIN operations require close cooperation between Ameritech and the requesting carrier.

         2.4.6. The SSP and SCP vendors provide logical capabilities which Ameritech uses to create each AIN service. The SSP and SCP vendors have no knowledge of the specific AIN Applications that Ameritech has created. Ameritech's AIN deployment is based on AIN 0.1.

     3.1. AIN Service Creation Environment Access Service.

     Access to Ameritech's AIN service creation functionality will be provided in a nondiscriminatory manner to 21/st/ Century to enable it to create new AIN services on Ameritech's network. If 21/st/ Century has a new AIN service concept, it can utilize all or some of the features below to obtain a fully functional AIN service. Subsections 3.1.1 through 3.1.10 list the logical steps of the AIN Service Creation Environment Access Service. When this service is ordered by 21/st/ Century, 21/st/ Century shall be responsible for the steps described in Subsections 3.1.1, if applicable, and Ameritech shall, subject to 21/st/ Century's payment of applicable charges, be responsible for the steps described in subsections 3.1.5 through 3.1.10.

         3.1.1.  Service Concept Description.  The description of service idea
                 ---------------------------
         should detail requirements such as dialing patterns, information exchange, announcements, voice prompts, expected service management screens and reports, and CPE requirements.

         3.1.2.  Creation of Technical Specification.  Translation of a new
                 -----------------------------------
         service description into a technical specification including engineering requirements for

                                Sch. 9.2.5 - 11

         Ameritech's network. The technical specification must detail how the service interacts in the network, translated in network terms, should include any expected/anticipated feature interaction discrepancies, and will include the process flows on how the service traverses the network.

         3.1.3.  Service Logic Design.  The development of service design from
                 --------------------
         SCP perspective to include Algorithms, Data Structures and Flow
         Diagrams.

         3.1.4.  Service Logic Coding.  Development of machine logic in the SCE
                 --------------------
         to include tables, SIBBs, and other elements as necessary.

         3.1.5.  Service Logic Testing.  Service logic testing isolated within
                 ---------------------
         the SCE ensure accuracy of compilation and code development, and compliance with Ameritech's AIN environment.

         3.1.6.  SMS Interface Requirements.  Development of 21/st/ Century SMS
                 --------------------------
         interface access including screens, flow-through interface and reports. This is required to allow 21/st/ Century to activate, update, modify, and administer Customer data associated with the new service.

         3.1.7.  Platform Access Logic Configuration.  Service specific updates
                 -----------------------------------
         to global infrastructure required to enable new service. Includes modification of the access logic to enable a new service.

         3.1.8.  Service Integration Testing (SIL).  Intensive laboratory
                 ---------------------------------
         testing of service in conjunction with all Ameritech Switch types and or provider switch types and generics (as necessary) to minimize potential feature interaction conflicts and negative network reactions.

         3.1.9.  Network Implementation.  Conditioning of the SMS, SCP, SSP, or
                 ----------------------
         STP to accept service including network translations, signaling connectivity, dialing plans, and coordination of provisioning process.

         3.1.10.  Field Testing.  Comprehensive controlled testing in live
                  -------------
         switch environment, possibly at 21/st/ Century's SSP location.

     3.2.  AIN Service Management System Access Service.

         3.2.1. Access to Ameritech's AIN service management system functionality will be provided in a non-discriminatory manner to 21/st/ Century to enable it to manage AIN services located wholly within Ameritech's network (SCP & SSP) or to manage AIN services where the service logic is located within Ameritech's SCP and the Customer is served from 21/st/ Century's AIN compatible SSP. Upon request of 21/st/ Century, Ameritech shall provide 21/st/ Century the unbundled AIN Applications Access service product description and a list of existing Ameritech AIN applications.

                                Sch. 9.2.5 - 12

         3.2.2. The Service Management System (SMS) is the administration system for the service logic and data in the Advanced Intelligent Network (AIN) Service Control Point (SCP). The SMS contains the master copy of service-level, subscriber-level and subscription-level data. The SMS also contains a copy of the service logic.

         Logical access to the SMS will be managed by a set of programs designed by Ameritech. These programs provide security for the data that resides on the AIN platforms by allowing user access to only specific data that is appropriate to the customer or carrier. Whether explicitly stated in this document or not, all access to the SMS is managed through these programs. The only exceptions to managed access to SMS functionality are for the Ameritech Network Services organizations that administer the AIN platforms. They require direct access in order to appropriately administer the platforms.

         Access to SMS functionality will be provided through interface programs that will be developed for specific services. 21/st/ Century will have access to all of the data that the service requires in order to administer that service for its Customers. This includes service level, subscriber level, and subscription level data, as well as any reports and measurement data that are mutually agreed upon by Ameritech and 21/st/ Century.

         3.2.3.  Service Logic.  The SMS receives a copy of the service logic
                 -------------
         and service management logic from the Service Creation Environment
         (SCE) system. After population of specific network level and service level data, the SMS downloads a view of the service logic to the designated SCPs. The service management logic remains in the SMS to complement SMS utilities in the monitoring and administration of a specific service.

         It is required that all of the service creation unit testing, System Integration Lab (SIL) testing and Network Deployment Testing has been completed.

         Depending on the service, it may be necessary for 21/st/ Century to negotiate timing and supply service specific data before that service can be deployed in the appropriate SCPs. Ameritech, however, is totally responsible for service logic deployment and initial SCP memory load in its network.

         3.2.4.  Service Administration.  Service administration involves the
                 ----------------------
         management of service-level data which the service logic requires for its execution. SMS supports the management of service-specific common data. Generally, any changes to the data representation of the Ameritech network which impact one or more carrier services will be administered by Ameritech. Other 21/st/ Century-specific or service-specific data changes will be identified and administered by 21/st/ Century.

                                Sch. 9.2.5 - 13

                                 SCHEDULE 9.2.6

                     OPERATIONS SUPPORT SYSTEMS FUNCTIONS


1.0 Pre-Ordering, Ordering and Provisioning. Ameritech will use the interface described in Section 10.13.2(a) (including the separate interface used for
             ------------------
ordering prior to the first quarter of 1997) for the transfer and receipt of data necessary to perform the pre-ordering, ordering, and provisioning functions (e.g., order entry, telephone number and due date selection). However, the
 ----
Access Services Request (ASR) interface will be used for the transfer of information concerning the Network Elements and Combinations which 21/st/ Century intends to order in a specific Wire Center/Switching Center ("Footprint" or "Trunk Side Information").

2.0  Maintenance and Repair.  Ameritech will use the interface described in
Section 10.13.3(a) for the transfer and receipt of data necessary to perform the
------------------
maintenance and repair functions (e.g., trouble receipt and trouble status).
                                  ----

3.0 Billing. Ameritech will provide appropriate usage data to 21/st/ Century to facilitate Customer billing with attendant acknowledgments and status reports and exchange information to process claims and adjustments.

                                 SCHEDULE 9.2.7

                    OPERATOR SERVICES AND DIRECTORY SERVICES


1.0 Ameritech shall provide 21/st/ Century Operator Services including the following services at parity with itself, Affiliates and subsidiaries.

     1.1 Manual Call Assistance - manual call processing with operator involvement for the following:

          (a) Calling card - the Customer dials 0+ or 0- and provides operator with calling card number for billing purposes.

          (b) Collect - the Customer dials 0+ or 0- and asks the operator to bill the call to the called number; provided such billing is accepted
                                              --------
          by the called number.

          (c) Third number billed - the Customer dials 0+ or 0- and asks the operator to bill the call to a different number than the calling or called number.

          (d) Operator assistance - providing local and intraLATA operator assistance for the purposes of:

             (1) assisting Customers requesting help in completing calls or requesting information on how to place calls;

                                Sch. 9.2.6 - 1

             (2)  handling emergency calls;

             (3)  handling credits and coin telephone local refund requests; and

             (4)  handling person-to-person calls.

          (e) Operator Transfer Service ("OTS") - calls in which the Customer dials "0", is connected to an Ameritech operator and then requests call routing to an IXC subscribing to OTS. The operator will key the IXC's digit carrier identification code to route the Customer to the requested IXC's point of termination.

          (f) BLV - Service in which operator verifies a busy condition on a line.

          (g) BLVI - service in which operator, after verifying a busy line, interrupts the call in progress.

     1.2 Automated Call Assistance - mechanized call processing without operator involvement for the following:

          (a) Automated calling card service ("ACCS") - the Customer dials 0 and a telephone number, and responds to prompts to complete the billing information. ACCS calculates charges, relates the charge to the Customer, and monitors coins deposited before connecting the 1 + intraLATA or interLATA call.

          (b) Automated Alternate Billing Service ("AABS") - the Customer dials 0 and a telephone number and responds to prompts to process the call and complete the billing information (Customer branding not currently available).

     1.3 Line Information Database ("LIDB") Validation - mechanized queries to a LIDB for billing validation.

     1.4 Database Access - To the extent technically feasible, Ameritech will provide access to databases (e.g., Operator Reference Information) used in
                                  ----
     the provisioning of Operator Services via 21/st/ Century's Bona Fide
     Request.


2.0 Directory Assistance. Directory Assistance ("DA") service shall consist of the following services.

     2.1 Directory Assistance - those calls in which the Customer dials digits designated by 21/st/ Century to obtain Directory Assistance for local numbers located within his/her local calling area.

     2.2 Branding - the ability to put messages on the front end of a DA call that is directly trunked into Ameritech's DA switch, or to choose not to provide such a message.

                                Sch. 9.2.7 - 2

     2.3 Information Call Completion - provides a Customer who has accessed the DA service and has received a number from the Audio Response Unit ("ARU") the option of having an intraLATA call completed by pressing a specific digit on a touch tone telephone. Information Call Completion is currently available to 21/st/ Century if it direct trunks its DA calls to Ameritech. Upon request and to the extent technically feasible, call completion to the requested number for local and intraLATA toll calls shall be sent to the network specified by 21/st/ Century without the need to route through direct trunks. 21/st/ Century shall rate and bill its Customers for Information Call Completion calls.

     2.4 Upon request, and through a technically feasible arrangement, Ameritech will provide access to databases used in the provisioning of DA via 21/st/ Century's Bona Fide Request at rates that recover Ameritech's costs of developing, providing and maintaining the service. Such unbundled access to the DA database shall be for the purpose of having 21/st/ Century's Telephone Exchange Service DA listing in the area placed into Ameritech's DA database, or to enable 21/st/ Century to read DA listing in the database that 21/st/ Century can provide a Telecommunications Service consistent with Section 251(c)(3) of the Act.

3.0 Rate Application. Ameritech shall bill 21/st/ Century the applicable rates on a monthly basis, in accordance with the following methodology:

     3.1 Manual Call Assistance - operator call occurrences multiplied by the per-call rate. Total call occurrences shall include all processed calls whether or not they are completed.

     3.2 Automated Call Assistance (ACCS and AABS) - call occurrences multiplied by the per-call occurrence rate. Total call occurrences shall include all processed calls, whether or not they are completed.

     3.3 LIDB Validation - validation occurrences multiplied by the LIDB validation per-occurrence rate. Total validation occurrences shall include all validations, whether or not the call is completed. Ameritech will accumulate operator occurrences, automated occurrences, and LIDB validation occurrences via its Operator Services Call Analysis System ("OSCAS"). OSCAS utilizes TOPS AMA recordings to produce monthly summaries of mechanized and manual call occurrences.

     3.4 BLV - operator call occurrences multiplied by the per-call rate. Total call occurrences shall include all processed calls, whether or not they are completed.

     3.5 BLVI - operator call occurrences multiplied by the per-call rate. Total call occurrences shall include all processed calls, whether or not they are completed.

     3.6 Lost Records. If Ameritech is responsible for lost, destroyed, or mutilated TOPS AMA recordings, Ameritech will not bill 21/st/ Century for those calls for which there are no records. Likewise, Ameritech shall not be held responsible by 21/st/ Century for lost revenue. However, if within ninety (90) days, actual data should become available, Ameritech will bill 21/st/ Century for those calls using actual data.

                                Sch. 9.2.7 - 3

                                 SCHEDULE 9.3.4

                                  COMBINATIONS


1.  Unbundled Element Platform with Operator Services and Directory Assistance.
    --------------------------------------------------------------------------

Unbundled Loop
Local Switching
Operator Services and Directory Assistance
Shared Transport
Dedicated Transport
STPs
Signaling Link Transport
Service Control Points (SCPs)/Databases
Tandem Switching


2.  Loop Combination
    ----------------

Unbundled Loop
Network Interface Device


3.  Switching Combination #1
    ------------------------

Shared Transport
Dedicated Transport
STPs
Signaling Link Transport
Service Control Points (SCPs)/Databases
Tandem Switching

                                Sch. 9.3.4 - 1

                                 SCHEDULE 9.3.5

               COMBINATIONS AVAILABLE THROUGH BONA FIDE REQUEST


1.  Loop/Network Combination
    ------------------------

Unbundled Loop
Shared Transport
Dedicated Transport
STPs
Signaling Link Transport
Service Control Points (SCPs)/Databases
Tandem Switching


2.  Switching Combination #2
    ------------------------

Network Interface Device
Local Switching
Shared Transport
Dedicated Transport
SS7 Message Transfer & Connection Control
Signaling Link Transport
Service Control Points (SCPs)/Databases
Tandem Switching


3.  Switching Combination #3
    ------------------------

Network Interface Device
Local Switching
Operator Systems
Shared Transport
Dedicated Transport
SS7 Message Transfer & Connection Control
Signaling Link Transport
Service Control Points (SCPs)/Databases
Tandem Switching

4.  Switched Data Services
    ----------------------

Network Interface Device
Local Switching
Shared Transport
Dedicated Transport

                                Sch. 9.3.5 - 2

Tandem Switching


5.  Unbundled Element Platform Without Operator Services and Directory
    ------------------------------------------------------------------
    Assistance
    ----------

Unbundled Loop
Local Switching
Shared Transport
Dedicated Transport
STPs
Signaling Link Transport
Service Control Points (SCPs)/Databases
Tandem Switching

                                 SCHEDULE 9.5

                       PROVISIONING OF NETWORK ELEMENTS


1.0  General Provisioning Requirements.
     ----------------------------------

     1.1  Subject to the terms of Article IX, 21/st/ Century may order and/or
                                  ----------
     request Elements either individually or as Combinations.

     The Combinations set forth on Schedule 9.3.4 and any additional Combination
                                   --------------
     provided previously hereunder by Ameritech pursuant to the Bona Fide Request process may thereafter be identified and described by 21/st/ Century so that it can be ordered and provisioned as a Combination and shall not require the enumeration of each Network Element within that Combination on each provisioning order; provided that in each case 21/st/
                                             --------
     Century shall specify on each order the type of service to be provided as well as any necessary engineering and routing characteristics (e.g.,
                                                                    ----
     redundancy requirements and data transfer rates) 21/st/ Century requests for such Combination.

     21/st/ Century may order from Ameritech multiple individual Network Elements on a single order without the need to have 21/st/ Century send an order for each such Network Element if such Network Elements are (i) for a single type of service, (ii) for a single location and (iii) for the same account.

     1.2 Ameritech shall provide provisioning services to 21/st/ Century Monday through Friday from 8:00 a.m. to 5:00 p.m. CST. 21/st/ Century may request Ameritech to provide Saturday, Sunday, holiday, and/or off-hour provisioning services. If 21/st/ Century requests that Ameritech perform provisioning services at times or on days other than as required in the preceding sentence, Ameritech shall quote, within three (3) Business Days of the request, a cost-based rate for such services. If 21/st/ Century accepts Ameritech's quote, Ameritech shall perform such provisioning services.


                                Sch. 9.3.5 - 3

     1.3 Ameritech shall provide a Single Point of Contact (each, a "SPOC") for ordering and provisioning contacts and order flow involved in the purchase and provisioning of Ameritech's unbundled Network Elements or Combinations. The SPOCs shall provide an electronic interface twenty-four (24) hours a day, seven (7) days a week for all ordering and provisioning order flows. Each SPOC shall also provide to 21/st/ Century a toll-free nationwide telephone number (operational from 8:00 a.m. to 5 p.m., Monday through Friday), which will be answered by capable staff trained to answer questions and resolve problems in connection with the provisioning of Network Elements or Combinations.

     1.4 Ameritech shall provide to 21/st/ Century a single point of contact (the "Unbundling Ordering Center") for ordering unbundled Network Elements. A national toll-free number will be provided from 7:00 a.m. to 5:00 p.m. CST, Monday through Friday. This Unbundling Ordering Center is responsible for order acceptance, order issuance, and return of the Firm Order Commitment ("FOC") to 21/st/ Century as specified in this Schedule 9.5.
                                                               ------------

     In addition, Ameritech shall provide to 21/st/ Century a single point of contact (the "Unbundling Service Center") for all provisioning, maintenance, repair, and cutover coordination. A national toll-free number will be provided from 6:30 a.m. to 12:00 midnight CST Monday through Friday. Out-of-hours maintenance questions are handled by a "Fold Down Center."

     1.5 Ameritech will recognize 21/st/ Century as the Customer of Record of all Network Elements and agreed-to Combinations ordered by 21/st/ Century and will send all notices, invoices and pertinent Customer information directly to 21/st/ Century.

     1.6 When requested by 21/st/ Century, Ameritech will schedule installation appointments with Ameritech's representative on the line with 21/st/ Century's representative until 21/st/ Century has access to Ameritech's scheduling system.

     1.7 Ameritech will provide 21/st/ Century with a ("FOC") for each order within forty-eight (48) hours of Ameritech's receipt of that order, or within a different time interval agreed upon by the Implementation Team. The FOC must contain an enumeration of 21/st/ Century's ordered Network Elements or Combination features, options, physical Interconnection, quantity, and Ameritech commitment date for order completion ("Committed Due Date"), which commitment date shall be established on a non-discriminatory basis with respect to installation dates for comparable orders at such time.

     1.8 Upon work completion, Ameritech will electronically provide 21/st/ Century (unless otherwise notified by 21/st/ Century) with an order completion per order that states when that order was completed. Ameritech shall respond with specific order detail as enumerated on the FOC and shall state any additional charges (e.g., time and materials charges) up to a previously agreed upon limit associated with that order.


                                 Sch. 9.5 - 4

     1.9 As soon as identified, Ameritech shall electronically provide notification of 21/st/ Century orders that are incomplete or incorrect and therefore cannot be processed.

          1.9.1 Ameritech will perform pre-testing of Network Elements and Combinations in accordance with Ameritech's standards. At 21/st/ Century's request, Ameritech will make available to 21/st/ Century on a weekly batch basis any available test and turn-up results in support of the Network Elements or Combinations ordered by 21/st/ Century. 21/st/ Century shall be responsible for any costs, as determined in accordance with the Act, incurred by Ameritech to provide copies of any available results. If 21/st/ Century requests Ameritech to provide 21/st/ Century with any test or turn-up results which Ameritech does not then generate, 21/st/ Century shall request such results through the Bona Fide Request process.

     1.10 As soon as identified, Ameritech shall provide notification electronically of any instances when Ameritech's Committed Due Dates are in jeopardy of not being met by Ameritech on any element or feature contained in any order for Network Elements or Combinations. Ameritech shall indicate its new committed due date as soon as such date is available.

          1.10.1 Within twenty-four (24) hours of 21/st/ Century's request, Ameritech will perform cooperative testing with 21/st/ Century (including troubleshooting to isolate any problems) to test Network Elements or Combinations purchased by 21/st/ Century in order to identify any performance problems.

     1.11  Subject to Article IX, Network Elements and Combinations will be
                      ----------
     provisioned with a combination of customer-specific and bulk orders, as specified by 21/st/ Century.

          1.11.1 When 21/st/ Century orders Network Elements or Combinations that provide the same functionality as a bundled (resold) service, and which are currently interconnected and functional and remain interconnected to the same adjacent Network Elements, such Network Elements and Combinations will remain interconnected and functional without any disconnection or disruption of functionality. There shall be no charge for such interconnection, except for any applicable service charge.

     1.12  Ameritech shall provide to 21/st/ Century upon request:

          (a) a list of all services and features technically available from each switch that Ameritech may use to provide Local Switching, including whether the switch has the capability of supporting Inter-and IntraLATA PICs by switch CLLI;

          (b) a listing by street address detail, of the service coverage area of each switch CLLI;

          (c) when available, all engineering design and layout information for each Network Element and Combination; provided that 21/st/ Century
                                                --------
          shall pay

                                 Sch. 9.5 - 5

          Ameritech for the costs, as determined in accordance with the Act, incurred by Ameritech to provide 21/st/ Century with copies of such information;

          (d) a listing of all technically available functionalities for each Network Element or Combination; and

          (e) advanced information on the details and requirement for planning and implementation of NPA splits.

     1.13  Promptly after the Effective Date/1/, Ameritech shall provide 21/st/
                                            ---
     Century an initial electronic copy of the following information:

          (a)  Street address verification;
          (b) Switch identification by service address; and
          (c)  Switch feature verification.

     Electronic updates to such information shall be provided monthly to 21/st/ Century as changes are made to such information.

     1.14  For order of Network Elements (and INP with the Installation of a
     Loop) that require coordination among Ameritech, 21/st/ Century and 21/st/ Century's Customer, 21/st/ Century shall be responsible for any necessary coordination with the 21/st/ Century Customer.

     1.15 Provided 21/st/ Century has appropriate Documentation of Authorization, Ameritech shall recognize 21/st/ Century as an agent for the subscriber in coordinating the disconnection of services provided by another CLEC or Ameritech.

     1.16  Order Rejections

     Ameritech shall reject and return to 21/st/ Century any order that Ameritech cannot provision, and in its reject notification provide an error code identifying the reasons for which the order was rejected.

     1.17  Service Order Changes

          1.17.1 If an installation or other 21/st/ Century-ordered work requires a change from the original 21/st/ Century service order in any manner, Ameritech shall call 21/st/ Century in advance of performing the installation or other work to obtain authorization. Ameritech shall then provide 21/st/ Century an estimate of additional labor hours and/or

-------------------------
/1/ Because the terms of this Agreement are the result of 21/st/ Century's adoption under Section 252(i) of the Act of the MCI Agreement, the Parties agree that the term "Effective Date", for purposes of this Section 1.13 of
                                                                ------------
     Schedule 9.5, shall mean May 19, 1999.
     ------------

                                 Sch. 9.5 - 6
     materials. After all installation or other work is completed, Ameritech shall notify 21/st/ Century of actual labor hours and/or materials used in accordance with regular service order completion schedules.

          1.17.2 If an 21/st/ Century Customer requests a service change at the time of installation or other work being performed by Ameritech on behalf of 21/st/ Century, Ameritech, while at the Customer premises, shall direct the 21/st/ Century Customer to contact 21/st/ Century so as to avoid unnecessary delays in service activation should the Ameritech representative leave the Customer premises.

2.0  Unbundled Local Loop Transmission

     2.1  Access to Unbundled Local Loops.
          -------------------------------

          2.1.1 21/st/ Century shall access Ameritech's Unbundled Local Loops via Collocation or in accordance with Article IX of this Agreement at
                                                ----------
          the Ameritech Wire Center where that element exists and each Loop shall be delivered to 21/st/ Century's Collocation by means of a Cross-Connection, which shall be an additional charge.

          2.1.2 Ameritech shall provide 21/st/ Century access to its unbundled Loops at each of Ameritech's Wire Centers. In addition, if 21/st/ Century requests one or more Loops serviced by Integrated Digital Loop Carrier or Remote Switching technology deployed as a Loop concentrator, Ameritech shall, where available, move the requested Loop(s) to a spare, existing physical Loop at no charge to 21/st/ Century. If, however, no spare physical Loop is available, Ameritech shall within forty-eight (48) hours of 21/st/ Century's request notify 21/st/ Century of the lack of available facilities. 21/st/ Century may then at its discretion make a Bona Fide Request for Ameritech to provide the unbundled Loop through the demultiplexing of the integrated digitized Loop(s). Notwithstanding anything to the contrary in this Agreement, the provisioning intervals set forth in
          Section 2.2.2 of this Schedule and the Ameritech Network Element
          -------------
          Performance Benchmarks set forth in Schedule 9.10 of this Agreement
                                              -------------
          shall not apply to unbundled Loops provided under this Section 2.1.2.
                                                                 -------------

          2.1.3 If 21/st/ Century orders a Loop type and the distance requested on such Loop exceeds the transmission characteristics as referenced in the corresponding Technical Reference specified below, distance extensions may be requested where technically feasible to meet the specification using such distance extensions and additional rates and charges shall apply as set forth at Item V of the Pricing Schedule.

==============================================================================================
                  Loop Type                             Technical Reference/Limitation
----------------------------------------------------------------------------------------------
 Electronic Key Line                             2.5 miles
----------------------------------------------------------------------------------------------
ISDN                                            Bellcore TA-NWT-000393
----------------------------------------------------------------------------------------------


                                 Sch. 9.5 - 7


----------------------------------------------------------------------------------------------
HDSL 2W                                         T1E1 Technical Report Number 28
----------------------------------------------------------------------------------------------
HDSL 4W                                         T1E1 Technical Report Number 28
----------------------------------------------------------------------------------------------
ADSL 2W                                         ANSI T1.413-1995 Specification
==============================================================================================


     2.2    Provisioning of Unbundled Loops.
            --------------------------------
          The following coordination procedures shall apply for conversions of "live" Telephone Exchange Services to unbundled Network Elements:

          2.2.1 21/st/ Century shall request unbundled Loops from Ameritech by delivering to Ameritech a valid electronic transmittal service order (a "Service Order") using the electronic interface described in
          Schedule 9.2.6. Within forty-eight (48) hours of Ameritech's receipt
          --------------
          of a Service Order, Ameritech shall provide 21/st/ Century the FOC date according to the applicable Ameritech Network Element Performance Benchmarks set forth in Section 9.10 of this Agreement by which the
                                  ------------
          Loop(s) covered by such Service Order will be installed.

          2.2.2 Ameritech shall provision unbundled Loops in accordance with the time frames set forth on Schedule 9.10 or within such other
                                       -------------
          intervals as agreed upon by the Parties.

          2.2.3 Ameritech agrees to coordinate with 21/st/ Century at least forty-eight (48) hours prior to the due date a scheduled conversion date and time (the "Scheduled Conversion Time") within a three (3) hour period (the "Loop Conversion Window").

          2.2.4 Not less than one (1) hour prior to the Scheduled Conversion Time, either Party may contact the other Party and unilaterally designate a new Scheduled Conversion Time (the "New Conversion Time"). If the New Conversion Time is within the Loop Conversion Window, no charges shall be assessed on or waived by either Party. If, however, the New Conversion Time is outside of the Loop Conversion Window, the Party requesting such New Conversion Time shall be subject to the following:

          If Ameritech requests the New Conversion Time, the applicable Line Connection Charge shall be waived; and

          If 21/st/ Century requests the New Conversion Time, 21/st/ Century shall be assessed a Line Connection Charge in addition to the Line Connection Charge that will be incurred for the New Conversion Time.

          2.2.5 Except as otherwise agreed by the Parties for a specific conversion, the Parties agree that the time interval expected from disconnection of "live" Telephone Exchange Service to the connection of an unbundled Network Element at the 21/st/ Century Collocation interface point will be thirty (30) minutes or less.


                                 SCH. 9.5 - 8

          If a conversion interval exceeds thirty (30) minutes and such delay is caused solely by Ameritech (and not by a 21/st/ Century contributing Delaying Event), Ameritech shall waive the applicable Line Connection Charge for such element. If 21/st/ Century has ordered INP with the installation of a Loop, Ameritech will coordinate the implementation of INP with the Loop conversion during the thirty (30)-minute interval at no additional charge.

          2.2.6 Requests for maintenance or repair of unbundled Loops are initiated using the industry standard "electronic bonding" interface
          (EBI) and are handled by the Ameritech Unbundling Service Center ("USC"). The USC works with local Ameritech personnel to perform any manual testing that may be required to isolate the trouble.

          2.2.7 Ameritech shall test for 21/st/ Century dial tone ("Dial Tone Test") at Ameritech's MDF for 21/st/ Century's Virtual Collocated Equipment or Physical Collocated equipment during a window not greater than forty-eight (48) hours but not less than eight (8) hours prior to the Scheduled Conversion Time (or New Scheduled Time, as applicable). Ameritech shall perform the Dial Tone Test at no charge until the end of Contract Year One (1)./1/ Thereafter, Ameritech shall charge
                                   ---
          21/st/ Century for Dial Tone Test based on the mutual agreement of the Parties.


3.0  Network Interface Device Capability.

     3.1 Ameritech will provide 21/st/ Century access to NIDs in a manner that will permit 21/st/ Century to connect its loop facilities to the Customer's inside wiring through Ameritech's NID, as required. 21/st/ Century shall establish this connection through an adjoining NID provided by 21/st/ Century.

     3.2 Due to the wide variety of NIDs utilized by Ameritech (based on Customer size and environmental considerations), 21/st/ Century may access the Customer's inside wire by any of the following means:

          (a) Where an adequate length of inside wire is present and environmental conditions permit, 21/st/ Century may remove the inside wire from Ameritech's NID and connect that wire to 21/st/ Century's NID;

          (b) Enter the Customer access chamber or "side" of "dual chamber" NID enclosures for the purpose of extending a connecterized or spliced jumper wire from the inside wire through a suitable "punch-out" hole of such NID enclosures;


---------------------------
/1/ Because the terms of this Agreement are the result of 21/st/ Century's adoption under Section 252(i) of the Act of the MCI Agreement, the Parties agree that the term "Contract Year One (1)", for purposes of this Schedule 9.5, shall expire on May 31, 1998.
           ------------

                                 Sch. 9.5 - 9

          (c) Enter Ameritech's loop terminal enclosure located at a multiple dwelling unit ("MDU") for the purpose of accessing Customer premises inside wire and extending such wire to 21/st/ Century's own adjoining NID; or

          (d) Request Ameritech to make other rearrangements to the inside wire terminations or terminal enclosure on a time and materials cost basis to be charged to the requesting party (i.e., 21/st/ Century, its
                                                 ----
          agent, the building owner or the Customer).

     3.3  If 21/st/ Century accesses the Customer's inside wire as described in
     Section 2.2(d), the time and materials charges will be billed to the
     --------------
     requesting party (i.e., 21/st/ Century, the building owner or the
                       ----
     Customer).

     3.4 In no case shall 21/st/ Century remove or disconnect Ameritech's loop facilities from Ameritech's NIDs, enclosures, or protectors.

     3.5 In no case shall 21/st/ Century remove or disconnect ground wires from Ameritech's NIDs, enclosures, or protectors.

     3.6 Maintenance and control of premises wiring (inside wire) is the responsibility of the Customer. Any conflicts between service providers for access to the Customer's inside wire must be resolved by the Customer.

     3.7 Due to the wide variety of NID enclosures and outside plant environments, Ameritech will work with 21/st/ Century to develop specific procedures to establish the most effective means of implementing this
     Section 3.0.
     -----------

4.0  Unbundled Local Switching

     4.1  Access to Unbundled Local Switching.
          -----------------------------------

          4.1.1 21/st/ Century shall access Ameritech's Unbundled Local Switching via Collocation or in accordance with Article IX of this
                                                          ----------
          Agreement at the Ameritech Wire Center where that element exists and each line-side and/or trunk-side port will be delivered to 21/st/ Century by means of a Cross-Connection, which shall be an additional charge.

          4.1.2 Ameritech shall provide 21/st/ Century access to its Unbundled Local Switching at each of Ameritech's Wire Centers and will provide 21/st/ Century (i) all available basic local switching functions and basic capabilities that the switch provides or (ii) for which Ameritech Operations Support Systems functions are capable of provisioning pursuant to a Bona Fide Request.

          4.1.3 Unbundled Local Switching also provides access to additional features and capabilities that the switch has available for activation. 21/st/ Century has the


                                 Sch. 9.5 - 10
          capability of activating these features on a line-by-line basis via an electronic interface. The additional features available for activation on the basic Unbundled Local Switching include:

               (a)  vertical features;
               (b) Custom Calling, Custom Local Area Signaling Service features ("CLASS") features; and
               (c)  Centrex features.

          4.1.4 Other basic and/or additional capabilities, functions and features that the switch is capable of providing, but which Ameritech does not currently provide, may be requested as optional special capabilities. Ameritech will provide these special capabilities if technically feasible and upon 21/st/ Century's Bona Fide Request. 21/st/ Century will pay the applicable recurring and nonrecurring costs of developing, installing, providing and maintaining the requested capability.

          4.1.5 Ameritech will also, upon 21/st/ Century's Bona Fide Request, provide any technically feasible customized local routing of traffic through Unbundled Local Switching, by class of call (e.g., operator,
                                                               ----
          directory assistance, 9-1-1, toll, local, etc.). Ameritech will develop and provide any requested customized routing the switch is capable of providing upon agreement by 21/st/ Century to pay recurring and non-recurring costs of developing, installing, updating, providing and maintaining such custom routing.

          4.1.6 Ameritech provides, on an optional basis, the ability to connect line-side ports and/or trunk-side ports within the same switch with a group of common attributes. An example is a request for Unbundled Local Switching to provide a Centrex service with intercom calling within the system and with certain common features. The attributes available include intercom calling, group call pick-up, and Automatic Route Selection (ARS). Intercom calling is defined as the ability of the line-side ports to call one another by dialing 3-7 digits. Group call pick-up is defined as allowing one line-side port to answer a call directed to another line-side port in the same call pick-up group. ARS is defined as the ability to route calls to a specific group of trunk-side ports.

          4.1.7 Normally, Ameritech will switch traffic through its local switching element in accordance with Ameritech standard switching translations and screening in use in that switch. The custom routing optional feature enables 21/st/ Century to specify special routing, by class of call, of some or all traffic coming into its unbundled local switch using any technically feasible routing capability of that switch. Variations in the End-Office switching equipment used to provide service in specific locations may cause differences in the operation of certain features. Special routing capabilities that are not otherwise available (i.e., features that the switch is capable of
                                   ----
          providing) will be developed on an individual-case basis through the Bona Fide Request process and will be installed, updated, maintained and provided following 21/st/ Century's agreement to pay the applicable costs.

                                 Sch. 9.5 - 11

     4.2  Provisioning of Unbundled Local Switching.
          -----------------------------------------

          The following coordination procedures shall apply for conversions of "live" Telephone Exchange Services to unbundled Network Elements:

          4.2.1 21/st/ Century shall request Unbundled Local Switching from Ameritech by delivering to Ameritech a valid electronic transmittal service order (a "Service Order") using the electronic interface described on Schedule 9.2.6. In addition, pre-ordering functions are
                       --------------
          supported via electronic data interchange (EDI) format as utilized for Resale Services. Within forty-eight (48) hours of Ameritech's receipt of a Service Order, Ameritech shall provide 21/st/ Century the FOC date by which the Unbundled Local Switching ports covered by such Service Order will be installed.

          Where connection of the Unbundled Local Switching port(s) to customized routing is required by 21/st/ Century, the specific custom routing pattern desired must already exist. In those instances where the custom routing pattern does not already exist, 21/st/ Century may request the development and establishment of such custom routing pattern via a Bona Fide Request. While the custom routing pattern is being developed, 21/st/ Century may do one of the following: (a) defer activation of the Unbundled Local Switching port until the routing pattern is established, (b) offer the Customer resale on an interim basis, or (c) convert the existing basic office routing pattern. If 21/st/ Century elects option (c) and later desires to convert the Unbundled Local Switching port using Ameritech's office routing pattern to a customized routing pattern, an additional Line Connection Charge will apply.

          4.2.2 Ameritech agrees to coordinate with 21/st/ Century at least forty-eight hours prior to the due date a scheduled conversion date and time (the "Scheduled Conversion Time") in the "A.M." (12:00 midnight to 12:00 noon) or "P.M." (12:00 noon to 12:00 midnight) (as applicable, the "LS Conversion Window").

     For subscriber conversions requiring coordinated cut-over activities, on a per-order basis, Ameritech and 21/st/ Century will agree on a scheduled conversion time, which will be on a designated date.

          4.2.3 Not less than one (1) hour prior to the Scheduled Conversion Time, either Party may contact the other Party and unilaterally designate a new Scheduled Conversion Time (the "New Conversion Time"). If the New Conversion Time is within the LS Conversion Window, no charges shall be assessed on or waived by either Party. If, however, the New Conversion Time is outside of the LS Conversion Window, the Party requesting such New Conversion Time shall be subject to the following:


                                 Sch. 9.5 - 12

          If Ameritech requests the New Conversion Time, the applicable Line Connection Charge shall be waived; and

          If 21/st/ Century requests the New Conversion Time, 21/st/ Century shall be assessed a Line Connection Charge in addition to the Line Connection Charge that will be incurred for the New Conversion Time.

          Ameritech will notify 21/st/ Century when conversion is complete.

          4.2.4 Except as otherwise agreed by the Parties for a specific conversion, the Parties agree that the time interval expected from disconnection of "live" Telephone Exchange Service to the connection of an unbundled Network Element at the 21/st/ Century Collocation interface point will be thirty (30) minutes or less. If a conversion interval exceeds thirty (30) minutes and such delay is caused solely by Ameritech (and not by an 21/st/ Century contributing Delaying Event), Ameritech shall waive the applicable Line Connection Charge for such element.

          If 21/st/ Century has ordered INP with the installation of a Loop, Ameritech will coordinate the implementation of INP with the Loop conversion during the thirty (30)-minute interval at no additional coordination charge (other than the applicable standard service order and line connection charges).

          Ameritech shall provide 21/st/ Century the functionality of blocking calls (e.g., 900, 976 international calls) by line or trunk on an
                 ----
          individual switching element basis.

          4.2.5 When ordering a Local Switching Element, 21/st/ Century may order from Ameritech separate interLATA and intraLATA capabilities (i.e., 2 PICs where available) on a line basis.
          -----

          4.2.6 Unless otherwise directed by 21/st/ Century, and to the extent technically feasible, when 21/st/ Century orders a Network Element or Combination, all pre-assigned trunk or telephone numbers currently associated with that Network Element or Combination shall be retained without loss of feature capability.

     4.3  Tandem Switching.
          ----------------

          4.3.1 Tandem Switching creates a temporary transmission path between interoffice trunks that are interconnected at a switch for the purpose of routing a call or calls. Unbundled Tandem Switching is ordered using electronic interfaces. Trunk side ports are ordered using the Access Service Request ("ASR"), which provides for electronic ordering based on industry standards adopted through OBF. ASR is the process used as of the Effective Date to order Exchange Access Services. Both pre-ordering and ordering functions and access to associated Operations Support Systems functions are supported electronically through these interfaces.


                                 Sch. 9.5 - 13

          4.3.2 Ameritech will service, operate, and maintain the unbundled Tandem Switching for 21/st/ Century at parity with the service, operation, and maintenance Ameritech provides to itself, its subsidiaries, Affiliates and any other person. Unless requested otherwise, where applicable and technically feasible, Ameritech will provide unbundled Tandem Switching using the same specifications, interfaces, parameters, intervals, procedures and practices it uses to provide comparable Tandem Switching for all other Customers and carriers. Any feature or function existing in the Tandem Switch will be provided to 21/st/ Century on a non-discriminatory basis. Congestion control and overflow routing will be provided on a non-discriminatory basis.

          4.3.3 Tandem Switching performance will be measured to ensure parity with all other Telecommunications Carriers that are interconnected with Ameritech. Performance will be measured on switching, call recording, and network management controls.

          4.3.4 Switch downtime will be measured through FCC reportable incidents report. CPI Index will be measured through calls blocked and customer out of service incidents.

          4.3.5 Electronic Billing Accuracy Centers (EBAC) measures billing errors from the CABS error hold file report. Ameritech employs RAVE/A&T, which enables on-line investigation of AMA volumes and will alert EBAC to possible AMA recording failures.

          4.3.6 Congestion Control and overflow criteria are set by the use of NTMOS Surveillance system which polls EDAS and NMA data on call volumes and make-busy standards. Ameritech sets automatic thresholds with preplan routing and overflow selection. The system is also monitored via a manual surveillance system early recognition of performance problems.

5.0  Interoffice Transmission Facilities.

     Ameritech shall:

     5.1 Provide 21/st/ Century exclusive use of Interoffice Transmission Facilities dedicated to 21/st/ Century, or use of the features, functions, and capabilities of Interoffice Transmission Facilities shared by more than one Customer or carrier, including 21/st/ Century;

     5.2 Provide all technically feasible transmission facilities, features, functions, and capabilities that 21/st/ Century could use to provide Telecommunications Services;

     5.3 Permit, to the extent technically feasible, 21/st/ Century to connect such interoffice facilities to equipment designated by 21/st/ Century, including 21/st/ Century's Collocated facilities; and


                                 Sch. 9.5 - 14

     5.4 Permit, to the extent technically feasible, 21/st/ Century to obtain the functionality provided by Ameritech's digital cross-connect systems separate from dedicated transport.

6.0  Signaling Networks and Call-Related Databases

     6.1  Signaling Networks.
          ------------------

          6.1.1 If 21/st/ Century purchases Switching Capability from Ameritech, Ameritech shall provide access to its signaling network from that switch in the same manner in which Ameritech obtains access to such switch itself. In addition, Ameritech shall provide 21/st/ Century access to Ameritech's signaling network for each of 21/st/ Century's switches when 21/st/ Century uses its own switching facilities. This connection shall be made in the same manner as Ameritech connects one of its own switches to an STP. Notwithstanding the foregoing, Ameritech shall not be required to unbundle those signaling links that connect Service Control Points to STPs or to permit 21/st/ Century to link its own STPs directly to Ameritech's switch- or call-related databases.

          6.1.2 If 21/st/ Century has its own switching facilities, Ameritech shall provide 21/st/ Century access to STPs to each of 21/st/ Century's switches, in the same manner in which Ameritech connects one of its own switches to an STP, or in any other technically feasible manner (e.g., bringing an "A" link from 21/st/ Century's switch to
                  ----
          21/st/ Century's STP, or linking 21/st/ Century's switch to its own STP and then connecting that STP to 21/st/ Century's STP via a "B" or "D" link); provided that Ameritech shall not be required to (i)
                     --------
          unbundle the signaling link connecting SCPs to STPs, (ii) permit direct linkage of 21/st/ Century's own STPs to 21/st/ Century's switch- or call-related databases or (iii) unbundle an SCP from its associated STP.

          6.1.3 The Parties shall agree upon appropriate mediation facilities and arrangements for the Interconnection of their signaling networks and facilities, as necessary to adequately safeguard against intentional and unintentional misuse of the signaling networks and facilities of each Party. Such arrangements shall provide at a minimum:

          . Certification that 21/st/ Century's switch is compatible with Ameritech's SS7 network;

          . Certification that 21/st/ Century's switch is compatible with Ameritech's AIN SCP;

          . Certification that 21/st/ Century's switch is compatible with a desired AIN application residing on Ameritech's SCP;

                                 Sch. 9.5 - 15

          . Agreement on procedures for handling maintenance and troubleshooting related to AIN services;

          . Usage of forecasts provided by 21/st/ Century, so that Ameritech can provide sufficient SS7 resources for 21/st/ Century and all other requesting carriers;

          . Mechanisms to control signaling traffic at agreed-upon levels, so that Ameritech's SS7 resources can be fairly shared by all requesting carriers;

          . Mechanisms to restrict signaling traffic during testing and certification, as necessary to minimize risks to the service quality experienced by Customers served by Ameritech's network and those of other carriers while compatibility and interconnection items are verified; and

          . Mechanisms to ensure protection of the confidentiality of Proprietary Information of both carriers and Customers.

     6.2  Call-Related Databases.
          ----------------------

          6.2.1 For purposes of switch query and database response through a signaling network, Ameritech shall provide 21/st/ Century access to its call-related databases, including the Line Information Database, Toll-Free Calling database, downstream number portability databases, and Advanced Intelligent Network databases by means of physical access at the STP linked to the unbundled database.

          6.2.2 If 21/st/ Century purchases Unbundled Local Switching, 21/st/ Century may, upon request, use Ameritech's SCP in the same manner, and via the same signaling links, as Ameritech. If 21/st/ Century has deployed its own switch, and has linked that switch to Ameritech's signaling system, 21/st/ Century shall be given access to Ameritech's SCP in a manner that allows 21/st/ Century to provide any call-related, database-supported services to Customers served by 21/st/ Century's switch. If the Implementation Team is unable to agree in the Implementation Plan to appropriate mediation mechanisms with respect to access to the AIN SCPs, the Parties shall adopt the mechanisms adopted by the Commission. Ameritech shall provide 21/st/ Century access to call-related databases in a manner that complies with the CPNI requirements of Section 222 of the Act.

          6.2.3 The Parties shall agree upon appropriate mediation facilities arrangements for the Interconnection of their signaling networks, databases, and associated facilities, as necessary to adequately safeguard against intentional and unintentional misuse of the signaling networks and facilities of each Party. Such arrangements shall provide for at a minimum:

          .  Capabilities to protect each Party's information;

                                 Sch. 9.5 - 16

          . Agreements on handling maintenance and troubleshooting related to AIN services;

          . Usage forecasts provided by 21/st/ Century so that Ameritech can provide sufficient resources for other requesting carriers, and capabilities to ensure that the Parties abide by such forecasts;

          . Procedures to ensure, prior to deployment, that each service will properly operate within Ameritech's network;

          . Procedures to verify proper deployment of each service in the network; and

          . Mechanisms to ensure protection of the confidentiality of proprietary information of both carriers and customers.

     6.3  Service Management Systems.
          --------------------------

          6.3.1 Ameritech shall provide 21/st/ Century with the information necessary to enter correctly, or format for entry, the information relevant for input into Ameritech's Service Management System ("SMS"). In addition, Ameritech shall provide 21/st/ Century equivalent access to design, create, test, and deploy Advanced Intelligent Network-based services at the SMS.

          6.3.2 Ameritech shall provide 21/st/ Century with the information necessary to enter correctly, or format for entry, the information relevant for input into its SMS. Access will be provided in an equivalent manner to that which Ameritech currently uses to provide such access to itself (e.g., submitting magnetic tapes if 21/st/
                                 ----
          Century inputs magnetic tapes, or through an electronic interface equivalent to that used by 21/st/ Century). The Implementation Team shall set forth in the Implementation Plan the terms and conditions relating to such access. If the Implementation Team is unable to agree to appropriate mediation mechanisms with respect to access to the AIN SMSs and SCEs, the Parties shall adopt the mechanisms adopted by the Commission.

          6.3.3 Ameritech shall provide access to its SMS in a manner that complies with the CPNI requirements of Section 222 of the Act.

7.0  Operations Support Systems Functions

     7.1 Ameritech shall provide 21/st/ Century access to Operations Support Systems functions on or before the dates set forth on the Implementation Schedule.

     7.2 Ameritech shall also provide 21/st/ Century access to the functionality of any internal gateway systems Ameritech employs in performing the above-listed OSS functions for its own Customers. A "gateway system" means any electronic interface

                                 Sch. 9.5 - 17

     Ameritech has created for its own use in accessing support systems for providing any of the above-listed OSS functions.

8.0  Operator Services and Directory Services.

     8.1 Ameritech shall provide 21/st/ Century access to Ameritech's Operator Service and Directory Assistance facilities where technically feasible.

     8.2 Ameritech shall provide unbundled Operator Services ("OS") and Directory Assistance ("DA") to 21/st/ Century in conjunction with Telephone Exchange Service provided to 21/st/ Century as a purchaser of Resale Services and as an Unbundled Local Switching Network Element or directly as a separate Network Element. A list identifying the NPA/Exchange areas of Ameritech Directory Assistance, and dependent Information Call Completion services will be provided to 21/st/ Century and will be updated as such DA services are provided in additional NPA/Exchange Areas.

     8.3 As a facilities-based provider, 21/st/ Century will obtain any required custom routing and obtain or provide the necessary direct trunking and termination facilities to the mutually agreed-upon meet point with Ameritech facilities for access to unbundled OS and DA services. 21/st/ Century is responsible for delivering its OS and DA traffic to Ameritech's operator service switch. Specifically, 21/st/ Century shall deliver its traffic direct from the End Office to the operator service switch location, and there can be no Tandem Switching for OS. The operator service location to which 21/st/ Century will deliver its OS or DA traffic will be determined by Ameritech based on the existing capacity of its service centers. Ameritech will, if technically feasible, enable 21/st/ Century to deliver its OS or DA traffic to the operator service switch most closely located to the 21/st/ Century's NPA/exchange originating the call.

     8.4 Ameritech will provide and maintain the equipment at its OS and DA centers necessary to perform the services under this Agreement, with the goal of ensuring that the OS and DA service meets current industry standards.

     8.5 Ameritech will provide OS and DA in accordance with its then-current internal operating procedures and/or standards.

     8.6 Ameritech will maintain a quality of service that will satisfy the standards, if any, established by the Commission having jurisdiction over the provision of such service. 21/st/ Century has the right, once annually, to visit each Ameritech-owned or -subcontracted office upon reasonable notice to Ameritech or with greater frequency by mutual consent of the Parties. Upon request, Ameritech will provide monthly system results, including speed-of-answer, average work time and, for DA only, and abandon-from-queue measurements.

     8.7 21/st/ Century is solely responsible for providing all equipment and facilities to deliver OS and DA traffic to the point of Interconnection with Ameritech facilities.

                                 Sch. 9.5 - 18

     8.8 21/st/ Century will provide and maintain the equipment at its offices necessary to permit Ameritech to perform its services in accordance with the equipment operations and traffic operations which are in effect in Ameritech's DA and OS offices. 21/st/ Century will locate, construct, and maintain its facilities to afford reasonable protection against hazard and interference.

     8.9 Upon request and to the extent technically feasible, Ameritech will unbundle OS and DA from resellers of its Telephone Exchange Service, and for 21/st/ Century, so 21/st/ Century can provide its own OS or DA service or obtain it from a third party. 21/st/ Century will acquire any required custom routing and arrange for or provide other facilities, services and Network Elements necessary to deliver its OS and DA traffic to Ameritech's designated office, or to the office of another provider, as applicable.

     8.10 Upon request, and as technically feasible, Ameritech will provide, through an electronic interface, unbundled access to its databases used to provide DA and OS for purposes of enabling 21/st/ Century to provide its own OS or DA service, or as otherwise authorized by the FCC or the Commission. Such unbundled access to DA and OS databases is provided as is technically feasible based upon the facilities, equipment and software involved, and upon agreement by 21/st/ Century to pay to Ameritech its costs as defined in the Act of developing, installing, providing and maintaining such Network Element.

     8.11 The Parties shall provide DA data in a form mutually agreed upon by the Parties.

           8.11.1 If available, DA data shall specify whether the subscriber is a residential, business, or government subscriber and shall include, if available, all levels of indentation and all levels of information.

     8.12 Specifically, upon request, Ameritech will provide, through an electronic interface, unbundled access to its DA database to permit 21/st/ Century to have its local exchange directory assistance listings in the areas incorporated into the database, and/or to read the DA listing (with the exception of a non-published listing) in that database for the purpose of providing its own DA service. Such unbundled access will be provided in a technically feasible manner based upon the facilities, equipment and software involved, and upon agreement by 21/st/ Century to pay to Ameritech its costs as defined in the Act of developing, installing, providing and maintaining such network element.

     8.13 Access of resellers and 21/st/ Century to DA and OS of Ameritech, and the DA and OS Network Elements provided hereunder, whether provided on a bundled or unbundled basis, will, as applicable and as feasible, be provided through the standard interfaces, parameters, intervals, service descriptions, protocols, procedures, practices and methods that Ameritech provides to all Ameritech end-user customers of its DA and OS services. Upon request, Ameritech will, as technically feasible, provide a different quality of service, upon agreement by 21/st/ Century to pay to Ameritech its costs of developing, installing, maintaining and repairing access to and provision of the Network Element at such quality of service.

                                 Sch. 9.5 - 19

     8.14 21/st/ Century will furnish to Ameritech all information necessary for provision of OS and DA. This information, to the extent it is identified as such, shall be treated as Proprietary Information. For OS this information includes emergency agency phone numbers, rate information (such as mileage bands and operator surcharge information), and originating screening information. 21/st/ Century will furnish to Ameritech all information necessary for provision of OS and DA.

           8.14.1 To the extent that 21/st/ Century does not mirror Ameritech's operator surcharge rates, then Ameritech will, if technically feasible, enter 21/st/ Century's surcharge rates into Ameritech's rate tables, and will charge 21/st/ Century for changing those tables at the rates then charged by Ameritech for such service.

           8.14.2 For DA services, 21/st/ Century will furnish Ameritech, ninety (90) days (or such earlier time as the Parties may agree upon) before DA service is initiated, details necessary to provide that service. This information includes listing information for the areas to be served by Ameritech and network information necessary to provide for the direct trunking of the DA calls.

           8.14.3 21/st/ Century will keep these records current and will inform Ameritech, in writing, at least thirty (30) days prior to any changes in the format to be made in such records. 21/st/ Century will inform Ameritech of other changes in the records on a mutually agreed-upon schedule.

     8.15 If 21/st/ Century purchases OS or DA Network elements upon request and as, technically feasible, Ameritech will re-brand such OS and DA services based upon 21/st/ Century's agreement to pay rates that compensate Ameritech for any costs it incurs in developing, installing, providing and maintaining such rebranded service. To the extent that multiple carriers request the same branding service, such rate shall be allocated on a pro
                                                                          ---
     rata share.  For branding of calls, 21/st/ Century must provide two (2)
     ----
     cassette tapes of an announcement, no longer than three (3) seconds or at parity with Ameritech, for installation on each OS and DA switch serving 21/st/ Century's Customers.

     8.16  Branding:  Re-branding is available as follows:
           --------

           (a) Mechanized front-end branding is available for all manual and automated OS calls.

           (b) Mechanized back-end branding is available for automated calling card calls handled via ACCS.

           (c) On mechanized collect and billed-to-third calls, back-end branding is not currently available. Such calls can be manually handled and branded. If Customer desires mechanized branding, the feature can be installed if 21/st/ Century pays for feature purchase and installation.

                                 Sch. 9.5 - 20

     Normally, OS and DA services, both bundled and unbundled, will be branded with Ameritech's name as the provider of the service. Upon request from 21/st/ Century, and as technically feasible, Ameritech will re-brand OS and DA traffic from 21/st/ Century's telephone exchange lines, or to 21/st/ Century's unbundled OS or DA Network Element. Re-branded service requires that 21/st/ Century arrange to have the subject OS or DA traffic delivered to Ameritech's Central Office on separate trunks, which may require that it obtain custom routing, and obtain or provide such trunks and other applicable. Re-branding is provided at rates that recover Ameritech's costs of developing, installing, providing and maintaining such service.

     8.17 21/st/ Century will provide Ameritech during the term of this Agreement its DA listings. DA listings provided to Ameritech by 21/st/ Century under this Agreement will be used and maintained by Ameritech only for providing Telecommunications Services, and will not be disclosed to third parties. This section does not prohibit Ameritech and 21/st/ Century from entering into a separate agreement which would allow Ameritech to provide or sell 21/st/ Century's DA listing information to third parties, but such provision or sale would only occur under the terms and conditions of the separate agreement.

     8.18 Ameritech will supply 21/st/ Century with call-detail information so that 21/st/ Century can rate and bill the call. This information excludes rating and invoicing of Customers, unless negotiated on an individual-case basis.

                                 Sch. 9.5 - 21

                                 SCHEDULE 9.10

                    NETWORK ELEMENT PERFORMANCE BENCHMARKS


A.  Non-DS1 Loops - standard intervals.

    Volume*                            Interval
    ------                             --------
    1-24                               5 Business Days
    25-48                              6 Business Days
    49-96                              7 Business Days
    97+                                Negotiated

    *Number of Loops per order per day

B.  DS1 Unbundled Local Transport

                                       Interval
                                       --------
    1.  Facilities Available           7 Business Days
    2.  Facilities or Force            Negotiated
        Not Available

C.  DS3-Unbundled Local Transport      Negotiated Interval

D.  OC-N-Unbundled Local Transport     Negotiated Interval


                                 Sch. 9.10 - 1

                                 SCHEDULE 10.1

                           WHOLESALE RESALE SERVICES


The Resale Services provided by Ameritech hereunder and the rates, charges and prices for such Resale Services are set forth in ILL. C.C., No. 19, Part 22 and ILL. C.C., No. 20, Part 22.

                                 Sch. 10.1 - 1

                                SCHEDULE 10.3.1

                 GRANDFATHERED SERVICES AND SUNSETTED SERVICES
                                   ILLINOIS

The following list contains Grandfathered Services which are found in Part 20 of either ICC No. 19 for competitive services, or ICC No. 20 for non-competitive services.

ICC No. 19
----------

Integrated Information Network
Centrex Switching Service
Centrex Service
Ameritech Integrated Digital Network
Ameritech Central Office Information Manager Service
Ameritech Business Solutions Centrex
Nondedicated 800/312 NPA Service
Outward WATS
WATS for 800 Service
Ameritech Host Interconnect Service for ESCON


ICC No. 20
----------

Centrex
Starline
Ameritech Custom Business Service
Public Switched Digital Service
Intercom Calling Service
Single Line Premiere Communications Service
Ameritech Service Management System
Basic 911 Telecommunications Service
Special needs Services
Lobby Interphone Service for Multiple Apartment Buildings
Hotel Service
Message Register Service
Nondedicated 800/312 NPA Service
Customized Intercept
Series 7000 Channel Services
Series 10000 Channel Service (Entrance Facilities)
Joint Use Arrangements/1/
Direct High Capacity Service

-----------------------
/1/  Sunsetted Service, all other services are Grandfathered Services.


                                Sch. 10.3.1 - 1

Delta 24 Channel Services
Dataphone Select-a-Station Service


                                 SCHEDULE 10.9

                         RESALE PERFORMANCE BENCHMARKS


A.  Installation

    1.  Installation Intervals

        a.  POTS

            (1)  Percentage Installed on Time

            (2) Installation Interval More than Six (6) Business Days

        b.  HICAP:  Percentage of Missed Appointments


SUBRATE:  Percentage of Missed Appointments

    2.  New Service Failures

        a.  POTS:       Percentage of New Service Failures During First Seven
                        (7) Calendar Days from Installation Date

        b.  HICAP:      Percentage of New Service Failures During First Thirty
                        (30) Calendar Days from Installation Date

        c.  SUBRATE:    Percentage of New Service Failures During First Thirty
                        (30) Calendar Days from Installation Date

B.  Repair

    1.  Time to Repair

        a.  POTS:     Percentage of Repairs Not Completed within twenty-four
                      (24) hours

        b.  HICAP:    Percentage of Repairs Not Completed within two (2) hours

        c.  SUBRATE:  Percentage of Repairs Not Completed within three and one-half (3 1/2) hours

    2.  Percentage of Initial Trouble Reports


                                Sch. 10.3.1 - 2

    3.  Percentage of Code 4 Troubles

C.  Time to Provide Firm Order Commitment

    1. Switched Services: Percentage of Firm Order Commitments Provided within four (4) Business Days of Date of Order

    2.  HICAP Services: Percentage of Firm Order Commitments Provided within one
        (1) Business Day of Time of Order

D.  Speed of Answer

    1. Service Center: Percentage of Calls to Service Center made during normal business hours that are answered within ten (10) seconds

    2. Repair Center: Percentage of Calls to Repair Center that are answered within twenty (20) seconds.

    3.  Operator Services:  Toll Assistance Speed of answer (seconds).

    4.  Operator Services:  Directory Assistance Speed of answer (seconds).


                                SCHEDULE 10.9.6

                               CREDIT ALLOWANCES
                                   ILLINOIS


1.0  General.

     When a service provided by either Party (the "Providing Party") to the other Party (the "Purchasing Party") is interrupted and such interruption exceeds the qualification period applicable to such service as set forth in this
Schedule 10.9.6, the Providing Party shall, at the Purchasing Party's request,
---------------
provide the Purchasing Party a credit allowance for the interrupted service (the "Credit Allowance") as calculated in this Schedule 10.9.6. A service shall be
                                          ---------------
considered interrupted when the service is rendered useless and inoperative.
For purposes of calculating Credit Allowances, an interruption shall be deemed to begin at the time that such interruption is reported to or detected by Ameritech, whichever occurs first, and shall end at the time such service is repaired, as evidenced by Ameritech's records.

     Notwithstanding the foregoing, a Credit Allowance shall not be given for interruptions caused by (i) negligence or willful act of the Purchasing Party or its Customers, (ii) Customer-provided facilities, or (iii) electric power failure where the Customer furnishes such electronic power.


                                 Sch. 10.9 - 3

     The Credit Allowance shall be based upon the ratio of (i) the duration of the interruption measured from the time such interruption begins and expressed in multiples of the allowance increment applicable to such service, as set forth in this Schedule 10.9.6, to (ii) the total number of such allowance increments
        ---------------
in a thirty (30)-day month (the "Allowance Ratio"). The Credit Allowance shall equal the Allowance Ratio times the monthly charge to the Purchasing Party for
                          -----
such affected service.

2.0   Qualification periods.


                                                   Qualification   Allowance
               Service                                 Period      Increment
               -------                             -------------   ---------

A.  All services except those listed below            12 hours     24 hours

B.  Telecommunications Channel Service

    (1)  Series 1000 and Series 3000
         intraexchange                                24 hours     24 hours
         interexchange                                1/2 hour     1/2 hour


                                                   Qualification   Allowance
               Service                                 Period      Increment
               -------                             -------------   ---------

    (2)  Series 2000
         a.  All Series 2000 Channels
             except type 202                          24 hours     24 hours
         b.  Type 2002 Channels
         intraexchange                                24 hours     24 hours
         interexchange                                1/2 hour     1/2 hour
    (3)  Series 7000
         Type 7003                                    2 hours      1 hour
C.  WATS

D.  Foreign Exchange, Foreign Central Office
    and Foreign District Service                      24 hours     24 hours

E. Direct Digital Service, direct High Capacity Service except for individual channelizing (plug-ins) and NOVALINK Fiber Optic Service.
    (1)  Interruptions (as defined in applicable tariffs) of 24 Hours or Less
         --------------------------------------------------------------------
         Length of Interruption                               Credit
         ----------------------                               ------
         Less than 30 minutes                                  None
         30 minutes and up to, but not including, 3 hours    1/10 day
         3 hours and up to, but not including, 6 hours       1/5 day
         6 hours and up to, but not including, 9 hours       2/5 day
         9 hours and up to, but not including, 12 hours      3/5 day
         12 hours and up to, but not including, 15 hours     4/5 day
         15 hours and up to 24 hours inclusive               One day
         Two or more interruptions of 30 minutes or more during any period up to, but not including 3

                                Sch. 10.9.6 - 4
         hours, shall be considered as one interruption.

    (2)  Interruptions (as defined in applicable tariffs) of Over 24 Hours
         -----------------------------------------------------------------
         Credit will be allowed in 1/5 day multiples for each 3-hour period of interruption or fraction thereof. No more than one full day's credit will be allowed for any period of 24 hours.


                                Sch. 10.9.6 - 5

                               SCHEDULE 10.11.1

                    FORM OF REPRESENTATION OF AUTHORIZATION


     21/st/ Century/Ameritech hereby represents to Ameritech/21/st/ Century, for purposes of obtaining a Customer's Customer Proprietary Network Information ("CPNI") or for placing an order to change or establish a Customer's service, that it is a duly certificated LEC and that it is authorized to obtain CPNI and to place orders for Telephone Exchange Service (including Resale Service) upon the terms and conditions contained herein.

1. With respect to requests for CPNI regarding prospective Customers of 21/st/ Century/Ameritech (i.e., those Customers for whom 21/st/ Century/Ameritech
                        ----
     has not obtained Documentation of Authorization to provide Telephone Exchange Service), 21/st/ Century/Ameritech acknowledges that it must obtain written or electronic authorization in the form of a signed letter, tape-recorded conversation, password verification or by other means, in each case as approved by the FCC or the Commission ("Documentation of Authorization"), that explicitly authorizes 21/st/ Century/Ameritech to have access to the prospective Customer's CPNI. However, 21/st/ Century/Ameritech may obtain a blanket Document of Authorization for the Customer authorizing the release of CPNI to 21/st/ Century/Ameritech and any and all requests for such CPNI made over a period of time designated by such authorization. The Documentation of Authorization must be made by the prospective Customer or the prospective Customer's authorized representative. In order to obtain the CPNI of the prospective Customer, 21/st/ Century/Ameritech must submit to Ameritech/21/st/ Century the Documentation of Authorization. If 21/st/ Century/Ameritech cannot provide applicable Documentation of Authorization, then Ameritech/21/st/ Century shall not provide CPNI to 21/st/ Century/Ameritech.

2. Ameritech/21/st/ Century will only disclose CPNI to agents of 21/st/ Century/Ameritech identified in the Documentation of Authorization.

3. If 21/st/ Century/Ameritech has already obtained Documentation of Authorization from the Customer to place an order for Telephone Exchange Service for the Customer, 21/st/ Century/Ameritech need not submit Documentation of Authorization to obtain the Customer's CPNI.

4. With respect to placing a service order for Telephone Exchange Service (including Resale Services) for a Customer, 21/st/ Century/Ameritech acknowledges that it must obtain Documentation of Authorization that explicitly authorizes 21/st/ Century/Ameritech to provide Telephone Exchange Service to such Customer. The Documentation of Authorization must be made by the prospective Customer or Customer's authorized representative. 21/st/ Century/Ameritech need not submit the Documentation of Authorization to process a service order. However, 21/st/ Century/Ameritech hereby represents that it will not submit a service order to Ameritech/21/st/ Century unless it has

                               Sch. 10.11.1 - 6
     obtained appropriate Documentation of Authorization from the prospective Customer and has such Documentation of Authorization in its possession.

5. The Documentation of Authorization must clearly and accurately identify 21/st/ Century/Ameritech and the prospective Customer.

6. 21/st/ Century/Ameritech shall retain or be able to produce all Documentation of Authorization for as long as 21/st/ Century/Ameritech provides Telephone Exchange Service to the Customer or for as long as 21/st/ Century/Ameritech makes requests for information on behalf of the Customer.

7. 21/st/ Century/Ameritech shall provide Documentation of Authorization for Customers or prospective Customers to Ameritech/21/st/ Century upon request, when such Documentation of Authorization is at issue.

8. 21/st/ Century/Ameritech is responsible for, and shall hold Ameritech/21/st/ Century harmless from, any and all Losses (as defined in that certain Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996, dated as of May 5, 1997 by and between Ameritech Information Industry Services, a division of Ameritech Services, Inc. on behalf of and as agent for Ameritech Illinois and 21/st/ Century Telecom of Illinois, Inc. (the "Interconnection Agreement")) resulting from Ameritech/21/st/ Century's reliance upon 21/st/ Century/Ameritech's representations as to its authority to act on behalf of a Customer or prospective Customer in obtaining CPNI or placing a service order for Telephone Exchange Service.

9. If 21/st/ Century/Ameritech fails to repeatedly and materially abide by the procedures set forth herein, Ameritech/21/st/ Century reserves the right to insist upon the submission of Documentation of Authorization for each Customer in connection with a request for a service order.

10. This Representation of Authorization shall commence on the date noted below and shall continue in effect until the termination or expiration of the Interconnection Agreement.

     Dated this       day of       199  .
                -----        -----    --

21/st/ Century Telecom of Illinois, Inc.       Ameritech Information Industry
                                               Services, a division of Ameritech
                                               Services, Inc. on behalf of and
                                               as agent for Ameritech Illinois.


By:                                          By:
   -------------------------------------

Title:                                       Title:
      ----------------------------------

Printed Name:                                Printed Name:
             ---------------------------



                               Sch. 10.11.1 - 7

                               SCHEDULE 10.12.5

                          LAW ENFORCEMENT INTERFACES


1.0  Introduction.

Consistent with Applicable Law, it is necessary for 21/st/ Century and Ameritech to provide interface requirements to allow 21/st/ Century to use a standard set of procedures for meeting the requirements of applicable law enforcement agencies ("Law Enforcement Process"). The Law Enforcement Process will enable 21/st/ Century to provide identical services to its Customers. These services include Annoyance Call Bureau, wire intercept, wire trap, wire trace, fraud control, physical security and subpoena management.

2.0  Law Enforcement.

Definition - The Law Enforcement Process assures that 21/st/ Century (as a reseller of Resale Services) is in total compliance with law enforcement requirements related to providing local Services to its Customers. Ameritech (switch owner or access provider) agrees to support law enforcement requirements as provided by the CALEA.

3.0  Annoyance Call Bureau.

     3.1. Definition - Ameritech Annoyance Call Bureau (AACB) conducts investigations to help determine who the unwanted callers are after victims receive annoying calls and files an official complaint with the local law enforcement agency. Annoying calls are: threatening, harassing, obscene, prank, hang-ups, unwanted sales pitches, and survey calls. The information obtained will only be released to the local law enforcement agency.

     3.2. When 21/st/ Century must initiate a wire trap or trace as a result of its customer receiving an annoying call (e.g., threatening, harassing,
                                              ----
     obscene, prank, hang-ups, unwanted sales pitches and survey calls), the following operational interfaces should occur:

          3.2.1. 21/st/ Century (the reseller) shall inform its Customer that it must file a formal complaint with the local police department and obtain agency's name, officer's name and case or report number.

          3.2.2. 21/st/ Century shall contact Ameritech Annoyance Call Bureau on behalf of its Customer and provide the required information to initiate trap or call trace.

          3.2.3. The AACB shall conduct investigations to determine who the unwanted caller is; work with local police departments to gather evidence; and even testify in court on behalf of 21/st/ Century Customers who have received annoying calls. The AACB will build case for and establish trap for twenty-one (21) days. 21/st/ Century shall contact the AACB to renew the trap beyond twenty-one (21) days.

                               Sch. 10.12.5 - 8

          3.2.4. The AACB shall provide to 21/st/ Century a toll-free number that will be accessible daily Monday through Friday from 8:00 a.m. - 5:00 p.m.

          3.2.5. For non-emergency (not life-threatening) situations, 21/st/ Century shall advise its Customer to contact its local Law Enforcement Agency and to provide 21/st/ Century with required information to initiate a trap or call trace. 21/st/ Century will contact the AACB during standard operating hours to establish a case. For emergency (life-threatening) situations, 21/st/ Century shall inform its Customer to contact its local Law Enforcement Agency, and this Agency will contact Ameritech to initiate a trap or call trace.

          3.2.6. Additionally, for emergency situations, Ameritech corporate security will provide 21/st/ Century representatives with an emergency security contact available seven (7) days a week, twenty-four (24) hours a day, and 21/st/ Century will provide Ameritech representatives with an emergency security contact seven (7) days a week, twenty-four
          (24) hours a day.

          3.2.7. 21/st/ Century's Customer must contact 21/st/ Century with the dates and times of the unwanted calls. 21/st/ Century shall fax the dates and times of the unwanted calls to the Annoyance Call Bureau.

          3.2.8. At the end of the tracing investigation (twenty-one (21)-day period), the Ameritech Annoyance Call Bureau shall send written confirmation to 21/st/ Century informing 21/st/ Century of the disposition of the case (i.e., successful or non-successful). All
                                   ----
          evidence obtained on a successful case will be forwarded to the local Law Enforcement Agency that 21/st/ Century provided to the AACB. 21/st/ Century shall inform its Customer of the results of the investigation.

          3.2.9. If 21/st/ Century Customers call Ameritech to initiate an annoying call report, Ameritech shall advise the person receiving the annoying or harassing call to call 21/st/ Century.

4.0  Wire Intercept.

     4.1. Definition - Requests from Law Enforcement Agencies to conduct a form of electronic or mechanical eavesdropping where, upon court order, law enforcement officials surreptitiously monitor phone calls (e.g.,
                                                                ----
     conversations or data) of 21/st/ Century Customers.

     4.2. Operational Interface Requirements - The Law Enforcement Agency (e.g., local police department or government organization) shall serve
      ----
     Ameritech with a court order, authorizing Ameritech to conduct a wire intercept on the 21/st/ Century Customer line.

5.0  Pen Register (Dial Number Recorder).


                               Sch. 10.12.5 - 9

     5.1. Definition - Requests from Law Enforcement Agencies to conduct a "form" of identifying calls dialed by 21/st/ Century Customers in local Exchange Areas. A pen register is a mechanical device that records the numbers dialed or pulsed on a telephone by monitoring the electrical impulses caused when the dial on the telephone is released. A pen register does not overhear oral communications and does not indicate whether calls are actually completed; thus, there is no recording or monitoring of the conversations.

     5.2.  Operational Interface Requirements - See Wire Intercept, Section 4.1.

6.0  Trace.

     6.1. Definition - A form of electronic identification of calling numbers, where, upon consent from the 21/st/ Century Customer (via 21/st/ Century) or court order, law enforcement officials request a record of calling numbers to the premises of the 21/st/ Century Customer.

     6.2. Central Office Features - Call Trace is an advanced custom calling feature that provides 21/st/ Century direct line Customers the ability to activate the feature by dialing a designated code. This will automatically trace the telephone number of the line used for the last call received by the Customer. The traced number will not be provided to the Customer but will be provided to law enforcement officials.

7.0  Subpoena Management.

     7.1. Definition - The law enforcement process initiated to compel the production of certain specific documents (e.g., Customer information, name,
                                               ----
     address, service type, call usage records, etc.) relevant to a legal proceeding are made and make them readily retrievable by local police departments, government organizations and attorneys. Other legal demands require the capability to honor other legal process demands (e.g.,
                                                                  ----
     establishment of dialed number recorders, wire intercepts, and trace services, etc.)

     7.2. Operational Interface Requirements - The Law Enforcement Agency (e.g., local police department, government organization or attorney) shall
      ----
     serve Ameritech an original subpoena naming Ameritech in its court document for requests for Customer information (see above definition). Ameritech shall forward call trace information to the Law Enforcement Agency for inquiries regarding 21/st/ Century Customers. If the Law Enforcement Agency serves 21/st/ Century the original subpoena, 21/st/ Century shall forward a copy of the original subpoena to Ameritech and advise the Law Enforcement Agency to re-send an original subpoena naming Ameritech in its court document. Ameritech shall notify 21/st/ Century of the resolution of the investigation. However, Ameritech shall only provide the results of the investigation to the proper Law Enforcement Agency.

     7.3. Operations Interface Requirements for calls originating from a long distance carrier, computer, fax machine, pay phones and telemarketing calls to 21/st/ Century's Customers are pending further discussions with Ameritech.


                               Sch. 10.12.5 - 10

                                 SCHEDULE 10.13

                         RESALE MAINTENANCE PROCEDURES


     By the end of Contract Month/1/ 1, the Implementation Team shall agree upon the processes to be used by the Parties for maintenance of Resale Services. These processes will address the implementation of the requirements of this
Schedule 10.13.
--------------

     1. Ameritech shall provide repair, maintenance and testing for all Resale Services in accordance with the terms and conditions of this Schedule 10.13.
                                                             --------------
21/st/ Century shall handle all interaction with 21/st/ Century Customers, including all calls regarding service problems, scheduling of technician visits, and notifying the subscriber of trouble status and resolution.

     2. Ameritech technicians shall provide repair service that is at least equal in quality to that provided to Ameritech Customers; trouble calls from 21/st/ Century Customers shall receive response time priority that is at parity to that of Ameritech Customers and shall be based on trouble severity, regardless of whether the Customer is an 21/st/ Century Customer or an Ameritech Customer.

     3. Ameritech shall provide 21/st/ Century with the same scheduled and non-scheduled maintenance, including required and recommended maintenance intervals and procedures, for all Resale Services provided to 21/st/ Century under this Schedule that it currently provides for the maintenance of its own network. Ameritech shall provide 21/st/ Century notice of any scheduled maintenance activity that may impact 21/st/ Century's Customers on the same basis it provides such notice to its retail Customers. Scheduled maintenance shall include such activities as switch software retrofits, power tests, major equipment replacements and cable rolls.

     4. Ameritech shall provide notice of non-scheduled maintenance activity that may impact 21/st/ Century Customers. Ameritech shall provide maintenance as promptly as possible to maintain or restore service and shall advise 21/st/ Century of any such actions it takes.

     5. If service is provided to 21/st/ Century Customers before an Electronic Interface (EI) is established between 21/st/ Century and Ameritech, 21/st/ Century will transmit repair calls to Ameritech repair bureau by telephone.

     6. Ameritech repair bureau, including the EI to be established pursuant to the Implementation Plan, shall be on-line and operational twenty-four (24) hours per day, seven (7) days per week, except when preventative maintenance and software revisions require an out-of-service condition. Ameritech will provide 21/st/ Century a twenty-four (24)-hour advanced notification of such out-of-service conditions.

-----------------------
/1/ Because the terms of this Agreement are the result of 21/st/ Century's adoption under Section 252(i) of the Act of the MCI Agreement, the Parties agree that the term "Contract Month 1", for purposes of this Schedule
                                                                  --------
     10.13, shall expire on March 19, 1998.
     -----

                                Sch. 10.13 - 11

     7. Ameritech shall provide progress reports and status-of-repair efforts to 21/st/ Century upon request and at a frequency interval to be determined by 21/st/ Century. Ameritech shall inform 21/st/ Century of restoration of Resale Service after an outage has occurred.

     8. Maintenance charges for premises visits by Ameritech technicians shall be billed by 21/st/ Century to its Customer and not by Ameritech. The Ameritech technician shall, however, present the Customer with an unbranded form detailing the time spent, the materials used and an indication that the trouble has either been resolved or that additional work will be necessary, in which case the Ameritech technician shall make an additional appointment with the Customer and notify 21/st/ Century as to the schedule of the appointment. The Ameritech technician shall obtain the Customer's signature when available upon said form and then use the signed form to input maintenance charges into Ameritech's repair and maintenance database.

     9. Dispatching of Ameritech technicians to 21/st/ Century Customer premises shall be accomplished by Ameritech pursuant to a request received from 21/st/ Century. The EI established between the Parties shall have the capability of allowing 21/st/ Century to receive trouble reports, analyze and sectionalize the trouble, determine whether it is necessary to dispatch a service technician to the Customer's premises and verify any actual work completed on the Customer's premises.

     10. Upon receiving a referred trouble from 21/st/ Century, the Ameritech technician will offer a dispatch appointment and quoted repair time dependent upon Ameritech's force-to-load condition. Ameritech's maintenance administrators will override this standard procedure on a non-discriminatory basis.

     11. Disaster Recovery. The Implementation Plan will establish a process for disaster recovery that addresses the following:

     (a) Events affecting Ameritech's network, work centers and operational support systems;

     (b) Establishing and maintaining a single point of contact responsible for disaster recovery activation, statusing and problem resolution during the course of a disaster, and restoration;

     (c) Procedures for notifying 21/st/ Century of problems, initiating restoration plans and advising 21/st/ Century of the status of resolution;

     (d)  Definition of a disaster; and

     (e) Equal priority, as between 21/st/ Century Customers and Ameritech Customers, for restoration efforts, consistent with FCC Service Restoration guidelines, including, without limitation, deployment of repair personnel and access to spare parts and components.


                                Sch. 10.13 - 12

                               SCHEDULE 10.13.2

               SERVICE ORDERING AND PROVISIONING PROCEDURES AND
                            INTERFACE FUNCTIONALITY


1.   Electronic interfaces will provide 21/st/ Century with the ability to:

     (a) Obtain, during sales discussions with a Customer, access to the following Ameritech Customer service record data in a manner that is transparent to the Customer:

          .  Billing telephone number/name/address
          .  Service Location Address
          .  Working telephone number(s) on the account
          .  Existing service and features
          .  Blocking
          .  CLASS Features
          . Telephone Assistance Programs, Telephone Relay Service and similar services indicator
          .  Special Exemption Status indicator
          .  Directory Listing Information
          . Information necessary to identify the IntraLATA toll provider and InterLATA provider, as applicable;

     (b)  Obtain information on all features and services available;

     (c) Enter the 21/st/ Century Customer order for all desired features and services;

     (d) Assign a telephone number (if the 21/st/ Century Customer does not have one assigned);

     (e)  Establish the appropriate directory listing;

     (f)  Determine if a service call is needed to install the line or service;

     (g)  Schedule dispatch and installation, if applicable;

     (h)  Provide installation dates to Customer;

     (i) Order local intraLATA toll service and enter 21/st/ Century Customer's choice of primary interexchange carrier on a single, unified order;

     (j)  Suspend, terminate or restore service to an 21/st/ Century Customer;
          and

     (k)  Define other functions as agreed to in the Implementation Plan.


                               Sch. 10.13.2 - 13

Ameritech will support four (4) transaction types: Assume, Change, New and Delete, as described in Ameritech's Electronic Service Guide, which is based on TCIF Customer Service, Issue 5. If any additional transactional types are made available, the Implementation Team shall address availability and procedures for those additional transaction types.

2. 21/st/ Century shall be entitled to place orders to transfer a Customer to 21/st/ Century without identifying the specific features and services being subscribed by such Customer at the time of the request ("Migration-As-Is"). Furthermore, if a Customer requests changes to its features and/or such service at the time of transfer, as part of a request for Migration-As-Is, 21/st/ Century need only specify the features and/or services that are to change. However, unless agreed to by Ameritech, Migration-As-Is will not include any service subscribed that is not a Telecommunications Service.

3. Critical or Expedited Orders. 21/st/ Century may request that the standard interval for provisioning will be expedited if Ameritech's standard intervals do not meet the 21/st/ Century Customer's requested due date. Orders will be expedited by Ameritech on the same basis as it expedites orders for its subsidiaries, Affiliates and retail Customers. If Ameritech will be unable to meet an 21/st/ Century expedite request, Ameritech will notify 21/st/ Century.

4.   General Resale Ordering and Provisioning Requirements.

     (a) Ameritech shall provide provisioning services to 21/st/ Century Monday through Friday from 8:00 a.m. to 5:00 p.m. CST. 21/st/ Century may request Ameritech to provide Saturday, Sunday, holiday and/or off-hour provisioning services. If 21/st/ Century requests that Ameritech perform provisioning services at times or on days other than as required in the preceding sentence, Ameritech shall quote, within three (3) Business Days of the request, a cost-based rate for such services. If 21/st/ Century accepts Ameritech's quote, Ameritech shall perform such provisioning services.

     (b) Ameritech shall provide a single point of contact (each, a "SPOC") for ordering and provisioning contacts and order flow involved in the purchase and provisioning of Ameritech's Resale Services. The SPOCs shall provide an electronic interface twenty-four (24) hours a day, seven (7) days a week, for all ordering and provisioning order flows. Each SPOC shall also provide to 21/st/ Century a toll-free nationwide telephone number (operational from 8:00 a.m. to 8:00 p.m., Monday through Saturday), which will be answered by capable staff trained to answer questions and resolve problems in connection with the provisioning of Resale Services.

     (c) Ameritech will recognize 21/st/ Century as the Customer of Record of all Resale Services ordered by 21/st/ Century and will send all notices, invoices and pertinent Customer information directly to 21/st/ Century.


                               Sch. 10.13.2 - 14

     (d) When requested by 21/st/ Century, Ameritech will schedule installation appointments with Ameritech's representative on the line with 21/st/ Century's representative until 21/st/ Century has access to Ameritech's scheduling system.

     (e) Ameritech will provide 21/st/ Century with a Firm Order Confirmation ("FOC") for each order within the interval agreed upon by the Implementation Team. The FOC must contain an enumeration of 21/st/ Century's ordered resale features, options, physical Interconnection, quantity and Ameritech commitment date for order completion ("Committed Due Date"), which commitment date shall be established on a non-discriminatory basis with respect to installation dates for comparable orders at such time.

     (f) Upon work completion, Ameritech will provide 21/st/ Century electronically (unless otherwise notified by 21/st/ Century) with an order completion per order that states when that order was completed. Ameritech shall respond with specific order detail as enumerated on the FOC.

     (g)  Ameritech shall provide to 21/st/ Century upon request:

           (1) a list of all services and features and InterLATA and IntraLATA PICs technically available from each switch that Ameritech may use to provide Local Switching, by switch CLLI;

           (2)  detail of the service coverage area of each switch CLLI; and

           (3) Industry standard notification to carriers regarding information on the details and requirements for planning and implementation of NPA splits.

     (h) For Resale Services that require coordination among Ameritech, 21/st/ Century and 21/st/ Century's Customer, 21/st/ Century shall be responsible for any necessary coordination with the 21/st/ Century Customer.

5. Provided 21/st/ Century has appropriate Documentation of Authorization, Ameritech shall recognize 21/st/ Century as an agent for the subscriber in coordinating the disconnection of services provided by another CLEC or Ameritech.

6. If no Applicable Law governs an intraLATA toll carrier selection and if the Customer does not select an intraLATA toll carrier, the default carrier shall be the local service provider of that Customer.

7. OBF Compliance: Ameritech agrees to work cooperatively to implement future OBF-developed processes related to ordering and provisioning.

8. Service Migrations and New Subscriber Additions: For resale services, Ameritech shall not require a disconnect order from a subscriber, another local service provider or any other


                               Sch. 10.13.2 - 15
entity to process an 21/st/ Century order to establish 21/st/ Century Local Service and/or migrate a subscriber to 21/st/ Century local service.

9. Order Rejections: As soon as reasonably practicable, Ameritech shall reject and return to 21/st/ Century any order that Ameritech cannot provision and in its reject notification provide an error code identifying the reason(s) why such order was rejected.

10.  Service Order Changes

     (a) If an installation or other 21/st/ Century-ordered work requires a change from the original 21/st/ Century service order in any manner, Ameritech shall call 21/st/ Century in advance of performing the installation or other work to obtain authorization. Ameritech shall then provide 21/st/ Century an estimate of additional labor hours and/or materials. After all installation or other work is completed, Ameritech shall immediately notify 21/st/ Century of actual labor hours and/or materials used in accordance with regular service order completion schedules.

     (b) If an 21/st/ Century Customer requests a service change at the time of installation or other work being performed by Ameritech on behalf of 21/st/ Century, Ameritech, while at the Customer premises, shall direct the 21/st/ Century Customer to contact 21/st/ Century so as to avoid unnecessary delays in service activation, should the Ameritech representative leave Customer premises.

11. Implementation Team. The Implementation Team shall address systems and process testing, service suspensions/restorations and disconnects.

12. Special Construction. If the provision of any Resale Services requires special construction, 21/st/ Century shall pay to Ameritech any applicable special construction charges, as determined in accordance with the Act. If special construction is required, the Parties shall mutually agree on the nature and manner of such special construction, the applicable charges thereto and the negotiated interval(s) that will apply to the provisioning of such Resale Service(s) in lieu of the standard intervals set forth on Schedule 10.9.
                                                          -------------

                                SCHEDULE 12.9.1

                    PHYSICAL COLLOCATION SPACE RESERVATION


Space for Physical Collocation may be reserved on the following basis:

     1. 21/st/ Century may reserve additional space in an Ameritech Central Office in which it has (or is ordering) Physical Collocation for permitted telecommunications-related equipment.

     2. A reservation may be maintained only by the payment of a non-recurring charge to defray the administrative costs of the reservation system ("Reservation Charge").


                               Sch. 10.13.2 - 16

     3. The reservation can be made for an amount of space no greater than the amount of active Physical Collocation space being utilized (or ordered) for Interconnection with and/or access to the Network Elements of Ameritech by 21/st/ Century in the particular Central Office.

     4.  The reservation takes a priority based on the time at which it is made.

     5. If Ameritech receives an order for Physical Collocation in an office in which all the unoccupied space is covered by reservations, all reservations will be prioritized. The holders(s) of the lowest-priority reservation(s) that, when considering all higher-priority reservations, still represent(s) available space sufficient to fill the order(s) for Physical Collocation (each, an "Option Party") will be given written notice of its (their) option of "enforcing" or relinquishing its (their) reservation(s).

           In this case, an Option Party may enforce its reservation by payment of the recurring Physical Collocation floor space charge otherwise applicable to the reservation space (in lieu of the non-recurring Reservation Charge). The reservation will be maintained until the Physical Collocation arrangement in that office is terminated or the reservation is terminated, whichever comes first. A new reservation may be activated by payment of the Reservation Charge, but it will take a new priority based on the time of reactivation. If an Option Party decides to enforce its reservation in this manner, the holder(s) of the reservation(s) with the next-higher priority will be given the option of enforcing or relinquishing its (their) reservation(s).

           If an Option Party declines to enforce its reservation as indicated above, the reservation is relinquished and the reservation payment is forfeited. A new reservation may be activated by payment of another Reservation Charge, but the new reservation will be given a priority based on the time Ameritech received the reactivation reservation and payment of another Reservation Charge. The holder(s) of the reservation(s) with the next-higher priority will be required to enforce or relinquish its (their) reservation(s) until such time as all Option Parties have either enforced or relinquished its (their) space reservation(s).

     6. The holder of a valid reservation may place an order for Physical Collocation for the reserved space at any time. If there is sufficient unoccupied space to accommodate the order after subtracting space covered by reservations of higher priority, the order will be processed. If there is insufficient space to accommodate the order after subtracting space covered by valid reservations of Option Parties with higher priority that have been enforced, the holder's reservation shall be maintained.

     7. In a Central Office, Ameritech may reserve space on the following conditions:

     . The amount of space must be the least amount of space reasonably necessary for the provision of a communications-related service, including Interconnection and the provision of unbundled Network Elements. Except for space reserved

                               Sch. 12.9.1 - 17
         for switch (including Tandem Switches and STPs) conversion and growth and for augmentation and conversion of mechanical and electrical support systems and building infrastructure, the reserved space must reasonably be anticipated to be used in three (3) years.

     . The total amount of space reserved cannot exceed the amount of space Ameritech is currently using in the Central Office.

     8. Ameritech shall enforce its reservation in the same manner in which 21/st/ Century and other collocating Telecommunicating Carriers shall be required to enforce their reservations. In that case, Ameritech may impute the floor space charge to the operations for which the space is reserved.


                               Sch. 12.9.1 - 18

                                SCHEDULE 12.9.3

                         COLLOCATION CAPACITY PLANNING


     By the end of the third Contract Month after the Effective Date/1/, 21/st/ Century and Ameritech shall jointly develop a planning process for meeting 21/st/ Century's space and intraoffice facility requirements, which shall include the procedures to be followed for the 21/st/ Century quarterly forecast of anticipated additional power requirements.

                                SCHEDULE 12.12

                         DELIVERY OF COLLOCATED SPACE

1.0  Delivery of Physical Collocation Space

     1.1 Upon receiving the written notification of the availability of Collocation space from Ameritech, 21/st/ Century shall send written verification that it still requires each Collocation space requested on 21/st/ Century's application for which space is available. This written verification is 21/st/ Century's firm order for service for each Collocation space requested. Subject to Section 1.2 below, 21/st/
                                              -----------
     Century's written verification shall be accompanied by 21/st/ Century's payment of forty percent (40%) of all applicable Central Office Build-Out ("COBO") fees (the "Initial COBO Payment"). COBO modifications and additions to space described in the proposal will not begin until the Initial COBO Payment has been paid. Delayed payment of the Initial COBO Payment may delay the actual service date.

     1.2 So long as 21/st/ Century has a satisfactory credit rating with Ameritech for the twelve (12)-month period preceding the date of 21/st/ Century's request for Collocation pursuant to Section 12.12, 21/st/ Century
                                                   -------------
     shall pay the COBO charges as follows:


     Initial COBO Payment:          40% of COBO charges

     Delivery by Ameritech of confirmation


----------------------
/1/ Because the terms of this Agreement are the result of 21/st/ Century's adoption under Section 252(i) of the Act of the MCI Agreement, the Parties agree that the term "Contract Month 3", for purposes of this
     Schedule 12.9.3, shall expire on May 19, 1998.
     ---------------


                                Sch. 12.9.3 - 1
     that construction of space is fifty percent
     (50%) complete:                                  40% of COBO charges

     Completion of space conditioning:                20% of COBO charges

     If 21/st/ Century's credit rating is not satisfactory within the aforementioned period, 21/st/ Century's method of payment of the COBO charges shall be in accordance with the provisions of Ameritech's applicable tariff.

2.0  Additional Rules and Regulations Applicable to Physical Collocation Space

     Physical Collocation will be provided subject to the following provisions:

     2.1 21/st/ Century will be responsible for all extraordinary costs, as determined in accordance with the Act, incurred by Ameritech to prepare the Collocation space for the installation of 21/st/ Century's equipment and for extraordinary costs to maintain the Collocation space for 21/st/ Century's equipment on a going-forward basis. Extraordinary costs may include costs for such items as asbestos removal, fire suppression system or containment, modifications or expansion of cable entry facility, increasing the DC power system infrastructure capacity, increasing the capacity of the standby AC system or the existing commercial power facility, conversion of non-Collocation space, compliance with federal and state requirements, or other modifications required by local ordinances. Ameritech will charge for these costs on a time-sensitive or time-and-materials basis. An estimate of such costs, as determined in accordance with the Act, will be provided to 21/st/ Century prior to commencing such work. Extraordinary costs will only be billed to 21/st/ Century if such costs have been authorized by 21/st/ Century. Ameritech must advise 21/st/ Century if extraordinary costs will be incurred within ten (10) Business Days after the initial walkthrough referenced in Section 12.12.2(b).
                                                      ------------------
     Otherwise, 21/st/ Century will not be responsible for such costs. Extraordinary costs do not include costs associated with maintenance and upkeep of the building.

     Within ten (10) Business Days after the initial walkthrough referenced in

     Section 12.12.2(b), Ameritech shall provide to 21/st/ Century a written
     ------------------
     proposal that covers 21/st/ Century's requirements for the space and details the associated requirements and the applicable charges required to meet 21/st/ Century's specific request and the expected service date. 21/st/ Century shall acknowledge acceptance of the charges in the written proposal by signing it and returning a copy to Ameritech. Upon receipt of 21/st/ Century's signed proposal, Ameritech will begin the work and charge 21/st/ Century for the actual time and material needed to complete the modifications, plus a reasonable contribution. In no case will actual charges exceed those estimated by more than ten percent (10%).

     2.2 Each Party will be responsible for notifying the other Party of any significant outages of a Party's equipment that could impact any of the services offered by the other Party and provide estimated clearing time for restoration.


                                Sch. 12.12 - 2

     2.3 The Parties shall coordinate to ensure that services are installed in accordance with the service request.

     2.4 Each Party is responsible for testing, if necessary, with the other Party to identify and clear a trouble when the trouble has been sectionalized (isolated) to a service provided by that Party.

     2.5 Before beginning delivery, installation, replacement or removal work for equipment and/or facilities located within the Collocation space, 21/st/ Century shall obtain Ameritech's written approval of 21/st/ Century's proposed scheduling of the work in order to coordinate use of temporary staging areas and other building facilities, which approval shall not be unreasonably withheld or delayed. Ameritech may make reasonable request for additional information before granting approval and may reasonably require scheduling changes. 21/st/ Century shall indicate on the drawings provided by Ameritech, pursuant to Schedule 12.15, 21/st/
                                                     --------------
     Century's plans for equipment to be installed in the Collocation space prior to commencing installation.

     2.6 Ameritech shall have the right to inspect 21/st/ Century's completed installation of equipment and facilities prior to 21/st/ Century turning up such equipment and facilities. 21/st/ Century shall provide written notification to Ameritech when 21/st/ Century has completed its installation of equipment and facilities in the Collocation space, and Ameritech shall, within two (2) Business Days of receipt of such notice, either (i) inspect such Collocation space or (ii) notify 21/st/ Century that Ameritech is not exercising its right to inspect such Collocation space at that time and that 21/st/ Century may turn up its equipment and facilities. Failure of Ameritech to either inspect the Collocation space or notify 21/st/ Century of its election not to inspect such space within the foregoing two (2) Business Day period shall be deemed an election by Ameritech not to inspect such Collocation space. 21/st/ Century shall have the right to be present at such inspection, and if 21/st/ Century is found to be in non-compliance with the terms and conditions of this Agreement that relate to the installation and use of 21/st/ Century's Collocated equipment and facilities, 21/st/ Century shall modify its installation to achieve compliance prior to turning up its equipment and facilities.

     2.7 Ameritech shall have the right to make periodic inspections of 21/st/ Century's equipment and facilities occupying a Collocation space and associated entrance conduit and riser space. Ameritech will notify 21/st/ Century in writing not less than two (2) Business Days in advance of such inspections, and 21/st/ Century shall have the right to be present at the time of such inspection. If 21/st/ Century is found to be in non-compliance with the terms and conditions of this Agreement that relate to the installation and use of 21/st/ Century's Collocated equipment and facilities, 21/st/ Century must modify its installation to achieve compliance.

3.0  Delivery of Virtual Collocation Space

     3.1 Ameritech shall allow periodic inspections of Virtual Collocation space where 21/st/ Century equipment is located.


                                Sch. 12.12 - 3

     3.2  Ameritech shall ensure that all applicable alarm systems (e.g., power)
                                                                    ----
     that support 21/st/ Century equipment are operational and the supporting databases are accurate so that equipment that is in alarm will be properly identified and notification shall be sent to 21/st/ Century as soon as reasonably possible.

     3.3 Virtual Collocation shall be provided in accordance with the terms and conditions of Tariff F.C.C. No. 2, Section 16.3; provided, however, if any
                                                      --------  -------
     provision of such tariff is inconsistent with the Act, the Act shall govern.

                                SCHEDULE 12.15

                              COMMON REQUIREMENTS


The following requirements are applicable to both Physical and Virtual
Collocation:

     1. Ameritech shall provide to 21/st/ Century any intraoffice facilities that 21/st/ Century requests and that Ameritech provides by tariff or contract to any carrier.

     2. Ameritech shall allow for a Fiber Meet arrangement between the Parties' networks and facilities at the DS0, DS1, DS3, OC3, OC12 and OC48 rates pursuant to mutual agreement of the Parties.

     3. 21/st/ Century may provide basic telephone service with a connection jack for the Collocated space.

     4. Ameritech shall provide adequate lighting, ventilation, power, heat, air conditioning and other environmental conditions for 21/st/ Century's space and equipment. These environmental conditions shall comply with Bellcore Network Equipment-Building System (NEBS) standards TR-EOP-000063 or other standards upon which the Parties may mutually agree.

     5. Ameritech shall provide access, where available, to eyewash stations, shower stations, bathrooms and drinking water within the Collocated facility on a twenty-four (24)-hours-per-day, seven (7)-days-per-week basis for 21/st/ Century personnel and its designated agents.

     6. Ameritech shall provide ingress and egress of fiber cabling to 21/st/ Century Collocated spaces.

     7. Ameritech shall provide 21/st/ Century with written notice five (5) Business Days prior to those instances where Ameritech or its subcontractors may be performing non-emergency work that may affect the Collocated space occupied by 21/st/ Century or the AC and DC power plants that support 21/st/ Century equipment. Ameritech will inform 21/st/ Century by telephone of any emergency-related activity that Ameritech or its subcontractors may be performing that may affect the Collocated space occupied by 21/st/


                                Sch. 12.12 - 4

     Century or the AC and DC power plants that support 21/st/ Century equipment. Notification of any emergency-related activity shall be made as soon as practicable after Ameritech learns that such emergency activity is necessary.

     8. 21/st/ Century shall not be required by Ameritech to relocate its equipment during the Initial Term or any Renewal Term. If 21/st/ Century, at Ameritech's request, agrees to relocate its equipment, then Ameritech shall reimburse 21/st/ Century for any and all costs reasonably associated with such relocation.

     9. Should Ameritech sell or lease a Central Office or any portion thereof to a third person during the Initial Term or any Renewal Term, Ameritech shall require such third person to comply fully with the applicable terms and conditions of this Agreement as they relate to such third person.

     10.  Power, as referenced in this Schedule 12.15, refers to any electrical
                                       --------------
     power source supplied by Ameritech for 21/st/ Century equipment. It includes all superstructure, infrastructure and overhead facilities, including cable, cable racks and bus bars. Ameritech will supply power to support 21/st/ Century equipment at equipment specific DC and AC voltages as mutually agreed upon by the Parties. Ameritech shall supply power to 21/st/ Century at parity with that provided by Ameritech to itself or to any third person. If Ameritech performance, availability or restoration falls below industry standards, Ameritech shall bring itself into compliance with such industry standards as soon as technologically feasible.

     11. Subject to space limitations and 21/st/ Century's compliance with the applicable request process and payment requirements of this Agreement, Ameritech shall provide power to meet 21/st/ Century's reasonable needs for placement of equipment, Interconnection or provision of service.

     12. Both 21/st/ Century's power equipment and Ameritech's power equipment supporting 21/st/ Century's equipment shall comply with applicable state and industry standards (e.g., Bellcore, NEBS and IEEE) or manufacturer's
                             ----
     equipment power requirement specifications for equipment installation, cabling practices and physical equipment layout.

     13. Ameritech will provide 21/st/ Century with written notification within ten (10) Business Days of any scheduled AC or DC power work or related activity in the Collocated facility that poses a reasonable risk of or causes an outage or any type of power disruption to 21/st/ Century equipment located in the Ameritech facility. Ameritech shall provide 21/st/ Century prompt notification by telephone of any emergency power activity.

     14. Power plant alarms shall adhere to Bellcore Network Equipment-Building System (NEBS) standards TR-EOP-000063.


                                Sch. 12.15 - 5

     15.  Cabling shall adhere to Bellcore Network Equipment-Building System
     (NEBS) standards TR-EOP-000063.

     16. Ameritech shall provide Lock Out Tag Out and other electrical safety procedures and devices in accordance with OSHA or industry guidelines.

     17. Ameritech shall, within ten (10) Business Days after receipt of the Initial COBO Payment for Physical Collocation or within ten (10) Business Days after the initial walkthrough for Virtual Collocation, provide 21/st/ Century with a copy of any existing drawings showing 21/st/ Century's proposed Collocation space and any related Ameritech facilities, and provide information relating to measurements for necessary 21/st/ Century cabling that are not obtainable from the drawings. Any copies of drawings shall be redacted so as not to provide proprietary information of other carriers. So long as Ameritech charges other Telecommunications providers for the provision of the foregoing drawings and information, 21/st/ Century shall reimburse Ameritech for the costs, if any, incurred by Ameritech to provide 21/st/ Century with such drawings and information.

                                SCHEDULE 12.16

          ADDITIONAL REQUIREMENTS APPLICABLE TO PHYSICAL COLLOCATION


     The following additional requirements shall be applicable to Physical Collocation only:

     1. Subject to space limitations and 21/st/ Century's compliance with the applicable request process and payment requirements for the space, Ameritech shall provide space, as requested by 21/st/ Century, to meet 21/st/ Century's needs for placement of equipment necessary for Interconnection and access to Network Elements.

     2. Ameritech shall allow requests for contiguous space in increments of 100 ft/2/ if the space is not subject to outstanding requests by other Telecommunications Carriers.

     3. Other than reasonable security restrictions, Ameritech shall place no restriction on access to the 21/st/ Century Collocated space by 21/st/ Century's employees and designated agents. Such space shall be available to 21/st/ Century designated agents twenty-four (24) hours per day each day of the week. In no case should any reasonable security restrictions be more restrictive than those Ameritech places on its own personnel or independent contractors.

     4. For each building in which Collocated space is provided and upon request by 21/st/ Century for that building, Ameritech will, at its option, either certify that the building complies with all applicable environmental, health and safety regulations or complete an Environmental, Health & Safety Questionnaire provided by 21/st/ Century. 21/st/ Century may provide this questionnaire with its request for Collocation, and Ameritech shall return it or the applicable certification to 21/st/ Century within ten (10) Business Days after Ameritech's receipt thereof.


                                Sch. 12.15 - 6

     5. Ameritech shall permit 21/st/ Century to install, on equipment node enclosures, an intrusion alarm that can be remotely monitored by 21/st/ Century's work center; provided, however, that no such 21/st/ Century-installed
                       --------  -------
equipment shall interfere with the existing use of the Central Office.

     6. 21/st/ Century shall not require advance approval from Ameritech to make improvements or alterations to the Collocated equipment configuration that are not substantial and do not require additional power.

     7. Central Office power supplied by Ameritech into the 21/st/ Century equipment area shall be supplied in the form of fused power feeds from Ameritech's main power distribution board to 21/st/ Century's BDFB located in the designated 21/st/ Century equipment area. The power feeders (cables) shall efficiently and economically support the requested quantity and capacity of 21/st/ Century equipment. The termination location shall be as mutually agreed upon by the Parties.

     8.  Ameritech power equipment supporting 21/st/ Century's equipment shall:

     (a) Provide appropriate Central Office ground, connected to a ground electrode located within the 21/st/ Century Collocated space, at a level above the top of 21/st/ Century's equipment plus or minus two
           (2) feet to the left or right of 21/st/ Century's final request; and

     (b) Provide feeder capacity and quantity to support the ultimate equipment layout for 21/st/ Century equipment upon completion of the equipment node construction in accordance with 21/st/ Century's request for Collocation.

                         PRICING SCHEDULE -- ILLINOIS


                            ITEM I -- 9-1-1 Service
                            -----------------------

See Exhibit PS-I


                 ITEM II -- Reciprocal Compensation/Transiting
                 ---------------------------------------------

A.  End Office Local Termination            $0.005000 per minute

B.  Tandem Switching                        $0.000956 per minute

C.  Tandem Transport Termination            $0.000193 per minute

D.  Tandem Transport Facility Mileage       $0.000012 per minute/mile


                                Sch. 12.16 - 7

                   ITEM III -- Information Services Traffic
                   ----------------------------------------

Information Services Billing and Collection:     $0.03 per message


                          ITEM IV -- BLV/BLVI Traffic
                          ---------------------------

A.  Busy Line Verification (BLV):                $0.924 per use

B.  Busy Line Verification Interrupt (BLVI):     $1.079 per use
    (in addition to BLV charge)


                     ITEM V -- Unbundled Network Elements
                     ------------------------------------

1.  Unbundled Loop Rates

    1.  Recurring Rates

                                                           Monthly Rates
                                                           Access Area/1/

                                                       A         B          C
   2-Wire Analog                                    ----------------------------
    Basic                                            $3.72     $10.02     $11.53
    Ground Start                                     $3.75     $10.58     $12.27
    COPTS Coin [low priority]                        $3.76     $10.83     $12.56
    Electronic Key Line [low priority]               $3.94     $13.95     $16.64

   4-Wire Analog                                     $7.35     $22.97     $27.38

   Digital

    ISDN - 2-Wire                                    $3.79     $11.44     $13.54
    4-Wire 64 Kbps                                  $58.80     $57.73     $56.10
      4-wire 1.544 mbps                             $69.54     $86.62     $85.91
    2-Wire ADSL-Compatible                           $3.72     $10.02     $11.53
    2-Wire HDSL-Compatible                           $3.72     $10.02     $11.53
    4-Wire HDSL-Compatible                           $7.35     $22.97     $27.38

----------------------
/1/ "Access Area" is as defined in Ameritech's applicable tariffs for business and residential Exchange Line Services.


                        Illinois Pricing Schedule -- 8

   Cross Connect Charge
   (additional, per cross connect):
    2-wire                                           $0.15
    4-wire                                           $0.30
    6-wire                                           $0.49
    8-wire                                           $0.60
    DS1                                              $5.19
    DS3                                              $0.76

    Service Coordination Charge                      $1.14

 2.  Non-Recurring Rates

     Service Order--Establish Change:       $14.7/2/
     (Business or Residence)

     Line Connection:                       $36.54/3/
     (Business or Residence)

B.  NID/4/                       No charge

                                                    Non-Recurring    Monthly
                                                    ------------------------
C.  Switching

    1.  Unbundled Local Switching

        A.  Custom Routing
            -  per new LCC, per switch                 $232.24         -

        B.  ULS Ports
            -  Basic Line Port, per port                  -           $6.41

            -  Ground Start Line Port, per port           -           $6.98

            -  COPTS-Coin Line Port, per port             -           $6.98

------------------
/2/ The Service Order Charge is a per occasion charge applicable to any number of Loops ordered for the same location and same Customer account.

/3/  The Line Connection Charge applies to each Loop.

/4/ Access to Network Interface Device for Accessing Customer Premises Wiring (Inside Wire).


                        Illinois Pricing Schedule -- 9

            -  ISDN-Direct Port, per port                 -           $ 30.74
                 per telephone number                     -           $  0.01

            -  DID Trunk port, per port [low priority]    -           $ 13.62
                 per telephone number                     -           $  0.01
                 add/rearrange each termination           -              -

            -  ISDN Prime Trunk Port, per port            -           $155.73
                 per telephone number                     -           $  0.01
                 add/rearrange channels                   -              -

            -  Digital Trunking Trunk Port, per port      -           $105.09
               [low priority]

            -  Custom Routing Port, per port              -              -
                 per individual trunk termination         -           $ 59.10

            -  Centrex Basic Line Port, per port          -           $ 10.96

            -  Centrex ISDN Line Port, per port           -           $ 30.74

            -  Centrex EKL Line Port, per port            -           $ 30.90

            -  Centrex Attendant Console Line Port,
                 per port                                 -           $ 94.78

        C.  Centrex System Charges

            -  System Features, per common block          -           $331.93

            -  Common Block establishment, each        $487.48           -

            -  System features change or
                 rearrangement, per feature,
                 per occasion                          $ 67.18           -

            -  System feature activation, per
                 feature, per occasion                 $259.11           -

    2.  Service Charges

        Initial Port Connection Charge - Line Port     $ 64.57           -

        Initial Port Connection Charge - Attendant
          Console Port                                 $129.15           -

        Initial Trunk Port  Connection Charge          $770.29           -


                        Illinois Pricing Schedule -- 10

        Subsequent Port Connection Charge              $ 29.16           -

        Service Ordering Charges

        -  Initial
           -------

             Line port, per occasion                   $ 17.37           -
             Trunk port, per occasion                  $398.73           -

        -  Subsequent
           ----------
             per occasion                              $ 17.37           -

        -  Record Order per occasion                   $ 15.97           -
        Conversion Charge

        -  change from one type of line-port to
           another, per each changed                   $ 59.36           -

        Ameritech Cross-Connection Service per
        carrier transport facility,
        -  2-Wire (Line port), each                    $   .15           -

        -  DSI (Trunk port) (each individual trunk)    $  5.19           -

    3.  Service Coordination Fee
        -  per carrier bill, per switch                   -           $  1.14

    4.  Subsequent Training
        -  per Company person, per hour                $ 80.11

    5.  ULS Usage
        -  Billing Development                      $35,328.87           -


                                                             Minute-of-Use
                                                             -------------

        -  Per minute-of-use or fraction thereof          -           .002962

D.  Unbundled Tandem Switching

        Tandem Trunk (DS1)                                -           $120.21
        Unbundled Trunk Port Features                     -           $ 13.53

        Service Order Charge                           $398.73           -

        Line Connect Charge per DS1                    $770.29           -


                        Illinois Pricing Schedule -- 11

    Subsequent Changes                                 $  29.16          -

    DS-1 Cross Connect                                     -          $  5.19


                                                      Per Minute
                                                      ----------

    Usage Without Tandem Trunks                       $0.000378

E.  Interoffice Transmission Facilities DS1

    1.  Entrance Facility
        -  Per Point of Termination Terminating
           Bit Rate 1.544 Mbps

           Area A                                      $ 69.54
           Area B                                      $ 86.62
           Area C                                      $ 85.91

    2.  Interoffice Mileage Termination
        -  Per Point of Termination
           1.544 Mbps

           Area A                                      $ 16.29
           Area B                                      $ 16.29
           Area C                                      $ 16.29

        Interoffice Milage
        -  Per mile
           1.544 Mbps

           Area A                                      $  1.75
           Area B                                      $  1.75
           Area C                                      $  1.75

    3.  Optional Features and Functions

       (a)  Clear Channel Capability

            -  Per 1.544 Mbps Circuit Arranged

         Area A                                        $448.20
         Area B                                        $448.20
         Area C                                        $448.20


                        Illinois Pricing Schedule -- 12

       (b)  Interconnection Central Office Multiplexing

            -  DS1 to Voice/Base Rate/128.0, 256.0,
               384.0 Kbps Transport

            Area A                                        $276.28
            Area B                                        $276.28
            Area C                                        $276.28

F.  Interoffice Transmission Facilities - DS3

    1.  Entrance Facility
        -   Per Point of Termination

        (a) DS3 with Electrical interface

        -   Per Termination

            Area A                                        $630.31
            Area B                                        $715.89
            Area C                                        $697.49

    2.  Interoffice Mileage Termination

        -  Per Termination
        -  Electrical

            Area A                                        $203.61
            Area B                                        $203.61
            Area C                                        $203.61

        Interoffice Mileage
        -  Per Mile

            Area A                                        $ 37.94
            Area B                                        $ 37.94
            Area C                                        $ 37.94


                        Illinois Pricing Schedule -- 13

    3.  Optional Features and Functions

        (a)  Interconnection - Central Office Multiplexing

             -  Per Arrangement
             -  DS3 to DS1

            Area A                                          $598.53
            Area B                                          $598.53
            Area C                                          $598.53

G.  Interoffice Transmission Facilities - OC-3

    1)  Entrance Facility
        -  Per Point of Termination Terminating Bit
           Rate 155.52 Mbps                               $1,607.00

    2)  Interoffice Mileage Termination
        -  Per Point of Mileage Termination 155.52 Mbps     $469.00

        Interoffice Mileage
        -  Per Mile 155.52 Mbps                             $250.00

    3)  Optional Features and Functions

        a)  OC-3 Add/Drop Multiplexing

            -  Per arrangement                            $1,107.00

        b)  Add-Drop Function

            -  Per DS3 Add or Drop                          $120.00

            -  Per DS1 Add or Drop                          $ 50.00

        c)  1+1 Protection

            -  Per OC-3 Entrance Facility                   $ 57.00

        d)  1+1 Protection with Cable Survivability

            -  Per OC-3 Entrance Facility                   $ 57.00      $500.00

        e)  1+1 Protection with Route Survivability


                        Illinois Pricing Schedule -- 14

            1)  Per OC-3 Entrance Facility             Apply Rates and Charges
                                                     as (c) above plus (2) below

            2)  Per Quarter Route Mile                      $ 50.00

H.  Interoffice Transmission Facilities - OC-12

    1)  Entrance Facility
        -  Per Point of Termination Terminating Bit
           Rate 622.08 Mbps                               $4,000.00

    2)  Interoffice Mileage Termination
        -  Per Point of Mileage Termination
           622.08 Mbps                                      $700.00

        Interoffice Mileage
        -  Per Mile 622.08 Mbps                             $500.00

    3)  Optional Features and Functions

        a)  OC-12 Add/Drop Multiplexing

            -  Per arrangement                            $2,750.00

        b)  Add/Drop Function

            -  Per OC-3 Add or Drop                         $150.00
            -  Per DS3 Add or Drop                          $120.00

        c)  Cross-Connection of Services OC-12 to
            OC-12 Cross-Connect

            -  Per Circuit                                  $550.00

        d)  1+1 Protection

            -  Per OC-12 Entrance Facility                  $250.00

        e)  1+1 Protection with Cable Survivability

            -  Per OC-12 Entrance Facility                  $250.00      $600.00

        f)  1+1 Protection with Route Survivability


                        Illinois Pricing Schedule -- 15

            1)  Per OC-12 Entrance Facility           Apply Rates and Charges as
                                                       (d) above plus (2) below

            2)  Per Quarter Route Mile                      $ 75.00

I.  Interoffice Transmission Facilities - OC-48

    1)  Entrance Facility
        -  Per Point of Termination Terminating Bit
           Rate 2488.32 Mbps                              $8,000.00

    2)  Interoffice Mileage Termination
        -  Per Point of Mileage Termination
           2488.32 Mbps                                   $1,575.00

        Interoffice Mileage
        -  Per Mile 2488.32 Mbps                            $550.00

    3)  Optional Features and Functions

        a)  OC-48 Add/Drop Multiplexing

            -  Per arrangement (not to exceed 12 DS3s
               or equivalent)                             $1,375.00

        b)  Add/Drop Function

            -  Per OC-12 Add or Drop                        $375.00
            -  Per OC-3 Add or Drop                         $150.00
            -  Per DS3 Add or Drop                          $120.00

        c)  Cross-Connection of Services OC-48
            to OC-48 Cross-Connect

            -  Per Circuit                                $1,100.00

        d)  1+1 Protection
            -  Per OC-48 Entrance Facility                $1,175.00

        e)  1+1 Protection with Cable Survivability
            -  Per OC-48 Entrance Facility                $1,175.00      $700.00

        f)  1+1 Protection with Route Survivability


                        Illinois Pricing Schedule -- 16

            1)  Per OC-48 Entrance Facility Channel   Apply Rates and Charges as
                                                       (d) above plus (2) below

            2) Per Quarter Route Mile                       $100.00

J.  Installation and Rearrangement Charges for Interoffice Transmission
    Facilities

                                      Design and Central      Carrier Connection
                 Administration       Office Connection       Charge Per
                 Charge, Per Order    Charge, Per Circuit     Termination
                 -----------------    -------------------     ------------------
DS1 Service
  1.544 Mbps

    Area A            $408.05                $636.43                $588.93
    Area B            $408.05                $636.43                $588.93
    Area C            $408.05                $636.43                $588.93

DS3 Service
  44.736 Mbps

    Area A            $308.81                $675.22                $379.09
    Area B            $308.81                $675.22                $379.09
    Area C            $308.81                $675.22                $379.09

OC-3 Service
  155.52              $ 50.00                $375.00                $450.00

OC-12 Service
  622.08 Mbps         $ 50.00                $375.00                $450.00

OC-48 Service
  2488.32 Mbps        $ 50.00                $500.00                $600.00


                        Illinois Pricing Schedule -- 17

K.  Signaling Networks and Call-Related Databases

    1.  Signaling Networks

        Signaling Link                 IL.C.C. 21 Section No. 8

          Port Termination                     $267.82 (monthly)
          Signaling Switching ISUP             $0.000143 per message
          Signal Transport ISUP                $0.000086 per message
          Signal Formulation ISUP              $0.000459 per message
          Signal Tandem Switching ISUP         $0.000312 per message
          Signal Switching TCAP                $0.000118 per message
          Signal Transport TCAP                $0.000058 per message
          Signal Formulation TCAP              $0.000325 per message

        Non-Recurring Costs                                              NRCs

          Port Termination                                              $666.37
          Originating Point Code
            per service added or changed                                $ 23.09
          Global Title Address Transfer
            per service added or changed                                $ 12.41

    2.  Call-Related Databases

        Unbundled Local Switching Interconnection
        -----------------------------------------

          -800DB Call-Routing Query                  $0.002654

          -800DB Routing Options                     $0.000773

        Local STP Interconnection
        -------------------------

          -800DB Carrier-ID-Only                     $0.001286

          -800DB Routing Options                     $0.000228

       Regional STP Interconnection
       ----------------------------

         -800DB Carrier-ID-Only                      $0.001208

         -800DB Routing Options                      $0.000149


                        Illinois Pricing Schedule -- 18

       Carrier-Provided Operator Services
       ----------------------------------

       Interconnection at local STP
         -LIDB Validation                            $0.015733
         -LIBD Transport                             $0.000090
         -Out-of-Region-Query                        $0.057625

       Interconnection at regional STP
         -LIDB Validation                            $0.015733
         -LIBD Transport                             $0.000011

       Unbundled Operator Services
       ---------------------------

         -LIDB Validation                            $0.015733
         -LIBD Transport                             $0.000634
         -Out-of-Region-Query                        $0.058169

   3.  Service Management Systems

       Access to Databases - to the extent technically feasible, based on TELRIC
       -------------------
       costs, via the Bona Fide Request process.

L.  Operator Services and Directory Assistance

    1.  Operator Services

        Manual Call Assistance Occurrences - rates will apply based on the
        ----------------------------------
        total monthly volume and a LIDB charge will apply separately to all occurrences requiring billing validation.

        $0.362 per occurrence

        Automated Call Assistance Occurrences - rates will apply based on the
        -------------------------------------
        total monthly volume, and a LIDB charge will apply separately to all automated occurrences.

        $0.022 per occurrence

        Branding per trunk group - $916.08 non-recurring charge

    2.  Directory Assistance

        Branding is a one-time charge assessed, on a per trunk group basis, for the mechanized front-end branding of Directory Assistance calls.


                        Illinois Pricing Schedule -- 19

        Information Call Completion rates apply on a completed call basis. In addition to the charge for Information Call Completion, normal Directory Assistance charges, and applicable usage charges apply, if the call is completed on the Company's network. If a call is not completed, only the appropriate charge for Directory Assistance Service will apply.

        Rates do not include custom routing, unbundled network elements, end office or tandem switching (where requested).


Per Call    Charge                                Price     Non-Recurring
--------    ------                                -----     -------------

            Information Call Completion, per      $0.023
            completed call

            Branding, per trunk group/5/                      $916.08



                                            Monthly Payment
                                          Term Payment Plans

================================================================================
  Description             1 Month      12 Months      24 Months      36 Months
--------------------------------------------------------------------------------
  Directory Assistance,   $.255          $.255          $.255          $.255
  Term Payment Plan,
  rate per call
================================================================================

The minimum period for the Term Payment Plan is one month, unless otherwise specified. The month-to-month price is subject to Company initiated changes.

    3.  Directory Assistance Facilities

        Access to Databases - To the extent technically feasible, based on
        -------------------
        TELRIC costs, via the Bona Fide Request process.

M.  Rates for Maintenance.

-------------------
/5/ When branding service is provided on a combined toll and assist Operator Service and Directory Assistance trunk group basis, as technically feasible, a single branding charge will apply. The telecommunications carrier is also responsible for the rates applicable to custom routing, transport and any other services or network elements it orders to deliver its traffic to the Company's switch on separate direct trunks.


                        Illinois Pricing Schedule -- 20

    1.  Trip Charge - $69.27 per trouble dispatch

    2. Time Charge - $28.52 per quarter hour with a quarter hour minimum and quarter hour increments.

N.  Combinations.

                                         Non-Recurring
                                            Monthly            Charge
                                            -------            ------

    1.  Loop/Network Combination             $___               $___

    2.  Switching Combination No. 1          $___               $___

    3.  Unbundled Element Platform           $___               $___
        --------------------------


O.  Common Transport
    ----------------



                     ITEM VI -- Wholesale Resale Services
                     ------------------------------------

    A.  See Schedule 10.1


                            ITEM VII -- Collocation
                            -----------------------

See Exhibit PS-VII


                            ITEM VIII -- Structure
                            ----------------------

See Exhibit PS-VIII


                ITEM IX -- SERVICE PROVIDER NUMBER PORTABILITY
                ----------------------------------------------

                                                     I.N.C. /6/    Per Month /6/
                                                     ------        ---------

A.  SPNP-Remote
      per number ported                              $0.00___      $0.00___

---------------------
/6/ Rates suspended pending commission approval of a competitively neutral cost recovery mechanism.


                        Illinois Pricing Schedule -- 21
      per additional call path (1-5)                 $0.00___      $0.00___
      per additional call path (6-90)                $0.00___      $0.00___


B.  SPNP-Direct

     Service Establishment Charge
       per SPNP-Direct Trunk group, per switch       $0.00___      $0.00___

     SPNP-Direct Channel Termination charges,
       per SPNP-Direct VG channel termination        $0.00___      $0.00___

       per SPNP-Direct DS1 channel termination       $0.00___      $0.00___

     SPNP-Direct Number Charges, per number ported   $0.00___      $0.00___

     SPNP-Direct Transport Charges,

       per SPNP-Direct VG transport                  $0.00___      $0.00___
       per SPNP-Direct VG w/o transport              $0.00___      $0.00___
       per SPNP-Direct DS1 transport                 $0.00___      $0.00___
       per SPNP-Direct DS1 w/o transport             $0.00___      $0.00___

     Subsequent additions, deletions or
     rearrangement of SPNP-Direct trunk
     terminations in addition to above charges

       per occasion                                  $0.00___      $0.00___

                                 EXHIBIT PS-I

                            RATE TABLE -- ILLINOIS

E911 SERVICES PROVIDED:

Automatic Number Identification (ANI), Automatic Location Identification (ALI) and selective routing (SR), charge per 100 Access Lines/1/ serviced by the E911
Network:  $29.62 per month.

--------------------
/1/ Or fraction thereof. The minimum charge will be based upon 100 Access Lines. Number of Access Lines applicable will include all lines contained within the ALI/DMS database, including those that are outside of the Customer's geographical boundary jurisdiction, but within Requesting Carrier's exchange boundary and set for routing via the E911 network.


                        Illinois Pricing Schedule -- 22

The per 100 Access Lines charge will include the following number of trunks per trunk group between the Ameritech Central Office and Ameritech Control Offices deemed sufficient to accommodate traffic:

         ===========================================================
                                            Trunks provided at
                     Access Lines          no additional charge
         -----------------------------------------------------------
                       01 -  1,500 =              2 Trunks
         -----------------------------------------------------------
                    1,501 -  7,500 =              3 Trunks
         -----------------------------------------------------------
                    7,501 - 18,500 =              4 Trunks
         -----------------------------------------------------------
                   18,501 - 33,500 =              5 Trunks
         ===========================================================

Should Exchange Carrier desire more trunks than those described above, Exchange Carrier shall acquire such additional trunks from Ameritech at rates, terms and conditions provided in Ameritech's tariffs.

Optional Manual Update:    Update of the ALI/DMS data base from paper copies of
                           service order activity furnished by Exchange Carrier, charge per updated record: $6.66

Address and Routing File:  $276.55 per request per NPA (per quarter)/2/

E9-1-1 Control Office      $1,314.83 non-recurring charge per
Software Enhancement -     E9-1-1 Control Office
Connection Charge

SERVICES PROVIDED

A.  Exchanges covered by Agreement:

    Ameritech shall provide E911 Service described in Section 3.9 and Schedule
                                                      -----------     --------
3.9 and selected by Requesting Carrier in the Exchange Area(s) in which both of
---
the following conditions are met: (1) Requesting Carrier is authorized to provide local exchange services in such Exchange Area(s), and (2) Ameritech is the 911 service provider in such Exchange Area(s).

B.  Requesting Carrier Updates:

------------------
/2/  This charge applies for entire NPA or fraction thereof.



                        Illinois Pricing Schedule -- 23

   If Requesting Carrier elects to furnish daily updates to the Customer information contained within the Requesting Carrier database, Ameritech will provide Requesting Carrier with the proper address to which updates should be sent.

                                  COLLOCATION
                                EXHIBIT PS-VII
                       PHYSICAL COLLOCATION -- ILLINOIS


                                                   Non-Recurring        Monthly
                                                      Charges          Recurring
                                                   -------------       ---------

Order Charge/Per Order                              $   302.30             --

Central Office Build Out
-  per Initial 100 sq. ft.
     Floor Space Request/C.O.                       $33,788.47             --
-  per Add'l 100 sq. ft.
     Floor Space Request/C.O.                       $13,148.87             --

Cable Vault Splicing/per Initial splice             $   205.57             --

Cable Vault Splicing/per Subsequent splice          $    15.24             --

Splice Testing/per Initial Splice Test              $    47.16             --

Splice Testing/per Subsequent Splice Test           $     2.77             --

Cable Pulling from Manhole to Cable Vault/
per First foot                                      $   223.06             --

Cable Pulling from Manhole to Cable Vault/
per Add'l foot                                      $     1.11             --

Cable Pulling from Cable Vault to the
transmission node/per First foot                    $    83.24             --

Cable Pulling from Cable Vault to the
transmission node/per add'l foot                    $     0.83             --

Power Delivery/per Power Lead                       $ 1,802.17             --

Transmission Node Enclosure/
per initial 100 sq. feet                            $ 4,554.43             --


                        Illinois Pricing Schedule -- 24

                                                   Non-Recurring        Monthly
                                                      Charges          Recurring
                                                   -------------       ---------

Transmission Node Enclosure/
per Add'l 100 sq. feet                              $ 1,798.67

Diverse Riser/per Floor Traversed                   $   553.40             --

Space Reservation Charge/per Each request           $   785.91             --

Central Office Floor Space/per 100 sq. ft.               --             $878.34

Riser Space/Foot                                         --             $  1.33

Entrance Conduit/per Innerduct per foot                  --             $  0.07

Power Consumption/per Fuse AMP                           --             $  6.87

200 Conductor Electrical Cross Connect Block             --             $ 63.68

Digital Cross-Connect Panel (DSX-3)/per DS-3
Termination                                              --             $ 15.16

Digital Cross-Connect Panel/per DSX-1 Panel
(Up to 56 DS-1 Term)                                     --             $ 47.49

Optical Cross-Connect Panel/per OCX Panel Segment        --             $  5.16

Passive Bay Termination (Bay and Panel)/
DS-1 Termination                                         --             $  0.53

Passive Bay Termination (Bay and Panel)/
DS-3 Termination                                         --             $  6.82

200 Electrical Conductor Termination Block
(Located Outside Transmission Node)/per Each             --             $ 63.68

Digital Timing Source/per Synchronization
Signal Provided                                          --             $ 12.77

DS-1 Repeater                                            --             $  5.92

DS-3 Repeater                                            --             $ 34.39

                                  COLLOCATION
                                EXHIBIT PS-VII
                        VIRTUAL COLLOCATION -- ILLINOIS


                       Illinois Pricing Schedule -- 25

                                  COLLOCATION
                                EXHIBIT PS-VII
                        VIRTUAL COLLOCATION -- ILLINOIS


                                                    Non-Recurring       Monthly
                                                       Charges         Recurring
                                                    -------------      ---------

Service Order                                         $  114.63           --

Optical Line - Cable Vault Splicing/
per Initial Splice                                    $  205.57           --

Optical Line - Cable Vault Splicing/
per Subsequent Splice                                 $   15.24           --

Optical Line - Splicing Test/
per Initial Splice                                    $   47.16           --

Optical Line - Splicing Test/
per Subsequent Splice Test                            $    2.77           --

Optical Line - Cable Pulling - Manhole to Vault/
per First Foot                                        $  223.06           --

Optical Line - Cable Pulling - Manhole to Vault/
per Add'l Foot                                        $    1.11           --

Optical Line - Cable Pulling - Vault to LGX Panel/
per First Foot                                        $   83.24           --

Optical Line - Cable Pulling - Vault to LGX Panel/
per Add'l Foot                                        $    0.83           --

Optical Line - Diverse Riser/per Floor Traversed      $  553.40           --

Project Management Fee/per Initial 7' Bay
Installed on Initial or Subsequent Order              $3,143.65           --



                        Illinois Pricing Schedule -- 26

                                  COLLOCATION
                                EXHIBIT PS-VII
                        VIRTUAL COLLOCATION -- ILLINOIS


                                                    Non-Recurring       Monthly
                                                       Charges         Recurring
                                                    -------------      ---------

Project Management Fee/per Initial 7' Bay
Installed on Initial or Subsequent Order/
  per Add'l 7' Bay Installed on Initial
  or Subsequent Order                                 $1,571.82           --

Project Management Fee/
per Initial Shelf Installed on Subsequent Order       $2,357.74           --

Project Management Fee/
per additional shelf installed on subsequent order    $1,414.64           --

Project Management Fee/
per Bay Rearrangement and/or Miscellaneous Work       $1,886.19           --

Power Delivery/per 7' Bay Installed                   $1,802.17           --

Thru-Connect per DSX-1 to DSX-1                       $    7.00         $ 0.19

Thru-Connect per OCX to OCX                           $    7.00         $ 1.34

7' Bay (Company Provided)/per Bay                     $  393.21         $38.09

7' Bay (Customer Installed/Pre-Packaged)/per Bay          --            $32.88

Optical Line - Entrance Facility/per Foot                 --            $ 0.07

Optical Line - Riser Space/per Foot                       --            $ 0.30

Optical Line - Riser Space/per  Fiber Termination         --            $ 1.51

Power Consumption/per Fuse AMP                            --            $ 6.87

200 Electrical Conductor Cross-Connect Block/
per Block                                                 --            $63.68

Digital Cross-Connect Panel/
per DS-3 Termination                                      --            $15.16


                        Illinois Pricing Schedule -- 27

                                  COLLOCATION
                                EXHIBIT PS-VII
                        VIRTUAL COLLOCATION -- ILLINOIS


                                                    Non-Recurring       Monthly
                                                       Charges         Recurring
                                                    -------------      ---------
Digital Cross-Connect Panel/
per DS-1 Panel (up to 56 DS-1 Terminations)               --            $47.49

Optical Cross-Connect Panel/
per Panel Segment                                         --            $ 5.16

Digital Timing Source per Timing Circuit                  --            $ 2.54
   EXHIBIT PS-VIII


                        Illinois Pricing Schedule -- 28

                                EXHIBIT PS-VII
                               STRUCTURE PRICING


             POLE ATTACHMENT AND CONDUIT OCCUPANCY ACCOMMODATIONS

                                              Nonrecurring Charge       Per Year
                                              -------------------       --------

Administrative Fee
-  per request or assignment                       $ 200.00

Pole Attachment Fee
-  per pole, per year for each one foot of
   usable space occupied and for each power
   supply or equipment case or cabinet
   attached to a pole                                                    $2.36

Conduit Attachment Fee
-  per foot of innerduct occupied per year                               $.41/3/

---------------------
/3/ If an Attaching Party occupies an entire duct, the Attachment Fee shall be two (2) times the rate per innerduct foot for the Attachment.


                        Illinois Pricing Schedule -- 29